FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (“Amendment”), dated as of
March 8, 2023 (the “Amendment Date”), is entered into by and among Allbirds, Inc. the other Loan Parties party hereto (if any), the lending institutions party hereto as the Lenders, and JPMorgan Chase Bank, N.A., as the Administrative Agent.

WITNESSETH:

A.The Loan Parties, the Lenders, and the Administrative Agent are party to that certain Credit Agreement, dated as of February 20, 2019 (the “Credit Agreement”).

B. The Loan Parties and the Lenders have agreed to amend the Credit Agreement in certain respects, as more specifically provided herein below.

C. Subject to satisfaction of the conditions set forth herein, the Loan Parties, the Lenders, and the Administrative Agent are willing to amend the Credit Agreement as specifically provided herein below.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties hereto agree as follows:

ARTICLE 1

Recitals; Definitions

Section 1.1 Recitals; Definitions. The recitals set forth above are incorporated herein by reference. All capitalized terms contained herein have the meaning set forth in the Credit Agreement, unless otherwise specified herein.

ARTICLE 2

Amendments to the Credit Agreement

Section 2.1 Amendments to the Credit Agreement. Effective as of the Amendment Date, the Credit Agreement, from the cover page through and including Section 11.07 thereof, is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto. The parties hereto agree that the effect of the amendments set forth in Exhibit A will have the result that, as of the Amendment Date, the Credit Agreement, from the cover page through and including Section 11.07 thereof, as so amended, will read as set forth in Exhibit B attached hereto.

ARTICLE 3

Miscellaneous

Section 3.1 Conditions. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions:

a.the Administrative Agent must have received this Amendment duly executed by each of the parties hereto;

b.after giving effect to this Amendment, as of the Amendment Date, no Event of Default may have occurred and be continuing;

c.the representations and warranties of the Loan Parties contained herein must be true and correct as of the date hereof;

d.the representations and warranties of the Loan Parties contained in each other Loan Document must be true and correct in all material respects as of the date hereof as if made on the date hereof, except for such representations that are limited by their terms to a specific date; and

e.the Loan Parties must have paid to the Administrative Agent all fees, costs, and expenses owed to or incurred by the Administrative Agent arising in connection with the Credit Agreement or this Amendment for which an invoice has been delivered to the Borrower Representative for payment.

Section 3.2 Ratifications. The terms and provisions set forth in this Amendment modify and supersede all inconsistent terms and provisions set forth in the Loan Documents and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Documents are ratified and confirmed and continue in full force and effect. The Loan Parties agree that the Loan Documents, as amended hereby, continue to be legal, valid, binding, and enforceable in accordance with their respective terms.

Section 3.3 The Loan Parties’ Representations and Warranties. The Loan Parties hereby represent and warrant to the Credit Parties that:

a.After giving effect to this Amendment, the representations and warranties of the Loan Parties contained in the Loan Documents are true and correct in all material respects with the same effect as though made on and as of the date hereof (except to the extent that such representations and warranties were expressly made only in reference to a specific date).

b.After giving effect to this Amendment, no Event of Default has occurred and is continuing.

c.The execution, delivery, and performance of this Amendment has been duly authorized by all necessary action on the part of the Loan Parties and does not and will not: (i) violate any Requirement of Law applicable to any Loan Party; (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Loan Party; or (iii) result in or require the creation or imposition of any Lien upon any assets of any Loan Party.

d.Neither this Amendment nor any other agreement, certificate, document, or instrument executed or delivered in connection herewith by any Loan Party or any other Person (other than the Lenders), were executed or delivered in the state of Florida, no Loan Party is a Florida organization and no Loan Party has its executive offices or headquarters in Florida, no officer or employee of any Loan Party has engaged in any execution, delivery, negotiations, or other related activities with respect to this Amendment while in the state of Florida, and there are no stamp, documentary, mortgage, or intangibles taxes due in the state of Florida as a result of any Loan Party entering into this Amendment.

Section 3.4 Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document furnished in connection with this Amendment, survive the execution and delivery of this Amendment, and no investigation by any Credit Party will affect the representations and warranties or the right of the Credit Parties to rely upon them.

Section 3.5 Reference to Credit Agreement. Each of the Loan Documents, including the Credit Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement and the other Loan Documents, as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement will mean a reference to the Credit Agreement, as amended hereby.

Section 3.6 Severability. Any provision in this Amendment that is held to be inoperative, unenforceable, or invalid in any jurisdiction will, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Amendment are declared to be severable.

Section 3.7 Applicable Law. THIS AMENDMENT WILL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS).

Section 3.8 Successors and Assigns. This Amendment is binding upon and inures to the benefit of the Loan Parties and the Credit Parties and their respective successors and assigns, except the Loan Parties may not assign or transfer any of their rights or obligations hereunder or under the Credit Agreement and the other Loan Documents without the prior written consent of the Lenders as provided in the Credit Agreement.

Section 3.9 Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart and a telecopy or other electronic transmission of any such executed signature page is valid as an original. This Amendment is effective upon execution by the Loan Parties and the Lenders.

Section 3.10 Effect of Amendment. No consent or waiver, express or implied, by the Lenders to or for any breach of or deviation from any covenant, condition, or duty by any Loan Party may be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition, or duty. Each Loan Party hereby (a) agrees that this Amendment does not limit or diminish the obligations of such Loan Party under the Loan Documents delivered in connection with the Credit Agreement, executed or joined in by such Loan Party and delivered to the Credit Parties, (b) reaffirms such Loan Party’s obligations under each of such Loan Documents, and (c) agrees that each of such Loan Documents to which such Loan Party is a party remains in full force and effect and is hereby ratified and confirmed.

Section 3.11 Release. TO INDUCE THE LENDERS TO AGREE TO THE TERMS OF THIS AMENDMENT, EACH LOAN PARTY REPRESENTS AND WARRANTS THAT AS OF THE DATE OF THIS AMENDMENT THERE ARE NO CLAIMS OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS TO THE LOAN PARTIES’ OBLIGATIONS UNDER THE LOAN DOCUMENTS, AND WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, DEFENSES, OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE AMENDMENT DATE AND RELEASES AND DISCHARGES EACH CREDIT PARTY, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SHAREHOLDERS, AFFILIATES, AND ATTORNEYS (COLLECTIVELY THE “RELEASED PARTIES”) FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITIES, CLAIMS, RIGHTS, CAUSES OF ACTION, OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, IN LAW OR EQUITY, THAT ANY LOAN PARTY NOW HAS OR MAY HAVE AGAINST ANY OF THE RELEASED PARTIES ARISING PRIOR TO THE DATE HEREOF AND FROM OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

Section 3.12 Further Assurances. The Loan Parties will execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents and agreements, and will take or cause to be taken such actions as the Administrative Agent may, from time to time, reasonably request to carry out the terms of this Amendment and the other Loan Documents.

Section 3.13 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and do not affect the interpretation of this Amendment.

Section 3.14 Entire Agreement. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS, AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

Section 3.15 Amendment as a Loan Document. This Amendment constitutes a Loan Document and any failure of the Borrower to comply with the terms and conditions of this Amendment will result in an Event of Default under the Credit Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers in several counterparts effective as of the Amendment Date specified in the introductory paragraph hereof.

BORROWER:

ALLBIRDS, INC.

By: /s/ Joseph Zwillinger
Joseph Zwillinger
Co-Chief Executive Officer

LENDER:

JPMORGAN CHASE BANK, N.A.

By: /s/ George Burnett
George Burnett
Authorized Officer

Exhibit A
to
First Amendment to Credit Agreement

See Attached.

CREDIT AGREEMENT
dated as of February 20, 2019 among ALLBIRDS, INC.
and its Affiliates Party Hereto

the Lenders Party Hereto and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

JPMORGAN CHASE BANK, N.A.,
as Sole Bookrunner and Sole Lead Arranger

ASSET BASED LENDING

~~75387420v1~~

606004034.3

TABLE OF CONTENTS

Page

ARTICLE 1 Definitions    1
Section 1.01    Defined Terms    1
Section 1.02    Classification of Loans and Borrowings    4146 Section 1.03    Terms Generally    4246
Section 1.04    Accounting Terms; GAAP    4247
Section 1.05    Interest Rates; ~~LIBOR~~ Benchmark Notifications    4347 Section 1.06    Status of Obligations    4348
~~ARTICLE 2 The Credits    43~~
Section 1.07    Reserved    48
Section 1.08    Letters of Credit     48
Section 1.09    Divisions    48
ARTICLE 2 The Credits    48
Section 2.01    Commitments    4449
Section 2.02    Loans and Borrowings    4449
Section 2.03    Requests for Revolving Borrowings    4449 Section 2.04    Protective Advances    4550
Section 2.05    Swingline Loans and Overadvances    4651 Section 2.06    Letters of Credit    4853
Section 2.07    Funding of Borrowings    5559
Section 2.08    Interest Elections    5560
Section 2.09    Termination and Reduction of Commitments; Increase in
Revolving Commitments    5761
Section 2.10 Repayment of Loans; Evidence of Debt    5963 Section 2.11 Prepayment of Loans    6064
Section 2.12 Fees    6165
Section 2.13 Interest    6266
Section 2.14 Alternate Rate of Interest; Illegality    6267 Section 2.15 Increased Costs    6470
Section 2.16 Break Funding Payments    6571
Section 2.17 Withholding of Taxes; Gross-Up    6672
Section 2.18 Payments Generally; Allocation of Proceeds; Sharing of Setoffs 7076 Section 2.19 Mitigation Obligations; Replacement of Lenders    7379 Section 2.20 Defaulting Lenders    7480
Section 2.21 Returned Payments    7783
Section 2.22 Banking Services and Swap Agreements    7783

ARTICLE 3 Representations and Warranties    7783
Section 3.01    Organization; Powers    7783
Section 3.02    Authorization; Enforceability    7884
Section 3.03 Governmental Approvals; No Conflicts    7884 Section 3.04 Financial Condition; No Material Adverse Change    7884 Section 3.05 Properties    7884

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Section 3.06 Litigation and Environmental Matters    7985 Section 3.07 Compliance with Laws and Agreements; No Default    7985 Section 3.08 Investment Company Status    7985 Section 3.09 Taxes    7985
Section 3.10 ERISA    8086
Section 3.11 Disclosure    8086
Section 3.12 Material Agreements    8086
Section 3.13 Solvency    8186
Section 3.14 Insurance    8187
Section 3.15 Capitalization and Subsidiaries    8187
Section 3.16 Security Interest in Collateral    8187
Section 3.17 Employment Matters    8287
Section 3.18 Margin Regulations    8288
Section 3.19 Use of Proceeds    8288
Section 3.20 No Burdensome Restrictions    8288
Section 3.21 Anti-Corruption Laws and Sanctions    8288
Section 3.22 Affiliate Transactions    8288
Section 3.23 Common Enterprise    8388
Section 3.24 ~~EEA~~ Affected Financial Institutions    8389
Section 3.25 Plan Assets; Prohibited Transactions    8389

ARTICLE 4 Conditions    8389
Section 4.01    Effective Date    8389
Section 4.02    Each Credit Event    8792

ARTICLE 5 Affirmative Covenants    8893
Section 5.01    Financial Statements; Borrowing Base and Other Information    8893 Section 5.02    Notices of Material Events    9297
Section 5.03    Existence; Conduct of Business    9398
Section 5.04    Payment of Obligations    9399
Section 5.05    Maintenance of Properties    9499
Section 5.06 Books and Records; Inspection Rights        9499 Section 5.07 Compliance with Laws and Material Contractual Obligations    95100 Section 5.08 Use of Proceeds    95100
Section 5.09 Accuracy of Information    95101
Section 5.10 Insurance    96101 Section 5.11 Casualty and Condemnation.    96101
Section 5.12 Appraisals    96101
Section 5.13 Depository Banks    97102
Section 5.14 Additional Collateral; Further Assurances    97102

ARTICLE 6 Negative Covenants    97103
Section 6.01    Indebtedness    97103
Section 6.02    Liens    99104
Section 6.03    Fundamental Changes    ~~100~~106
Section 6.04    Investments, Loans, Advances, Guarantees, and Acquisitions    ~~101~~107 Section 6.05    Asset Sales    ~~102~~108

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Section 6.06    Sale and Leaseback Transactions    103108 Section 6.07    Swap Agreements    103109
Section 6.08    Restricted Payments; Certain Payments of Indebtedness    103109 Section 6.09    Transactions with Affiliates    104109
Section 6.10    Restrictive Agreements    104110
Section 6.11    Amendment of Material Documents    105110 Section 6.12    Financial Covenants    105110

ARTICLE 7 Events of Default    105111

ARTICLE 8 The Administrative Agent    108114
Section 8.01    Authorization and Action    108114
Section 8.02    Administrative Agent’s Reliance, Indemnification, Etc    111116 Section 8.03    Posting of Communications    113118
Section 8.04 The Administrative Agent Individually; Reliance    114119 Section 8.05 Successor Administrative Agent    114120 Section 8.06 Acknowledgements of the Lenders and Issuing Bank    116121 Section 8.07 Collateral Matters    117123
Section 8.08 Credit Bidding    118124
Section 8.09 Certain ERISA Matters    119125
Section 8.10 Flood Laws    121127

ARTICLE 9 Miscellaneous    121127
Section 9.01    Notices    121127
Section 9.02    Waivers; Amendments    123128
Section 9.03    Expenses; Indemnity; Damage Waiver    126131 Section 9.04    Successors and Assigns    128134
Section 9.05    Survival    132138
Section 9.06    Counterparts; Integration; Effectiveness; Electronic Execution    133139 Section 9.07    Severability    134140
Section 9.08    Right of Setoff    134140
Section 9.09    Governing Law; Jurisdiction; Consent to Service of Process    135141 Section 9.10    Waiver of Jury Trial    135142
Section 9.11    Headings    136142
Section 9.12    Confidentiality    136142
Section 9.13    Several Obligations; Nonreliance; Violation of Law    137143 Section 9.14    USA PATRIOT Act    137143
Section 9.15    Disclosure    137143
Section 9.16    Appointment for Perfection    137143
Section 9.17    Interest Rate Limitation    137143
Section 9.18    Reserved    137144
Section 9.19    Acknowledgement and Consent to Bail-In of ~~EEA~~ Affected
Financial Institutions    137144
Section 9.20    No Fiduciary Duty, Etc    138144
Section 9.21    Ranking – NZ    139145
Section 9.22    PPSA Provisions    139145
Section 9.23    Appointment of Administrative Agent as NZ Security Trustee    140146

Credit Agreement – Page 3 ~~75387420v1~~ 606004034.3

Section 9.24    Acknowledgement Regarding Any Supported QFCs     149
Section 9.25    Joint and Several     150

ARTICLE 10 Loan Guaranty    143151
Section 10.01 Guaranty    143151
Section 10.02 Guaranty of Payment    144151
Section 10.03 No Discharge or Diminishment of Loan Guaranty    144151 Section 10.04 Defenses Waived    145152
Section 10.05 Rights of Subrogation.    145153
Section 10.06 Reinstatement; Stay of Acceleration    145153 Section 10.07 Information    145153
Section 10.08 Termination    146153
Section 10.09 Taxes    146153
Section 10.10 Maximum Liability    146154
Section 10.11 Contribution    146154
Section 10.12 Liability Cumulative    147155
Section 10.13 Keepwell    147155

ARTICLE 11 The Borrower Representative    148155
Section 11.01 Appointment; Nature of Relationship    148155 Section 11.02 Powers    148155
Section 11.03 Employment of Agents    148156
Section 11.04 Notices    148156
Section 11.05 Successor Borrower Representative    148156 Section 11.06 Execution of Loan Documents; Borrowing Base Certificate    148156 Section 11.07 Reporting    149156

SCHEDULES:
Commitment Schedule Schedule 3.05 – Properties
Schedule 3.06 – Disclosed Matters Schedule 3.14 – Insurance
Schedule 3.15 – Capitalization and Subsidiaries Schedule 3.22 – Affiliate Transactions Schedule 6.01 – Existing Indebtedness Schedule 6.02 – Existing Liens
Schedule 6.04 – Existing Investments Schedule 6.10 – Existing Restrictions

EXHIBITS:

Exhibit A – Form of Assignment and Assumption Exhibit B – Form of Opinion of Loan Parties’ Counsel Exhibit C – Form of Borrowing Base Certificate Exhibit D – Form of Compliance Certificate

Credit Agreement – Page 4 ~~75387420v1~~ 606004034.3

Exhibit E – Joinder Agreement
Exhibit F-1 – U.S. Tax Certificate (For Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit F-2 – U.S. Tax Certificate (For Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit F-3 – U.S. Tax Certificate (For Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit F-4 – U.S. Tax Certificate (For Foreign that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit G – Form of Credit Card Notice

Credit Agreement – Page v

~~75387420v1~~ 606004034.3

CREDIT AGREEMENT

This Credit Agreement, dated as of February 20, 2019 (as it may be amended or otherwise modified from time to time, together with all Exhibits and Schedules annexed hereto from time to time, each of which is incorporated herein and made a part hereof, this “Agreement”), is by and among Allbirds, Inc., and each other Person at any time party hereto as a Borrower, the other Loan Parties party hereto, the lending institutions party hereto as the Lenders, and JPMorgan Chase Bank, N.A., as the Administrative Agent.

The parties hereto agree as follows:

ARTICLE 1

Definitions

Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account” has the meaning assigned to such term in the Security Agreement and includes any Credit Card Accounts.

“Account Debtor” means any Person obligated on an Account.

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the Effective Date, by which any Loan Party (a) acquires any going business or all or substantially all of the assets of any Person, whether through purchase of assets, merger, or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Equity Interests of a Person that have ordinary voting power for the election of directors or other similar management personnel of a Person (other than Equity Interests having such power only by reason of the happening of a contingency) or a majority of the outstanding Equity Interests of a Person.

“Adjusted ~~LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period or for any CBFR Borrowing,~~ Daily Simple SOFR” means an interest rate per annum ~~(rounded upwards, if necessary, to the next 1/16 of 1%)~~ equal to (a) the ~~LIBO Rate for such Interest Period, multiplied by (b) the Statutory Reserve Rate.~~Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate will be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted REVSOFR30 Rate” (a) means an interest rate per annum equal to (i) the REVSOFR30 Rate plus (ii) 0.00%; provided that (y) if the Adjusted REVSOFR30 Rate as so determined would be less than the Floor, such rate will be deemed to be equal to the Floor for the purposes of this Agreement and (z) if the REVSOFR30 Rate is not available, then the Adjusted REVSOFR30 Rate will be equal to the CB Floating Rate (unless an alternate rate is established in accordance with Section 2.14) and (b) when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted REVSOFR30 Rate.

“Adjusted Term SOFR Rate” means, for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate will be deemed to be equal to the Floor for the purposes of this Agreement.

~~“Adjusted One Month LIBOR Rate” means, for any day, an interest rate per annum equal~~ to the sum of (a) 2.50% plus (b) the Adjusted LIBO Rate for a one month interest period on such day (or if such day is not a Business Day, the immediately preceding Business Day); provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day will be based on the LIBO Screen Rate at approximately 11:00 a.m. London time on such day; provided, further, that, if the LIBO Screen Rate at such time is less than zero, such rate will be deemed to be zero for purposes of this ~~Agreement.~~

“Administrative Agent” means JPMorgan Chase Bank, N.A. (including its successors and assigns), in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the specified Person.
“Agent Indemnitee” has the meaning assigned to such term in Section 9.03(c). “Aggregate Credit Exposure” means, at any time, the aggregate Credit Exposure of all of the Lenders at such time.

“Aggregate Revolving Commitment” means, at any time, the aggregate of the Revolving Commitments of all of the Lenders, as increased or reduced from time to time pursuant to the terms and conditions hereof. As of the Effective Date, the Aggregate Revolving Commitment is
$40,000,000.

“Aggregate Revolving Exposure” means, at any time, the aggregate Revolving Exposure of all of the Lenders at such time (with the Swingline Exposure of each Lender calculated assuming that all of the Lenders have funded their participations in all Swingline Loans outstanding at such time).

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Credit Agreement.

“Allbirds” means Allbirds, Inc., a Delaware corporation, and its successors and assigns. “Ancillary Document” has the meaning assigned to it in Section 9.06(b).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Loan Party or any of their Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Parties” has the meaning assigned to it in Section 8.03(c).

“Applicable Percentage” means, with respect to any Lender, (a) with respect to Revolving Loans, LC Exposure, Overadvances, or Swingline Loans, a percentage equal to a fraction the numerator of which is such Lender’s Revolving Commitment and the denominator of which is the Aggregate Revolving Commitment, provided that, if the Revolving Commitments have terminated or expired, the Applicable Percentages will be determined based upon such Lender’s share of the Aggregate Revolving Exposure at that time and (b) with respect to Protective Advances or with respect to the Aggregate Credit Exposure, a percentage based upon such Lender’s share of the Aggregate Credit Exposure and the unused Commitments; provided that, in accordance with Section 2.20, so long as any Lender is a Defaulting Lender, such Defaulting Lender’s Commitment will be disregarded in the calculations under clause (a) and clause (b) preceding.

“Applicable Rate” means, for any day, with respect to any Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Revolver CBFR /REVSOFR30 Spread”, “Revolver ~~Eurodollar~~ CBFR/CB Floating Rate Spread”, “Revolver Term Benchmark/RFR Spread”, or “Commitment Fee Rate”, as the case may be, based upon the Average Quarterly Availability during the most recently ended fiscal quarter of Allbirds; provided that the “Applicable Rate” will be the applicable rates per annum set forth below in Category 1 during the period from the Effective Date to, and including, the last day of the fiscal quarter of Allbirds ending on or about March 31, 2019:

Average Quarterly Availability	Revolver ~~Eurodollar~~ Term Benchmark/ RFR Spread	Revolver CBFR/ REVLIBOR30 REVSOFR30 Spread	Revolver ~~CBFR~~ CBFR/CB Floating Rate Spread	Commitment Fee Rate
Category 1 Greater than 20.0% of the Aggregate Revolving Commitment	1.25%	1.25%	0.00%	0.20%
Category 2 Less than or equal to 20.0% of the Aggregate Revolving Commitment	1.50%	1.50%	0.00%	0.20%

For purposes of the foregoing, each change in the Applicable Rate resulting from a change in Average Quarterly Availability will be effective during the period commencing on and including the first day of each fiscal quarter of Allbirds and ending on the last day of such fiscal quarter, it being understood and agreed that, for purposes of determining the Applicable Rate on the first day of any fiscal quarter of Allbirds, the Average Quarterly Availability during the most recently ended fiscal quarter of Allbirds will be used. Notwithstanding the foregoing, the Average Quarterly

Availability will be deemed to be in Category 2 if the Borrowers fail to deliver any Borrowing Base Certificate or related information required to be delivered by them pursuant to Section 5.01, during the period from the expiration of the time for delivery thereof until five days after each such Borrowing Base Certificate and related information is so delivered.

“Approved Electronic Platform” has the meaning assigned to such term in Section 8.03(a). “Approved Fund” has the meaning assigned to such term in Section 9.04.
“Arranger” means JPMorgan Chase Bank, N.A. in its capacity as sole bookrunner and sole lead arranger hereunder.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

“Availability” means, at any time, an amount equal to (a) the lesser of (i) the Aggregate Revolving Commitment or (ii) the Borrowing Base, minus (b) the Aggregate Revolving Exposure.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date or the date of termination of the Commitments.

“Available Revolving Commitment” means, at any time, the Aggregate Revolving Commitment, minus the Aggregate Revolving Exposure.

“Available Tenor” means, as of any date of determination and with respect to the then- current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.14.

“Average Quarterly Availability” means, for any fiscal quarter of Allbirds, an amount equal to the average daily Availability during such fiscal quarter, as determined by the Administrative Agent’s system of records; provided that, in order to determine Availability on any day for purposes of this definition, Borrowing Base for such day will be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01 as of such day.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~ Affected Financial Institution.

“Bail-In Legislation” means~~,~~ (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law , regulation, rule, or requirement for such EEA Member Country from time to time ~~that~~ which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation, or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration, or other insolvency proceedings).

“Banking Services” means each and any of the following bank services provided to any Loan Party or its Subsidiaries by JPMCB or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards),
(b) stored value cards, (c) merchant processing services, and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts, cash pooling services, and interstate depository network services).

“Banking Services Obligations” means any and all obligations of the Loan Parties and their Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced, or acquired (including all renewals, extensions, and modifications thereof and substitutions therefor) in connection with Banking Services.

“Banking Services Reserves” means all Reserves that the Administrative Agent from time to time establishes in its Permitted Discretion for Banking Services then provided or outstanding.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Event” means, with respect to any Person, when such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors, or similar Person charged with the reorganization or liquidation of its business, appointed for it, or, in the determination of the Administrative Agent in its Permitted Discretion, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event will not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the U.S. or any other applicable jurisdiction or from the enforcement of judgments or writs of attachment on such Person’s assets or permits such Person (or such Governmental Authority or instrumentality), to reject, repudiate, disavow, or disaffirm any contracts or agreements made by such Person.

“Benchmark” means, initially, with respect to any (i) RFR Loan, the Daily Simple SOFR,
(2)Adjusted REVSOFR30 Rate Loan, the REVSOFR30 Rate, or (iii) Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Daily Simple SOFR, REVSOFR30 Rate, or Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.14.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a)the Adjusted Daily Simple SOFR;

(b)the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower Representative as the replacement for the then- current Benchmark for the applicable Corresponding Tenor giving due consideration to
(i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the U.S. and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1) or clause (2) preceding would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower Representative for the applicable Corresponding Tenor giving due consideration to
(i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan or Adjusted REVSOFR30 Rate Loan, any technical, administrative, or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative, or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(i)in the case of clause (1) or clause (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(ii)in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or clause (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component), or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, that states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clause (1) or clause (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrower” or “Borrowers” means, individually or collectively, Allbirds and any other Person at any time a party hereto as a Borrower. As of the Effective Date, Allbirds is the only Borrower.
“Borrower Representative” has the meaning assigned to such term in Section 11.01. “Borrowing” means (a) ~~Revolving Loans of the same Type, made, converted, or continued~~
~~on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) Loans of the same Type, made, converted, or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect~~a Revolving Borrowing,
(b) a Swingline Loan, (c~~) a Swingline Loan, (d~~) a Protective Advance, and (~~e~~c) an Overadvance.

“Borrowing Base” means, at any time, the sum of (a) up to 90.0% of the face amount of the Borrowers’ Eligible Credit Card Accounts at such time, plus (b) up to 85.0% of the face amount of the Borrowers’ Eligible Trade Accounts at such time, plus (c) the lesser of up to (i) 90.0% of the Borrowers’ Eligible Inventory, at such time, valued at the lower of cost or market value, determined on a weighted average moving cost basis and (ii) the product of 90.0%, multiplied by the Net Orderly Liquidation Value percentage identified in the most recent inventory appraisal ordered by the Administrative Agent multiplied by the Borrowers’ Eligible Inventory, valued at the lower of cost or market value, determined on a weighted average moving cost basis, plus
(d) 100% of the Borrowers’ Qualified Cash Balances, minus (e) Reserves.

“Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative, in substantially the form of Exhibit C or another form that is acceptable to the Administrative Agent in its sole discretion.

“Borrowing Request” means a request by the Borrower Representative for a Revolving Borrowing in accordance with Section 2.03.

“Burdensome Restrictions” means any consensual encumbrance or restriction of the type described in Section 6.10(a) or Section 6.10(b).

~~“Business Day” means any day that is not a Saturday, Sunday, or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan or a Loan accruing interest at REVLIBOR30 Rate without giving effect to the proviso contained in the definition for “REVLIBOR30 Rate”, the term “Business Day” excludes any day on which banks are not open for general business in London.~~

“Business Day” means any day (other than a Saturday or a Sunday) on which banks are open for business in New York, New York; provided that, in addition to the foregoing, a Business Day will be (a) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements, or payments of any such RFR Loan, or any other dealings of such RFR Loan, and
(b) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements, or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is only a U.S. Government Securities Business Day.

“Capital Expenditures” means, without duplication, any expenditure or commitment to expend money for any purchase or other acquisition of any asset that would be classified as a fixed or capital asset on a consolidated balance sheet prepared in accordance with GAAP, minus, in the case of the Loan Parties and their subsidiaries, (a) any software development costs to the extent deducted under the definition of EBITDA for any applicable period, (b) expenditures of insurance proceeds to rebuild or replace any asset after a casualty loss, and (c) leasehold improvement expenditures to the extent a Loan Party is reimbursed by the lessor within 180 days of such expenditures.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP, and the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

“CB Floating Rate” means the ~~Prime Rate; provided that the CB Floating Rate will never be less than the Adjusted One Month LIBOR Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day)~~greater of the Prime Rate or 2.50%. Any change in the CB Floating Rate due to a change in the Prime ~~Rate or the Adjusted One Month LIBOR~~ Rate will be effective from and including the effective date of such change in the Prime Rate ~~or the Adjusted One Month LIBOR Rate, respectively~~.

“CBFR”, when used in reference to: (a) a rate of interest, refers to the ~~REVLIBOR30~~ Adjusted REVSOFR30 Rate and (b) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the ~~REVLIBOR30~~ Adjusted REVSOFR30 Rate.
“CFC” means a “controlled foreign corporation” as defined in Section 957 of the Code. “Change in Control” means (a) any “person” or “group” (as such terms are used in Sections
13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, become, or obtain rights (whether by means of warrants, options, or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of at least 50.1% of the outstanding voting Equity Interests of Allbirds on a fully diluted basis, (b) occupation at any time of a majority of the seats (other than vacant seats) on the board of directors of Allbirds by Persons who were not (i) directors of Allbirds on the Effective Date or nominated, appointed or approved for consideration by shareholders for election by the board of directors of Allbirds,
(ii) approved by the board of directors of Allbirds as director candidates prior to their election, nor
(3)appointed by directors so nominated, appointed, or approved; or (c) except for transactions permitted under this Agreement, Allbirds ceases to own (directly or indirectly), free and clear of all Liens or other encumbrances (other than Permitted Encumbrances), 100% of the outstanding voting Equity Interests of the other Borrowers on a fully diluted basis.

“Change in Law” means the occurrence after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of any of the following: (a) the adoption of or taking effect of any law, rule, regulation, or treaty; (b) any change in any law, rule, regulation, or treaty or in the administration, interpretation, implementation, or application thereof by any Governmental Authority; or (c) compliance by any Lender or ~~the~~ Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or ~~the~~ Issuing Bank’s holding company, if any) with any request, guideline, requirement, or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (y) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements, or directives thereunder or issued in connection therewith or in the implementation thereof and (z) all requests, rules, guidelines, requirements, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), or the U.S. or foreign regulatory authorities, in each case pursuant to Basel III, in each case will be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued, or implemented.

“Charges” has the meaning assigned to such term in Section 9.17.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Swingline Loans, or Protective Advances, or Overadvances.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term SOFR (or a successor administrator).
“Code” means the Internal Revenue Code of 1986, as amended from time to time. “Collateral” means any and all property owned, leased, or operated by a Person covered by the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be, become, or be intended to be, subject to a Lien in favor of the Administrative Agent, on behalf of itself, the Lenders, and the other Secured Parties, to secure the Secured Obligations.

“Collateral Access Agreement” has the meaning assigned to such term in the Security Agreement.

“Collateral Documents” means, collectively, the Security Agreement, the NZ Security Agreement, and any other agreements, instruments, and documents executed in connection with this Agreement that are intended to create, perfect, or evidence Liens to secure the Secured Obligations, including, without limitation, all other security agreements, pledge agreements, mortgages, deeds of trust, loan agreements, notes, guarantees, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements, and all other written matter whether heretofore, now, or hereafter executed by any Loan Party and delivered to the Administrative Agent.
“Collection Account” has the meaning assigned to such term in the Security Agreement. “Commercial LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding commercial Letters of Credit, plus (b) the aggregate amount of all LC Disbursements relating to commercial Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers. The Commercial LC Exposure of any Revolving Lender at any time will be its Applicable Percentage of the aggregate Commercial LC Exposure at such time.

“Commitment” means, with respect to each Lender, such Lender’s Revolving Commitment, together with the commitment of such Lender to acquire participations in Protective Advances hereunder. The initial amount of each Lender’s Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) as provided in Section 9.04(b)(ii)(C), pursuant to which such Lender has assumed its Commitment, as applicable.
“Commitment Schedule” means the Schedule attached hereto identified as such. “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning assigned to such term in Section 8.03(c).

“Compliance Certificate” means a certificate of a Financial Officer of the Borrower Representative in substantially the form of Exhibit D.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract, or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Disbursement Account” means any deposit account of the Borrowers maintained with the Administrative Agent as a ~~zero balance,~~ cash management account with a unique ABA routing number that effectively limits the number and frequency of daily check presentments pursuant to and under any agreement between a Borrower and the Administrative Agent, as modified and amended from time to time, and through which all , or substantially all, check disbursements of a Borrower, any other Loan Party , and any designated Subsidiary of a Borrower are made and settled on a daily basis with no uninvested balance remaining overnight.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:

(1)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(2)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(3)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to such term in Section 9.24.

“Credit Card Account” means an Account or any “payment intangible” (as defined in the UCC) together with all income, payments, and proceeds thereof, owed by a major credit or debit card issuer (including Visa, MasterCard, American Express, Discover, and such other issuers approved by the Administrative Agent) or any credit card processor or merchant bank providing credit card processing services to a Borrower resulting from charges by a customer of such Borrower on credit or debit cards issued by such issuer or processed by such processor or merchant bank in connection with the sale of goods by such Borrower, or services performed by such Borrower, in each case in the ordinary course of its business.

“Credit Card Notice” means a notice by a Borrower to a credit card issuer or credit card processor that (i) includes a directive to such credit card issuer or credit card processor to remit payments directly to the Collection Account, (ii) includes a requirement that the credit card issuer or credit card processor will not make any payments except as specified in such Credit Card Notice or as specified by the Administrative Agent in writing, and (iii) substantially in the form of Exhibit (G) or is otherwise is in form and substance acceptable to the Administrative Agent.

“Credit Exposure” means, as to any Lender at any time, such Lender’s Revolving Exposure at such time.

“Credit Party” means the Administrative Agent, ~~the~~ any Issuing Bank, the Swingline Lender, or any other Lender.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, a “SOFR Determination Date”) that is five U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR will be effective from and including the effective date of such change in SOFR without notice to the Borrowers.

“DDA Access Product” means the bank service provided to any Loan Party by JPMCB in its sole discretion consisting of direct access to schedule payments from the Funding Account by electronic, internet, or other access mechanisms that may be agreed upon from time to time by JPMCB and the funding of such payments under the Loan Borrowing Option in the DDA Access Product Agreement.

“DDA Access Product Agreement” means JPMCB’s Treasury Services End of Day Investment & Loan Sweep Service Terms, as in effect on the date of this Agreement, as the same may be amended or otherwise modified from time to time.

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time, or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to such term in, and will be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans, or (iii) pay over to any Credit Party any other amount required to be paid by such Lender hereunder, unless, in the case of clause (i) preceding, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular Default, if any) has not been satisfied, (b) has notified any Borrower or any Credit Party in writing, or has made a public statement, to the effect that such Lender does not intend or expect to comply with any of its funding obligations under this

Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular Default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender will cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action.

“Deficiency Funding Date” has the meaning assigned to such term in Section 2.05(a).

“Disclosed Matters” means the actions, suits, proceedings, and environmental matters disclosed in Schedule 3.06.

“Disposition” or “Dispose” means the sale, transfer, license, lease, or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer, or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Dividing Person” has the meaning assigned to it in the definition of “Division”. “Division” means the division of the assets, liabilities, and/or obligations of a Person (the
“Dividing Person”) among two or more Persons (whether pursuant to a “plan of division”, “divisive merger”, or similar arrangement), that may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities, and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person that retains any of its assets, liabilities, and/or obligations after a Division will be deemed a Division Successor upon the occurrence of such Division.

“Document” has the meaning assigned to such term in the Security Agreement. “Dollars”, “dollars”, and “$” refer to lawful money of the U.S.
“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the U.S., but excluding any such Subsidiary that is a FSHCO.

“Dominion Event Date” means (a) the date of the occurrence of any Event of Default resulting from non-compliance by the Loan Parties with the terms of Section 5.01(g), Section 5.01(h), or Section 6.12 (provided that any such Event of Default resulting from a failure to comply with the terms of Section 5.01(g) or Section 5.01(h) will not result in a Dominion Event Date if the Loan Parties deliver the reporting information required by Section 5.01(g) or Section 5.01(h), as the case may be, within five Business Days of notice from the Administrative Agent of the Loan Parties’ failure to comply with Section 5.01(g) or Section 5.01(h)), (b) the date of the occurrence of any Event of Default under clause (a), clause (b), clause (h), clause (i), or clause (j) of Article 7, or (c) any date on which Availability is less than 10.0% of the Aggregate Revolving Commitment.

“Dominion Period” means any period of time beginning on a Dominion Event Date and continuing through a Dominion Termination Date, if any.

“Dominion Termination Date” means, the first day after any period of 30 consecutive days occurring after a Dominion Event Date, during which none of the conditions specified in the definition of Dominion Event Date exist.

“EBITDA” means, for any period, Net Income for such period, plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period, (ii) expense for income taxes paid or accrued, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) any non-cash charges attributable to impairment of goodwill or other intangible assets, impairment of long-lived assets and any extraordinary, unusual, or non-recurring non-cash expenses or losses, (v) non-cash compensation expense arising from the sale or issuance of stock or the granting of stock options,
(vi) fees and expenses directly incurred or paid in connection with (A) the Transactions, (B) any Permitted Acquisition or any other acquisition not prohibited by this Agreement, and (C) to the extent permitted hereunder, issuances or incurrence of Indebtedness, issuances of Equity Interests, or refinancing transactions and modifications of instruments of Indebtedness; provided that the aggregate amount of fees and expenses added back pursuant to this clause (vi) will not exceed 15.0% of EBITDA for any applicable period (prior to giving effect to the addback of such items pursuant to this clause (vi)), (vii) any non-recurring charges, costs, losses, fees, and expenses directly incurred or paid directly as a result of discontinued operations or any sale or disposition of any asset of any Loan Party; provided that amounts added back to this clause (vii) will be actual and not projected and will be without duplication of amounts added back pursuant to clause (viii) following, (viii) restructuring charges or reserves, including write-downs and write-offs, including any one-time costs incurred in connection with Permitted Acquisitions or any other acquisitions not prohibited by this Agreement and costs related to the closure, consolidation, and integration of facilities, information technology infrastructure and legal entities, and severance and retention bonuses; provided that amounts added back pursuant to this clause (viii) are actual and not projected, and do not exceed 15.0% of EBITDA for any applicable period (prior to giving effect to the addback of such items pursuant to this clause (viii)), (ix) adjustments relating to purchase price allocation accounting, and (x) net losses (including all fees, expenses, and charges related thereto) on the retirement or extinguishment of indebtedness, (xi) non-cash exchange, translation, or performance losses relating to any hedging transactions or foreign currency fluctuations,
(xii) any extraordinary non-cash charges for such period, and (xiii) any other non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in Net Income in a prior period, and any non-cash charge that relates to the write-down or write-off of inventory), minus (b) without duplication and to the extent included in Net Income, (i) any cash payments made during such period in respect of non-cash charges described in clause (a)(xiii) preceding taken in a prior period, (ii) any software development costs to the extent capitalized during such period, (iii) interest income, (iv) exchange, translation, or performance gains relating to any hedging transactions or foreign currency fluctuations, and (v) any extraordinary gains and any non-cash items of income for such period, all calculated on a consolidated basis in accordance with GAAP.

“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority,
(b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) preceding, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clause (a) or clause (b) preceding and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate, or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, web portal access for such Borrower, and any other Internet or extranet-based site, whether such electronic system is owned, operated, or hosted by the Administrative Agent or any Issuing Bank and any of their respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.
“Eligible Accounts” means Eligible Credit Card Accounts and Eligible Trade Accounts. “Eligible Credit Card Account” means at the time of any determination thereof, any Credit
Card Account that satisfies the following criteria at the time of creation and continues to meet such criteria at the time of such determination: such Credit Card Account (i) is owned by a Borrower;
(ii) has been earned by performance and represents the bona fide amount due to the applicable Borrower from a credit card issuer or credit card processor, and in each case originated in the ordinary course of business of the applicable Borrower; (iii) unless owed by Visa, MasterCard, American Express Company, Discover, or any credit card processor or merchant bank providing credit card processing services to a Borrower acceptable to the Administrative Agent in its Permitted Discretion; and (iv) is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clause (a) through clause (m) following. Without limiting the foregoing, to qualify as an Eligible Credit Card Account, a Credit Card Account must indicate no Person other than a Borrower as payee or remittance party. In determining the amount to be so included, the face amount of a Credit Card Account will be reduced by, without duplication, to the extent not reflected in such face amount or otherwise excluded below, (y) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges, or other allowances (including any amount that the applicable Borrower may be obligated to rebate to a customer, a credit card issuer or a credit card processor pursuant to the terms of any agreement or understanding (written or oral)) and (z) the aggregate amount of all cash received in respect of such Credit Card Account but not yet applied by the applicable Borrower to reduce the amount of such Credit Card Account. Except as otherwise agreed by the Administrative Agent in its Permitted Discretion, a Credit Card Account will not be an Eligible Credit Card Account if:

(1)such Credit Card Account does not constitute an “account” (as defined in the UCC) or “payment intangible” (as defined in the UCC);

(2)such Credit Card Account has been outstanding for more than seven Business Days from the date of the applicable sale to a customer of a Borrower;

(3)a Borrower does not have good, valid, and marketable title, free and clear of any Lien to such Credit Card Account, excluding any rights of offset of a credit card issuer or processor in the ordinary course of business;

(4)such Credit Card Account is not subject to a first priority perfected Lien (excluding any rights of offset of a credit card issuer or processor in the ordinary course of business) in favor of the Administrative Agent, for the benefit of the Lenders (it being the intent that chargebacks in the ordinary course by such processors will not be deemed a violation of this clause (d));

(5)such Credit Card Account is disputed, is with recourse, or is subject to a claim, counterclaim, offset, or chargeback that has been asserted (to the extent of such claim, counterclaim, offset, or chargeback);

(6)the credit card issuer or the credit card processor with respect to such Credit Card Account has the right under certain circumstances to require the applicable Borrower to repurchase such Credit Card Account from such credit card issuer or credit card processor;

(7)such Credit Card Account is due from a credit card issuer or credit card processor that has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) had possession of all or a material part of its property taken by any receiver, custodian, trustee, or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws, (iv) admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, (vi) ceased operation of its business, or (vii) taken any corporate action, legal proceedings, or other procedure or step is taken in relation to (A) the suspension of payments, a moratorium of any indebtedness, winding up, dissolution, administration, or reorganization (by way of voluntary arrangements, scheme of arrangement, or otherwise), (B) a composition, compromise, assignment, or arrangement with any creditor, (C) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager, or other similar officer in respect of such Account Debtor or any of their assets, or (D) enforcement of any Lien over any assets of such Account Debtor, or any analogous procedure or step is taken in any jurisdiction;

(8)such Credit Card Account is not a valid, legally enforceable obligation of the applicable credit card issuer or credit card processor with respect thereto;

(9)such Credit Card Account does not conform to in all material respects all representations, warranties, or other provisions in the Loan Documents relating to Credit Card Accounts;

(10)such Credit Card Account is due from a credit card issuer or credit card processor that is not located in the U.S. unless the applicable credit card issuer or credit card processor remits payment directly to the Collection Account (as defined in the Security Agreement);

(11)is owed in any currency other than U.S. dollars, unless such Credit Card Account is reported in the applicable Borrowing Base Certificate in a U.S. dollar equivalent amount at the time of submission of the applicable Borrowing Base Certificate;

(12)such Credit Card Account is evidenced by “chattel paper” (as defined in the UCC) or an “instrument” (as defined in the UCC) of any kind unless such chattel paper or instrument is in the possession of the Administrative Agent, and to the extent necessary or appropriate, endorsed to the Administrative Agent; or

(13)any Credit Card Account due from a credit card issuer or credit card processor that:

(a)the Administrative Agent has not received a copy of a Credit Card Notice sent by the Borrower to the applicable credit card issuer or credit card processor; or

(b)the Administrative Agent has received a copy of a Credit Card Notice sent to the applicable credit card issuer or credit card processor, but either the Administrative Agent or the Borrower has determined that, notwithstanding the instructions in the applicable Credit Card Notice, such credit card issuer or credit card processor is not following the instructions given in such Credit Card Notice.

The Administrative Agent retains the right, from time to time in its Permitted Discretion, to establish additional standards of eligibility for Credit Card Accounts.

“Eligible Inventory” means, at any time, the Inventory of a Borrower that the Administrative Agent determines in its Permitted Discretion is eligible as the basis for the extension of Revolving Loans and Swingline Loans and the issuance of Letters of Credit. Without limiting the Administrative Agent’s discretion provided herein, Eligible Inventory of a Borrower will not include any Inventory:

(1)that is not subject to a first priority perfected Lien in favor of the Administrative Agent;

(2)that is subject to any Lien other than (i) a Lien in favor of the Administrative Agent and (ii) a Permitted Encumbrance that does not have priority over the Lien in favor of the Administrative Agent;

(3)that is, in the Administrative Agent’s opinion, slow moving, obsolete, unmerchantable, defective, used, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the ordinary course of business, or unacceptable due to age, type, category, and/or quantity;

(4)with respect to which any covenant, representation, or warranty contained in this Agreement or in the Security Agreement has been breached or is not true and that does not conform to all standards imposed by any Governmental Authority;

(5)in which any Person other than such Borrower (i) has any direct or indirect ownership, interest, or title or (ii) is indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;

(6)that is not finished goods or that constitutes work-in-process, raw materials, spare or replacement parts, subassemblies, packaging and shipping material, manufacturing supplies, samples, prototypes, displays or display items, bill-and-hold or ship-in-place goods, goods that are returned or marked for return, repossessed goods, defective or damaged goods, goods held on consignment, or goods that are not of a type held for sale in the ordinary course of business;

(7)that is not located in the U.S. or New Zealand or is in transit with a common carrier from vendors and suppliers, provided that, up to the greater of $10,000,000 or 25.0% of the Aggregate Revolving Commitment of Inventory in transit from vendors and suppliers may be included as Eligible Inventory despite the foregoing provision of this clause (g) if:

(x)the Administrative Agent has received (A) a true and correct copy of the bill of lading and other shipping documents for such Inventory and
(B) evidence of satisfactory casualty insurance naming the Administrative Agent as lender loss payee and otherwise covering such risks as the Administrative Agent may reasonably request;

(y)for inventory that is in transit within the U.S. or New Zealand, the bill of lading is non-negotiable and the Administrative Agent has received, if requested, a duly executed Collateral Access Agreement, in form and substance satisfactory to the Administrative Agent, from the applicable customs broker, freight forwarder, or carrier for such Inventory;

(z)for inventory that is in transit to a Borrower in the U.S. or New Zealand from outside the U.S. or New Zealand, either

(i)the bill of lading is negotiable and the Administrative Agent has received (x) confirmation that the bill is issued in the name of such Borrower and consigned to the order of the Administrative Agent or a third party acceptable to the Administrative Agent (which may be Flexport International LLC or another customs broker acceptable to the Administrative Agent; such third party being referred to hereinafter as a “transit agent”), and an acceptable agreement among the Borrowers, the Administrative Agent, and the transit agent has been executed and delivered, in which the transit agent agrees, in part, that it holds the negotiable bill of lading and other shipping documents and all Inventory represented thereby as agent for the Administrative Agent and has granted the Administrative Agent access to such Inventory, (y) confirmation that such Borrower has paid for the goods, and (z) an estimate from such Borrower of the customs duties, customs fees and all other amounts due to the transit agent associated with the Inventory in order to establish an appropriate Reserve; or

(ii)the bill of lading is non-negotiable and, the Administrative Agent has received (x) confirmation that the bill is issued in the name of such Borrower or a transit agent, and an acceptable agreement among the Borrowers, the Administrative Agent, and the transit agent has been executed and delivered, in which the transit agent agrees, in part, that it holds the non-negotiable bill of lading and other shipping documents and all Inventory represented thereby as agent for the Administrative Agent and has granted the Administrative Agent access to such Inventory,
(aa)confirmation that such Borrower has paid for the goods, and (z) an estimate from such Borrower of the customs duties, customs fees and all other amounts due to the transit agent associated with the Inventory in order to establish an appropriate Reserve,

(4)the common carrier is not an Affiliate of the applicable vendor or supplier or any Loan Party, and

(5)the transit agent (as described in clause (iii) preceding) is not an Affiliate of any Loan Party;

(8)that is located in any location leased by such Borrower (i) unless (A) the lessor has delivered to the Administrative Agent a Collateral Access Agreement or (B) a Reserve for rent, charges, and other amounts due or to become due with respect to such facility has been established by the Administrative Agent in its Permitted Discretion or
(2)where less than $100,000 of Inventory of the Borrowers is located at such location;

(a)that is located in any third party warehouse or is in the possession of a bailee (other than a third party processor) and is not evidenced by a Document (other than bills of lading to the extent permitted pursuant to clause (g) preceding) (i) unless (A) such warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may require or
(B) an appropriate Reserve has been established by the Administrative Agent in its Permitted Discretion or (ii) where less than $100,000 of Inventory of the Borrowers is located;

(10)[reserved]

(11)that is a discontinued product or component thereof;

(12)that is the subject of a consignment by such Borrower as consignor;

(13)that is perishable;

(14)that contains or bears any intellectual property rights licensed to such Borrower unless the Administrative Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;

(15)that is not reflected in a current perpetual inventory report of such Borrower (unless such Inventory is reflected in a report to the Administrative Agent as “in transit” Inventory);

(16)for which reclamation rights have been asserted by the seller; or

(17)that has been acquired from a Sanctioned Person.

The Administrative Agent retains the right, from time to time in its Permitted Discretion, to establish additional standards of eligibility for Inventory.

“Eligible Trade Accounts” means, at any time, the Accounts, excluding any Credit Card Accounts, of a Borrower that the Administrative Agent determines in its Permitted Discretion are eligible as the basis for the extension of Revolving Loans and Swingline Loans and the issuance of Letters of Credit. Without limiting the Administrative Agent’s discretion provided herein, Eligible Trade Accounts will not include any Account of a Borrower:

(1)that is not subject to a first priority perfected security interest in favor of the Administrative Agent;

(2)that is subject to any Lien other than (i) a Lien in favor of the Administrative Agent and (ii) a Permitted Encumbrance that does not have priority over the Lien in favor of the Administrative Agent;

(3)(i) that is unpaid more than 90 days after the date of the original invoice therefor or more than 60 days after the original due date therefor, or (ii) that has been written off the books of such Borrower or otherwise designated as uncollectible;

(4)that is owing by an Account Debtor for which more than 50.0% of the Accounts owing from such Account Debtor and its Affiliates are ineligible pursuant to clause (c) preceding;

(5)[reserved]

(6)with respect to which any covenant, representation, or warranty contained in this Agreement or in the Security Agreement has been breached or is not true;

(7)that (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation satisfactory to the Administrative Agent that has been sent to the Account Debtor,
(3)represents a progress billing or is contingent upon such Borrower’s completion of any further performance; provided that such Accounts will not be ineligible solely as a result of the customer having a right to return goods purchased in the ordinary course of business (whether contractual or common law), (iv) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery, or any other repurchase or return basis, or (v) relates to payments of interest;

(8)for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by such Borrower or if such Account was invoiced more than once (excluding “reminder notices” and other normal follow-up correspondence and billing matters with respect to previous invoices);

(9)with respect to which any check or other instrument of payment has been returned uncollected for any reason;

(10)that is owed by an Account Debtor that has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets,
(ii) had possession of all or a material part of its property taken by any receiver, custodian, trustee, or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws,
(4)admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business;

(11)that is owed by any Account Debtor that has sold all or substantially all of its assets;

(12)that, unless otherwise agreed to in writing by the Administrative Agent in its Permitted Discretion, is owed by an Account Debtor that (i) does not maintain its chief executive office in the U.S., Canada, or New Zealand or (ii) is not organized under applicable law of the U.S., any state of the U.S., or the District of Columbia, Canada, or any province of Canada, or New Zealand unless, in any such case, such Account is backed by a Letter of Credit acceptable to the Administrative Agent that is in the possession of, and is directly drawable by, the Administrative Agent;

(13)that is owed in any currency other than U.S. dollars or any other currency agreed to in writing by the Administrative Agent in its Permitted Discretion;

(14)that is owed by (i) any government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the U.S. unless such Account is backed by a Letter of Credit acceptable to the Administrative Agent that is in the possession of, and is directly drawable by, the Administrative Agent or (ii) any government of the U.S., or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect the Lien of the Administrative Agent in such Account have been complied with to the Administrative Agent’s satisfaction;

(15)that is owed by any Affiliate of any Loan Party or any employee, officer, director, agent, or stockholder of any Loan Party or any of its Affiliates;

(16)[reserved]

(17)that is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, but only to the extent of such indebtedness, or is subject to any security, deposit, progress payment, retainage, or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;

(18)that is subject to any counterclaim, deduction, defense, setoff, or dispute but only to the extent of any such counterclaim, deduction, defense, setoff, or dispute;

(19)that is evidenced by any promissory note, chattel paper, or instrument;

(20)that is owed by an Account Debtor that is a Sanctioned Person;

(21)with respect to which such Borrower has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business but only to the extent of any such reduction, or any Account that was partially paid and such Borrower created a new receivable for the unpaid portion of such Account;

(22)that does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state, or local, including the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act, and Regulation Z ~~of the Board~~;

(23)that is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than such Borrower has or has had an ownership interest in such goods, or that indicates any party other than such Borrower as payee or remittance party; or

(24)that was created on cash on delivery terms.

In determining the amount of an Eligible Trade Account of a Borrower, the face amount of an Account may, in the Administrative Agent’s Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits, or credits pending, promotional program allowances, price adjustments, finance charges, or other allowances (including any amount that such Borrower may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by such Borrower to reduce the amount of such Account. The Administrative Agent retains the right, from time to time in its Permitted Discretion, to establish additional standards of eligibility for Accounts.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to (a) the environment, (b) preservation or reclamation of natural resources, (c) the management, Release, or threatened Release of any Hazardous Material, or (d) health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties, or indemnities), of any Borrower or Subsidiary directly or indirectly resulting from or based upon (a) any violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, or disposal of any Hazardous Materials, (c) any exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment, or (e) any contract, agreement, or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust, or other equity ownership interests in a Person, and any warrants, options, or other rights entitling the holder thereof to purchase or acquire any of the foregoing, but excluding any debt securities convertible into any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by any Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan, (e) the receipt by any Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the incurrence by any Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal of any Borrower or any ERISA Affiliate from any Plan or Multiemployer Plan, or (g) the receipt by any Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower or any ERISA Affiliate of any notice, concerning the imposition upon any Borrower or any ERISA Affiliate of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, in critical status, or in reorganization, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

~~“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate.~~

“Event of Default” has the meaning assigned to such term in Article 7.

“Excess Availability” means, at any time, an amount equal to the result of (a) Availability, minus (b) the aggregate amount of all outstanding accounts payable that have been unpaid for more than 60 days after the due date therefor (other than accounts payable being contested or disputed in good faith).

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an ECP at the time the Guarantee of such Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion will apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) in the case of a Lender, withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit, or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit, or Commitment (other than pursuant to an assignment request by the Borrowers under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit, or Commitment or to such Lender immediately before it changed its lending office; (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f); and (d) any withholding Taxes imposed under FATCA.

“Extenuating Circumstance” means any period during which the Administrative Agent has determined in its sole discretion (a) that due to unforeseen and/or nonrecurring circumstances, it is impractical and/or not feasible to submit or receive a Borrowing Request or Interest Election Request by email or fax or through Electronic System and (b) to accept a Borrowing Request or Interest Election Request telephonically.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules, or practices adopted pursuant to any intergovernmental agreement, treaty, or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions ~~(~~, as determined in such manner as set forth on the NYFRB ~~sets forth on its public website~~ ’s Website from time to time~~)~~ , and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that, if the Federal Funds Effective Rate as so determined would be less than ~~zero~~0.00%, such rate will be deemed to be ~~zero~~ 0.00% for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the U.S.

~~“FHSCO” means a Subsidiary that owns no assets other than Equity Interests of, and Indebtedness from, one or more CFCs.~~

“Financial Officer” means the chief financial officer, vice president of finance, head of finance, principal accounting officer, treasurer, or controller of a Borrower.

“Fixed Charge Coverage Ratio” means, as of any date, the ratio of (a) EBITDA, minus Unfinanced Capital Expenditures, divided by (b) Fixed Charges.

“Fixed Charges” means, for any period, without duplication, cash Interest Expense, plus scheduled principal payments on Indebtedness (excluding with respect to the Loan Parties the Revolving Loans) actually made, plus expenses for taxes paid in cash, plus Restricted Payments paid in cash, plus Capital Lease Obligation payments.

“Flood Laws” has the meaning assigned to such term in Section 8.10.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment, or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate, Adjusted REVSOFR30 Rate, or the Adjusted Daily Simple SOFR, as applicable. For the avoidance of doubt, the initial Floor for each of the Adjusted Term SOFR Rate, Adjusted REVSOFR30 Rate, or the Adjusted Daily Simple SOFR will be 0.00%.

“Foreign Lender” means (a) if a Borrower is a U.S. Person, a Lender, with respect to such Borrower, that is not a U.S. Person and (b) if a Borrower is not a U.S. Person, a Lender, with respect to such Borrower, that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FSHCO” means a Subsidiary that owns no assets other than Equity Interests of, and Indebtedness from, one or more CFCs.

“Funding Account” has the meaning assigned to such term in Section 4.01(h). “GAAP” means generally accepted accounting principles in the U.S.
“Governmental Authority” means the government of the U.S., any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities, or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof,
(c) to maintain working capital, equity capital, or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee does not include endorsements for collection or deposit in the ordinary course of business.
“Guaranteed Obligations” has the meaning assigned to such term in Section 10.01. “Guarantors” means all Loan Guarantors and any non-Loan Parties (if any) that have delivered an Obligation Guaranty, and the term “Guarantor” means each or any one of them individually.

“Hazardous Materials” means: (a) any substance, material, or waste that is included within the definitions of “hazardous substances,” “hazardous materials,” “hazardous waste,” “toxic substances,” “toxic materials,” “toxic waste,” or words of similar import in any Environmental Law; (b) those substances listed as hazardous substances by the U.S. Department of Transportation (or any successor agency) (49 C.F.R. 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) (40 C.F.R. Part 302 and amendments thereto); and

(c) any substance, material, or waste that is petroleum, petroleum-related, or a petroleum by- product, asbestos or asbestos-containing material, polychlorinated biphenyls, flammable, explosive, radioactive, freon gas, radon, or a pesticide, herbicide, or any other agricultural chemical.

~~“IBA” has the meaning assigned to such term in Section 1.05.~~

“IFRS” means the body of pronouncements issued by the International Accounting Standards Board (IASB), including International Financial Reporting Standards and interpretations approved by the IASB, International Accounting Standards and Standing Interpretations Committee interpretations approved by the predecessor International Accounting Standards Committee and adapted for use in the European Union.

~~“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate”.~~

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes, or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person,
(e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) obligations under any earn-out (which for all purposes of this Agreement will be valued at the maximum potential amount payable with respect to such earn-out), (l) any other Off- Balance Sheet Liability and (m) obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced, or acquired (including all renewals, extensions, and modifications thereof and substitutions therefor), under (i) any and all Swap Agreements and
(ii) any and all cancellations, buy backs, reversals, terminations, or assignments of any Swap Agreement transaction. The Indebtedness of any Person includes the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by, or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) preceding, Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b). “Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).

“Information” has the meaning assigned to such term in Section 9.12.

“Interest Election Request” means a request by the Borrower Representative to convert or continue a Revolving Borrowing in accordance with Section 2.08.

“Interest Expense” means, for any period, total interest expense (including that attributable to Capital Lease Obligations) for such period with respect to all outstanding Indebtedness (including all commissions, discounts, and other fees and charges owed with respect to letters of credit and bankers’ acceptances and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), calculated on a consolidated basis for such period in accordance with GAAP.

“Interest Payment Date” means (a) with respect to any CBFR Loan ~~(other than a Swingline Loan)~~, the first Business Day of each calendar month and the Maturity Date ~~and (b) with respect to any Eurodollar~~ , (b) with respect to any RFR Loan, (i) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month)
(ii) the Maturity Date, and (c) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part (and, in the case of a ~~Eurodollar~~ Term Benchmark Borrowing with an Interest Period of more than three months duration, each day prior to the last day of such Interest Period that occurs at intervals of three months duration after the first day of such Interest Period) and the Maturity Date.

“Interest Period” means, with respect to any ~~Eurodollar~~ Term Benchmark Borrowing, the period commencing on the date of such ~~Eurodollar~~ Borrowing and ending on the numerically corresponding day in the calendar month that is one, ~~two,~~ three, or six months ~~(or~~thereafter, or with the consent of each Lender, twelve months~~)~~ thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as the Borrower Representative may elect; provided that (ia) if any Interest Period would end on a day other than a Business Day, such Interest Period will be extended to the next succeeding Business Day unless, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period will end on the next preceding Business Day ~~and (ii~~, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) will end on the last Business Day of the last calendar month of such Interest Period, and (c) no tenor that has been removed from this definition pursuant to Section 2.14(e) will be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially will be the date on which such Borrowing is made and , in the case of a Revolving Borrowing, thereafter will be the effective date of the most recent conversion or continuation of such Borrowing.

~~“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination will be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time; provided,~~

~~that if any Interpolated rate is less than zero, such rate will be deemed to be zero for purposes of this Agreement.~~

“Inventory” has the meaning assigned to such term in the Security Agreement. “Investment” has the meaning assigned to such term in Section 6.04.
“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means, individually and collectively, each of JPMCB ~~, in its capacity as the issuer of Letters of Credit hereunder,~~ and any other Revolving Lender from time to time designated by the Borrower Representative as an Issuing Bank (in each case, through itself or through one of its designated affiliates or branch offices), with the consent of such Revolving Lender and the Administrative Agent, ~~and their~~ each in its capacity as the issuer of Letters of Credit hereunder, and its respective successors in such capacity as provided in Section 2.06(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by its Affiliates, in which case the term “Issuing Bank” will include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank will, or will cause such Affiliate to, comply with the requirements of Section 2.06 with respect to such Letters of Credit). At any time there is more than one Issuing Bank, all singular references to the Issuing Bank will mean any Issuing Bank, either Issuing Bank, each Issuing Bank, the Issuing Bank that has issued the applicable Letter of Credit, or both (or all) Issuing Banks, as the context may require.

“Issuing Bank Sublimit” means, as of the Effective Date, (i) $20,000,000, in the case of JPMCB and (ii) such amount as is designated to the Administrative Agent and the Borrower Representative in writing by an Issuing Bank; provided that any Issuing Bank will be permitted at any time to increase or reduce its Issuing Bank Sublimit upon providing five Business Days prior written notice thereof to the Administrative Agent and the Borrower Representative.
“Joinder Agreement” means a Joinder Agreement in substantially the form of Exhibit E. “JPMCB” means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.

“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).

“LC Disbursement” means any payment made by an Issuing Bank pursuant to a Letter of
Credit.

“LC Exposure” means, at any time, the sum of the Commercial LC Exposure and the
Standby LC Exposure at such time. The LC Exposure of any Revolving Lender at any time will be its Applicable Percentage of the aggregate LC Exposure at such time.

“Lenders” means the Persons listed on the Commitment Schedule and any other Person that has become a Lender hereunder pursuant to Section 2.09 or an Assignment and Assumption or otherwise, other than any such Person that ceases to be a Lender hereunder pursuant to an Assignment and Assumption or otherwise. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and ~~the~~ each Issuing Bank.

“Letter of Credit Agreement” has the meaning assigned to such term in Section 2.06(b).

“Letters of Credit” means the letters of credit issued pursuant to this Agreement, and the term “Letter of Credit” means any one of them or each of them singularly, as the context may require.

~~“LIBO Rate” means, with respect to any Eurodollar Borrowing for any applicable Interest~~ Period or for any CBFR Borrowing, LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that, if the LIBO Screen Rate is not available at such time for such Interest Period (an “Impacted Interest Period”), then the LIBO Rate will be the Interpolated Rate, subject to Section 2.14 in the event that the Administrative Agent concludes that it is not possible to determine such Interpolated Rate (which conclusion will be conclusive and binding absent manifest error). Notwithstanding the above, to the extent that “LIBO Rate” or “Adjusted LIBO Rate” is used in connection with a CBFR Borrowing, such rate will be determined as modified by the definition of Adjusted One Month ~~LIBOR Rate.~~

~~“LIBO Screen Rate” means, for any day and time, with respect to any Eurodollar~~ Borrowing for any Interest Period or for any CBFR Borrowing, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars) for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would ~~be less than zero, such rate will be deemed to be zero for the purposes of this Agreement.~~

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge, or security interest (including a security interest as defined in section 17(1)(a) of the PPSA) in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease, or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, and (c) in the case of securities, any purchase option, call, or similar right of a third party with respect to such securities.

“Loan Borrowing Option” has the meaning assigned to such term in the DDA Access Product Agreement.

“Loan Documents” means, collectively, this Agreement, any promissory notes issued pursuant to this Agreement, any Letter of Credit Agreement, the Collateral Documents, the Loan Guaranty, any Obligation Guaranty, and all other agreements, instruments, documents, and certificates identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent or any Lender and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements, letter of credit applications, and any agreements between the Borrower Representative and ~~the~~ an Issuing Bank regarding ~~the~~ such Issuing Bank’s Issuing Bank Sublimit or the respective rights and obligations between the applicable Borrower and ~~the~~ an Issuing Bank in connection with the issuance by ~~the~~ such Issuing Bank of Letters of

Credit, and all other written matter whether heretofore, now, or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to the Administrative Agent or any Lender in connection with this Agreement or the transactions contemplated hereby. Any reference in this Agreement or any other Loan Document to a Loan Document will include all appendices, exhibits, or schedules thereto, and all amendments, restatements, supplements, or other modifications thereto, and will refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Guarantor” means (a) each Borrower at any time party hereto with respect to the Secured Obligations of the other Borrowers and (b) any other Loan Party at any time party hereto that is not a Borrower.

“Loan Guaranty” means Article 10 of this Agreement.

“Loan Parties” means, collectively, the Borrowers, the Loan Guarantors, any other Person that becomes a party to this Agreement pursuant to a Joinder Agreement, and their respective successors and assigns, and the term “Loan Party” means any one of them or all of them individually, as the context may require.

“Loans” means the loans and advances made by the Lenders pursuant to this Agreement, including Swingline Loans, Overadvances, and Protective Advances.

“Margin Stock” means margin stock within the meaning of Regulation T, Regulation U, and Regulation X, as applicable.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, or financial condition, of the Loan Parties taken as a whole, (b) the ability of any Loan Party to perform any of its Obligations, (c) the Collateral, or the Administrative Agent’s Liens (on behalf of itself and other Secured Parties) on the Collateral, or the priority of such Liens, or (d) the rights of, or benefits available to, the Administrative Agent, the Issuing ~~Bank~~Banks, or the Lenders under any of the Loan Documents.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Loan Parties in an outstanding principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Loan Parties in respect of any Swap Agreement at any time will be the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party would be required to pay if such Swap Agreement were terminated at such time.

“Maturity Date” means February 20, 2024 or any earlier date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

“Maximum Rate” has the meaning assigned to such term in Section 9.17. “Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Income” means, for any Person (the “subject Person”) for any period, the consolidated net income (or loss), determined on a consolidated basis for the subject Person in accordance with GAAP; provided that the following will be excluded from the determination of Net Income (a) the income (or deficit) of any Person accrued prior to the date it becomes a subsidiary of the subject Person or is merged into or consolidated with the subject Person, (b) the income (or deficit) of any Person (other than a subsidiary of the subject Person) in which the subject Person has an ownership interest, except to the extent that any such income is actually received by the subject Person in the form of dividends or similar distributions, and (c) the undistributed earnings of any subsidiary of the subject Person to the extent that the declaration or payment of dividends or similar distributions by such subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

“Net Orderly Liquidation Value” means, with respect to Inventory of any Person, the orderly liquidation value thereof as determined in a manner acceptable to the Administrative Agent by an appraiser acceptable to the Administrative Agent, net of all costs of liquidation thereof.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds, and
(iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer, or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer of the Borrower Representative).

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d). “NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day(or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by the Administrative Agent; provided, further, that if any of the aforesaid rates as so determined would be less than ~~zero~~0.00%, such rate will be deemed to be ~~zero~~ 0.00% for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“NZ Security Agreement” means that certain General Security Deed, dated on or about the Effective Date, as such agreement may be amended, restated, or otherwise modified from time to time.

“Obligated Party” has the meaning assigned to such term in Section 10.02.

“Obligation Guaranty” means any Guarantee of all or any portion of the Secured Obligations executed and delivered to the Administrative Agent for the benefit of the Secured Parties by a guarantor that is not a Loan Party.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities, and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership, or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Loan Parties to any of the Lenders, the Administrative Agent, ~~the~~ any Issuing Bank, or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law, or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement or other obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof.

~~“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.~~

“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability, or obligation under any so-called “synthetic lease” transaction entered into by such Person, and (c) any indebtedness, liability, or obligation arising with respect to any other transaction that is the functional equivalent of or takes the place of borrowing but that does not constitute a liability on the balance sheet of such Person (other than operating leases).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit, or any Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing, or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement, or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Overadvance” has the meaning assigned to such term in Section 2.05(b).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight ~~Eurodollar borrowings~~ eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions (as such composite rate ~~are~~ is determined by the NYFRB as set forth on ~~its public website~~ the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Paid in Full” or “Payment in Full” means, (a) the payment in full in cash of all outstanding Loans and LC Disbursements, together with accrued and unpaid interest thereon, (b) the termination, expiration, or cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Administrative Agent of a cash deposit, or at the discretion of the Administrative Agent a backup standby letter of credit satisfactory to the Administrative Agent and the applicable Issuing Bank, in an amount equal to 105% of the LC Exposure as of the date of such payment), (c) the payment in full in cash of the accrued and unpaid fees, including the applicable Prepayment Fee, if any, (d) the payment in full in cash of all reimbursable expenses and other Secured Obligations (other than Unliquidated Obligations for which no claim has been made and other obligations expressly stated to survive such payment and termination of this Agreement), together with accrued and unpaid interest thereon, (e) the termination of all Commitments, and (f) the termination of the Swap Agreement Obligations and the Banking Services Obligations or entering into other arrangements satisfactory to the Secured Parties counterparties thereto.

“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Participant” has the meaning assigned to such term in Section 9.04(c). “Participant Register” has the meaning assigned to such term in Section 9.04(c).
“Payment Condition” is deemed to be satisfied in connection with a Restricted Payment or Investment if:

(1)no Event of Default has occurred and is continuing or would result immediately after giving effect to such Restricted Payment or Investment; and

(2)any one of the following circumstances then exist:

(a)no Credit Exposure is outstanding;

(b)if any Credit Exposure is outstanding, immediately after giving effect to such Restricted Payment or Investment, the Borrowers have Excess Availability calculated on a pro forma basis after giving effect to such Restricted Payment or Investment of not less than the greater of (A) 15.0% of the Aggregate Revolving Commitment or (B) $6,000,000; or

(c)if any Credit Exposure is outstanding, (A) immediately after giving effect to such Restricted Payment or Investment, the Borrowers have Excess Availability calculated on a pro forma basis after giving effect to such Restricted

Payment or Investment of not less than the greater of (y) 10.0% of the Aggregate Revolving Commitment or (z) $4,000,000 and (B) the Fixed Charge Coverage Ratio of the Loan Parties calculated on a pro forma and consolidated basis for the immediately preceding twelve calendar months is not less than 1.10 to 1.00; and

with respect to clause (ii) and clause (iii) preceding, the Borrower Representative has delivered to the Administrative Agent a written certification with respect thereto and attaching calculations therefor, as applicable.

“Payment Notice” has the meaning assigned to such term in Section 8.06(d)(ii).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means any Acquisition by any Loan Party in a transaction that satisfies each of the following requirements:

(1)no Event of Default has occurred and is continuing or would result immediately after giving effect to such Restricted Payment or Investment;

(2)such Acquisition is not a hostile or contested acquisition;

(3)the business acquired in connection with such Acquisition is (i) located in the U.S., (ii) organized under applicable U.S. and state laws, and (iii) not engaged, directly or indirectly, in any line of business other than the businesses in which the Loan Parties are engaged on the Effective Date and any business activities that are substantially similar, related, or incidental thereto;

(4)[reserved]

(5)as soon as available, but not less than 30 days prior to such Acquisition, the Borrower Representative has provided the Administrative Agent (i) notice of such Acquisition and (ii) a copy of all business and financial information reasonably requested by the Administrative Agent, including pro forma financial statements, statements of cash flow, and Availability projections;

(6)if the Accounts and Inventory acquired in connection with such Acquisition are proposed to be included in the determination of the Borrowing Base, the Administrative Agent has conducted an audit and field examination of such Accounts and Inventory, the results of which must be satisfactory to the Administrative Agent in its Permitted Discretion;

(7)the total cash consideration and Indebtedness assumed or incurred in connection with such Acquisition does not exceed $10,000,000;

(8)if such Acquisition is an acquisition of the Equity Interests of a Person, such Acquisition is structured so that the acquired Person becomes a Wholly-Owned Subsidiary of a Borrower and a Loan Party pursuant to the terms of this Agreement;

(9)if such Acquisition is an acquisition of assets, such Acquisition is structured so that a Loan Party acquires such assets;

(10)if such Acquisition is an acquisition of Equity Interests, such Acquisition will not result in any violation of Regulation U;

(11)if such Acquisition involves a merger or a consolidation involving a Loan Party, such Loan Party is the surviving entity;

(12)no Loan Party, as a result of or in connection with any such Acquisition, assumes or incurs any direct or contingent liabilities (whether relating to environmental, tax, litigation, or other matters) that could have a Material Adverse Effect;

(13)in connection with an Acquisition of the Equity Interests of any Person, all Liens on property of such Person that constitute Collateral are terminated unless the Administrative Agent and the Lenders in their sole discretion consent otherwise, and in connection with an Acquisition of the assets of any Person, all Liens on such assets are terminated;

(14)[reserved]

(15)[reserved]

(16)[reserved]

(17)all actions required to be taken with respect to any newly acquired or formed Wholly-Owned Subsidiary of a Loan Party required under Section 5.14 have been taken; and

(18)the Borrower Representative has delivered to the Administrative Agent the final executed material documentation relating to such Acquisition within 15 days following the consummation thereof.

“Permitted Discretion” means a determination made in good faith in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Encumbrances” means:

(1)Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;

(2)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

(3)pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance, and other social security laws or regulations;

(4)(i) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds, and other obligations of a like nature, in each case in the ordinary course of business and (ii) rights of offset of a credit card issuer or processor in the ordinary course of business;

(5)judgment Liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article 7; and

(6)easements, zoning restrictions, rights-of-way, and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Borrower or any Subsidiary;

provided that the term “Permitted Encumbrances” does not include any Lien securing Indebtedness, except with respect to clause (d)(i) preceding.

“Permitted Holders” means any combination of one or more of (a) Tiger Global Investment Partners X, L.P., (b) Timothy Oliver Brown, and (c) Maveron Equity Partners V, L.P.

“Permitted Investments” means:

(1)direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the U.S. (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the U.S.), in each case maturing within one year from the date of acquisition thereof;

(2)investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(3)investments in certificates of deposit, bankers’ acceptances, and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the U.S. or any state thereof that has a combined capital and surplus and undivided profits of not less than
$500,000,000;

(4)fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) preceding and entered into with a financial institution satisfying the criteria described in clause (c) preceding;

(5)money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s, and (iii) have portfolio assets of at least
$500,000,000; and

(6)any other investments in cash, cash equivalents, or for which there is a ready and liquid marketplace (including, mutual funds and marketable securities) for buying and selling such investments and that are permitted pursuant to an investment policy approved by the board of directors of Allbirds and provided to the Administrative Agent.

“Permitted Liens” means Permitted Encumbrances and Liens permitted under Section 6.02.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority, or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“PPSA” means the New Zealand Personal Property Securities Act 1999. “Prepayment Event” means:
(1)during any Dominion Period, Disposition of any Collateral;

(2)during any Dominion Period, any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any Collateral; and

(3)the incurrence by any Loan Party of any Indebtedness, other than Indebtedness permitted under Section 6.01.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15
(519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate will be effective from and including the date such change is publicly announced or quoted as being effective.

“Projections” has the meaning assigned to such term in Section 5.01(f). “Protective Advance” has the meaning assigned to such term in Section 2.04.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and will be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to such term in Section 9.24.

“Qualified Cash Balance” means, at any time, the aggregate collected balance in deposit accounts (as defined in the UCC) and securities accounts (as defined in Section 8-501 of the UCC) of the Borrowers maintained with the Administrative Agent that are designated by the Borrowers and the Administrative Agent to hold “qualified cash” and that are subject to a Deposit Account Control Agreement (as defined in the Security Agreement); provided that any such securities accounts only hold investments of cash and other Permitted Investments included in clause (a) through clause (e) of the definition thereof with maturities of less than 90 days from the date of acquisition.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Loan Guaranty or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender, and
(4)any Issuing Bank, or any combination thereof (as the context requires).

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago, Illinois time) on the day that is two
U.S. Government Securities Business Days preceding the date of such setting, (b) if the RFR for such Benchmark is Daily Simple SOFR, then four Business Days prior to such setting, or (c) if such Benchmark is not the Term SOFR Rate or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is the Term SOFR Rate or REVSOFR30 Rate, 5:00 a.m. (Chicago, Illinois time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting or (b) if such Benchmark is not the Term SOFR Rate or REVSOFR30 Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Refinance Indebtedness” has the meaning assigned to such term in Section 6.01(f). “Register” has the meaning assigned to such term in Section 9.04(b).
“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation Z” means Regulation Z of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives, and advisors of such Person and such Person’s Affiliates.

“Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing, or dumping of any substance into the environment.

“Relevant Governmental Body” means the Federal Reserve Board, the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB or, in each case, any successor thereto.

“Relevant Rate” means (a) with respect to any Term Benchmark Borrowing, the Adjusted Term SOFR Rate, (b) with respect to any Adjusted REVSOFR30 Rate Borrowing, the Adjusted REVSOFR30 Rate, or (c) with respect to any RFR Borrowing, the Adjusted Daily Simple SOFR, as applicable.

“Report” means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations, or audits pertaining to the assets of the Loan Parties from information furnished by or on behalf of the Borrowers, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent.

“Reporting Frequency Change Period” means any period occurring between (a) the date three Business Days after the earlier to occur of (i) any Event of Default or (ii) Availability being less than 12.5% of the Aggregate Revolving Commitment and (b) the date that for a period of 30 consecutive days Availability has been equal to or greater than 12.5% of the Aggregate Revolving Commitment and no Event of Default has been in existence.

“Required Lenders” means, subject to Section 2.20, at any time, Lenders having Credit Exposure and unused Commitments representing at least 51.0% of the sum of the Aggregate Credit Exposure and unused Commitments at such time; provided that, as long as there are only two Lenders, Required Lenders will mean both Lenders.

“Requirement of Law” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation, and bylaws or operating, management, or partnership agreement, or other organizational or governing documents of such Person and (b) any statute, law (including common law), treaty, rule, regulation, code, ordinance, order, decree, writ, judgment, injunction, or determination of any arbitrator or court or other Governmental Authority (including Environmental Laws), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserves” means any and all reserves that the Administrative Agent deems necessary, in its Permitted Discretion, to maintain (including reserves for accrued and unpaid interest on the Secured Obligations, Banking Services Reserves, volatility reserves, reserves for rent at locations leased by any Loan Party and for consignee’s, warehousemen’s, and bailee’s charges, reserves for dilution of Accounts (including Credit Card Accounts), reserves for Inventory shrinkage, reserves for customs charges and shipping charges related to any Inventory in transit, reserves for Swap Agreement Obligations, reserves for uninsured losses of any Loan Party, reserves for uninsured, underinsured, un-indemnified or under-indemnified liabilities or potential liabilities with respect to any litigation, and reserves for taxes, fees, assessments, and other governmental charges) with respect to the Collateral or any Loan Party.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to any Loan Party, the president, Financial Officer, or other executive officer of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities, or other property) with respect to any Equity Interests of Allbirds or any Subsidiary, or any payment (whether in cash, securities, or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation, or termination of any such Equity Interests or any option, warrant, or other right to acquire any such Equity Interests.

~~“REVLIBOR30 Rate” means the London interbank offered rate administered by ICE~~ Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars) for a one month period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page ~~of such other information service that publishes such rate from time to time as selected~~ “Revolving Borrowing” means ~~by the Administrative Agent in its reasonable discretion; in each case the~~ “REVLIBOR30 Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the first Business Day of each month, adjusted monthly on the first Business Day of each month; provided that, (x) if the REVLIBOR30 Screen Rate is less than zero, such rate will be deemed to be zero for purposes of this Agreement and (y) if the REVLIBOR30 Screen Rate is not available at such time for such a period, then the REVLIBOR30 Rate will be equal to the CB Floating ~~Rate.~~Revolving Loans of the same Type, made, converted, or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.

“Revolving Commitment” means, with respect to each Lender, the ~~commitment, if any, of~~ such Lender to make Revolving Loans and to acquire participations in Letters of Credit, Overadvances, and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure hereunder, as such ~~commitment~~ amount set forth on the Commitment Schedule opposite such Lender’s name, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) as provided in Section 9.04(b)(ii)(C) pursuant to which such Lender has assumed its Revolving Commitment, as applicable, as such Revolving Commitment may be reduced or increased from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such Lender pursuant to Section 9.04. ~~The initial amount of each Lender’s Revolving Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender has assumed its Revolving Commitment or assigned a portion of its Revolving Commitment, as applicable~~; provided that at no time will the Revolving Exposure of any Lender exceed its Revolving Commitment. The initial aggregate amount of the Lenders’ Revolving Commitments is
$40,000,000.

“Revolving Exposure” means, with respect to any Lender at any time, the sum of (a) the outstanding principal amount of such Lender’s Revolving Loans, its LC Exposure, and its Swingline Exposure at such time, plus (b) an amount equal to its Applicable Percentage of the aggregate principal amount of Protective Advances outstanding at such time, plus (c) an amount equal to its Applicable Percentage of the aggregate principal amount of Overadvances outstanding at such time.

“Revolving Lender” means, as of any date of determination, a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

“Revolving Loan” means a Loan made pursuant to Section 2.01(a).

“REVSOFR30 Rate” means the Term SOFR Reference Rate for a one month period, as such rate is published by the CME Term SOFR Administrator, at approximately 5:00 a.m., Chicago, Illinois time, two U.S. Government Securities Business Days prior to the first Business Day of each month, adjusted monthly on the first Business Day of each month. Any change in the REVSOFR30 Rate will be effective from and include the effective date of such change.

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple
SOFR.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services
LLC business.

“Sale and Leaseback Transaction” has the meaning assigned to such term in Section 6.06.

“Sanctioned Country” means, at any time, a country, region, or territory that is itself the subject or target of any Sanctions (at the time of this Agreement, ~~Crimea~~the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea, and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state, ~~Her~~ His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority, (b) any Person operating, organized, or resident in a

Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in clause (a) or clause (b) preceding, or (d) any Person otherwise the subject of any Sanctions.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered, or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, ~~Her~~ His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission of the U.S.

“Secured Obligations” means all Obligations, together with all (a) Banking Services Obligations and (b) Swap Agreement Obligations owing to one or more Lenders or their respective Affiliates; provided that the definition of “Secured Obligations” will not create any guarantee by any Guarantor of (or grant of security interest by any Guarantor to support, as applicable) any Excluded Swap Obligations of such Guarantor for purposes of determining any obligations of any Guarantor.

“Secured Parties” means (a) the Administrative Agent, (b) the Lenders, (c) each Issuing Bank, (d) each provider of Banking Services, to the extent the Banking Services Obligations in respect thereof constitute Secured Obligations, (e) each counterparty to any Swap Agreement, to the extent the obligations thereunder constitute Secured Obligations, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, and (g) the successors and assigns of each of the foregoing.

“Security Agreement” means that certain Pledge and Security Agreement (including any and all supplements thereto), dated as of the date hereof, among the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, and any other pledge or security agreement entered into, after the date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document) or any other Person for the benefit of the Administrative Agent and the other Secured Parties, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Settlement” has the meaning assigned to such term in Section 2.05(d). “Settlement Date” has the meaning assigned to such term in Section 2.05(d).
“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.
“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”. “Standby LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all standby Letters of Credit outstanding at such time, plus (b) the aggregate amount of all LC Disbursements relating to standby Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time. The Standby LC Exposure of any Revolving Lender at any time will be its Applicable Percentage of the aggregate Standby LC Exposure at such time.

“Statements” has the meaning assigned to such term in Section 2.18(f).

~~“Statutory Reserve Rate” means a fraction (expressed as a decimal), (a) the numerator of~~ which is the number one and (b) the denominator of which is the number one, minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency, or supplemental reserves) established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentages include those imposed pursuant to Regulation D. Eurodollar Loans will be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions, or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate will be adjusted automatically on and ~~as of the effective date of any change in any reserve percentage.~~

“Subordinated Indebtedness” of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Secured Obligations to the written satisfaction of the Administrative Agent.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association, or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association, or other entity (a) of which securities or other ownership interests representing more than 50.0% of the equity or more than 50.0% of the ordinary voting power or, in the case of a partnership, more than 50.0% of the general partnership interests are, as of such date, owned, controlled, or held or (b) that is, as of such date, otherwise Controlled, by the parent and/or one or more subsidiaries of the parent.

“Subsidiary” means any direct or indirect subsidiary of Allbirds or another Loan Party, as applicable.

“Supported QFC” has the meaning assigned to such term in Section 9.24.

“Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default, or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees, or consultants of the Loan Parties or the Subsidiaries will be a Swap Agreement.

“Swap Agreement Obligations” means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced, or acquired (including all renewals, extensions, and modifications thereof and substitutions therefor), under
(a) any and all Swap Agreements permitted hereunder with a Lender or an Affiliate of a Lender and (b) any and all cancellations, buy backs, reversals, terminations, or assignments of any Swap Agreement transaction permitted hereunder with a Lender or an Affiliate of a Lender.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time will be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means JPMCB, in its capacity as lender of Swingline Loans hereunder. Any consent required of the Administrative Agent or ~~the~~ an Issuing Bank will be deemed to be required of the Swingline Lender and any consent given by JPMCB in its capacity as the Administrative Agent or ~~the~~ Issuing Bank will be deemed given by JPMCB in its capacity as the Swingline Lender.

“Swingline Loan” has the meaning assigned to such term in Section 2.05(a).

“Target Balance” has the meaning assigned to such term in the DDA Access Product Agreement.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings, (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees, or other charges imposed by any Governmental Authority, including any interest, additions to tax, or penalties applicable thereto.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“Term SOFR Determination Day” has the meaning assigned to such term in the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago, Illinois time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m. (New York, New York time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Transactions” means the execution, delivery, and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof, and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted ~~LIBO~~ Term SOFR Rate , the Adjusted Daily Simple SOFR, or the CBFR.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of California or in any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfinanced Capital Expenditures” means, for any period, Capital Expenditures made during such period that are not financed from the proceeds of any Indebtedness (other than the Revolving Loans; it being understood and agreed that, to the extent any Capital Expenditures are financed with Revolving Loans, such Capital Expenditures will be deemed Unfinanced Capital Expenditures); provided that, with respect to the Loan Parties, Unfinanced Capital Expenditures will not include any Capital Expenditures made prior to January 1, 2020.

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is (a) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it, (b) any other obligation (including any guarantee) that is contingent in nature at such time, or (c) an obligation to provide collateral to secure any of the foregoing types of obligations.

“U.S.” means the United States of America.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday, or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regime” has the meaning assigned to such term in Section 9.24. “U.S. Tax Compliance Certificate” has the meaning assigned to such term in
Section 2.17(f)(ii)(B)(3).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify, or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities, or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”)~~,~~ or by Type (e.g., a “~~Eurodollar Loan”),~~ Term Benchmark Loan”, an “RFR Loan” or “an Adjusted REVSOFR30 Rate Loan”) or by Class and Type (e.g., a “~~Eurodollar~~ Term Benchmark Revolving Loan”, an “ RFR Revolving Loan” or “an Adjusted REVSOFR30 Rate Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”)~~,~~ or by Type (e.g., a “~~Eurodollar~~ Term Benchmark Borrowing”~~),~~ , an “RFR Borrowing” or “an Adjusted REVSOFR30 Rate

Borrowing”) or by Class and Type (e.g., a “~~Eurodollar~~ Term Benchmark Revolving Borrowing”, an “RFR Revolving Borrowing” or “an Adjusted REVSOFR30 Rate Revolving Borrowing”).

Section 1.03 Terms Generally. The definitions of terms herein will apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine, and neuter forms. The words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation”. The word “law” will be construed as referring to all statutes, rules, regulations, codes, and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply) and all judgments, orders, and decrees of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument, or other document herein will be construed as referring to such agreement, instrument, or other document as from time to time amended, restated, supplemented, or otherwise modified (subject to any restrictions on such amendments, restatements, supplements, or modifications set forth herein), (b) any definition of or reference to any statute, rule, or regulation will be construed as referring thereto as from time to time amended, supplemented, or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person will be construed to include such Person’s successors and assigns (subject to any restrictions on assignments set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that has succeeded to any or all functions thereof, (d) the words “herein”, “hereof”, and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits, and Schedules will be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (f) any reference in any definition to the phrase “at any time” or “for any period” will refer to the same time or period for all calculations or determinations within such definition, and (g) the words “asset” and “property” will be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights.

Section 1.04    Accounting Terms; GAAP.

(1)Except as otherwise expressly provided herein, all terms of an accounting or financial nature will be construed in accordance with GAAP, as in effect from time to time; provided that, if after the date hereof the Loan Parties migrate to IFRS or there occurs any change in GAAP or in the application thereof on the operation of any provision hereof and the Borrower Representative notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of such migration to IFRS or change in GAAP or in the application thereof (or if the Administrative Agent notifies the Borrower Representative that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such migration to IFRS or change in GAAP or in the application thereof, then such provision will be interpreted on the basis of GAAP as in effect and applied immediately before such migration or change has become effective until such notice has been withdrawn or such provision amended in accordance herewith.

(2)Notwithstanding anything to the contrary contained in Section 1.04(a) or in the definition of “Capital Lease Obligations,” in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that such leases were in existence on the date hereof) that would constitute capital leases in conformity with GAAP on the date hereof will be considered capital leases, and all calculations and deliverables under this Agreement or any other Loan Document will be made or delivered, as applicable, in accordance therewith.

Section 1.05 Interest Rates; ~~LIBOR~~ Benchmark Notifications. The interest rate on ~~Eurodollar Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate is no longer available or in certain other circumstances as set forth in Section 2.14(c), such Section 2.14(c~~a Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The ~~Administrative Agent will notify the Borrower Representative, pursuant to Section 2.14, in advance of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the~~ Administrative Agent does not warrant or accept any responsibility for, and will not have any liability with respect to, the administration, submission, performance, or any other matter related to ~~the London interbank offered rate or other rates in the definition of “LIBO Rate”~~ any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including~~, without limitation,~~ whether the composition or characteristics of any such alternative, successor, or replacement reference rate~~, as it may or may not be adjusted pursuant to Section 2.14(c),~~ will be similar to, or produce the same value or economic equivalence of, the ~~LIBO Rate~~ existing interest rate being replaced or have the same volume or liquidity as did ~~the London interbank offered~~ any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor, or replacement rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and will have no liability to the Borrowers, any Lender, or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental, or consequential damages, costs, losses, or expenses (whether in tort, contract, or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.06 Status of Obligations. In the event that any Loan Party at any time issues or has outstanding any Subordinated Indebtedness, such Loan Party will take, and will cause each other Loan Party to take, all such actions as are necessary to cause the Secured Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Administrative Agent and the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Secured Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as are required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.

Section 1.07    Reserved.

Section 1.08 Letters of Credit. Unless otherwise specified herein, the amount of a Letter of Credit at any time will be deemed to be the stated amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit will be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms in the governing rules or law or of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit will be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrowers and each Lender will remain in full force and effect until the Issuing Banks and the Lenders have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

Section 1.09 Divisions. For all purposes under the Loan Documents, in connection with any Division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation, or liability of any Person becomes the asset, right, obligation, or liability of a different Person, then it will be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person will be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE 2

The Credits

Section 2.01 Commitments. Subject to the terms and conditions set forth herein, each Lender severally (and not jointly) agrees to make Revolving Loans in dollars to the Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment or (b) the Aggregate Revolving Exposure exceeding the lesser of (i) the Aggregate Revolving Commitment, minus Reserves or (ii) the Borrowing Base, subject to the Administrative Agent’s authority, in its sole discretion, to make Protective Advances and Overadvances pursuant to the terms of Section 2.04 and Section 2.05. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay, and reborrow Revolving Loans.

Section 2.02    Loans and Borrowings.

(1)Each Loan (other than a Swingline Loan) will be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it will not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender will be responsible for any other Lender’s failure to make Loans as required. Any Protective Advance, any Overadvance, and any Swingline Loan will be made in accordance with the procedures set forth in Section 2.04 and Section 2.05.

(2)Subject to Section 2.14, each Revolving Borrowing will be comprised entirely of CBFR Loans or ~~Eurodollar~~ Term Benchmark Loans as the Borrower Representative may request in accordance herewith, provided that all Borrowings made on the Effective Date must be made as CBFR Borrowings but may be converted into ~~Eurodollar~~ Term Benchmark Borrowings in accordance with Section 2.08. Each Swingline Loan will be a CBFR Loan. Each Lender at its option may make any ~~Eurodollar~~ Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Section 2.14, Section 2.15, Section 2.16, and Section 2.17 will apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option will not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

(3)At the commencement of each Interest Period for any ~~Eurodollar~~ Term Benchmark Revolving Borrowing, such Borrowing must be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. CBFR Revolving Borrowings may be in any amount. ~~Revolving~~ Borrowings of more than one Type and Class may be outstanding at the same time; provided that there will not at any time be more than a total of five ~~Eurodollar~~ Term Benchmark Borrowings outstanding.

(4)Notwithstanding any other provision of this Agreement, the Borrower Representative will not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.03 Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower Representative must notify the Administrative Agent of such request either in writing (delivered by hand or fax) by delivering a Borrowing Request signed by a Responsible Officer of the Borrower Representative or through Electronic System if arrangements for doing so have been approved by the Administrative Agent (or if an Extenuating Circumstance exists, by telephone) not later than (y) in the case of a ~~Eurodollar~~ Term Benchmark Borrowing, 10:00 a.m., Chicago , Illinois time, three U.S. Government Securities Business Days before the date of the proposed Borrowing or (z) in the case of a CBFR Borrowing, 12:00 noon, Chicago , Illinois time, on the date of the proposed Borrowing; provided that any such notice of a CBFR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 9:00 a.m., Chicago , Illinois time, on the date of such proposed Borrowing. Each such Borrowing Request will be irrevocable and each such telephonic Borrowing Request, if permitted, must be confirmed immediately upon the cessation of the Extenuating Circumstance by hand delivery, facsimile, or a communication through Electronic System to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by a Responsible Officer of the Borrower Representative. Each such written (or if permitted, telephonic) Borrowing Request must specify the following information:

(1)the name of the applicable Borrower(s);

(2)the aggregate amount of the requested Revolving Borrowing and a breakdown of the separate wires comprising such Borrowing;

(3)the date of such Revolving Borrowing, which must be a Business Day;

(4)whether such Revolving Borrowing is to be a CBFR Borrowing or a ~~Eurodollar~~ Term Benchmark Borrowing; and

(5)in the case of a ~~Eurodollar~~ Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which must be a period contemplated by the definition of the term “Interest Period.”

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing will be a CBFR Borrowing. If no Interest Period is specified with respect to any requested ~~Eurodollar~~ Term Benchmark Revolving Borrowing, then the applicable Borrower(s) will be deemed to have selected an Interest Period of one month duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent will advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04    Protective Advances.

(1)Subject to the limitations set forth below, the Administrative Agent is authorized by the Borrowers and the Lenders, from time to time in the Administrative Agent’s sole discretion (but will have absolutely no obligation to), to make Loans to the Borrowers, on behalf of all Lenders, that the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by the Borrowers pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03)

and other sums payable under the Loan Documents (any of such Loans are herein referred to as “Protective Advances”); provided that the aggregate amount of Protective Advances outstanding at any time will not at any time exceed 10.0% of the Revolving Commitment; provided, further, that the Aggregate Revolving Exposure after giving effect to the Protective Advances being made will not exceed the Aggregate Revolving Commitment. Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied. The Protective Advances will be secured by the Liens in favor of the Administrative Agent in and to the Collateral and will constitute Obligations hereunder. All Protective Advances will be CBFR Borrowings. The making of a Protective Advance on any one occasion will not obligate the Administrative Agent to make any Protective Advance on any other occasion. The Administrative Agent’s authorization to make Protective Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and will become effective prospectively upon the Administrative Agent’s receipt thereof. At any time that there is sufficient Availability and the conditions precedent set forth in Section 4.02 have been satisfied, the Administrative Agent may request the Revolving Lenders to make a Revolving Loan to repay a Protective Advance. At any other time the Administrative Agent may require the Lenders to fund their risk participations described in Section 2.04(b).

(2)Upon the making of a Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default), each Lender will be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent, without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to such Lender’s Applicable Percentage. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder, the Administrative Agent will promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance.

Section 2.05 Swingline Loans and Overadvances.

(1)The Administrative Agent, the Swingline Lender, and the Revolving Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents, promptly after the Borrower Representative requests a CBFR Borrowing, at any time there are two or more Revolving Lenders, the Swingline Lender may elect to have the terms of this Section 2.05(a) apply to such Borrowing Request by advancing, on behalf of the Revolving Lenders and in the amount requested, same day funds to the Borrowers, on the date of the applicable Borrowing to the Funding Account~~(s)~~ (each such Loan made solely by the Swingline Lender pursuant to this Section 2.05(a) is referred to in this Agreement as a “Swingline Loan”), with settlement among them as to the Swingline Loans to take place on a periodic basis as set forth in Section 2.05(d). Each Swingline Loan will be subject to all the terms and conditions applicable to other CBFR Loans funded by the Revolving Lenders, except that all payments thereon will be payable to the Swingline Lender solely for its own account. In addition, the Borrowers hereby authorize the Swingline Lender to, and the Swingline Lender may, subject to the terms and conditions set forth herein (but without any further written notice required), not later than 1:00 p.m., Chicago , Illinois time, on each Business Day, make available to the Borrowers by means of a credit to the Funding Account(s), the proceeds of a Swingline Loan to the extent necessary to pay items to be drawn on any Controlled Disbursement Account that Business Day subject to the Administrative Agent’s standard procedures for calculating clearing totals each morning; provided that, if on any Business Day there is insufficient borrowing capacity to permit the Swingline Lender to make available to the Borrowers a Swingline Loan in the amount necessary to pay all items to be so drawn on any such Controlled Disbursement Account on such Business Day, then the Borrowers will be deemed to have requested a CBFR Borrowing pursuant to Section 2.03 in the amount of such deficiency to be made on such Business Day. In addition, the Borrowers hereby authorize the Swingline Lender to, and the Swingline Lender will, subject to the terms and conditions set forth herein (but without any further written notice required), to the extent that from time to time on any Business Day funds are required under the DDA Access Product to reach the Target Balance (a “Deficiency Funding Date”), make available to the applicable Borrower the proceeds of a Swingline Loan in the amount of such deficiency up to the Target Balance, by means of a credit to the applicable Funding Account on or before the start of business on the next succeeding Business Day, and such Swingline Loan will be deemed made on such Deficiency Funding Date. The aggregate amount of Swingline Loans outstanding at any time will not exceed 10.0% of the Revolving Commitment. The Swingline Lender will not make any Swingline Loan if the requested Swingline Loan exceeds Availability (before or after giving effect to such Swingline Loan). All Swingline Loans will be CBFR Borrowings.

(2)Any provision of this Agreement to the contrary notwithstanding, at the request of the Borrower Representative, the Administrative Agent may in its sole discretion (but with absolutely no obligation) on behalf of the Revolving Lenders, (y) make Revolving Loans to the Borrowers in amounts that exceed Availability (any such excess Revolving Loans are herein referred to collectively as “Overadvances”) or (z) deem the amount of Revolving Loans outstanding to the Borrowers that are in excess of Availability to be Overadvances; provided that no Overadvance will result in a Default due to the Borrowers’ failure to comply with Section 2.01 for so long as such Overadvance remains outstanding in accordance with the terms of this clause (b), but solely with respect to the amount of such Overadvance. In addition, Overadvances may be made even if the condition precedent set forth in Section 4.02(c) has not been satisfied. All Overadvances will constitute CBFR Borrowings. The making of an Overadvance on any one occasion will not obligate the Administrative Agent to make any Overadvance on any other occasion. The authority of the Administrative Agent to make Overadvances is limited to an aggregate amount not to exceed 10.0% of the Revolving Commitment at any time, no Overadvance may remain outstanding for more than 30 days, and no Overadvance will cause any Revolving Lender’s Revolving Exposure to exceed its Revolving Commitment; provided that, the Required Lenders may at any time revoke the Administrative Agent’s authorization to make Overadvances. Any such revocation must be in writing and will become effective prospectively upon the Administrative Agent’s receipt thereof.

(3)Upon the making of a Swingline Loan or an Overadvance (whether before or after the occurrence of a Default and regardless of whether a Settlement has been requested with respect to such Swingline Loan or Overadvance), each Revolving Lender will be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Swingline Lender or the Administrative Agent, as the case may be, without recourse or warranty, an undivided interest and participation in such Swingline Loan or Overadvance in proportion to its Applicable Percentage of the Aggregate Revolving Commitment. The Swingline Lender or the Administrative Agent may, at any time, require the Revolving Lenders to fund their participations. From and after the date, if any, on which any Revolving Lender is required to fund its participation in any Swingline Loan or Overadvance purchased hereunder, the Administrative Agent will promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Swingline Loan or Overadvance.

(4)The Administrative Agent, on behalf of the Swingline Lender, will request settlement (a “Settlement”) with the Revolving Lenders on at least a weekly basis or on any date that the Administrative Agent elects, by notifying the Revolving Lenders of such requested Settlement by facsimile, telephone, or e-mail no later than 12:00 noon Chicago , Illinois time on the date of such requested Settlement (the “Settlement Date”). Each Revolving Lender (other than the Swingline Lender, in the case of the Swingline Loans) will transfer the amount of such Revolving Lender’s Applicable Percentage of the outstanding principal amount of the applicable Loan with respect to which Settlement is requested to the Administrative Agent, to such account of the Administrative Agent as the Administrative Agent may designate, not later than 2:00 p.m., Chicago , Illinois time, on such Settlement Date. Settlements may occur during the existence of a Default and whether or not the applicable conditions precedent set forth in Section 4.02 have then been satisfied. Such amounts transferred to the Administrative Agent will be applied against the amounts of the Swingline Lender’s Swingline Loans and, together with the Swingline Lender’s Applicable Percentage of such Swingline Loan, will constitute Revolving Loans of such Revolving Lenders, respectively. If any such amount is not transferred to the Administrative Agent by any Revolving Lender on such Settlement Date, the Swingline Lender will be entitled to recover from such Lender on demand such amount, together with interest thereon, as specified in Section 2.07.

Section 2.06 Letters of Credit.

(1)General. Subject to the terms and conditions set forth herein, the Borrower Representative may request ~~the issuance of~~ any Issuing Bank to issue Letters of Credit for ~~its~~ the Borrower Representative’s own account or for the account of another Loan Party denominated in dollars as the applicant thereof for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to ~~the Administrative Agent and the~~ such Issuing Bank, at any time and from time to time during the Availability Period. In the event of any ~~inconsistency~~ conflict between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement will control. Notwithstanding anything herein to the contrary, ~~the~~ such Issuing Bank will have no obligation hereunder to issue, and will not issue, any Letter of Credit (i) the proceeds of which would be made available to any Person (A) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (B) in any manner that would result in a violation of any Sanctions by any party to this Agreement, (ii) if any order, judgment, or decree of any Governmental Authority or arbitrator by its terms purports to enjoin or restrain ~~the~~ such Issuing Bank from issuing , amending, or extending such Letter of Credit, or requests that such Issuing Bank refrain from issuing, amending, or extending such Letter of Credit, or any Requirement of Law relating to ~~the~~ such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over ~~the~~ such Issuing Bank prohibits~~, or requests that the Issuing Bank refrain from,~~ the issuance , amendment, or extension of letters of credit generally or such Letter of Credit in particular or any such order, judgment or decree, or law imposes upon ~~the~~ such Issuing Bank with respect to such Letter of Credit any restriction, reserve, or capital or liquidity requirement (for which ~~the~~ such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or imposes upon ~~the~~ such Issuing Bank any unreimbursed loss, cost, or expense that was not applicable on the Effective Date and that ~~the~~ such Issuing Bank in good faith deems material to it, or
(iii) if the issuance , amendment, or extension of such Letter of Credit would violate one or more policies of ~~the~~ such Issuing Bank applicable to letters of credit generally; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements, or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the U.S. or foreign regulatory authorities, in each case pursuant to Basel III, will in each case be deemed not to be in effect on the Effective Date for purposes of clause (ii) preceding, regardless of the date enacted, adopted, issued, or implemented.

(2)Notice of Issuance, Amendment~~, Renewal~~, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment~~, renewal,~~ or extension of an outstanding Letter of Credit), the Borrower Representative must deliver by hand or facsimile (or transmit through Electronic System, if arrangements for doing so have been approved by the respective Issuing Bank) to ~~the~~ an Issuing Bank ~~and~~ selected by the Borrower Representative and to the Administrative Agent (reasonably in advance of, but in any event no less than three Business Days prior to the requested date of issuance, amendment, ~~renewal,~~ or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended~~, renewed,~~ or extended, and specifying the date of issuance, amendment~~, renewal~~, or extension (that must be a Business Day), the date on which such Letter of Credit is to expire (that must comply with Section 2.06(c)), the amount of such Letter of Credit, the name and address of the beneficiary thereof, and such other information as is necessary to prepare, amend~~, renew~~, or extend such Letter of Credit. In addition, as a condition to any such Letter of Credit issuance, the applicable Borrower must have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or must submit a letter of credit application, in each case , as required by the respective Issuing Bank and using such ~~bank’s~~ Issuing Bank’s standard form (each, a “Letter of Credit Agreement”). A Letter of Credit will be issued, amended, ~~renewed,~~ or extended only if (and upon issuance, amendment, ~~renewal~~, or extension of each Letter of Credit the Borrowers will be deemed to represent and warrant that), after giving effect to such issuance, amendment, ~~renewal,~~ or extension
(i) the aggregate LC Exposure ~~does~~ will not exceed $20,000,000, (ii) the aggregate Standby LC Exposure ~~does~~ will not exceed $20,000,000, (iii) the aggregate Commercial LC

Exposure ~~does~~ will not exceed $20,000,000, (iv) no Revolving Lender’s Revolving Exposure ~~exceeds~~ will exceed its Revolving Commitment, and (v) the Aggregate Revolving Exposure ~~does~~ will not exceed the lesser of (A) the Aggregate Revolving Commitment, minus Reserves or (B) the Borrowing Base. Notwithstanding the foregoing or anything to the contrary contained herein, no Issuing Bank will be obligated to issue or modify any Letter of Credit if, immediately after giving effect thereto, the outstanding LC Exposure in respect of all Letters of Credit issued by such Person and its Affiliates would exceed such Issuing Bank’s Issuing Bank Sublimit. Without limiting the foregoing and without affecting the limitations contained herein, it is understood and agreed that the Borrower Representative may from time to time request that an Issuing Bank issue Letters of Credit in excess of its individual Issuing Bank Sublimit in effect at the time of such request, and each Issuing Bank agrees to consider any such request in good faith. Any Letter of Credit so issued by an Issuing Bank in excess of its individual Issuing Bank Sublimit then in effect will nonetheless constitute a Letter of Credit for all purposes of this Agreement, and will not affect the Issuing Bank Sublimit of any other Issuing Bank, subject to the limitations on the aggregate LC Exposure set forth in clause (i) of this Section 2.06(b).

(3)Expiration Date. Each Letter of Credit will expire (or be subject to termination or non-renewal by notice from the applicable Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any ~~renewal or~~ extension of the expiration thereof, including, without limitation, any automatic renewal provision, one year after such ~~renewal or~~ extension) ~~or~~ and (ii) the date that is five Business Days prior to the Maturity Date.

(4)Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the term thereof) and without any further action on the part of the applicable Issuing Bank or the Revolving Lenders, ~~the~~ such Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from ~~the~~ such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the respective Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by ~~the~~ such Issuing Bank and not reimbursed by the Borrowers on the date due as provided in Section 2.06(e), or of any reimbursement payment required to be refunded to the Borrowers for any reason, including after the Maturity Date. Each such payment must be made without any offset, abatement, withholding, or reduction whatsoever. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this clause (d) in respect of Letters of Credit is absolute and unconditional and will not be affected by any circumstance whatsoever, including any amendment~~, renewal,~~ or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments~~, and that each such payment will be made without any offset, abatement, withholding, or reduction whatsoever~~.

(5)Reimbursement. If the Issuing Bank makes any LC Disbursement in respect of a Letter of Credit, the Borrowers will reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 11:00 a.m., Chicago , Illinois time, on (i) the Business Day that the Borrower Representative receives notice of such LC Disbursement, if such notice is received prior to 9:00 a.m., Chicago , Illinois time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower Representative receives such notice, if such notice is received after 9:00 a.m., Chicago , Illinois time, on the day of receipt; provided that the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or Section 2.05 that such payment be financed with a CBFR Revolving Borrowing or a Swingline Loan in an equivalent amount and, to the extent so financed, the Borrowers’ obligation to make such payment will be discharged and replaced by the resulting CBFR Revolving Borrowing or Swingline Loan. If the Borrowers fail to make such payment when due, the Administrative Agent will notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrowers in respect thereof, and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender will pay to the Administrative Agent such Lender’s Applicable Percentage of the payment then due from the Borrowers, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 will apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent will promptly pay to the respective Issuing Bank the amounts so received by the Administrative Agent from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this clause (e), the Administrative Agent will distribute such payment to the respective Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this clause (e) to reimburse ~~the~~ such Issuing Bank, then to such Lenders and ~~the~~ such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this clause (e) to reimburse ~~the~~ an Issuing Bank for any LC Disbursement (other than the funding of CBFR Revolving Loans or a Swingline Loan as contemplated above) will not constitute a Loan and will not relieve the Borrowers of their obligation to reimburse such LC Disbursement.

(6)Obligations Absolute. The Borrowers’ joint and several obligation to reimburse LC Disbursements as provided in Section 2.06(e) will be absolute, unconditional, and irrevocable, and will be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement, or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) any payment by the respective Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or
(iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder. None of the Administrative Agent, the Revolving Lenders, ~~the~~ any Issuing Bank, or any of their Related Parties, will have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss, or delay in transmission or delivery of any draft, document, notice, or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation, or any consequence arising from causes beyond the control of ~~the~~ an Issuing Bank; provided that, the foregoing will not be construed to excuse ~~the~~ an Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to special, indirect, consequential, or punitive damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by any Borrower that are caused by ~~the~~ such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of ~~the~~ an Issuing Bank (as finally determined by a court of competent jurisdiction), ~~the~~ such Issuing Bank will be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, ~~the~~ an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(7)Disbursement Procedures. The Issuing Bank ~~will, promptly~~ for any Letter of Credit will, within the time allowed by applicable law or the specific terms of the Letter of Credit, following its receipt thereof, examine all documents purporting to represent a demand for payment under ~~a~~ such Letter of Credit. ~~The~~ Such Issuing Bank will promptly after such examination notify the Administrative Agent and the applicable Borrower by telephone (confirmed by fax or through Electronic Systems) of such demand for payment ~~and whether the~~ if such Issuing Bank has made or will make an LC Disbursement thereunder; provided that such notice need not be given prior to payment by the Issuing Bank and any failure to give or delay in giving such notice will not relieve the Borrowers of their obligation to reimburse ~~the~~ such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(8)Interim Interest. If the Issuing Bank for any Letter of Credit makes any LC Disbursement, then, unless the Borrowers reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof will bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the rate per annum then applicable to CBFR Revolving Loans and such interest will be due and payable on the date when such reimbursement is ~~due~~payable; provided that, if the Borrowers fail to reimburse such LC Disbursement when due pursuant to Section 2.06(e), then Section 2.13(d) will apply. Interest accrued pursuant to this clause (h) will be for the account of ~~the~~ such Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to Section 2.06(e) to reimburse ~~the~~ such Issuing Bank for such LC Disbursement will be for the account of such Lender to the extent of such payment.

(9)Replacement ~~of the~~ and Resignation of an Issuing Bank.

(a)~~The~~ An Issuing Bank may be replaced at any time by written agreement among the Borrower Representative, the Administrative Agent, the replaced Issuing Bank, and the successor Issuing Bank. The Administrative Agent will notify the Revolving Lenders of any such replacement of ~~the~~ an Issuing Bank. At the time any such replacement becomes effective, the Borrowers will pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (iA) the successor Issuing Bank will have all the rights and obligations of ~~the~~ an Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (~~ii~~B) references herein to the term “Issuing Bank” will be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context requires. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank will remain a party hereto and will continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but will not be required to issue additional Letters of Credit or extend or otherwise amend any existing Letter of Credit.

(b)Subject to the appointment and acceptance of a successor Issuing Bank, ~~the~~ any Issuing Bank may resign as an Issuing Bank at any time upon 30 days prior written notice to the Administrative Agent, the Borrower Representative, and the Lenders, in which case, such resigning Issuing Bank will be replaced in accordance with ~~this~~ Section 2.06(i)(i).

(10)Cash Collateralization. If any Event of Default occurs and is continuing, on the Business Day that the Borrower Representative receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50.0% of the aggregate LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers must deposit in an account or accounts with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “LC Collateral Account”), an amount in cash equal to 105% of the amount of the LC Exposure as of such date, plus accrued and unpaid interest thereon; provided that, the obligation to deposit such cash collateral will become effective immediately, and such deposit will become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or clause (i) of Article 7. Such Borrower also will deposit cash collateral in accordance with this clause as and to the extent required by Section 2.10(b), Section 2.11(b), or Section 2.20. Each such deposit will be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations. The Administrative Agent will have exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collateral Account and the Borrowers hereby grant the Administrative Agent a security interest in the LC Collateral Account and all money or other assets on deposit therein or credited thereto. Other than any interest earned on the investment of such deposits, which investments will be made at the option and sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits will not bear interest. Interest or profits, if any, on such investments will accumulate in the LC Collateral Account. Moneys in the LC Collateral Account will be applied by the Administrative Agent to reimburse ~~the~~ each Issuing Bank for LC Disbursements for which it has not been reimbursed , together with related fees, costs, and customary processing charges, and, to the extent not so applied, will be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50.0% of the aggregate LC Exposure), be applied to satisfy other Secured Obligations. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of one or more Events of Default, such amount (to the extent not applied as aforesaid) will be returned to the Borrowers within three Business Days after all such Events of Default have been waived (as confirmed in writing by the Administrative Agent).

(11)Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank will, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent
(i) periodic activity (for such period or recurrent periods as may be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, and amendments, ~~and renewals,~~ all expirations and cancellations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends, ~~renews,~~ or extends any Letter of Credit, the date of such issuance, amendment~~, renewal~~, or extension, and the stated amount of the Letters of Credit issued, amended, ~~renewed,~~ or extended by it and outstanding after giving effect to such issuance, amendment~~, renewal~~, or extension (and whether the amounts thereof have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iv) on any Business Day on which any Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement, and (v) on any other Business Day, such other information as the Administrative Agent may reasonably request as to the Letters of Credit issued by such Issuing Bank.

(12)~~LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof will be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.~~

(l) ~~(m)~~Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party,” “applicant”, “customer”, “instructing party”, or the like of or for such Letter of Credit, and without derogating from any rights of the Issuing Bank (whether arising by contract, at law, in equity, or otherwise) against such Subsidiary in respect of such Letter of Credit, the Borrowers (i) will reimburse, indemnify, and compensate the Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of a Borrower and (ii) irrevocably waive any and all defenses that might otherwise be available to any of them as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. Each Borrower hereby acknowledges that the issuance of such Letters of Credit for any of their Subsidiaries inures to the benefit of the Borrowers, and that each Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

Section 2.07 Funding of Borrowings.

(1)Each Lender will make each Loan to be made by such Lender hereunder on the proposed date thereof solely by wire transfer of immediately available funds by 2:00 p.m., Chicago , Illinois time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Applicable Percentage; provided that, Swingline Loans will be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the Borrower Representative by promptly crediting the funds so received in the aforesaid account of the Administrative Agent to the Funding Account(s); provided that CBFR Revolving Loans made to finance the reimbursement of (i) an LC Disbursement as provided in Section 2.06(e) will be remitted by the Administrative Agent to the applicable Issuing Bank and (ii) a Protective Advance or an Overadvance will be retained by the Administrative Agent.

(2)Unless the Administrative Agent has received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.07(a) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers each severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to CBFR Loans. If such Lender pays such amount to the Administrative Agent, then such amount will constitute such Lender’s Loan included in such Borrowing, provided that any interest received from a Borrower by the Administrative Agent during the period beginning when the Administrative Agent funded the Borrowing until such Lender pays such amount will be solely for the account of the Administrative Agent.

Section 2.08    Interest Elections.

(1)Each Borrowing initially will be of the Type specified in the applicable Borrowing Request and, in the case of a ~~Eurodollar~~ Term Benchmark Borrowing, will have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower

Representative may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a ~~Eurodollar~~ Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower Representative may elect different options with respect to different portions of the affected Borrowing, in which case each such portion will be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion will be considered a separate Borrowing. This Section will not apply to Swingline Borrowings, Overadvances, or Protective Advances, which may not be converted or continued.

(2)To make an election pursuant to this Section, the Borrower Representative must notify the Administrative Agent of such election either in writing (delivered by hand or fax) by delivering an Interest Election Request signed by a Responsible Officer of the Borrower Representative or through Electronic System if arrangements for doing so have been approved by the Administrative Agent (or if an Extenuating Circumstance exists, by telephone) by the time that a Borrowing Request would be required under Section 2.03 if the Borrowers were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request will be irrevocable and each such telephonic Interest Election Request, if permitted, must be confirmed immediately upon the cessation of the Extenuating Circumstance by hand delivery, Electronic System, or fax to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by a Responsible Officer of the Borrower Representative.

(3)Each written (or if permitted, telephonic) Interest Election Request (including requests submitted through Electronic System) will specify the following information in compliance with Section 2.02:

(a)the name of the applicable Borrower and the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clause (iii) and clause (iv) following will be specified for each resulting Borrowing);

(b)the effective date of the election made pursuant to such Interest Election Request, which must be a Business Day;

(c)whether the resulting Borrowing is to be a CBFR Borrowing or a ~~Eurodollar~~ Term Benchmark Borrowing; and

(d)if the resulting Borrowing is a ~~Eurodollar~~ Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which must a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a ~~Eurodollar~~ Term Benchmark Borrowing but does not specify an Interest Period, then the Borrowers will be deemed to have selected an Interest Period of one month duration.

(4)Promptly following receipt of an Interest Election Request, the Administrative Agent will advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(5)If the Borrower Representative fails to deliver a timely Interest Election Request with respect to a ~~Eurodollar~~ Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing will be converted to a CBFR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower Representative, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a ~~Eurodollar~~ Term Benchmark Borrowing or an RFR Borrowing and (ii) unless repaid, each ~~Eurodollar~~ Term Benchmark Borrowing and each RFR Borrowing will be converted to a CBFR Borrowing at the end of the Interest Period or Interest Payment Date applicable thereto.

Section 2.09    Termination and Reduction of Commitments; Increase in Revolving Commitments.

(1)Unless previously terminated, the Revolving Commitments will terminate on the Maturity Date.

(2)The Borrowers may at any time terminate the Revolving Commitments upon Payment in Full of the Secured Obligations.

(3)The Borrowers may from time to time reduce the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments will be in an amount that is an integral multiple of $500,000 and not less than $5,000,000 and (ii) the Borrowers will not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the Aggregate Revolving Exposure would exceed the lesser of (A) the Aggregate Revolving Commitment or (B) the Borrowing Base.

(4)The Borrower Representative will notify the Administrative Agent of any election to terminate or reduce the Commitments under Section 2.09(b) or Section 2.09(c) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent will advise the Lenders of the contents thereof. Each notice delivered by the Borrower Representative pursuant to this Section will be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower Representative may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower Representative (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments will be permanent. Each reduction of the Commitments will be made ratably among the Lenders in accordance with their respective Commitments.

(5)The Borrowers will have the right to increase the Aggregate Revolving Commitment by obtaining additional Revolving Commitments, either from one or more of the Lenders or another lending institution provided that (i) any such request for an increase must be in a minimum amount of $5,000,000, (ii) the Borrower Representative, on behalf of the Borrowers, may make a maximum of three such requests, (iii) after giving effect thereto, the sum of the total of the additional Commitments will not exceed $35,000,000,
(iv) the Administrative Agent and ~~the~~ each Issuing Bank have approved the identity of any such new Lender, such approvals not to be unreasonably withheld, (v) any such new Lender assumes all of the rights and obligations of a “Lender” hereunder, and (vi) the procedures described in Section 2.09(f) have been satisfied. Nothing contained in this Section 2.09 constitutes, or may otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder at any time.

(6)Any amendment hereto for such an increase or addition must be in form and substance satisfactory to the Administrative Agent and will only require the written signatures of the Administrative Agent, the Borrowers, and each Lender being added or increasing its Commitment, subject only to the approval of all Lenders if any such increase or addition would cause the Aggregate Revolving Commitment to exceed $75,000,000. As a condition precedent to such an increase or addition, the Borrowers must deliver to the Administrative Agent (i) a certificate of each Loan Party signed by an authorized officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase and (B) in the case of the Borrowers, certifying that, before and after giving effect to such increase or addition, (1) the representations and warranties contained in Article 3 and the other Loan Documents are true and correct, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date and (2) no Default exists and
(ii) legal opinions and documents consistent with those delivered on the Effective Date, to the extent requested by the Administrative Agent.

(7)On the effective date of any such increase or addition, (i) any Lender increasing (or, in the case of any newly added Lender, extending) its Revolving Commitment will make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent determines, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase or addition and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its revised Applicable Percentage of such outstanding Revolving Loans, and the Administrative Agent will make such other adjustments among the Lenders with respect to the Revolving Loans then outstanding and amounts of principal, interest, commitment fees, and other amounts paid or payable with respect thereto as are necessary, in the opinion of the Administrative Agent, in order to effect such reallocation and (ii) the Borrowers will be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase (or addition) in the Aggregate Revolving Commitment (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower Representative, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence must be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each ~~Eurodollar~~ Term Benchmark Loan, will be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods. Within a reasonable time after the effective date of any increase or addition, the Administrative Agent will, and is hereby authorized and directed to, revise the Commitment Schedule to reflect such increase or addition and will distribute such revised Commitment Schedule to each of the Lenders and the Borrower Representative, whereupon such revised Commitment Schedule will replace the previous Commitment Schedule and become part of this Agreement.

Section 2.10 Repayment of Loans; Evidence of Debt.

(1)The Borrowers hereby unconditionally promise to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date, (ii) to the Administrative Agent the then unpaid amount of each Protective Advance on the earlier of the Maturity Date or demand by the Administrative Agent, and (iii) to the Administrative Agent the then unpaid principal amount of each Overadvance on the earlier of the Maturity Date or demand by the Administrative Agent.

(2)At all times during a Dominion Period, on each Business Day, the Administrative Agent will apply all funds credited to the Collection Account on the immediately preceding Business Day (at the discretion of the Administrative Agent, whether or not immediately available), first to prepay any Protective Advances and Overadvances that may be outstanding, pro rata, and second to prepay the Revolving Loans (including Swingline Loans) and to cash collateralize outstanding LC Exposure. Notwithstanding the foregoing, to the extent any funds credited to the Collection Account constitute Net Proceeds, the application of such Net Proceeds will be subject to Section 2.11(c). If no Dominion Period is in effect, upon request of the Borrower Representative, any collected funds in the Collection Account will be transferred to the Funding Account.

(3)Each Lender will maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(4)The Administrative Agent will maintain accounts in which it will record
(i) the amount of each Loan made hereunder, the Class and Type thereof, and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(5)The entries made in the accounts maintained pursuant to Section 2.10(c) or Section 2.10(d) will be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that, the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein will not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(6)Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers will prepare, execute, and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon will at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form.

Section 2.11    Prepayment of Loans.

(1)The Borrowers will have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section 2.11(f) of this Section and, if applicable, payment of any break funding expenses under Section 2.16.

(2)Except for Overadvances permitted under Section 2.05, in the event and on such occasion that the Aggregate Revolving Exposure exceeds the lesser of (i) the Aggregate Revolving Commitment or (ii) the Borrowing Base, the Borrowers will prepay the Revolving Loans, LC Exposure, and/or Swingline Loans or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable, in an aggregate amount equal to such excess. In addition, except for Overadvances permitted under Section 2.05.

(3)In the event and on each occasion that any Net Proceeds are received by or on behalf of any Loan Party in respect of any Prepayment Event, if such Prepayment Event occurs during the existence of a Dominion Period, the Borrowers will, immediately after such Net Proceeds are received by such Loan Party, prepay the Obligations and cash collateralize the LC Exposure as set forth in Section 2.11(e) below in an aggregate amount equal to 100% of such Net Proceeds.

(4)[reserved]

(5)All amounts required to be prepaid pursuant to Section 2.11(c) will be applied, first to prepay any Protective Advances and Overadvances that may be outstanding, pro rata, and second to prepay the Revolving Loans (including Swingline Loans) without a corresponding reduction in the Revolving Commitments and to cash collateralize outstanding LC Exposure.

(6)The Borrower Representative must notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by fax) or through Electronic System, if arrangements for doing so have been approved by the Administrative Agent, of any prepayment hereunder not later than
(i) 10:00 a.m., Chicago , Illinois time, (A) in the case of prepayment of a ~~Eurodollar~~ Term Benchmark Revolving Borrowing, three Business Days before the date of prepayment or
(B) in the case of prepayment of a CBFR Revolving Borrowing, on the date of prepayment.

Each such notice will be irrevocable and must specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent will advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing must be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing will be applied ratably to the Revolving Loans included in the prepaid Borrowing. Prepayments must be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments pursuant to Section 2.16.

Section 2.12 Fees.

(1)The Borrowers agree to pay to the Administrative Agent for the account of each Lender a commitment fee, that will accrue at the Applicable Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the Revolving Commitments terminate. Accrued commitment fees will be payable in arrears on the first Business Day of each calendar month and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Effective Date. All commitment fees will be computed on the basis of a year of 360 days and will be payable for the actual number of days elapsed, (including the first day but excluding the last day).

(2)The Borrowers agree to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in ~~Letters~~ each outstanding Letter of Credit, that will accrue at the same Applicable Rate used to determine the interest rate applicable to ~~Eurodollar~~ Term Benchmark Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements~~)~~ during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to ~~the~~ each Issuing Bank for its own account a fronting fee with respect to each Letter of Credit issued by such Issuing Bank, that will accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by ~~the~~ such Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure with respect to Letters of Credit issued by such Issuing Bank, as well as ~~the~~ such Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, ~~cancellation, negotiation, transfer, presentment, renewal,~~ or extension of any Letter of Credit ~~or processing of drawings thereunder~~and other processing fees and other standard costs and charges, of such Issuing Bank relating to Letters of Credit as from time to time in effect. Participation fees and fronting fees accrued through and including the last day of each calendar month will be payable on the first

Business Day of each calendar month following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees will be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate will be payable on demand. Any other fees payable to ~~the~~ an Issuing Bank pursuant to this Section 2.12(b) will be payable within ten days after demand. All participation fees and fronting fees will be computed on the basis of a year of 360 days and will be payable for the actual number of days elapsed (including the first day but excluding the last day).

(3)The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent.

(4)[reserved]

(5)All fees payable hereunder must be paid on the dates due, in dollars in immediately available funds, to the Administrative Agent (or to ~~the~~ an Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid will not be refundable under any circumstances.

Section 2.13 Interest.

(1)The Loans comprising CBFR Borrowings (including Swingline Loans) will bear interest at the CBFR, plus the Applicable Rate.

(2)The Loans comprising each ~~Eurodollar~~ Term Benchmark Borrowing will bear interest at the Adjusted ~~LIBO~~ Term SOFR Rate for the Interest Period in effect for such Borrowing, plus the Applicable Rate. Each RFR Loan will bear interest at a rate per annum equal to the Adjusted Daily Simple SOFR, plus the Applicable Rate.

(3)Each Protective Advance and each Overadvance will bear interest at the CBFR, plus the Applicable Rate for Revolving Loans, plus 2.00% per annum.

(4)Notwithstanding the foregoing, during the existence of an Event of Default, the Administrative Agent or the Required Lenders may, at their option, by notice to the Borrower Representative (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 requiring the consent of “each Lender affected thereby” for reductions in interest rates), declare that (i) all Loans will bear interest at 2.00% per annum, plus the rate otherwise applicable to such Loans as provided in this Section or (ii) in the case of any other amount outstanding hereunder, such amount will accrue at 2.00% per annum, plus the rate applicable to such fee or other obligation as provided hereunder.

(5)Accrued interest on each Loan (for CBFR Loans, accrued through the last day of the prior calendar month) will be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that, (i) interest accrued pursuant to Section 2.13(d) will be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a CBFR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid will be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any ~~Eurodollar~~ Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan will be payable on the effective date of such conversion.

(6)~~All interest hereunder~~ Interest computed by reference to the Term SOFR Rate, Daily Simple SOFR or REVSOFR30 Rate will be computed on the basis of a year of 360 days~~, except that interest~~ . Interest computed by reference to the CB Floating Rate will be computed on the basis of a year of 365 days (or 366 days in a leap year)~~, and in~~ . In each case interest will be payable for the actual number of days elapsed (including the first day but excluding the last day). ~~The~~ All interest hereunder on any Loan will be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. A determination of the applicable CB Floating Rate, Adjusted ~~LIBO Rate, REVLIBOR30~~ Daily Simple SOFR, Daily Simple SOFR, Adjusted REVSOFR30 Rate, REVSOFR30 Rate, Adjusted Term SOFR Rate, or ~~LIBO~~ Term SOFR Rate will be determined by the Administrative Agent, and such determination will be conclusive absent manifest error.

Section 2.14 Alternate Rate of Interest; Illegality.

~~(1)If prior to the commencement of any Interest Period for a Eurodollar Borrowing:~~

(1)Subject to clause (b), clause (c), clause (d), clause (e), and clause (f) of this Section 2.14, if:

(a)the Administrative Agent determines (which determination will be conclusive and binding absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted ~~LIBO~~ Term SOFR Rate ~~or the LIBO Rate, as applicable~~ (including ~~by means of an Interpolated Rate or~~ because the ~~LIBO Screen~~ Term SOFR Reference Rate is not available or published on a current basis) , for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the Adjusted REVSOFR30 Rate (including because the Term SOFR Reference Rate is not available or published on a current basis); or

(b)the Administrative Agent is advised by the Required Lenders that
(A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted ~~LIBO~~ Term SOFR Rate ~~or the LIBO Rate, as applicable,~~ for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time the Adjusted REVSOFR30 Rate will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing;

then the Administrative Agent will give notice thereof to the ~~Borrowers~~ Borrower Representative and the Lenders through Electronic System as provided in Section 9.01 as promptly as practicable thereafter and, until (y) the Administrative Agent notifies the ~~Borrowers~~ Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist~~, (y~~ with respect to the relevant Benchmark and (z) the Borrowers deliver a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03,
(1) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a ~~Eurodollar Borrowing will be ineffective and any such Eurodollar Borrowing must be repaid or converted into a CBFR Borrowing on the last day of the then current Interest Period applicable thereto and (z) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing will be made as a CBFR Borrowing.~~Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing will instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (y) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or Section 2.14(a)(ii) or (z) a CBFR Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 2.14(a)(i) or Section 2.14(a)(i) and (2) any Borrowing Request that requests an RFR Borrowing will instead be deemed to be a Borrowing Request, as applicable, for a CBFR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower Representative’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (y) the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (z) the Borrowers deliver a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (1) any Term Benchmark Loan will on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and will constitute, (y) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or Section 2.14(a)(ii), on such day, or
(z) a CBFR Loan if the Adjusted Daily Simple SOFR also is the subject of Section 2.14(a)(i) or Section 2.14(a)(ii), on such day, and (2) any RFR Loan will on and from such day be converted by the Administrative Agent to, and will constitute a CBFR Loan.

(2)Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (y) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (z) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark

Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York, New York time) on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(3)Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(4)The Administrative Agent will promptly notify the Borrower Representative and the Lenders of (i) any occurrence of a Benchmark Transition Event,
(ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) following, and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision, or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate, or adjustment or of the occurrence or non-occurrence of an event, circumstance, or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

(5)Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate or REVSOFR30 Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) preceding either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(6)Upon the Borrower Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any request for a Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted (1) any such request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to (A) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) a CBFR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event or (2) any such request for an RFR Borrowing into a request for a CBFR Borrowing. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.14, (1) any Term Benchmark Loan will on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and will constitute,
(x) an RFR Loan so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event, on such day or (y) a CBFR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan will on and from such day be converted by the Administrative Agent to, and shall constitute a CBFR Loan.

~~(7)If any Lender determines that any Requirement of Law has made it unlawful, or if any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain, fund, or continue any Eurodollar Borrowing, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, dollars in the London interbank market, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligations of such Lender to make, maintain, fund, or continue Eurodollar Loans or to convert CBFR Borrowings to Eurodollar Borrowings will be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers will upon demand from such Lender (with a copy to the Administrative Agent), either convert or prepay all Eurodollar Borrowings of such Lender to CBFR Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such conversion or prepayment, the Borrowers will also pay accrued interest on the amount so converted or prepaid.~~

~~(8)If at any time the Administrative Agent determines (which determination will be conclusive absent manifest error) that (i) the circumstances set forth in Section 2.14(a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in Section 2.14(a)(i) have not arisen but the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate will no longer be used for determining interest rates for loans, then~~

the Administrative Agent and the Borrowers will endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the U.S. at such time, and will enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in Section 9.02, such amendment will become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent has not received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest is determined in accordance with this Section 2.14(c) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.14(c), only to the extent the LIBO Screen Rate for such Interest Period is not available or published at such time on a current basis), (y) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing will be ineffective and (z) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing will be made as a CBFR Borrowing; provided that, if such alternate rate of interest is less than zero, such rate will be deemed to be zero for the purposes of this ~~Agreement.~~

Section 2.15 Increased Costs.

(1)If any Change in Law:

(a)imposes, modifies, or deems applicable any reserve, special deposit, liquidity, or similar requirement (including any compulsory loan requirement, insurance charge, or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender ~~(except any such reserve requirement reflected in the Adjusted LIBO Rate) or the~~ or Issuing Bank;

(b)imposes on any Lender or ~~the~~ Issuing Bank or the ~~London~~ applicable offshore interbank market any other condition, cost, or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(c)subjects any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clause (b) through clause (d) of the definition of Excluded Taxes, and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities, or capital attributable thereto;

and the result of any of the foregoing is to increase the cost to such Lender ~~or such~~ , Issuing Bank, or other Recipient of making, continuing, converting into, or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, ~~the~~ Issuing Bank, or ~~such~~ other Recipient of participating in, issuing, or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, ~~the~~ Issuing Bank ~~or such~~ , or other Recipient hereunder (whether of principal, interest, or otherwise), then the Borrowers will pay to such Lender, ~~the~~ Issuing

Bank, or ~~such~~ other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, ~~the~~ Issuing Bank, or ~~such~~ other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(2)If any Lender or ~~the~~ Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or ~~the~~ Issuing Bank’s capital or on the capital of such Lender’s or ~~the~~ Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of, or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by ~~the~~ such Issuing Bank, to a level below that which such Lender or ~~the~~ Issuing Bank or such Lender’s or ~~the~~ Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or ~~the~~ Issuing Bank’s policies and the policies of such Lender’s or ~~the~~ Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to such Lender or ~~the~~ Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or ~~the~~ Issuing Bank or such Lender’s or ~~the~~ Issuing Bank’s holding company for any such reduction suffered.

(3)A certificate of a Lender or ~~the~~ Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or ~~the~~ Issuing Bank or its holding company, as the case may be, as specified in Section 2.15(a) or Section 2.15(b) will be delivered to the Borrower Representative and will be conclusive absent manifest error. The Borrowers will pay such Lender or ~~the~~ Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten days after receipt thereof.

(4)Failure or delay on the part of any Lender or ~~the~~ Issuing Bank to demand compensation pursuant to this Section will not constitute a waiver of such Lender’s or ~~the~~ Issuing Bank’s right to demand such compensation; provided that, the Borrowers will not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or ~~the~~ Issuing Bank, as the case may be, notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or ~~the~~ Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above will be extended to include the period of retroactive effect thereof.

Section 2.16 Break Funding Payments.

~~Section 2.16 Break Funding Payments. In~~ With respect to Loans that are not RFR Loans, in the event of (~~a~~i) the payment of any principal of any ~~Eurodollar~~ Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default ~~or as a result of any~~ an optional or mandatory prepayment ~~pursuant to Section 2.11~~of Loans), (~~b~~ii) the conversion of any ~~Eurodollar~~ Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (~~c~~iii) the failure to borrow, convert, continue, or prepay any ~~Eurodollar~~ Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section ~~2.09(d~~2.11(f) and is revoked in accordance therewith), or (~~d~~iv) the assignment of any ~~Eurodollar~~ Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower Representative pursuant to Section 2.19 or Section 9.02(d), then, in any such event, the Borrowers will compensate each Lender for the loss, cost, and expense attributable to such event. ~~In the case of a~~ Eurodollar Loan, such loss, cost, or expense to any Lender will be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Eurodollar Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Eurodollar Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert, or continue, for the period that would have been the Interest Period for such Eurodollar Loan), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section will be delivered to the Borrower Representative and will be conclusive absent manifest error. The Borrowers will pay such Lender ~~the amount shown as due on any such certificate within ten days after receipt thereof.~~A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section will be delivered to the Borrower Representative and will be conclusive absent manifest error. The Borrowers will pay such Lender the amount shown as due on any such certificate within ten days after receipt thereof.

(b) With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11 and is revoked in accordance therewith), or (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrowers pursuant to Section 2.18 or Section 9.02(d), then, in any such event, the Borrowers will compensate each Lender for the loss, cost, and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section will be delivered to the Borrower Representative and will be conclusive absent manifest error. The Borrowers will pay such Lender the amount shown as due on any such certificate within ten days after receipt thereof.

Section 2.17    Withholding of Taxes; Gross-Up.

(1)Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document will be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent will be entitled to make such deduction or withholding and will timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party will be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(2)Payment of Other Taxes by the Loan Parties. The Loan Parties will timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(3)Evidence of Payment. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party will deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment, or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(4)Indemnification by the Loan Parties. The Loan Parties will jointly and severally indemnify each Recipient, within ten days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Loan Party by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, will be conclusive absent manifest error.

(5)Indemnification by the Lenders. Each Lender will severally indemnify the Administrative Agent, within ten days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent will be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this Section 2.17(e).

(6)Status of Lenders.

(a)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document will deliver to the Borrower Representative and the Administrative Agent, at the time or times reasonably requested by the Borrower Representative or the

Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower Representative or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower Representative or the Administrative Agent, will deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower Representative or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution, and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), Section 2.17(f)(ii)(B), and Section 2.17(f)(ii)(D)) will not be required if in the Lender’s reasonable judgment such completion, execution, or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(b)Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person,

(i)any Lender that is a U.S. Person, and the Administrative Agent if it is a U.S. Person, will deliver to the Borrower Representative and the Administrative Agent (as applicable) on or prior to the date on which such Lender becomes a Lender, or such Person becomes the Administrative Agent, under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), an executed copy of IRS Form W-9 certifying that such Lender or Administrative Agent is exempt from U.S. federal backup withholding tax;

(ii)any Foreign Lender and any Person that is not a U.S. Person that becomes the Administrative Agent (each a “Foreign Credit Party”) will, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent ~~(if applicable)~~ (in such number of copies as are requested by the recipient) on or prior to the date on which such Foreign Credit Party becomes a Foreign Credit Party under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), whichever of the following is applicable:

(1)in the case of a Foreign Credit Party claiming the benefits of an income tax treaty to which the United States is a party
(y) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (z) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S.

Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)in the case of a Foreign Credit Party claiming that its extension of credit will generate U.S. effectively connected income, an executed copy of IRS Form W-8ECI;

(3)in the case of a Foreign Credit Party claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (y) a certificate substantially in the form of Exhibit C- 1 to the effect that such Foreign Credit Party is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (z) an executed copy of IRS Form W- 8BEN or IRS Form W-8BEN-E, as applicable; or

(4)to the extent a Foreign Credit Party is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Credit Party is a partnership and one or more direct or indirect partners of such Foreign Credit Party are claiming the portfolio interest exemption, such Foreign Credit Party may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;

(iii)any Foreign Credit Party will, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies as are requested by the recipient) on or prior to the date on which such Foreign Credit Party becomes a Credit Party under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(iv)if a payment made to a Credit Party any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Credit Party were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or

1472(b) of the Code, as applicable), such Credit Party will deliver to the Borrower Representative and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Representative or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Representative or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Credit Party has complied with such Credit Party’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” will include any amendments made to FATCA after the date of this Agreement.

Each Lender and the Administrative Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it will update such form or certification or promptly notify the Borrower Representative and, if applicable, the Administrative Agent in writing of its legal inability to do so.

(7)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it will pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, will repay to such indemnified party the amount paid over pursuant to this clause (g) (plus any penalties, interest, or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause 2.17(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld, or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This clause (g) will not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(8)Survival. Each party’s obligations under this Section will survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments, and the repayment, satisfaction, or discharge of all obligations under any Loan Document (including the Payment in Full of the Secured Obligations).

(9)Defined Terms. For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

Section 2.18    Payments Generally; Allocation of Proceeds; Sharing of Setoffs.

(1)The Borrowers will make each payment required to be made by them hereunder (whether of principal, interest, fees, or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, Section 2.16, Section 2.17, or otherwise) prior to 2:00 p.m., Chicago , Illinois time, on the date when due, in immediately available funds, without setoff, recoupment, or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments will be made to the Administrative Agent at its offices at 10 South Dearborn Street, Floor L2, Chicago, Illinois, except payments to be made directly to ~~the~~ an Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Section 2.15, Section 2.16, Section 2.17, and Section 9.03 must be made directly to the Persons entitled thereto. The Administrative Agent will distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Unless otherwise provided for herein, if any payment hereunder is due on a day that is not a Business Day, the date for payment will be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon will be payable for the period of such extension. All payments hereunder will be made in dollars.

(2)Any proceeds of Collateral received by the Administrative Agent (i) not constituting either (A) a specific payment of principal, interest, fees, or other sum payable under the Loan Documents (that will be applied as specified by the Borrowers), (B) a mandatory prepayment (that will be applied in accordance with Section 2.11) or
(C) amounts to be applied from the Collection Account when full cash dominion is in effect (that will be applied in accordance with Section 2.10(b)) or (ii) during the existence of an Event of Default if the Administrative Agent so elects or the Required Lenders so direct, will be applied ratably, first, to pay any fees, indemnities, or expense reimbursements then due to the Administrative Agent and the Issuing ~~Bank~~ Banks from the Borrowers (other than in connection with Banking Services Obligations or Swap Agreement Obligations), second, to pay any fees, indemnities, or expense reimbursements then due to the Lenders from the Borrowers (other than in connection with Banking Services Obligations or Swap Agreement Obligations), third, to pay interest due in respect of the Overadvances and Protective Advances, fourth, to pay the principal of the Overadvances and Protective Advances, fifth, to pay interest then due and payable on the Loans (other than the Overadvances and Protective Advances) ratably, sixth, to prepay principal on the Loans (other than the Overadvances and Protective Advances) and unreimbursed LC Disbursements and to pay any amounts owing in respect of Swap Agreement Obligations up to and including the amount most recently provided to the Administrative Agent pursuant to Section 2.22, for which Reserves have been established ratably, seventh, to pay an amount to the Administrative Agent equal to 105% of the aggregate LC Exposure, to be held as cash collateral for such Obligations, eighth, to pay any amounts owing in respect of Banking Services Obligations and Swap Agreement Obligations up to and including the amount most recently provided to the Administrative Agent pursuant to Section 2.22 and to the extent not paid pursuant to clause “sixth” above, and ninth, to pay any other Secured Obligation due to the Administrative Agent or any Lender by the Borrowers. Notwithstanding the foregoing, amounts received from any Loan Party will not be applied to any Excluded Swap Obligation of such Loan Party. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower Representative, or unless a Default is in existence, neither the Administrative Agent nor any Lender will apply any payment that it receives to any ~~Eurodollar~~ Term Benchmark Loan of a Class, except (~~a~~y) on the expiration date of the Interest Period applicable thereto or (~~b~~z) in the event, and only to the extent, that there are no outstanding CBFR Loans of the same Class and, in any such event, the Borrowers will pay the break funding payment required in accordance with Section 2.16. The Administrative Agent and the Lenders will have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.

(3)At the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including all reimbursement for fees, costs, and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Borrower Representative pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of any Borrower maintained with the Administrative Agent. The Borrowers hereby irrevocably authorize (i) the Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest, and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged will constitute Loans (including Swingline Loans and Overadvances, but such a Borrowing may only constitute a Protective Advance if it is to reimburse costs, fees, and expenses as described in Section 9.03) and that all such Borrowings will be deemed to have been requested pursuant to Section 2.03, Section 2.04, or Section 2.05, as applicable, and (ii) the Administrative Agent to charge any deposit account of any Borrower maintained with the Administrative Agent for each payment of principal, interest, and fees as it becomes due hereunder or any other amount due under the Loan Documents.

(4)If, except as otherwise expressly provided herein, any Lender, by exercising any right of setoff or counterclaim or otherwise, obtains payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion will purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments will be shared by all such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations will be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 2.18(d) will not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 2.18(d) will apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(5)Unless the Administrative Agent has received ~~notice from the Borrower Representative~~ prior to ~~the~~ any date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing ~~Bank hereunder~~ Banks pursuant to the terms hereof or any other Loan Document (including any date that is fixed for prepayment by notice from the Borrower Representative to the Administrative Agent pursuant to Section 2.11(f)), notice from the Borrower Representative that the Borrowers will not make such payment or prepayment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing ~~Bank~~Banks, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing ~~Bank~~Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the ~~greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation~~NYFRB Rate.

(6)The Administrative Agent may from time to time provide the Borrowers with account statements or invoices with respect to any of the Secured Obligations (the “Statements”). The Administrative Agent is under no duty or obligation to provide Statements, that, if provided, will be solely for the Borrowers’ convenience. Statements may contain estimates of the amounts owed during the relevant billing period, whether of principal, interest, fees, or other Secured Obligations. If the Borrowers pay the full amount indicated on a Statement on or before the due date indicated on such Statement, the Borrowers will not be in default of payment with respect to the billing period indicated on such Statement; provided that, acceptance by the Administrative Agent, on behalf of the Lenders, of any payment that is less than the total amount actually due at that time (including any past due amounts) will not constitute a waiver of the Administrative Agent’s or the Lenders’ right to receive payment in full at another time.

Section 2.19 Mitigation Obligations; Replacement of Lenders.

(1)If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender will use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches, or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or Section 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(2)If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender becomes a Defaulting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or Section 2.17), and obligations under this Agreement and other Loan Documents to an assignee that will assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers will have received the prior written consent of the Administrative Agent (and in circumstances where its consent would be required under Section 9.04, the Issuing ~~Bank~~ Banks and the Swingline Lender), which consent will not unreasonably be withheld, (ii) such Lender will have received payment of an amount equal to the outstanding principal of its Loans, participations in LC Disbursements, and Swingline Loans, accrued interest thereon, accrued fees, and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal, accrued interest, and fees) or the Borrowers (in the case of all other amounts), and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender will not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. Each party hereto agrees that (y) an assignment required pursuant to this clause may be effected pursuant to an Assignment and Assumption executed by the Borrower Representative, the Administrative Agent, and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants) and (z) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and will be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided, further, that any such documents will be without recourse to or warranty by the parties thereto.

Section 2.20 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions will apply for so long as such Lender is a Defaulting Lender:

(1)fees will cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(2)any payment of principal, interest, fees, or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 2.18(b), or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 will be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or the Swingline Lender hereunder; third, to cash collateralize the Issuing ~~Bank’s~~ Banks’ LC Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the Borrower Representative may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower Representative, to be held in a deposit account and released pro rata in order to (i) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (ii) cash collateralize the Issuing ~~Bank’s~~ Banks’ future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders, the Issuing ~~Bank~~Banks, or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing ~~Bank~~Banks, or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by any Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (y) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share and (z) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment will be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (d) following. Any payments, prepayments, or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section will be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;

(3)such Defaulting Lender will not have the right to vote on any issue on which voting is required (other than to the extent expressly provided in Section 9.02(b)) and the Commitment and Revolving Exposure of such Defaulting Lender will not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver, or other modification pursuant to Section 9.02) or under any other Loan Document; provided, that, except as otherwise provided in Section 9.02, this Section 2.20(c) will not apply to the vote of a Defaulting Lender in the case of an amendment, waiver, or other modification requiring the consent of such Lender or each Lender directly affected thereby;

(4)if any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then:

(a)all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender will be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that such reallocation does not, as to any non-Defaulting Lender, cause such non- Defaulting Lender’s Revolving Exposure to exceed its Revolving Commitment;

(b)if the reallocation described in clause (i) preceding cannot, or can only partially, be effected, the Borrowers will within one Business Day following notice by the Administrative Agent (y) first, prepay such Swingline Exposure and
(z) second, cash collateralize, for the benefit of the Issuing ~~Bank~~Banks, the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) preceding) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(c)if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) preceding, the Borrowers will not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(d)if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) preceding, then the fees payable to the Lenders pursuant to Sections 2.12(a) and Section 2.12(b) will be adjusted in accordance with such non-
Defaulting Lenders’ Applicable Percentages; and

(e)if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or clause (ii) preceding, then, without prejudice to any rights or remedies of ~~the~~ any Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure will be payable to the Issuing ~~Bank~~ Banks until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(5)so long as such Lender is a Defaulting Lender, ~~the~~ no Issuing Bank will ~~not~~ be required to issue, amend, renew, extend, or increase any Letter of Credit, unless it is satisfied that such Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.20(d), and LC Exposure related to any newly issued or increased Letter of Credit will be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(d)(i) (and such Defaulting Lender will not participate therein).

If (y) a Bankruptcy Event or a Bail-In Action with respect to the Parent of any Lender occurs following the date hereof and for so long as such event continues or (z) the Swingline Lender or ~~the~~ any Issuing Bank has a reasonable belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender will not be required to fund any Swingline Loan and ~~the~~ no Issuing Bank will ~~not~~ be required to issue, amend, or increase any Letter of Credit, unless the Swingline Lender or ~~the~~ such Issuing Bank, as the case may be, has entered into arrangements with the Borrowers or such Lender, satisfactory to the Swingline Lender or ~~the~~ such Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that each of the Administrative Agent, the Borrower, the Swingline Lender, and ~~the~~ each Issuing Bank agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders will be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on the date of such readjustment such Lender will purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent determines may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

Section 2.21 Returned Payments. If after receipt of any payment that is applied to the payment of all or any part of the Obligations (including a payment effected through exercise of a right of setoff), the Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion), then the Obligations or part thereof intended to be satisfied will be revived and continued and this Agreement will continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender. The provisions of this Section 2.21 will be and remain effective notwithstanding any contrary action that may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.21 will survive the termination of this Agreement.

Section 2.22 Banking Services and Swap Agreements. Each Lender or Affiliate thereof providing Banking Services for, or having Swap Agreements with, any Loan Party will deliver to the Administrative Agent, promptly after entering into such Banking Services or Swap Agreements, written notice setting forth the aggregate amount of all Banking Services Obligations and Swap Agreement Obligations of such Loan Party to such Lender or Affiliate (whether matured or unmatured, absolute or contingent). In addition, each such Lender or Affiliate thereof will deliver to the Administrative Agent, following the end of each calendar month and upon a request therefor, a summary of the amounts due or to become due in respect of such Banking Services Obligations and Swap Agreement Obligations. The most recent information provided to the Administrative Agent will be used in determining the amounts to be applied in respect of such Banking Services Obligations and/or Swap Agreement Obligations pursuant to Section 2.18(b) and which tier of the waterfall, contained in Section 2.18(b), such Banking Services Obligations and/or Swap Agreement Obligations will be placed.

ARTICLE 3

Representations and Warranties

Each Loan Party represents and warrants to the Lenders that:

Section 3.01 Organization; Powers. Each Loan Party is duly organized or formed, validly existing, and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted, and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required.

Section 3.02 Authorization; Enforceability. The Transactions are within each Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational actions and, if required, actions by equity holders. Each Loan Document to which each Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid, and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents,
(b) will not violate any Requirement of Law applicable to any Loan Party, (c) will not violate or result in a default under any indenture, agreement, or other instrument binding upon any Loan Party or the assets of any Loan Party, or give rise to a right thereunder to require any payment to be made by any Loan Party, and (d) will not result in the creation or imposition of, or the requirement to create, any Lien on any asset of any Loan Party, except Liens created pursuant to the Loan Documents.

Section 3.04    Financial Condition; No Material Adverse Change.

(1)Allbirds has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity, and cash flows (i) as of and for the fiscal year ended December 31, 2017, reported on by Deloitte & Touche LLP, independent public accountants, and (ii) as of and for the fiscal month and the portion of the fiscal year ended September 30, 2018, certified by a Financial Officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Allbirds and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to normal year-end audit adjustments (all of which, when taken as a whole, would not be materially adverse) and the absence of footnotes in the case of the statements referred to in clause (ii) preceding.

(2)No event, change, or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect, since December 31, 2017.

Section 3.05 Properties.

(1)As of the date of this Agreement, Schedule 3.05 sets forth the address of each parcel of real property that is owned or leased by any Loan Party. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and, to the Loan Parties’ knowledge, no default by any party to any such lease or sublease exists. Each of the Loan Parties has good and indefeasible title to, or valid leasehold interests in, all of its real and personal property, free of all Liens other than those permitted by Section 6.02.

(2)Each Loan Party owns, or is licensed to use, all material trademarks, tradenames, copyrights, patents, and other intellectual property necessary to its business as currently conducted, a materially correct and complete list of which, as of the date of this Agreement, is set forth on Schedule 3.05, and the use thereof by each Loan Party does not infringe in any material respect upon the rights of any other Person, and each Loan Party’s rights thereto are not subject to any licensing agreement or similar arrangement.

Section 3.06 Litigation and Environmental Matters.

(1)There are no actions, suits, or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened against or affecting any Loan Party (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any Loan Document or the Transactions.

(2)Except for the Disclosed Matters (i) no Loan Party has received notice of any claim with respect to any Environmental Liability or knows of any basis for any Environmental Liability and (ii) and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Loan Party (A) has failed to comply with any Environmental Law or to obtain, maintain, or comply with any permit, license, or other approval required under any Environmental Law, (B) has become subject to any Environmental Liability, (C) has received notice of any claim with respect to any Environmental Liability, or (D) knows of any basis for any Environmental Liability.

(3)Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

Section 3.07 Compliance with Laws and Agreements; No Default. Except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, each Loan Party is in compliance with (i) all Requirements of Law applicable to it or its property and (ii) all indentures, agreements, and other instruments binding upon it or its property. No Default has occurred and is continuing.

Section 3.08 Investment Company Status. No Loan Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.09    Taxes.

(1)As of the Effective Date, each Loan Party has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not be expected to result in a Material Adverse Effect. As of the Effective Date, no tax liens have been filed and no claims are being asserted with respect to any such taxes.

(2)Neither this Agreement nor any other agreement, certificate, document, or instrument executed or delivered in connection therewith by any Loan Party or any other Person (other than the Credit Parties), were executed or delivered in the state of Florida, no Loan Party is a Florida organization or has its executive offices or headquarters in Florida, no officer or employee of any Loan Party has engaged in any execution, delivery, negotiations, or other related activities with respect to this Agreement while in the state of Florida, and there are no stamp, documentary, mortgage, or intangibles taxes due in the state of Florida as a result of any Loan Party entering into this Agreement.

Section 3.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan.

Section 3.11    Disclosure.

(1)The Loan Parties have disclosed to the Lenders all agreements, instruments, and corporate or other restrictions to which any Loan Party is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates, or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document (as modified or supplemented by other information so furnished) contains any misstatement of fact or omits to state any fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading except to the extent that any such error or omission could not reasonably be expected to have a Material

Adverse Effect; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Effective Date, as of the Effective Date.

(2)As of the Effective Date, to the best knowledge of any Loan Party, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all respects.

Section 3.12 Material Agreements. No Loan Party is in default in any material respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in (a) any material agreement to which it is a party or (b) any agreement or instrument evidencing or governing Material Indebtedness.

Section 3.13 Solvency.

(1)Immediately after the consummation of the Transactions to occur on the Effective Date, (i) the fair value of the assets of the Loan Parties, taken as a whole at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise,
(ii) the present fair saleable value of the property of the Loan Parties taken as a whole will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (iii) the Loan Parties taken as a whole will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (iv) the Loan Parties taken as a whole will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted after the Effective Date.

(2)No Loan Party intends to, nor will it permit any other Loan Party to, and no Loan Party believes that it or any other Loan Party will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Loan Party and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such other Loan Party.

Section 3.14 Insurance. Schedule 3.14 sets forth a description of all insurance maintained by or on behalf of the Loan Parties as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance have been paid. Each Loan Party maintains, with financially sound and reputable insurance companies, insurance on all their real and personal property in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as are adequate and customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

Section 3.15 Capitalization and Subsidiaries. Schedule 3.15 sets forth, as of the Effective Date for each Loan Party, (a) such Person’s name, (b) the name of each of its Subsidiaries, (c) a true and complete listing of each class of its authorized Equity Interests, all of which issued Equity Interests are validly issued, outstanding, fully paid, and non-assessable, and owned beneficially and of record by the Persons identified on Schedule 3.15, and (d) the type of entity of such Person. All of the issued and outstanding Equity Interests owned by any Loan Party have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable. There are no outstanding commitments or other obligations of any Loan Party to issue, and no options, warrants, or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Loan Party.

Section 3.16 Security Interest in Collateral. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all of the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, and such Liens, upon completion of any necessary registration of filing requirements, constitute perfected and continuing Liens on the Collateral, securing the Secured Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except in the case of
(a) Permitted Encumbrances, to the extent any such Permitted Encumbrances would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law or agreement and (b) Liens perfected only by possession (including possession of any certificate of title) to the extent the Administrative Agent has not obtained or does not maintain possession of such Collateral.

Section 3.17 Employment Matters. The hours worked by and payments made to employees of the Loan Parties have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local, or foreign law dealing with such matters in any material respect. All payments due from any Loan Party, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Loan Party.

Section 3.18 Margin Regulations. No Loan Party is engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Borrowing or Letter of Credit hereunder will be used to buy or carry any Margin Stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25.0% of the value of the assets (either of any Loan Party only or of the Loan Parties and their Subsidiaries on a consolidated basis) will be Margin Stock.

Section 3.19 Use of Proceeds. The proceeds of the Loans have been used and will be used, whether directly or indirectly as set forth in Section 5.08.

Section 3.20 No Burdensome Restrictions. No Loan Party is subject to any Burdensome Restrictions except Burdensome Restrictions permitted under Section 6.10.

Section 3.21 Anti-Corruption Laws and Sanctions. Each Loan Party has implemented and maintains in effect practices and procedures designed to ensure compliance by such Loan Party, its Subsidiaries, and their respective directors, officers, employees, and agents with Anti- Corruption Laws and applicable Sanctions, and such Loan Party, its Subsidiaries, and their respective officers and directors and, to the knowledge of such Loan Party, its and its Subsidiaries’ employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) any Loan Party, any Subsidiary, or any of their respective directors, officers, or, to the knowledge of any such Loan Party, employees or (b) to the knowledge of any such Loan Party, any agent of such Loan Party or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds, Transaction, or other transaction contemplated by this Agreement or the other Loan Documents will violate Anti-Corruption Laws or applicable Sanctions.

Section 3.22 Affiliate Transactions. Except as set forth on Schedule 3.22, as of the Effective Date, there are no existing or proposed agreements, arrangements, understandings, or transactions between any Loan Party and any of the officers, members, managers, directors, stockholders, parents, holders of other Equity Interests, employees, or Affiliates (other than Subsidiaries) of any Loan Party or any members of their respective immediate families, other than each of the Allbirds Long-Term Incentive Programs and transactions entered into that comply with the terms of Section 6.09, and none of the foregoing Persons are directly or indirectly indebted to or have any direct or indirect ownership, partnership, or voting interest in any Affiliate of any Loan Party or any Person with which any Loan Party has a business relationship or that competes with any Loan Party (except that any such Persons may own Equity Interests in (but not exceeding 2.0% of the outstanding Equity Interests of) any publicly traded company that may compete with a Loan Party).

Section 3.23 Common Enterprise. The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party. Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (a) successful operations of each of the other Loan Parties and (b) the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, in furtherance of its direct and/or indirect business interests, will be of direct and/or indirect benefit to such Loan Party, and is in its best interest.

Section 3.24 ~~EEA~~ Affected Financial Institutions. No Loan Party is an ~~EEA~~ Affected Financial Institution.

Section 3.25 Plan Assets; Prohibited Transactions. No Loan Party or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery, nor performance of the transactions contemplated under this Agreement, including the making of any Loan and the issuance of any Letter of Credit hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

ARTICLE 4

Conditions

Section 4.01 Effective Date. The obligations of the Lenders to make Loans and of the Issuing ~~Bank~~ Banks to issue Letters of Credit hereunder will not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(1)Credit Agreement and Other Loan Documents. The Administrative Agent (or its counsel) has received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (that may include facsimile or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement, (ii) either (A) a counterpart of each other Loan Document signed on behalf of each party thereto or (B) written evidence satisfactory to the Administrative Agent (that may include facsimile or other electronic transmission of a signed signature page thereof) that each such party has signed a counterpart of such Loan Document, and (iii) such other certificates, documents, instruments, and agreements as the Administrative Agent reasonably requests in connection with the transactions contemplated by this Agreement and the other Loan Documents, including any promissory notes requested by a Lender pursuant to Section 2.10 payable to the order of each such requesting Lender and a written opinion of the Loan Parties’ counsel, addressed to the Administrative Agent, the Issuing ~~Bank~~Banks, and the Lenders in the form of Exhibit B (together with any other real estate related opinions separately described herein), all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(2)Financial Statements and Projections. The Lenders have received
(i) audited consolidated financial statements of Allbirds for the fiscal years ended December 31, 2016 and December 31, 2017, (ii) unaudited interim consolidated financial statements of Allbirds for each fiscal month ended after the date of the latest applicable financial statements delivered pursuant to clause (i) preceding as to which such financial statements are available, and such financial statements do not, in the reasonable judgment of the Administrative Agent, reflect any material adverse change in the consolidated financial condition of Allbirds, as reflected in the audited, consolidated financial statements described in clause (i) preceding, and (iii) satisfactory projections through Allbirds’ fiscal year ending December 31, 2021.

(3)Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent has received (i) a certificate of each Loan Party, dated the Effective Date and executed by its Secretary or Assistant Secretary, that
(A) certifies the resolutions of its Board of Directors, members, or other body authorizing the execution, delivery, and performance of the Loan Documents to which such Loan Party is a party, (B) identifies by name and title and bears the signatures of the officers of such Loan Party authorized to sign the Loan Documents to which it is a party and, in the case of any Borrower, its Financial Officers, and (C) contains appropriate attachments, including the certificate or articles of incorporation or organization of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its bylaws or operating, management, or partnership agreement, or other organizational or governing documents, and (ii) a good standing certificate for each Loan Party from its jurisdiction of organization or the substantive equivalent available in the jurisdiction of organization for each Loan Party from the appropriate governmental officer in such jurisdiction.

(4)No Default Certificate. The Administrative Agent has received a certificate, signed by a Financial Officer of each Loan Party, dated as of the Effective Date (i) stating that no Default has occurred and is continuing, (ii) stating that the representations and warranties contained in the Loan Documents are true and correct as of such date, and
(iii) certifying as to any other factual matters as may be reasonably requested by the Administrative Agent.

(5)Fees. The Lenders and the Administrative Agent have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Effective Date. All such amounts will be paid with proceeds of Loans made on the Effective Date and will be reflected in the funding instructions given by the Borrower Representative to the Administrative Agent on or before the Effective Date.

(6)Lien Searches. The Administrative Agent has received the results of a recent lien search in each jurisdiction where the Loan Parties are organized and where the assets of the Loan Parties are located, and such search reveals no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 6.02 or discharged on or prior to the Effective Date pursuant to a pay-off letter or other documentation satisfactory to the Administrative Agent.

(7)[reserved]

(8)Funding Account. The Administrative Agent has received a notice setting forth the deposit account(s) of the Borrowers (the “Funding Account”) to which the Administrative Agent is authorized by the Borrowers to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement.

(9)[reserved]

(10)Collateral Access and Control Agreements. The Administrative Agent has received (i) each Collateral Access Agreement required to be provided pursuant to Section 4.13 of the Security Agreement and (ii) each Deposit Account Control Agreement required to be provided pursuant to Section 4.14 of the Security Agreement; provided that, the parties hereto agree that such agreements may be delivered any time within 60 days of the Effective Date and the Administrative Agent may in its sole discretion extend such time period for delivery upon written notice to the Borrower Representative.

(11)Solvency. The Administrative Agent has received a solvency certificate signed by a Financial Officer of each Loan Party dated the Effective Date.

(12)Borrowing Base Certificate. The Administrative Agent has received a Borrowing Base Certificate that calculates the Borrowing Base as of the end of the week immediately preceding the Effective Date.

(13)Closing Availability. After giving effect to all Borrowings to be made on the Effective Date, the issuance of any Letters of Credit on the Effective Date, and the payment of all fees and expenses due hereunder, and with all of the Loan Parties’ indebtedness, liabilities, and obligations current, the Excess Availability is not less than
$19,000,000.

(14)Filings, Registrations, and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered, or recorded in order to create in favor of the Administrative Agent, for the benefit of itself, the Lenders, and the other Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), must be in proper form for filing, registration, or recordation and the Administrative Agent must have received written confirmation of such filing, registration, or recordation from the applicable Governmental Authority.

(15)Insurance. The Administrative Agent has received evidence of insurance coverage in form, scope, and substance reasonably satisfactory to the Administrative Agent and otherwise in compliance with the terms of Section 5.10 hereof and Section 4.12 of the Security Agreement.

(16)Letter of Credit Application. If a Letter of Credit is requested to be issued on the Effective Date, the Administrative Agent has received a properly completed letter of credit application (whether standalone or pursuant to a master agreement, as applicable) and such other documentation as the Issuing Bank may reasonably request. If requested by the Issuing Bank, the Borrowers have executed the applicable Issuing Bank’s master agreement for the issuance of commercial Letters of Credit.

(17)Tax Withholding. The Administrative Agent has received a properly completed and signed IRS Form W-8 or W-9, as applicable, for each Loan Party.

(18)[reserved]

(19)Field Examination. The Administrative Agent or its designee has conducted a field examination of the Borrowers’ Accounts, Inventory, and related working capital matters and of the Borrowers’ related data processing and other systems, the results of which are satisfactory to the Administrative Agent in its sole discretion.

(20)[reserved]

(21)[reserved]

(22)USA PATRIOT Act, Etc.

(a)The Administrative Agent must have received, at least five days prior to the Effective Date, all documentation and other information regarding the Loan Parties requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and

(b)to the extent any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Effective Date, any Lender that has requested, in a written notice to the Loan Parties at least ten days prior to the Effective Date, a Beneficial Ownership Certification in relation to each Loan Party must have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) will be deemed to be satisfied).

(23)Other Documents. The Administrative Agent has received such other documents as the Administrative Agent, ~~the~~ any Issuing Bank, any Lender, or their respective counsel may have reasonably requested.

The Administrative Agent will notify the Borrowers, the Lenders, and the Issuing ~~Bank~~ Banks of the Effective Date, and such notice will be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing ~~Bank~~ Banks to issue Letters of Credit hereunder will not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 2:00 p.m., Chicago time, on February 20, 2019 (and, in the event such conditions are not so satisfied or waived, the Commitments will terminate at such time).

Section 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of ~~the~~ each Issuing Bank to issue, amend~~, renew~~, or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(1)The representations and warranties of the Loan Parties set forth in the Loan Documents must be true and correct in all material respects with the same effect as though made on and as of the date of such Borrowing or the date of issuance, amendment~~, renewal~~, or extension of such Letter of Credit, as applicable (it being understood and agreed that any representation or warranty that by its terms is made as of a specified date will be required to be true and correct only as of such specified date, and that any representation or warranty that is subject to any materiality qualifier will be required to be true and correct in all respects).

(2)At the time of and immediately after giving effect to such Borrowing or the issuance, amendment~~, renewal~~, or extension of such Letter of Credit, as applicable, (i) no Default may have occurred and be continuing and (ii) no Protective Advance may be outstanding.

(3)After giving effect to any Borrowing or the issuance, amendment~~, renewal~~, or extension of any Letter of Credit, Availability is not less than zero ($0.00).

(4)No event may occurred and no condition may exist that has or could be reasonably expected to have a Material Adverse Effect.

Each Borrowing and each issuance, amendment~~, renewal~~, or extension of a Letter of Credit will be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in this Section.

Notwithstanding the failure to satisfy the conditions precedent set forth in Section 4.02(a) or Section 4.02(b), unless otherwise directed by the Required Lenders, the Administrative Agent may, but will have no obligation to, continue to make Loans and an Issuing Bank may, but will have no obligation to, issue, amend, ~~renew,~~ or extend, or cause to be issued, amended, ~~renewed,~~ or extended, any Letter of Credit for the ratable account and risk of the Lenders from time to time if the Administrative Agent believes that making such Loans or issuing, amending, ~~renewing,~~ or extending, or causing the issuance, amendment~~, renewal~~, or extension of, any such Letter of Credit is in the best interests of the Lenders.

ARTICLE 5

Affirmative Covenants

Until all of the Secured Obligations have been Paid in Full each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lenders that:

Section 5.01 Financial Statements; Borrowing Base and Other Information. The Borrower Representative will furnish to the Administrative Agent and each Lender:

(1)within 180 days after the end of each fiscal year of Allbirds, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification, commentary, or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Allbirds and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(2)[reserved]

(3)within 30 days after the end of each fiscal month of Allbirds, its consolidated (and for any fiscal month end that is also the end of a fiscal quarter, accompanied by managerial reporting on a segment-by-segment basis) balance sheet and related statement of operations, as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of the Borrower Representative as presenting fairly in all material respects the financial condition and results of operations of Allbirds and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(4)concurrently with any delivery of financial statements under Section 5.01(a) or Section 5.01(c), a certificate of a Financial Officer of the Borrower Representative in substantially the form of Exhibit D (i) certifying, in the case of the financial statements delivered under Section 5.01(c), as presenting fairly in all material respects the financial condition and results of operations of Allbirds and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year- end audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.12, and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(5)[reserved]

(6)as soon as available but in any event no later than 60 days after the first day of each fiscal year of Allbirds, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement, and cash flow statement) of Allbirds for each month of the upcoming fiscal year (the “Projections”) in form reasonably satisfactory to the Administrative Agent;

(7)at each of the times specified in the following table, and at such other times as may be necessary to re-determine Availability, as of the period then ended, a Borrowing Base Certificate and supporting information in connection therewith (including, in respect of any Borrowing Base Certificate delivered for the last day of any month that is also the end of any fiscal quarter of Allbirds, a calculation of Average Quarterly Availability for such quarter then ended, and an indication of what the Applicable Rate is as a result of such Average Quarterly Availability), together with any additional reports with respect to the Borrowing Base as the Administrative Agent may reasonably request:

Trigger Date/Event	Reporting Requirement
no Credit Exposure is outstanding, a Reporting Frequency Change Period does not exist, and neither the Borrower Representative nor any Borrower has requested any Revolving Loan or issuance of any Letter of Credit within 30 days of the end of each fiscal quarter, as of the period then ended

Trigger Date/Event	Reporting Requirement
no Credit Exposure is outstanding, a Reporting Frequency Change Period does not exist, and the Borrower Representative or any Borrower requests any Revolving Loan or issuance of any Letter of Credit concurrently with such request for such Revolving Loan or issuance of such Letter of Credit as of the last day of the fiscal month most recently ended at least 30 days prior to the date of such request no Credit Exposure is outstanding, a Reporting Frequency Change Period is in existence, and the Borrower Representative or any Borrower requests any Revolving Loan or issuance of any Letter of Credit concurrently with such request for such Revolving Loan or issuance of such Letter of Credit as of the last day of the calendar week most recently ended at least three Business Days prior to the date of such request

any Credit Exposure is outstanding and a Reporting Frequency Change Period does not exists	within 30 days of the end of each fiscal month, as of the period then ended
any Credit Exposure is outstanding and a Reporting Frequency Change Period exists	on or before the third Business Day of each calendar week, as of the calendar week then ended
during the existence of any Event of Default	promptly upon the request of the Administrative Agent and continuing thereafter as requested

(8)concurrently with delivery of any Borrowing Base Certificate pursuant to clause (g) preceding, as of the period then ended, all delivered electronically in a text formatted file acceptable to the Administrative Agent;

(9)a detailed aging of the Borrowers’ Accounts (including a listing, as of the end of the applicable period, by account debtor of all outstanding Accounts and all payments and collections thereon, and a reconciliation of sales and collections with respect thereto), prepared in a manner reasonably acceptable to the Administrative Agent, together with a summary specifying the name and balance due for each Account Debtor of any Account, and, if requested by the Administrative Agent, the address for each such Account Debtor;

(2)a schedule detailing the Borrowers’ Inventory, in form satisfactory to the Administrative Agent, (A) by location (showing Inventory in transit, any Inventory located with a third party under any consignment, bailee arrangement, or warehouse agreement), by class (raw material, work-in-process, and finished goods), by product type, and by volume on hand, which Inventory will be valued at the lower of cost (determined on a weighted average moving cost basis) or market and adjusted for Reserves as the Administrative Agent has previously indicated to the Borrower Representative are deemed by the Administrative Agent to be appropriate, and (B) including a report of any variances or other results of Inventory counts performed by the Borrowers since the last Inventory schedule (including information regarding sales or other reductions, additions, returns, credits issued by the Borrowers, and complaints and claims made against the Borrowers);

(3)a worksheet of calculations prepared by the Borrowers to determine Eligible Accounts and Eligible Inventory, such worksheets detailing the Accounts and Inventory excluded from Eligible Accounts and Eligible Inventory and the reason for such exclusion;

(4)a reconciliation of the Borrowers’ Accounts and Inventory between
(A) the amounts shown in the Borrowers’ general ledger and financial statements and the reports delivered pursuant to clause (i) and clause (ii) of this Section 5.01(h) and (B) the amounts and dates shown in the reports delivered pursuant to clause (i) and clause (ii) of this Section 5.01(h) and the Borrowing Base Certificate delivered pursuant to Section 5.01(g) as of such date;

(5)a reconciliation of the loan balance per the Borrowers’ general ledger to the loan balance under this Agreement; and

(6)a schedule, in form reasonably satisfactory to the Administrative Agent, showing a reconciliation with respect to Credit Card Accounts of payments deposited to the Borrowers’ Deposit Accounts, amounts scheduled for payment by credit card processors to the Borrowers, and activity statements received from credit card processors;

i.concurrently with delivery of any Borrowing Base Certificate pursuant to clause (g) preceding for any period that is the last day of a fiscal month, as of the fiscal month then ended, and at such other times as may be reasonably requested by the Administrative Agent, a schedule of the Borrowers’ accounts payable, delivered electronically in a text formatted file acceptable to the Administrative Agent;

j.promptly upon the Administrative Agent’s request, as frequently as may be reasonably requested, but in any event not more often than upon delivery of any Borrowing Base Certificate:

i.copies of invoices or other similar statements issued by the Borrowers to any credit card issuer or credit card processor in connection with any Credit Card Accounts, credit memos, shipping and delivery documents, and other information related thereto;

ii.copies of purchase orders, invoices, and shipping and delivery documents in connection with any Inventory purchased by any Loan Party; and

iii.a schedule detailing the balance of all intercompany accounts of the Loan Parties;

k.promptly upon request from the Administrative Agent, as frequently as may be reasonably requested, but in any event not more often than upon delivery of any

Borrowing Base Certificate, as of the period then ended, the Borrowers’ sales journal, cash receipts journal (identifying trade and non-trade cash receipts) and debit memo/credit memo journal;

l.[reserved]

m.[reserved]

n.[reserved]

o.promptly after the same become publicly available, copies of all periodic and other reports, proxy statements, and other materials filed by any Loan Party or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, as the case may be;

p.promptly after any request therefor by the Administrative Agent or any Lender, copies of (i) any documents described in Section 101(k)(1) of ERISA that any Borrower or any ERISA Affiliate may request with respect to any Multiemployer Plan and
(ii) any notices described in Section 101(l)(1) of ERISA that any Borrower or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if a Borrower or any ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the applicable Borrower or the applicable ERISA Affiliate will promptly make a request for such documents and notices from such administrator or sponsor and will provide copies of such documents and notices promptly after receipt thereof; and

q.promptly following any request therefor, (y) such other information regarding the operations, material changes in ownership of Equity Interests, business affairs and financial condition of any Loan Party or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request and (z) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation.

Section 5.02 Notices of Material Events. The Borrower Representative will furnish to the Administrative Agent and each Lender prompt (but in any event within any time period that may be specified below) written notice of the following:

(1)the occurrence of any Default;

(2)receipt of any notice of any investigation, litigation, or proceeding by a Governmental Authority commenced against any Loan Party that (i) seeks damages in excess of $5,000,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets, (iv) alleges criminal misconduct by any Loan Party,
(v) alleges the violation of, or seeks to impose remedies under, any Environmental Law or related Requirement of Law, or seeks to impose Environmental Liability, (vi) asserts liability on the part of any Loan Party in excess of $5,000,000 in respect of any tax, fee, assessment, or other governmental charge, or (vii) involves any product recall;

(3)receipt of any notice of any litigation or proceeding commenced by any Person that is not a Governmental Authority against any Loan Party that (i) seeks damages in excess of $5,000,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets, (iv) alleges the violation of, or seeks to impose remedies under, any Environmental Law or related Requirement of Law, or seeks to impose Environmental Liability, or (~~iv~~v) involves any product recall and, in each case could reasonably be expected to result in a material Adverse Effect;

(4)any Lien (other than Permitted Encumbrances) or claim made or asserted against any of the Collateral;

(5)any loss, damage, or destruction to the Collateral in the amount of
$2,000,000 or more, whether or not covered by insurance;

(6)within two Business Days of receipt thereof, any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located;

(7)within two Business Days after the occurrence thereof, any Loan Party entering into a Swap Agreement or an amendment thereto, together with copies of all agreements evidencing such Swap Agreement or amendment;

(8)the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Loan Parties and their Subsidiaries in an aggregate amount exceeding $1,000,000;

(9)any material change in accounting or financial reporting practices by any Loan Party;

(10)any other development that results, or could reasonably be expected to result, in a Material Adverse Effect; and

(11)any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.

Each notice delivered under this Section must be accompanied by a statement of a Financial Officer or other executive officer of the Borrower Representative setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03 Existence; Conduct of Business. Each Loan Party will (a) do or cause to be done all things necessary to preserve, renew, and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, franchises, governmental authorizations, and intellectual property rights material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, provided that, the foregoing will not prohibit any merger, consolidation, liquidation, or dissolution permitted under Section 6.03 and (b) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted.

Section 5.04 Payment of Obligations. Each Loan Party will pay or discharge all Material Indebtedness and all other material liabilities and obligations, including Taxes, before the same become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (c) any such liabilities are not in excess of $5,000,000 and none of the Collateral would become subject to forfeiture or loss as a result of the contest; provided that, each Loan Party will remit withholding taxes and other payroll taxes to appropriate Governmental Authorities as and when claimed to be due, notwithstanding the foregoing exceptions.

Section 5.05 Maintenance of Properties. Each Loan Party will keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

Section 5.06    Books and Records; Inspection Rights.

(1)Each Loan Party will keep proper books of record and account in which full, true, and correct entries are made of all dealings and transactions in relation to its business and activities.

(2)Each Loan Party will permit any representatives designated by the Administrative Agent or any Lender (including employees of the Administrative Agent or any Lender), upon reasonable prior notice, during business hours, at such reasonable times, and as often as reasonably requested, to visit and discuss with such Loan Party’s Financial Officers and other executive management such Loan Party’s affairs, finances, and condition.

(3)Each Loan Party will permit any representatives designated by the Administrative Agent or any Lender (including employees of the Administrative Agent, any Lender, or any consultants, accountants, lawyers, agents, and appraisers retained by the Administrative Agent), upon reasonable prior notice and during business hours, to visit and inspect such Loan Party’s properties, to conduct at such Loan Party’s premises, and at the times specified below, field examinations of such Loan Party’s assets, liabilities, books and records, including examining and making extracts from its books and records, and to discuss its affairs, finances, and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested (all such activities described herein constituting a “field examination” for the purposes of this clause (c)). Each Loan Party acknowledges that the Administrative Agent, after exercising its rights of inspection and examination, may prepare and distribute to the Lenders certain Reports pertaining to such Loan Party’s assets for internal use by the Administrative Agent and the Lenders. Notwithstanding any of the foregoing, the Administrative Agent may, in its Permitted Discretion, perform field examinations pursuant to this Section as follows:

(a)the field examination specified in Section 4.01(s);

(b)if any Event of Default is in existence, the Administrative Agent may conduct, at the Borrowers’ expense, any field examinations requested by the Administrative Agent at such time;

(c)so long as Availability at all times during the preceding twelve month period has remained equal to or greater than 12.5% of the Aggregate Revolving Commitment, the Administrative Agent may conduct one field examination during such twelve month period (in addition to the field examination specified in clause (a) preceding); and

(d)if Availability at any time during the preceding twelve month period has been less than 12.5% of the Aggregate Revolving Commitment the Administrative Agent may conduct two field examinations during such twelve month period (in addition to the field examination specified in clause (a) preceding).

The Loan Parties will be responsible for the costs and expenses of all field examinations conducted pursuant to this clause (c).

Section 5.07 Compliance with Laws and Material Contractual Obligations. Each Loan Party will, and will cause each Subsidiary to, (i) comply with each Requirement of Law applicable to it or its property (including Environmental Laws) and (ii) perform in all material respects its obligations under material agreements to which it is a party, except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each Loan Party will maintain in effect and enforce policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees, and agents with Anti-Corruption Laws and applicable Sanctions.

Section 5.08    Use of Proceeds.

(1)The proceeds of the Loans and the Letters of Credit will be used only (i) for working capital and general corporate purposes of the Borrowers and their Domestic Subsidiaries, (ii) for Investments permitted under Section 6.04, and (iii) to pay fees and expenses incurred by the Loan Parties in connection with entering into the Transactions. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, (y) for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulation T, Regulation U, and Regulation X or (z) to make any Acquisition other than, subject to clause (y) preceding, any Permitted Acquisition.

(2)No Borrower will request any Borrowing or Letter of Credit, and no Borrower will use, and each Borrower will provide that its Subsidiaries and its and their respective directors, officers, employees, and agents will not use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing, or facilitating any activities, business, or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 5.09 Accuracy of Information. The Loan Parties will ensure that any information, including financial statements or other documents, furnished to the Administrative Agent or the Lenders in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the furnishing of such information will be deemed to be a representation and warranty by the Borrowers on the date thereof as to the matters specified in this Section; provided that, with respect to projected financial information, the Loan Parties will only ensure that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 5.10 Insurance. Each Loan Party will maintain with financially sound and reputable carriers having a financial strength rating of at least A- by A.M. Best Company
(a) insurance in such amounts (with no greater risk retention) and against such risks (including: loss or damage by fire and loss in transit; theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; business interruption; and general liability) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required pursuant to the Collateral Documents. The Borrowers will furnish to the Lenders information in reasonable detail as to the insurance so maintained (y) upon request of the Administrative Agent (not more frequently than annually) and (z) promptly after any material change in insurer or coverage amounts.

Section 5.11 Casualty and Condemnation. The Borrowers will (a) furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards, or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Collateral Documents.

Section 5.12 Appraisals. Subject to the other terms of this Section, at any time that the Administrative Agent requests, each Borrower will, and will cause each other Loan Party to, provide the Administrative Agent with appraisals or updates thereof of its Inventory from an appraiser selected and engaged by the Administrative Agent, and prepared on a basis satisfactory to the Administrative Agent, such appraisals and updates to include information required by any applicable Requirement of Law. The Administrative Agent may, in its Permitted Discretion, require an appraisal pursuant to this Section as follows:

(1)if any Event of Default is in existence, the Administrative Agent may request an appraisal of the Borrower’s Inventory;

(2)so long as Availability at all times during the preceding twelve month period has remained equal to or greater than 12.5% of the Aggregate Revolving Commitment, the

Administrative Agent may request one appraisal of the Borrowers’ Inventory during such twelve month period; and

(3)if Availability at any time during the preceding twelve month period has been less than 12.5% of the Aggregate Revolving Commitment the Administrative Agent may request two appraisals of the Borrowers’ Inventory during such twelve month period.

The Loan Parties will be responsible for the costs and expenses of all appraisals requested by the Administrative Agent pursuant to this Section.

Section 5.13 Depository Banks. Within five months of the Effective Date, or such later date as may be agreed to by the Administrative Agent in its sole discretion, each Loan Party will maintain the Administrative Agent as its principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of its business (other than in the case of any jurisdiction in which the Administrative Agent or its Affiliates do not offer services reasonably convenient to any location of a Loan Party); provided that, notwithstanding anything in this Agreement or the Security Agreement to the contrary, the Loan Parties will establish and maintain (a) a Collateral Deposit Account (as defined in the Security Agreement) with the Administrative Agent and (b) require that all Credit Card Accounts paid to any Borrower by a credit card issuer, processor, or servicer are directed by the applicable credit card issuer, processor, or servicer to be directly sent to a Collateral Deposit Account (and if such Collateral Deposit Account is not maintained with the Administrative Agent it is subject to a Deposit Account Control Agreement).

Section 5.14    Additional Collateral; Further Assurances.

(1)Subject to any applicable Requirement of Law, each Loan Party will cause each Domestic Subsidiary formed or acquired after the date of this Agreement, including any limited liability company formed pursuant to any Division, to become a Loan Party by executing a Joinder Agreement. In connection therewith, the Administrative Agent must have received all documentation and other information regarding such newly formed or acquired Subsidiaries as may be required to comply with the applicable “know your customer” rules and regulations, including the USA Patriot Act. Upon execution and delivery thereof, each such Person (i) will automatically become a Loan Guarantor hereunder and thereupon will have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will grant Liens to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, in any property of such Loan Party that constitutes Collateral.

(2)Without limiting the foregoing, each Loan Party will execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements, and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), that may be required by any Requirement of Law or that the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all in form and substance reasonably satisfactory to the Administrative Agent and all at the expense of the Borrowers.

ARTICLE 6

Negative Covenants

Until all of the Secured Obligations have been Paid in Full, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lenders that:

Section 6.01 Indebtedness. No Loan Party will create, incur, assume, or suffer to exist any Indebtedness, except:

(1)the Secured Obligations;

(2)Indebtedness existing on the date hereof and set forth in Schedule 6.01 and any extensions, renewals, refinancings, and replacements of any such Indebtedness in accordance with clause (f) following;

(3)Indebtedness of any Loan Party to any Subsidiary and of any Subsidiary to any Loan Party, provided that (i) Indebtedness of any Subsidiary that is not a Loan Party to any Loan Party will be subject to Section 6.04 and (ii) Indebtedness of any Loan Party to any Subsidiary that is not a Loan Party will be subordinated to the Secured Obligations on terms reasonably satisfactory to the Administrative Agent;

(4)Guarantees by any Loan Party of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of any Loan Party, provided that (i) the Indebtedness so Guaranteed is permitted by this Section 6.01, (ii) Guarantees by any Loan Party of Indebtedness of any Subsidiary that is not a Loan Party will be subject to Section 6.04, and
(iii) Guarantees permitted under this clause (d) will be subordinated to the Secured Obligations on the same terms as the Indebtedness so Guaranteed is subordinated to the Secured Obligations;

(5)Indebtedness of any Loan Party incurred to finance the acquisition, construction, or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals, and replacements of any such Indebtedness in accordance with clause (f) following; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) together with any Refinance Indebtedness in respect thereof permitted by clause (f) following, does not exceed $2,500,000 at any time outstanding;

(6)Indebtedness that represents extensions, renewals, refinancings, or replacements (such Indebtedness being so extended, renewed, refinanced, or replaced being referred to herein as the “Refinance Indebtedness”) of any of the Indebtedness described in clause (b) and clause (e) preceding and clause (i), clause (j), and clause (k) following (such Indebtedness being referred to herein as the “Original Indebtedness”); provided that (i) such Refinance Indebtedness does not increase the principal amount or interest rate of the Original Indebtedness, (ii) any Liens securing such Refinance Indebtedness are not extended to any additional property of any Loan Party, (iii) no Loan Party that is not originally obligated with respect to repayment of such Original Indebtedness is required to become obligated with respect to such Refinance Indebtedness,
(iv) such Refinance Indebtedness does not result in a shortening of the average weighted maturity of such Original Indebtedness, (v) the terms of such Refinance Indebtedness are not materially less favorable to the obligor thereunder than under the original terms of such Original Indebtedness, and (vi) if such Original Indebtedness was subordinated in right of payment to the Secured Obligations, then the terms and conditions of such Refinance Indebtedness must include subordination terms and conditions that are at least as favorable to the Administrative Agent and the Lenders as those that were applicable to such Original Indebtedness;

(7)Indebtedness owed to any Person providing workers’ compensation, health, disability, or other employee benefits or property, casualty, or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(8)Indebtedness of any Loan Party in respect of performance bonds, bid bonds, appeal bonds, surety bonds, and similar obligations, in each case provided in the ordinary course of business;

(9)Indebtedness of any Person that becomes a Loan Party after the Effective Date; provided that (i) such Indebtedness exists at the time such Person becomes a Loan Party and is not created in contemplation of or in connection with such Person becoming a Loan Party and (ii) the aggregate principal amount of Indebtedness permitted by this clause (i), together with any Refinance Indebtedness in respect thereof permitted by clause (f) preceding, does not exceed $1,000,000 at any time outstanding;

(10)other unsecured Indebtedness in an aggregate principal amount not exceeding $2,500,000 at any time outstanding;

(11)subject to the terms of Section 6.02(i), other secured Indebtedness in an aggregate principal amount not exceeding $2,500,000 at any time outstanding;

(12)unsecured Indebtedness consisting of the financing of insurance premiums;
and

(13)Subordinated Indebtedness in an aggregate principal amount not exceeding
$2,500,000 at any time outstanding.

Section 6.02 Liens. No Loan Party will create, incur, assume, or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including Accounts) or rights in respect of any thereof, except:

(1)Liens created pursuant to any Loan Document;

(2)Permitted Encumbrances;

(3)any Lien on any property or asset of any Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien does not apply to any other property or asset of such Borrower or Subsidiary or any other Borrower or Subsidiary and (ii) such Lien secures only those obligations that it secures on the Effective Date, and extensions, renewals, and replacements thereof that do not increase the outstanding principal amount thereof;

(4)Liens on fixed or capital assets acquired, constructed, or improved by any Borrower or any Subsidiary; provided that (i) such Liens secure Indebtedness permitted by Section 6.01(e), (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing, or improving such fixed or capital assets, and (iv) such Liens do not apply to any other property or assets of such Borrower or Subsidiary or any other Borrower or Subsidiary;

(5)any Lien existing on any property or asset (other than Accounts and Inventory) prior to the acquisition thereof by any Borrower or any Subsidiary or existing on any property or asset (other than Accounts and Inventory) of any Person that becomes a Loan Party after the date hereof prior to the time such Person becomes a Loan Party; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Loan Party, as the case may be, (ii) such Lien does not apply to any other property or assets of the Loan Party, and (iii) such Lien secures only those obligations that it secures on the date of such acquisition or the date such Person becomes a Loan Party, as the case may be, and extensions, renewals, and replacements thereof that do not increase the outstanding principal amount thereof;

(6)Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the UCC in effect in the relevant jurisdiction covering only the items being collected upon;

(7)Liens arising out of Sale and Leaseback Transactions permitted by Section 6.06;

(8)Liens granted by a Subsidiary that is not a Loan Party in favor of any Borrower or another Loan Party in respect of Indebtedness owed by such Subsidiary;

(9)Liens not otherwise permitted under clause (a) through clause (g) preceding securing obligations permitted under Section 6.01(k); provided that none of the Collateral may be subject to any Lien permitted under this clause (i) and

(10)Liens that constitute a “security interest” for the purposes of section 17(1)(b) of the PPSA which do not, in substance, secure payment or performance of an obligation.

Notwithstanding the foregoing, none of the Liens permitted pursuant to this Section 6.02 may at any time attach to any Loan Party’s (y) Accounts, other than those permitted under clause (a) and clause (d)(ii) of the definition of Permitted Encumbrances and clause (a) preceding and
(z) Inventory, other than those permitted under clause (a) and clause (b) of the definition of Permitted Encumbrances and clause (a) preceding.

Section 6.03    Fundamental Changes.

(1)No Loan Party will merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or otherwise Dispose of all or any substantial part of its assets, or all or any substantial part of the Equity Interests of any of its Domestic Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate, or dissolve~~, or enter into a Division~~, except that, if at the time thereof and immediately after giving effect thereto no Event of Default has occurred and is continuing
(i) any Subsidiary of any Borrower may merge into a Borrower in a transaction in which ~~a~~ such Borrower is the surviving entity, (ii) any Loan Party (other than a Borrower) may merge into any other Loan Party in a transaction in which the surviving entity is a Loan Party, and (iii) any Subsidiary that is not a Loan Party may liquidate, dissolve, or enter into a Division if the Loan Party that owns such Subsidiary determines in good faith that such liquidation, dissolution, or Division is in the best interests of such Loan Party and is not materially disadvantageous to the Lenders; provided that, any such merger involving a Person that is not a wholly owned Domestic Subsidiary immediately prior to such merger will not be permitted unless also permitted by Section 6.04.

(2)No Loan Party will engage to any material extent in any business other than businesses of the type conducted by the Loan Parties on the date hereof and businesses reasonably related or incidental thereto.

(3)No Loan Party will change the basis of determining the last day of its fiscal year from the basis in effect on the Effective Date.

(4)No Loan Party will change (i) its methodology for determining the cost basis of Inventory until (A) the Borrower representative has given prior written notice to the Administrative Agent of such change, (B) notwithstanding any limitation in Section 5.12, the Administrative Agent has received a new appraisal of the Borrowers’ Inventory, and (C) the Borrowers and the Credit Parties have agreed to any changes reasonably necessary to the determination of the Borrowing Base arising from such change or (ii) the accounting basis upon which its financial statements are prepared.

(5)No Loan Party will change the tax filing elections it has made under the
Code.

(6)No Loan Party will consummate a Division as the Dividing Person, without the prior written consent of the Administrative Agent. Without limiting the foregoing, if any Loan Party that is a limited liability company consummates a Division (with or without the prior consent of the Administrative Agent as required above), each Division Successor will be required to comply with the obligations set forth in Section 5.14 and the other further assurances obligations set forth in the Loan Documents and become a Loan Party under this Agreement and the other Loan Documents.

Section 6.04 Investments, Loans, Advances, Guarantees, and Acquisitions. No Loan Party will (x) purchase, hold, or acquire (including pursuant to any merger with any Person that was not a Loan Party and a wholly owned Subsidiary prior to such merger) any evidences of Indebtedness or Equity Interests or other securities (including any option, warrant, or other right to acquire any of the foregoing), (y) make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or (z) purchase or otherwise acquire (in one transaction or a series of transactions and whether through purchase of assets, merger, or otherwise) any assets of any other Person constituting a business unit (each of the activities described in clause (x) through clause (z) preceding being an “Investment”), except:

(1)Permitted Investments;

(2)investments in existence on the date hereof and described in Schedule 6.04;

(3)investments by the Loan Parties in Equity Interests in their respective Subsidiaries, provided that, at any time that the Payment Conditions are not met, the Loan Parties will not make any new investment under this clause (c);

(4)loans or advances made by any Loan Party to any Subsidiary, provided that, at any time that the Payment Conditions are not met, the Loan Parties will not make any new loans or advances under this clause (d);

(5)Guarantees constituting Indebtedness permitted by Section 6.01, provided that, at any time that the Payment Conditions are not met, the Loan Parties will not make any new Guarantee of Indebtedness under this clause (e);

(6)loans or advances made by a Loan Party to its employees, officers, or directors for travel and entertainment expenses, relocation costs, and other purposes up to a maximum of $100,000 in the aggregate at any one time outstanding;

(7)loans or advances made by a Loan Party to its employees, officers, or directors in connection with the granting or exercise of options and any payment of tax liabilities related thereto in connection with any employee benefit plans or stock option plans approved by the board of directors of Allbirds;

(8)notes payable, or stock or other securities issued by Account Debtors to a Loan Party pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business, consistent with past practices;

(9)investments in the form of Swap Agreements permitted by Section 6.07;

(10)investments of any Person existing at the time such Person becomes a Subsidiary of a Loan Party or consolidates or merges with a Loan Party (including in connection with a Permitted Acquisition) so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such merger;

(11)investments received in connection with Dispositions permitted by Section 6.05;

(12)investments constituting deposits described in clause (c) and clause (d)(i) of the definition of the term “Permitted Encumbrances”;

(13)subject to the Payment Conditions being met, Permitted Acquisitions; and

(14)subject to the Payment Conditions being met, other Investments approved by the board of directors of Allbirds, subject to the Loan Parties’ compliance with the USA PATRIOT Act, the Beneficial Ownership Regulations, and the terms of Section 5.01(q) and Section 5.02(k).

Section 6.05 Asset Sales. No Loan Party will Dispose of any asset, including any Equity Interest owned by it, nor will any Borrower permit any Subsidiary to issue any additional Equity Interest in such Subsidiary (other than to another Borrower or another Subsidiary in compliance with Section 6.04), except:

(1)Dispositions of (i) Inventory for fair value and in the ordinary course of business and (ii) used, obsolete, worn out, or surplus equipment or property in the ordinary course of business;

(2)Dispositions of assets to any Borrower or any Subsidiary, provided that any such Dispositions involving a Subsidiary that is not a Loan Party must be made in compliance with Section 6.09;

(3)Dispositions of Accounts in connection with the compromise, settlement, or collection thereof;

(4)Dispositions of Permitted Investments and other investments, other than Equity Interests of Domestic Subsidiaries, permitted by Section 6.04;

(5)Sale and Leaseback Transactions permitted by Section 6.06;

(6)Dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Borrower or any Subsidiary; and

(7)Dispositions of assets (other than Equity Interests in a Domestic Subsidiary unless all Equity Interests in such Domestic Subsidiary are sold) that are not permitted by any other clause of this Section, provided that the aggregate fair market value of all assets Disposed of in reliance upon this clause (g) do not exceed $5,000,000 during any fiscal year of Allbirds.

Section 6.06 Sale and Leaseback Transactions. No Loan Party will enter into any arrangement, directly or indirectly, whereby it sells or transfers any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (a “Sale and Leaseback Transaction”), except for any such sale of any fixed or capital assets by any Loan Party that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and that is consummated within 90 days after such Loan Party acquires or completes the construction of such fixed or capital asset.

Section 6.07 Swap Agreements. No Loan Party will enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which any Loan Party has actual exposure (other than those in respect of Equity Interests of any Loan Party) and (b) Swap Agreements entered into in order to effectively cap, collar, or exchange interest rates (from floating to fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of any Loan Party.

Section 6.08    Restricted Payments; Certain Payments of Indebtedness.

(1)No Loan Party will declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) Allbirds may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, and, with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its common stock, (ii) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, and (iii) Allbirds may make other Restricted Payments subject to the satisfaction of the Payment Conditions.

(2)No Loan Party will make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities, or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities, or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation, or termination of any Indebtedness, except:

(a)payment of Indebtedness created under the Loan Documents;

(b)payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness permitted under Section 6.01;

(c)refinancings of Indebtedness to the extent permitted by Section 6.01;

(d)payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; and

(e)subject to satisfaction of the Payment Conditions (including on a pro forma basis after giving effect thereto), payment of other Indebtedness not otherwise permitted under this Section 6.08(b).

Section 6.09 Transactions with Affiliates. No Loan Party will sell, lease, or otherwise transfer any property or assets to, or purchase, lease, or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except
(a) transactions that (i) are in the ordinary course of business and (ii) are at prices and on terms and conditions not less favorable to such Loan Party than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among any Loan Parties not involving any other Affiliate, (c) any investment permitted by Section 6.04(c), Section 6.04(d), or Section 6.04(e), (d) any Indebtedness permitted under Section 6.01(c), (e) any Restricted Payment permitted by Section 6.08, (f) loans or advances to employees permitted under Section 6.04,
(3)the payment of reasonable fees to directors of any Loan Party who are not employees of such Loan Party, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers, and employees of the Loan Parties in the ordinary course of business, and (h) any issuances of securities or other payments, awards, or grants in cash, securities, or otherwise pursuant to, or the funding of, employment agreements, stock options, and stock ownership plans approved by a Loan Party’s board of directors.

Section 6.10 Restrictive Agreements. No Loan Party will, nor will it permit any Subsidiary to, directly or indirectly, enter into, incur, or permit to exist any agreement or other arrangement that prohibits, restricts, or imposes any condition upon (a) the ability of such Loan Party or any Subsidiary to create, incur, or permit to exist any Lien upon any of its property or assets or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to any Loan Party or any other Subsidiary or to Guarantee Indebtedness of any Loan Party or any other Subsidiary; provided that
(i) the foregoing will not apply to restrictions and conditions imposed by any Requirement of Law or by any Loan Document, (ii) the foregoing will not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but will apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing will not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that, such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) preceding will not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, and (v) clause (a) preceding will not apply to customary provisions in leases and other contracts restricting the assignment thereof.

Section 6.11 Amendment of Material Documents. No Loan Party will, nor will it permit any Subsidiary to, amend, modify, or waive any of its rights under its charter, articles, or certificate of incorporation or organization, by-laws, operating, management or partnership agreement, or other organizational or governing documents to the extent any such amendment, modification, or waiver would be adverse to the Lenders.

Section 6.12    Financial Covenants.

(a)[reserved]

(b)Fixed Charge Coverage Ratio. The Loan Parties will not permit the Fixed Charge Coverage Ratio determined for the Loan Parties (excluding any Subsidiary that is not a Loan Party) on a consolidated basis, for the twelve month period ended as of the last day of any fiscal month of Allbirds during any applicable testing period, to be less than
1.00 to 1.00. As used in this Section 6.13(b), “applicable testing period” means the period
(i) beginning on the last day of the fiscal month ended immediately prior to the date (A) of the occurrence of any Event of Default or (B) that Availability is less than 10.0% of the

Aggregate Revolving Commitment and (ii) continuing through and including the last day of the fiscal month following the date that Availability has been greater than (or equal to) 10.0% of the Aggregate Revolving Commitment and no Event of Default has existed, in each case for a period of 30 consecutive days.

ARTICLE 7

Events of Default

If any of the following events (“Events of Default”) occur:

(1)the Borrowers fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same becomes due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(2)the Borrowers fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same becomes due and payable, and such failure continues unremedied for a period of five Business Days;

(3)any representation or warranty made or deemed made by or on behalf of any Loan Party in, or in connection with, this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement, or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, proves to have been materially incorrect when made or deemed made;

(4)any Loan Party fails to observe or perform any covenant, condition, or agreement contained in Section 5.02(a), Section 5.03 (with respect to a Loan Party’s existence), or Section 5.08 or in Article 6;

(5)any Loan Party fails to observe or perform any covenant, condition, or agreement contained in this Agreement (other than those that constitute a default under another Section of this Article), and such failure continues unremedied for a period of
(i) five days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of Section 5.01, Section 5.02 (other than Section 5.02(a)), Section 5.03 through Section 5.07, Section 5.10, Section 5.11, or Section 5.13 or (ii) fifteen days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of any other Section of this Agreement;

(6)any Loan Party fails to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same becomes due and payable;

(7)any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption, or defeasance thereof, prior to its scheduled maturity; provided that, this clause (g) will not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to the extent such sale or transfer is permitted by Section 6.05;

(8)an involuntary proceeding is commenced or an involuntary petition is filed seeking (i) liquidation, reorganization, or other relief in respect of a Loan Party or its debts, or of a substantial part of its assets, under any federal, state, or foreign bankruptcy, insolvency, receivership, or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, or similar official for any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition continues undismissed for 60 days or an order or decree approving or ordering any of the foregoing is entered;

(9)any Loan Party (i) voluntarily commences any proceeding or files any petition seeking liquidation, reorganization, or other relief under any Federal, state, or foreign bankruptcy, insolvency, receivership, or similar law now or hereafter in effect,
(ii) consents to the institution of, or fails to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) applies for or consents to the appointment of a receiver, trustee, custodian, sequestrator, conservator, or similar official for such Loan Party or for a substantial part of its assets, (iv) files an answer admitting the material allegations of a petition filed against it in any such proceeding,
(v) makes a general assignment for the benefit of creditors, or (vi) takes any action for the purpose of effecting any of the foregoing;

(10)any Loan Party becomes unable, admits in writing its inability, or publicly declares its intention not to, or fails generally to pay its debts as they become due;

(11)(i) one or more judgments for the payment of money, to the extent not covered by insurance or that the applicable insurance carrier has denied coverage or liability, in an aggregate amount in excess of $10,000,000 are rendered against any Loan Party and the same remain undischarged for a period of 30 consecutive days during which execution is not effectively stayed, or any action is legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party to enforce any such judgment or (ii) any Loan Party fails within 30 days to discharge one or more non-monetary judgments or orders that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;

(12)an ERISA Event occurs that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect or liability of the Loan Parties in an aggregate amount exceeding $1,000,000;

(13)a Change in Control occurs;

(14)the occurrence of any default or event of default, as specified in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default, event of default, or breach continues beyond any period of grace therein provided;

(15)the Loan Guaranty fails to remain in full force or effect or any action is taken to discontinue or to assert the invalidity or unenforceability of the Loan Guaranty, or any Guarantor fails to comply with any of the terms or provisions of the Loan Guaranty to which it is a party, or any Guarantor denies that it has any further liability under the Loan Guaranty to which it is a party, or gives notice to such effect, including notice of termination delivered pursuant to Section 10.08;

(16)except as permitted by the terms of any Collateral Document, (i) any Collateral Document for any reason fails to create a valid security interest in any Collateral purported to be covered thereby or (ii) any Lien securing any Secured Obligation ceases to be a perfected, first priority (subject to the terms of this Agreement and the Security Agreement) Lien;

(17)this Agreement or any Collateral Document fails to remain in full force or effect or any action is taken to discontinue or to assert the invalidity or unenforceability of this Agreement or any Collateral Document; or

(18)any material provision of any Loan Document for any reason ceases to be valid, binding, and enforceable in accordance with its terms (or any Loan Party challenges the enforceability of any Loan Document or asserts in writing, or engages in any action or inaction that evidences its assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding, and enforceable in accordance with its terms);

then, and in every such event (other than an event with respect to any Loan Party described in clause (h) or clause (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders will, by notice to the Borrower Representative, take any or all of the following actions, at the same or different times:
(i) terminate the Commitments (including the Swingline Commitment), whereupon the Commitments will terminate immediately; (ii) declare the Loans then outstanding to be due and payable in whole (or in part, but ratably as among the Classes of Loans and the Loans of each Class at the time outstanding, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees (including any break funding payments) and other obligations of the Loan Parties accrued hereunder, will become due and payable immediately, in each case without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by the Loan Parties; and (iii) require cash collateral for the LC Exposure in accordance with Section 2.06(j); and in the case of any event with respect to any Loan Party in clause (h) or clause (i) of this Article, the Commitments (including the Swingline Commitment) will automatically terminate and the principal of the Loans then outstanding and the cash collateral for the LC Exposure, together with accrued interest thereon and all fees (including any break funding payments) and other obligations of the Loan Parties accrued hereunder, will automatically become due and payable, in each case without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by the Loan Parties. During the existence of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders will, increase the rate of interest applicable to the Loans and other Obligations as set forth in this Agreement and exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

ARTICLE 8

The Administrative Agent

Section 8.01    Authorization and Action.

(1)Each Lender, on behalf of itself and any of its Affiliates that are Secured Parties, and ~~the~~ each Issuing Bank hereby irrevocably appoints the entity named as the Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent and collateral agent under the Loan Documents and each Lender and ~~the~~ each Issuing Bank authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than within the U.S., each Lender and ~~the~~ each Issuing Bank hereby grants to the Administrative Agent any required powers of attorney to execute and enforce any Collateral Document governed by the laws of such jurisdiction on such Lender’s or such Issuing Bank’s behalf. Without limiting the foregoing, each Lender and ~~the~~ each Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, to exercise all rights, powers, and remedies that the Administrative Agent may have under such Loan Documents.

(2)As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent will not be required to exercise any discretion or take any action, but will be required to act or to refrain from acting (and will be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as may be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions will be binding upon each Lender and ~~the~~ each Issuing Bank; provided that the Administrative Agent will not be required to take any action that (i) the Administrative Agent reasonably believes exposes it to liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders and the Issuing ~~Bank~~ Banks with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization, or relief of debtors or that may effect a forfeiture, modification, or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization, or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent will not have any duty to disclose, and will not be liable for the failure to disclose, any information relating to any Loan Party or any Affiliate of any Loan Party that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement will require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(3)In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing ~~Bank~~ Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and the Administrative Agent’s duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:

(a)the Administrative Agent does not assume and will not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary, or trustee of or for any Lender, any Issuing Bank, or any other Secured Party or holder of any other obligation other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and the transactions contemplated hereby; and

(b)nothing in this Agreement or any Loan Document will require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account.

(4)The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article will apply to any such sub-agent and to the Related Parties of the

Administrative Agent and any such sub-agent, and will apply to their respective activities pursuant to this Agreement. The Administrative Agent will not be responsible for the negligence or misconduct of any sub agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

(5)Other than the Administrative Agent, no other “syndication agent”, “documentation agent”, or any “arranger” (or any other similar title granted to any Lender) will have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and will incur no liability hereunder or thereunder in such capacity, but all such persons will have the benefit of the indemnities provided for hereunder.

(6)In case of the pendency of any proceeding with respect to any Loan Party under any federal, state, or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any reimbursement obligation in respect of any LC Disbursement is then due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent has made any demand on any Borrower) will be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing ~~Bank~~Banks, and the Administrative Agent (including any claim under Section 2.12, Section 2.13, Section 2.15, Section 2.17, and Section 9.03) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator, or other similar official in any such proceeding is hereby authorized by each Lender, ~~the~~ each Issuing Bank, and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent consents to the making of such payments directly to the Lenders, the Issuing ~~Bank~~Banks, or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein will be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment, or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

(7)The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders, and the Issuing ~~Bank~~Banks, and, except solely to the extent of the Loan Parties’ right to consent pursuant to and subject to the conditions set forth in this Article, no Loan Party nor any of their respective Affiliates, will have any rights as a third party beneficiary under any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.

Section 8.02 Administrative Agent’s Reliance, Indemnification, Etc.

(1)Neither the Administrative Agent nor any of its Related Parties will be
(1)liable for any action taken or omitted to be taken by it under or in connection with this Agreement or the other Loan Documents (y) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as may be necessary, or as the Administrative Agent may reasonably believe to be necessary, under the circumstances as provided in the Loan Documents) or (z) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment) or
(2)responsible in any manner to any of the Lenders for any recitals, statements, representations, or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement, or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of this Agreement or any other Loan Document (including in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by facsimile, emailed pdf., or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder.

(2)The Administrative Agent will be deemed not to have knowledge of any
(i) notice of any of the events or circumstances set forth or described in Section 5.02 unless and until written notice thereof stating that it is a “notice under Section 5.02” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by the Borrower Representative or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of ~~default”)~~ Default” or a “notice of an Event of Default”) is given to the Administrative Agent by the Borrower Representative, a Lender, or ~~the~~ an Issuing Bank. Further, ~~and~~ the Administrative Agent will not be responsible for or have any duty to ascertain or inquire into (iA) any statement, warranty, or representation made in or in connection with any Loan Document, (~~ii~~B) the contents of any certificate, report, or other document delivered thereunder or in connection therewith, (~~iii~~C) the performance or observance of any of the covenants, agreements, or other terms or conditions set forth in any Loan Document or the occurrence of any Default~~, (iv~~ or Event of Default, (D) the sufficiency, validity, enforceability, effectiveness, or genuineness of any Loan Document or any other agreement, instrument, or document, (~~v~~E) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent, or (~~vi~~F) the creation, perfection, or priority of Liens on the Collateral.

(3)Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Borrowers), independent public accountants and other experts selected by it, and will not be liable for any action taken or omitted to be taken reasonably by it in accordance with the advice of such counsel, accountants, or experts, (iv) makes no warranty or representation to any Lender or Issuing Bank and will not be responsible to any Lender or Issuing Bank for any statements, warranties, or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent has received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit, and (vi) will be entitled to rely on, and will incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate, or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting, or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

Section 8.03    Posting of Communications.

(1)The Loan Parties agree that the Administrative Agent may, but will not be obligated to, make any Communications available to the Lenders and the Issuing ~~Bank~~ Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar, or any other electronic system chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(2)Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, ~~the~~ each Issuing Bank, and each Loan Party acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there are confidentiality and other risks associated with such distribution. Each of the Lenders, ~~the~~ each Issuing Bank, and each Loan Party hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(3)THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE

APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT WILL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY DOCUMENTATION AGENT, SYNDICATION AGENT, OR ANY OF THEIR RESPECTIVE RELATED PARTIES (INCLUDING ANY OTHER TITLE THAT MAY BE GIVEN TO ANY SECURED PARTY HERETO, COLLECTIVELY, THE “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK, OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, LOSSES, OR EXPENSES (WHETHER IN TORT, CONTRACT, OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

“Communications” means, collectively, any notice, demand, communication, information, document, or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein that is distributed by the Administrative Agent, any Lender, or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

(4)Each Lender and Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform will constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(5)Each of the Lenders, each Issuing Bank, and each Loan Party agrees that the Administrative Agent may, but (except as may be required by applicable law) will not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(6)Nothing herein will prejudice the right of the Administrative Agent, any Lender, or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

Section 8.04 The Administrative Agent Individually; Reliance. With respect to its Commitment, Loans, and Letters of Credit, the Person serving as the Administrative Agent will have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Bank, as the case may be. The terms “Issuing Bank”, “Lenders”, “Required Lenders”, and any similar terms will, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Bank, or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, or other business with, any Loan Party, any Subsidiary, or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing ~~Bank~~Banks.

Section 8.05    Successor Administrative Agent.

(1)The Administrative Agent may resign at any time by giving 30 days prior written notice thereof to the Lenders, the Issuing ~~Bank~~Banks, and the Borrower Representative, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders will have the right, to appoint a successor Administrative Agent. If no successor Administrative Agent has been so appointed by the Required Lenders and has accepted such appointment within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing ~~Bank~~Banks, appoint a successor Administrative Agent that must be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment will be subject to the prior written approval of the Borrower Representative (which approval may not be unreasonably withheld and will not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent will succeed to and become vested with, all the rights, powers, privileges, and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent will be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent will take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.

(2)Notwithstanding clause (a) preceding, in the event no successor Administrative Agent has been so appointed and has accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing ~~Bank~~Banks, and the Borrowers, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent will be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Collateral Document for the benefit of the Secured Parties, the retiring Administrative Agent will continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and continue to be entitled to the rights set forth in such Collateral Document and Loan Document, and, in the case of any Collateral in the possession of the Administrative Agent, will continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Administrative Agent will have no duty or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest), and (ii) the Required Lenders will succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent must be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent must be given or made directly to each Lender and Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article, Section 2.17(d), and Section 9.03, as well as any exculpatory, reimbursement, and indemnification provisions set forth in any other Loan Document, will continue in effect for the benefit of such retiring Administrative Agent, its sub agents, and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (a) preceding.

Section 8.06 Acknowledgements of the Lenders and Issuing Bank.

(1)Each Lender and each Issuing Bank represents ~~that~~ and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring, or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of ~~its~~ business ~~and that~~ , and not for the purpose of purchasing, acquiring, or holding any other type of financial instrument (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, any Co- Documentation Agent, or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire, or hold Loans hereunder~~. Each Lender~~ , and (iv) it is sophisticated with respect to decisions to make, acquire, and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire, and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring, or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent~~,~~ any Arranger, any Syndication Agent, any Co-Documentation Agent, or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the U.S. securities laws concerning the Loan Parties and their Affiliates) as it may from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, or any related agreement or any document furnished hereunder or thereunder.

(2)Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it becomes a Lender hereunder, will be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date or the effective date of any such Assignment and Assumption or any other Loan Document pursuant to which it may have become a Lender hereunder.

(3)Each Lender hereby agrees that: (i) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent; (ii) the Administrative Agent
(A) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (B) will not be liable for any information contained in any Report; (iii) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Administrative Agent undertakes no obligation to update, correct, or supplement the Reports; (iv) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement; and (v) without limiting the generality of any other indemnification provision contained in this Agreement, (A) it will hold the Administrative Agent and any such other Person preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any extension of credit that the indemnifying Lender has made or may make to ~~the~~ a Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Loan or Loans; and (B) it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorneys’ fees) incurred by the Administrative Agent or any such other Person as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

(4)

(a)Each Lender hereby agrees that (y) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment, or repayment of principal, interest, fees, or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender will promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect and (z) to the extent permitted by applicable law, such Lender will not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense, or right of set-off or recoupment with respect to any demand, claim, or counterclaim by the Administrative Agent for the return of any Payments received, including any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.06(d) will be conclusive, absent manifest error.

(b)Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (y) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (z) that was not preceded or accompanied by a Payment Notice, such Lender will be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender will promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, such Lender will promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c)Each Borrower and each other Loan Party hereby agrees that (y) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent will be subrogated to all the rights of such Lender with respect to such amount and (z) an erroneous Payment will not pay, prepay, repay, discharge, or otherwise satisfy any Obligations owed by any Borrower or any other Loan Party.

(d)Each party’s obligations under this Section 8.06(d) will survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments, or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

Section 8.07    Collateral Matters.

(1)Except with respect to the exercise of setoff rights in accordance with Section 9.08 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party will have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights, and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof. In its capacity, the Administrative Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the UCC. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Secured Parties.

(2)In furtherance of the foregoing and not in limitation thereof, no arrangements in respect of Banking Services the obligations under which constitute Secured Obligations and no Swap Agreement the obligations under which constitute Secured Obligations, will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such arrangement in respect of Banking Services or Swap Agreement, as applicable, will be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this clause (b).

(3)The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(b). The Administrative Agent will not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value, or collectability of the Collateral, the existence, priority, or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor will the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.

Section 8.08 Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure, or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the

Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties will be entitled to be, and will be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that will vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the Administrative Agent will be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations that were credit bid will be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent will be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, will be governed, directly or indirectly, by, and the governing documents will provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles will be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests, or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations will automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations will automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) preceding, each Secured Party will execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party that will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid, or the consummation of the transactions contemplated by such credit bid.

Section 8.09    Certain ERISA Matters.

(1)Each Lender (y) represents and warrants, as of the date such Person became a Lender party hereto, to, and (z) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true:

(a)such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments;

(b)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds), or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of, and performance of the Loans, the Letters of Credit, the Commitments, and this Agreement~~, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith~~;

(c)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14),
(B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer, and perform the Loans, the Letters of Credit, the Commitments, and this Agreement, (C) the entrance into, participation in, administration of, and performance of the Loans, the Letters of Credit, the Commitments, and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14, and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84- 14 are satisfied with respect to such Lender’s entrance into, participation in, administration of, and performance of the Loans, the Letters of Credit, the Commitments, and this Agreement; or

(d)such other representation, warranty, and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(2)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has ~~not~~ provided another representation, warranty, and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (y) ~~represents and warrants,~~ as of the date such Person became a Lender party hereto, ~~to,~~ represents and warrants to and (z) ~~covenants,~~ from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, covenants, in each case for the benefit of~~,~~ the Administrative Agent, and each Arranger~~,~~ and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that: none of the Administrative Agent, any Arranger, any Syndication Agent, any Co-Documentation Agent, or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document, or any documents related to hereto or thereto).

(a)none of the Administrative Agent, or any Arranger, or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any ~~documents related to hereto or thereto);~~

(b)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of, and performance of the Loans, the Letters of Credit, the Commitments, and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21, as amended from time to time) and is a bank, an insurance carrier, an investment adviser, a broker-dealer, or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR §2510.3- ~~21(c)(1)(i)(A)-(E);~~

(c)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of, and performance of the Loans, the Letters of Credit, the Commitments, and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in ~~respect of the Obligations);~~

(d)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of, and performance of the Loans, the Letters of Credit, the Commitments, and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments, and this Agreement and is responsible for exercising independent judgment in evaluating the transactions ~~hereunder; and~~

(e)no fee or other compensation is being paid directly to the Administrative Agent, or any Arranger, or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the ~~Letters of Credit, the Commitments, or this Agreement.~~

(3)The Administrative Agent~~,~~ and each Arranger, Syndication Agent, and Co- Documentation Agent hereby informs the Lenders that each such Person is not undertaking to provide ~~impartial~~ investment advice~~,~~ or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof
(i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, ~~and~~ this Agreement, and any other Loan Documents, (ii) may recognize a gain if it extended the Loans, the Letters of Credit, or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit, or the Commitments by such Lender, or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents, or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees, or fees similar to the foregoing.

Section 8.10 Flood Laws. JPMCB has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and related legislation (the “Flood Laws”). JPMCB, as administrative agent or collateral agent on a syndicated facility, will post on the applicable electronic platform (or otherwise distribute to each Lender in the syndicate) documents that it receives in connection with the Flood Laws. However, JPMCB reminds each Lender and Participant in the facility that, pursuant to the Flood Laws, each federally regulated Lender (whether acting as a Lender or Participant in the facility) is responsible for assuring its own compliance with the flood insurance requirements.

ARTICLE 9

Miscellaneous

Section 9.01    Notices.

(1)Except in the case of notices and other communications expressly permitted to be given by telephone or Electronic Systems (and subject in each case to clause (b) following), all notices and other communications provided for herein must be in writing and be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:
•if to any Loan Party, to the Borrower Representative at: Allbirds, Inc.
730 Montgomery Street
San Francisco, California 94111 Attention: Joey Zwillinger Email: joey@allbirds.com

•if to the Administrative Agent, JPMCB in its capacity as an Issuing Bank, or the Swingline Lender, to JPMorgan Chase Bank, N.A. at:

JPMorgan Chase Bank, N.A. 3 Park Plaza, Suite 900
Irvine, California 92614
Attention: Portfolio Manager – Allbirds Facsimile No: (949) 833-4524

•if to any other Lender or Issuing Bank, to it at its address or facsimile number set forth in its Administrative Questionnaire.

All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, will be deemed to have been given when received,
(ii) sent by facsimile will be deemed to have been given when sent, provided that, if not given during normal business hours of the recipient, such notice or communication will be deemed to have been given at the opening of business on the next Business Day of the recipient, or (iii) delivered through Electronic Systems or Approved Electronic Platforms, as applicable, to the extent provided in clause (b) following will be effective as provided in such clause.

(2)Notices and other communications to any Borrower, any Loan Party, the Lenders , and the Issuing Banks hereunder may be delivered or furnished by using Electronic Systems or Approved Electronic Platforms, as applicable, or pursuant to procedures approved by the Administrative Agent; provided that the foregoing will not apply to notices pursuant to Article 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent and the Borrower Representative (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by Electronic Systems or Approved Electronic Platforms, as applicable, pursuant to procedures approved by it; provided that, approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise proscribes, all such notices and other communications
(i) sent to an e-mail address will be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail, or other written acknowledgement), provided that, if not given during the normal business hours of the recipient, such notice or communication will be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website will be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clause (i) and clause (ii) preceding, if such notice, e-mail, or other communication is not sent during the normal business hours of the recipient, such notice or communication will be deemed to have been sent at the opening of business on the next Business Day of the recipient.

(3)Any party hereto may change its address, facsimile number, or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

Section 9.02 Waivers; Amendments.

(1)No failure or delay by the Administrative Agent, ~~the~~ any Issuing Bank, or any Lender in exercising any right or power hereunder or under any other Loan Document will operate as a waiver thereof, nor will any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing ~~Bank~~Banks, and the

Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom will in any event be effective unless the same is permitted by Section 9.02(b), and then such waiver or consent will be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit will not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender, or ~~the~~ any Issuing Bank may have had notice or knowledge of such Default at the time.

(2)Except as provided in the first sentence of Section 2.09(f) (with respect to any commitment increase) and subject to Section 2.14(c) , Section 2.14(d), Section 2.14(e), and Section 9.02(e), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended, or modified except (x) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or (y) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that, no such agreement will (i) increase the Commitment of any Lender without the written consent of such Lender (including any such Lender that is a Defaulting Lender), (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby (provided that any amendment or modification of the financial covenants in this Agreement (or any defined term used therein) will not constitute a reduction in the rate of interest or fees for purposes of this clause (ii)), (iii) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees, or other Obligations payable hereunder, or reduce the amount of, waive, or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby, (iv) change Section 2.09(d), Section 2.18(b), or Section 2.18(d) in a manner that would alter the ratable reduction of Commitments or the manner in which payments are shared, without the written consent of each Lender (other than any Defaulting Lender), (v) increase the advance rates set forth in the definition of Borrowing Base or add new categories of eligible assets, without the written consent of each Lender (other than any Defaulting Lender), (vi) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend, or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (other than any Defaulting Lender) directly affected thereby, (vii) change Section 2.20 without the consent of each Lender (other than any Defaulting Lender), (viii) release any Loan Guarantor from its obligation under its Loan Guaranty or any other guarantor (if any) under any Obligation Guaranty (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender (other than any Defaulting Lender), or (ix) except as provided in clause (c) of this Section or in any Collateral Document, release all or substantially all of the

Collateral, without the written consent of each Lender (other than any Defaulting Lender); provided, further, that no such agreement will amend, modify, or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank, or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank, or the Swingline Lender, as the case may be (it being understood that any amendment to Section 2.20 will require the consent of the Administrative Agent, the Issuing Bank, and the Swingline Lender); provided, further, that no such agreement will amend or modify the provisions of Section ~~2.07~~ 2.06 or any letter of credit application and any bilateral agreement between the Borrower Representative and ~~the~~ each Issuing Bank regarding ~~the~~ such Issuing Bank’s Issuing Bank Sublimit or the respective rights and obligations between the Borrower and ~~the~~ such Issuing Bank in connection with the issuance of Letters of Credit without the prior written consent of the Administrative Agent and the Issuing ~~Bank~~Banks, respectively. The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04. Any amendment, waiver, or other modification of this Agreement or any other Loan Document that by its terms affects the rights or duties under this Agreement of the Lenders of one or more Classes (but not the Lenders of any other Class), may be effected by an agreement or agreements in writing entered into by the Borrowers and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time.

(3)The Lenders and the Issuing ~~Bank~~ Banks hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (i) upon Payment in Full of all Secured Obligations and cash collateralization of all Unliquidated Obligations in a manner satisfactory to each affected Lender, (ii) constituting property being Disposed of if the Loan Party Disposing of such property certifies to the Administrative Agent that the Disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), and to the extent that the property being Disposed of constitutes 100% of the Equity Interests of a Subsidiary, the Administrative Agent is authorized to release any Loan Guaranty provided by such Subsidiary, (iii) constituting property leased to a Loan Party under a lease that has expired or been terminated in a transaction permitted under this Agreement, or (iv) as required to effect any Disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article 7. Except as provided in the preceding sentence, the Administrative Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders; provided that, the Administrative Agent may in its discretion, release its Liens on Collateral valued in the aggregate not in excess of 10.0% of the Revolving Commitment during any calendar year without the prior written authorization of the Required Lenders(it being agreed that the Administrative Agent may rely conclusively on one or more certificates of the Borrowers as to the value of any Collateral to be so released, without further inquiry). Any such release will not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any Disposition, all of which will continue to constitute part of the Collateral.

Any execution and delivery by the Administrative Agent of documents in connection with any such release will be without recourse to or warranty by the Administrative Agent.

(4)If, in connection with any proposed amendment, waiver, or consent requiring the consent of “each Lender” or “each Lender affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but has not been obtained being referred to herein as a “Non-Consenting Lender”), then the Borrowers may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity that is reasonably satisfactory to the Borrowers, the Administrative Agent, and the Issuing ~~Bank agrees~~Banks agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrowers will pay to such Non-Consenting Lender in same day funds on the day of such replacement (A) all interest, fees, and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrowers hereunder to and including the date of termination, including payments due to such Non-Consenting Lender under Section 2.15 and Section 2.17, and (B) an amount, if any, equal to the payment that would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender. Each party hereto agrees that (y) an assignment required pursuant to this clause may be effected pursuant to an Assignment and Assumption executed by the Borrower Representative, the Administrative Agent, and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants) and (z) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and will be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided, further, that any such documents will be without recourse to or warranty by the parties thereto.

(5)Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrower Representative only, amend, modify, or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect, or inconsistency.

Section 9.03    Expenses; Indemnity; Damage Waiver.

(1)The Loan Parties will, jointly and severally, pay all (x) reasonable out-of- pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges, and disbursements of counsel for the Administrative Agent, in connection with the syndication and distribution (including via the internet or through any Electronic System or Approved Electronic Platform) of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications, or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby are consummated), (y) reasonable out-of- pocket expenses incurred by ~~the~~ any Issuing Bank in connection with the issuance, amendment, renewal, or extension of any Letter of Credit or any demand for payment thereunder, and (z) out-of-pocket expenses incurred by the Administrative Agent, ~~the~~ any Issuing Bank, or any Lender, including the fees, charges, and disbursements of any counsel or other advisors or other professionals for the Administrative Agent, ~~the~~ any Issuing Bank, or any Lender, in connection with the enforcement, collection, or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring, or negotiations in respect of such Loans or Letters of Credit. Expenses being reimbursed by the Loan Parties under this Section include, without limiting the generality of the foregoing, fees, costs, and expenses incurred in connection with:

(a)appraisals and insurance reviews;

(b)field examinations and the preparation of Reports based on the fees charged by a third party retained by the Administrative Agent or the internally allocated fees for each Person employed by the Administrative Agent with respect to each field examination;

(c)background checks regarding senior management and/or key investors, as deemed necessary or appropriate in the sole discretion of the Administrative Agent;

(d)Taxes, fees, and other charges for (A) lien and title searches,
(B) title insurance, (C) recording the Mortgages, (D) filing financing statements and continuations, and (E) other actions to perfect, protect, and continue the Administrative Agent’s Liens;

(e)sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; and

(f)forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral.

All of the foregoing fees, costs, and expenses may be charged to the Borrowers as Revolving Loans or to another deposit account, all as described in Section 2.18(c).

(2)The Loan Parties will, jointly and severally, indemnify the Administrative Agent, each Arranger, the Issuing Bank, and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, incremental taxes, liabilities, and related expenses, including the fees, charges, and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by a Loan Party or a Subsidiary, or any Environmental Liability related in any way to a Loan Party or a Subsidiary, (iv) the failure of a Loan Party to deliver to the Administrative Agent the required receipts or other required documentary evidence with respect to a payment made by a Loan Party for Taxes pursuant to Section 2.17, or (v) any actual or prospective claim, litigation, investigation, arbitration, or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation, arbitration, or proceeding is brought by any Loan Party or their respective equity holders, Affiliates, creditors, or any other third Person and whether based on contract, tort, or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity will not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities, or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. This Section 9.03(b) will not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

(3)Each Lender severally agrees to pay any amount required to be paid by any Loan Party under clause (a) or clause (b) of this Section 9.03 to the Administrative Agent, each Issuing Bank, and the Swingline Lender, and each Related Party of any of the foregoing Persons (each, an “Agent Indemnitee”) (to the extent not reimbursed by a Loan Party and without limiting the obligation of any Loan Party to do so), ratably according to their respective Applicable Percentage in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments have terminated and the Loans have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), from and against any and all losses, claims, damages, liabilities, and related expenses, including the fees, charges, and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that the unreimbursed expense or indemnified loss, claim, damage, liability, or related expense, as the case may be, was incurred by or asserted against such Agent Indemnitee in its capacity as such; provided, further, that no Lender will be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence or willful misconduct. The agreements in this Section will survive the termination of this Agreement and the Payment in Full of the Secured Obligations.

(4)To the extent permitted by applicable law, no Loan Party will assert, and each Loan Party hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) or (ii) on any theory of liability, for special, indirect, consequential, or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit, or the use of the proceeds thereof; provided that, nothing in this Section 9.03(d) will relieve any Loan Party of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential, or punitive damages asserted against such Indemnitee by a third party.

(5)All amounts due under this Section will be payable not later than five Business Days after written demand therefor.

Section 9.04    Successors and Assigns.

(1)The provisions of this Agreement are binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (including any Affiliate of ~~the~~ an Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent will be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, will be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of ~~the~~ an Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in Section 9.03(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing ~~Bank~~Banks, and the Lenders) any legal or equitable right, remedy, or claim under or by reason of this Agreement.

(2)

(a)Subject to the conditions set forth in Section 9.04(b)(ii), any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, participations in Letters of Credit, and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(i)the Borrower Representative, provided that the Borrower Representative will be deemed to have consented to any such assignment of all or a portion of the Revolving Loans and Commitments unless it objects thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof and provided, further, that no consent of the Borrower Representative will be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

(ii)the Administrative Agent;

(iii)~~the~~ each Issuing Bank; and

(iv)the Swingline Lender.

(b)Assignments will be subject to the following additional conditions:

(i)except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) will not be less than $5,000,000 unless each of the Borrower Representative and the Administrative Agent otherwise consents, provided that no such consent of the Borrower Representative will be required if an Event of Default exists;

(ii)each partial assignment will be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(iii)the parties to each assignment will execute and deliver to the Administrative Agent (y) an Assignment and Assumption or (z) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500; and

(iv)the assignee, if it is not a Lender, will deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (that may contain material non-public information about the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

For the purposes of this Section 9.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding, or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (x) a Lender, (y) an Affiliate of a Lender, or (z) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means a (w) natural person, (x) a Defaulting Lender or its Parent, (y) company, investment vehicle, or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, with respect to this clause (y) ~~preceding~~, such company, investment vehicle, or trust will not constitute an Ineligible Institution if it (1) has not been established for the primary purpose of acquiring any Loans or Commitments, (2) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (3) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business; provided that upon the occurrence and during the continuance of an Event of Default, any Person (other than a Lender) will be an Ineligible Institution if after giving effect to any proposed assignment to such Person, such Person would hold more than 25.0% of the then outstanding Aggregate Credit Exposure or Commitments, as the case may be, or (z) a Loan Party or a Subsidiary or other Affiliate of a Loan Party.

(c)Subject to acceptance and recording thereof pursuant to Section 9.04(b)(iv), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder will be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder will, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender will cease to be a party hereto but will continue to be entitled to the benefits of Section 2.15, Section 2.16, Section 2.17, and Section 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section will be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.04(c).

(d)The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, will maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register will be conclusive, and the Borrowers, the Administrative Agent, the Issuing ~~Bank~~Banks, and the Lenders will treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register will be available for inspection by the Borrowers, ~~the~~ any Issuing Bank, and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e)Upon its receipt of (y) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (z) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee is already a Lender hereunder), the processing and recordation fee referred to in Section 9.04(b) and any written consent to such assignment required by Section 9.04(b), the Administrative Agent will accept such Assignment and Assumption and record the information contained therein in the Register; provided that, if either the assigning Lender or the assignee fails to make any payment required to be made by it pursuant to Section 2.05, Section 2.06(d), Section 2.06(e), Section 2.07(b), Section 2.18(d), or Section 9.03(c), the Administrative Agent will have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment has been made in full, together with all accrued interest thereon. No assignment will be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this clause (v).

(3)Any Lender may, without the consent of, or notice to, the Borrowers, the Administrative Agent, the Issuing ~~Bank~~Banks, or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) other than an Ineligible Institution in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that, (i) such Lender’s obligations under this Agreement will remain unchanged, (ii) such Lender will remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrowers, the Administrative Agent, the Issuing ~~Bank~~Banks, and the other Lenders will continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation will provide that such Lender will retain the sole right to enforce this Agreement and to approve any amendment, modification, or waiver of any provision of this Agreement; provided that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification, or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrowers agree that each Participant will be entitled to the benefits of Section 2.15, Section 2.16, and Section 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) and Section 2.17(g) (it being understood that the documentation required under Section 2.17(f) will be delivered to the participating Lender and the information and documentation required under Section 2.17(g) will be delivered to the Borrowers and the Administrative Agent)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.04(b); provided that, such Participant
(y) agrees to be subject to the provisions of Section 2.18 and Section 2.19 as if it were an assignee under Section 9.04(b) and (z) will not be entitled to receive any greater payment under Section 2.15 or Section 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also will be entitled to the benefits of Section 9.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation will, acting solely for this purpose as a non- fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender will have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register will be conclusive absent manifest error, and such Lender will treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) will have no responsibility for maintaining a Participant Register.

(4)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section will not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest will release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.05    Survival.

(1)All covenants, agreements, representations, and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document will be considered to have been relied upon by the other parties hereto and will survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, ~~the~~ any Issuing Bank, or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and will continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 2.15, Section 2.16, Section 2.17, and Section 9.03 and Article 8 will survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments, or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

(2)If at any time any payment of any portion of the Secured Obligations (including a payment effected through exercise of a right of setoff) is rescinded, or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of any Loan Party or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), each Loan Party’s obligations under this Agreement with respect to that payment will be reinstated at such time as though the payment had not been made and all of the terms and conditions of this Agreement and the other Loan Documents will be reinstated in full until such time as any Secured Obligations rescinded or otherwise restored have been Paid in Full.

Section 9.06    Counterparts; Integration; Effectiveness; Electronic Execution.

(1)This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which will constitute an original, but all of which when taken together will constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent and (ii) increases or reductions of the Issuing Bank Sublimit of ~~the~~ any Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement will become effective when it has been executed by the Administrative Agent and when the Administrative Agent has received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(2)Delivery of an executed counterpart of a signature page of ~~this Agreement by telecopy~~(x) this Agreement, (y) any other Loan Document, and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure, or authorization related to this Agreement, any other Loan Document, and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by facsimile, emailed pdf., or any other electronic means that reproduces an image of ~~the~~ an actual executed signature page will be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document, or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to ~~any document to be signed in connection with~~ this Agreement ~~and the transactions contemplated hereby or thereby~~ , any other Loan Document, and/or any Ancillary Document will be deemed to include Electronic Signatures, deliveries~~,~~ or the keeping of records in any electronic form (including deliveries by facsimile, emailed pdf., or any other electronic means that reproduces an image of an actual executed signature page), each of which will be of the same legal effect, validity, or enforceability as a manually executed signature, physical delivery thereof, or the use of a paper-based recordkeeping system, as the case may be~~, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act~~; provided that nothing herein will require the Administrative

Agent to accept ~~electronic signatures~~ Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders will be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature will be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Borrower and each other Loan Party hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings, or litigation among the Administrative Agent, the Lenders, the Borrowers, and the other Loan Parties, Electronic Signatures transmitted by facsimile, emailed pdf., or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document, and/or any Ancillary Document will have the same legal effect, validity, and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document, and/or any Ancillary Document in the form of an imaged electronic record in any format, that will be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records will be considered an original for all purposes and will have the same legal effect, validity, and enforceability as a paper record), (C) waives any argument, defense, or right to contest the legal effect, validity, or enforceability of this Agreement, any other Loan Document, and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document, and/or such Ancillary Document, respectively, including with respect to any signature pages thereto, and (D) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by facsimile, emailed pdf., or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of any Borrower and/or any other Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Section 9.07 Severability. Any provision of any Loan Document held to be invalid, illegal, or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability without affecting the validity, legality, and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction will not invalidate such provision in any other jurisdiction.

Section 9.08 Right of Setoff. If an Event of Default has occurred and is continuing, each Lender, ~~the~~ each Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other obligations at any time owing, by such Lender, the Issuing Bank, or any such Affiliate, to or for the credit or the account of any Loan Party against any and all of the Secured Obligations held by such Lender, ~~the~~ such Issuing Bank, or their respective Affiliates, irrespective of whether or not such Lender, ~~the~~ such Issuing Bank, or their respective Affiliates have made any demand under the Loan Documents and although such obligations may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or ~~the~~ such Issuing Bank different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender exercises any such right of setoff, (y) all amounts so set off must be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, will be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing ~~Bank~~Banks, and the Lenders and (z) the Defaulting Lender must provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The applicable Lender, the applicable Issuing Bank, or such Affiliate will notify the Borrower Representative and the Administrative Agent of such setoff or application, provided that any failure to give or any delay in giving such notice will not affect the validity of any such setoff or application under this Section. The rights of each Lender, the Issuing Bank, and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, ~~the~~ such Issuing Bank, or their respective Affiliates may have.

Section 9.09    Governing Law; Jurisdiction; Consent to Service of Process.

(1)The Loan Documents (other than those containing a contrary express choice of law provision) will be governed by and construed in accordance with the internal laws of the State of California, but giving effect to federal laws applicable to national banks.

(2)Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent by any Secured Party relating to this Agreement, any other Loan Document, the Collateral, or the consummation or administration of the transactions contemplated hereby or thereby will be construed in accordance with and governed by the law of the State of California.

(3)Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any U.S. federal or California state court sitting in Orange County, California, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Documents, the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims, or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such California state or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document will affect any right that the Administrative Agent, the Issuing Bank, or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(4)Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action, or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 9.09(c). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(5)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE OR OTHER AGENT (INCLUDING ANY ATTORNEY) OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND
(b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and will not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12 Confidentiality. Each of the Administrative Agent, the Issuing ~~Bank~~Banks, and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its ~~and its~~ Affiliates’ and its and their respective directors, officers, employees, and agents, including accountants, legal counsel, and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential),
(b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by any Requirement of Law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action, or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) with the consent of the Borrower Representative, (h) to holders of Equity Interests in any Loan Party, (i) to any Person

providing a Guarantee of all or any portion of the Secured Obligations, or (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or
(ii) becomes available to the Administrative Agent, ~~the~~ any Issuing Bank, or any Lender on a non- confidential basis from a source other than the Loan Parties. For the purposes of this Section, “Information” means all information received from the Borrowers relating to the Borrowers or their business, other than any such information that is available to the Administrative Agent, ~~the~~ any Issuing Bank, or any Lender on a non-confidential basis prior to disclosure by the Borrowers and other than information pertaining to this Agreement provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrowers after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section will be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.13 Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder will not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U ~~of the Board~~) for the repayment of the Borrowings provided for herein. Anything contained in this Agreement to the contrary notwithstanding, neither ~~the~~ any Issuing Bank nor any Lender will be obligated to extend credit to the Borrowers in violation of any Requirement of Law.

Section 9.14 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify, and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the USA PATRIOT Act.

Section 9.15 Disclosure. Each Loan Party, each Lender, and ~~the~~ each Issuing Bank hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to, or have other relationships with any of the Loan Parties and their respective Affiliates.

Section 9.16 Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the other Secured Parties, in assets that, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession or control. Should any Lender (other than the Administrative Agent) obtain possession or control of any such Collateral, such Lender will notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor will deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

Section 9.17 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges, and other amounts that are treated as interest on such Loan under applicable law (collectively the “Charges”), exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received, or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, will be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section will be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods will be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, will have been received by such Lender.

Section 9.18    Reserved.

Section 9.19 Acknowledgement and Consent to Bail-In of ~~EEA~~ Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~ Affected Financial Institution arising under any Loan Document may be subject to the ~~write-down and conversion powers of an EEA~~ Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(1)the application of any Write-Down and Conversion Powers by ~~an EEA~~ the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an ~~EEA~~ Affected Financial Institution; and

(2)the effects of any Bail-In Action on any such liability, including, if applicable:

(a)a reduction in full or in part or cancellation of any such liability;

(b)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~ Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(c)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of ~~any EEA~~ the applicable Resolution Authority.

Section 9.20 No Fiduciary Duty, Etc.. Each Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to each Borrower with respect to the Loan Documents and the transaction contemplated therein and not as a financial advisor or a fiduciary to, or an agent of, any Borrower or any other Person. Each Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, each Borrower acknowledges and agrees that no Credit Party is advising any Borrower as to any legal, tax, investment, accounting, regulatory, or any other matters in any jurisdiction. Each Borrower will consult with its own advisors concerning such matters and will be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Credit Parties will have no responsibility or liability to any Borrower with respect thereto. Each Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold, or sell, for its own accounts and the accounts of customers, equity, debt, and other securities and financial instruments (including bank loans and other obligations) of, any Borrower and other companies with which any Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion. In addition, each Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its Affiliates may be providing debt financing, equity capital, or other services (including financial advisory services) to other companies in respect of which a Borrower may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from any Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with such Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. Each Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to any Borrower, confidential information obtained from other companies.

Section 9.21 Ranking – NZ. Except for Permitted Encumbrances and Liens described in Section 6.02(j), the NZ Security Agreement has or will have the ranking in priority that it is expressed to have in the NZ Security Agreement and it is not subject to any prior ranking or pari passu ranking Liens.

Section 9.22    PPSA Provisions.

(1)Where the Administrative Agent has a security interest (as defined in the PPSA) under any Loan Document, to the extent the law permits each Loan Party (as applicable):

(a)has no rights under, or by reference to, sections 114(1)(a), 133 and 134 of the PPSA; and

(b)waives its rights to:

(i)not have goods damaged if the Administrative Agent removes an accession under section 125 of the PPSA;

(ii)receive notice of the removal of an accession under section 129 of the PPSA;

(iii)apply to the applicable court for an order concerning the removal of an accession under section 131 of the PPSA;

(iv)receive a statement of account under section 116 of the
PPSA;

(v)receive notice of any proposal of the Administrative Agent to retain collateral under section 120(2) of the PPSA; and

(vi)object to any proposal of the Administrative Agent to retain collateral under section 121 of the PPSA;

(c)waives its right under section 148 of the PPSA to receive a copy of a verification statement in respect of any financing statement or financing change statement registered by the Administrative Agent.

(2)If the Administrative Agent exercises a right, power, or remedy in connection with it, that exercise is taken not to be an exercise of a right, power, or remedy under the PPSA unless the Administrative Agent states otherwise at the time of exercise. However, this clause does not apply to a right, power, or remedy that can only be exercised under the PPSA.

(3)This Section does not affect any rights a Person has or would have other than by reason of the PPSA and applies despite any other clause in any Loan Document.

Section 9.23 Appointment of Administrative Agent as NZ Security Trustee. For the purposes of any Liens or Collateral created under the NZ Security Agreement, the following additional provisions will apply.
(1)In this Section, the following terms have the following meanings: “Appointee” means any receiver, receiver and manager, voluntary administrator, or other insolvency officer appointed in respect of any Loan Party or its assets.

“Charged Property” means the assets of the Loan Parties subject to a security interest under the NZ Security Agreement.

“Delegate” means any delegate, agent, attorney, or co-trustee appointed by the Administrative Agent (in its capacity as security trustee).

(2)The Secured Parties appoint the Administrative Agent to hold the security interests constituted by the NZ Security Agreement on trust for the Secured Parties on the terms of the Loan Documents and the Administrative Agent accepts that appointment.

(3)The Administrative Agent and its subsidiaries and associated companies may each retain for its own account and benefit any fee, remuneration, and profits paid to it in connection with (i) its activities under the Loan Documents and (ii) its engagement in any kind of banking or other business with any Loan Party.

(4)Nothing in this Agreement constitutes the Administrative Agent as a trustee or fiduciary of, nor will the Administrative Agent have any duty or responsibility to, any Loan Party.

(5)The Administrative Agent will have no duties or obligations to any other Person except for those that are expressly specified in the Loan Documents or mandatorily required by applicable law.

(6)The Administrative Agent may appoint one or more Delegates on such terms (that may include the power to sub-delegate) and subject to such conditions as the Administrative Agent thinks fit, to exercise and perform all or any of the duties, rights, powers, and discretions vested in it by the NZ Security Agreements and will not be obliged to supervise any Delegate or be responsible to any Person for any loss incurred by reason of any act, omission, misconduct, or default on the part of any Delegate, except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such Delegate.

(7)The Administrative Agent may (whether for the purpose of complying with any law or regulation of any overseas jurisdiction, or for any other reason) appoint (and subsequently remove) any Person to act jointly with the Administrative Agent either as a separate trustee or as a co-trustee on such terms and subject to such conditions as the Administrative Agent thinks fit and with such of the duties, rights, powers, and discretions vested in the Administrative Agent by the NZ Security Agreement as may be conferred by the instrument of appointment of that Person.

(8)The Administrative Agent will notify the Lenders of the appointment of each Appointee (other than a Delegate).

(9)The Administrative Agent may pay reasonable remuneration to any Delegate or Appointee, together with any costs and expenses (including legal fees) reasonably incurred by the Delegate or Appointee in connection with its appointment. All such remuneration, costs, and expenses will be treated, for the purposes of this Agreement, as paid or incurred by the Administrative Agent.

(10)Each Delegate and each Appointee will have every benefit, right, power, and discretion and the benefit of every exculpation (together “Rights”) of the Administrative Agent (in its capacity as security trustee) under the NZ Security Agreement, and each reference to the Administrative Agent (where the context requires that such reference is to the Administrative Agent in its capacity as security trustee) in the provisions of the NZ Security Agreement which confer Rights will be deemed to include a reference to each Delegate and each Appointee.

(11)Each Secured Party confirms its approval of the NZ Security Agreement and authorizes and instructs the Administrative Agent: (i) to execute and deliver the NZ Security Agreement; (ii) to exercise the rights, powers, and discretions given to the Administrative Agent (in its capacity as security trustee) under or in connection with the NZ Security Agreement together with any other incidental rights, powers, and discretions; and (iii) to give any authorizations and confirmations to be given by the Administrative Agent (in its capacity as security trustee) on behalf of the Secured Parties under the NZ Security Agreement.

(12)The Administrative Agent may accept without inquiry the title (if any) which any Person may have to the Charged Property.

(13)Each other Secured Party confirms that it does not wish to be registered as a joint proprietor of any security interest constituted by the NZ Security Agreement and accordingly authorizes: (i) the Administrative Agent to hold such security interest in its sole name (or in the name of any Delegate) as trustee for the Secured Parties; and (ii) Land Information NZ (or other relevant registry) to register the Administrative Agent (or any Delegate or Appointee) as a sole proprietor of such security interest.

(14)Except to the extent that the NZ Security Agreement otherwise requires, any moneys that the Administrative Agent receives under or pursuant to the NZ Security Agreement may be: (i) invested in any investments that the Administrative Agent selects and that are authorized by applicable law; or (ii) placed on deposit at any bank or institution (including the Administrative Agent) on terms that the Administrative Agent thinks fit, in each case in the name or under the control of the Administrative Agent, and the Administrative Agent will hold those moneys, together with any accrued income (net of any applicable Tax) to the order of the Lenders, and will pay them to the Lenders on demand.

(15)On a disposal of any of the Charged Property that is permitted under the Loan Documents, the Administrative Agent will (at the cost of the Loan Parties) execute any release of the NZ Security Agreement or other claim over that Charged Property that may be required or take any other action that the Administrative Agent considers desirable.

(16)The Administrative Agent will not be liable for:

(a)any defect in or failure of the title (if any) that any Person may have to any assets over which security is intended to be created by the NZ Security Agreement;

(b)any loss resulting from the investment or deposit at any bank of moneys which it invests or deposits in a manner permitted by a NZ Security Agreement;

(c)the exercise of, or the failure to exercise, any right, power, or discretion given to it by or in connection with any Loan Document or any other agreement, arrangement, or document entered into, or executed in anticipation of, under or in connection with, any Loan Document; or

(d)any shortfall that arises upon enforcing the NZ Security Agreement.

(17)The Administrative Agent will not be obligated to:

(a)obtain any authorization or environmental permit in respect of any of the Charged Property or the NZ Security Agreement;

(b)hold in its own possession the NZ Security Agreement, title deed or other document relating to the Charged Property or the NZ Security Agreement;

(c)perfect, protect, register, make any filing, or give any notice in respect of a NZ Security Agreement (or the order of ranking of the NZ Security Agreement), unless that failure arises directly from its own gross negligence or willful misconduct; or

(d)require any further assurances in relation to the NZ Security Agreement.

(18)In respect of the NZ Security Agreement, the Administrative Agent will not be obligated to: (i) insure, or require any other Person to insure, the Charged Property; or
(2)make any enquiry or conduct any investigation into the legality, validity, effectiveness, adequacy, or enforceability of any insurance existing over such Charged Property.

(19)In respect of the NZ Security Agreement, the Administrative Agent will not have any obligation or duty to any Person for any loss suffered as a result of: (i) the lack or inadequacy of any insurance; or (ii) the failure of the Administrative Agent to notify the insurers of any material fact relating to the risk assumed by them, or of any other information of any kind, unless the Required Lenders have requested the Administrative Agent do so in writing and the Administrative Agent has failed to do so within fourteen days after receipt of that request.

(20)Every appointment of a successor Administrative Agent under the NZ Security Agreement will be by deed.

(21)In the case of any conflict between the provisions of this Agreement and those of the Trustee Act 1956 (NZ), the provisions of this Agreement will prevail to the extent allowed by law.

(22)The perpetuity period under the rule against perpetuities if applicable to this Agreement and the NZ Security Agreement will be 80 years from the Effective Date.

Section 9.24 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of California and/or of the U.S. or any other state of the U.S.).

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation, and rights in property) were governed by the laws of the U.S. or a state of the U.S. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the U.S. or a state of the U.S. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender will in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 9.25 Joint and Several. Each Borrower hereby unconditionally and irrevocably agrees it is jointly and severally liable to the Administrative Agent, the Issuing Banks, and the Lenders for the Secured Obligations. In furtherance thereof, each Borrower agrees that wherever in this Agreement it is provided that a Borrower is liable for a payment, such obligation is the joint and several obligation of each Borrower. Each Borrower acknowledges and agrees that its joint and several liability under this Agreement and the Loan Documents is absolute and unconditional and will not in any manner be affected or impaired by any acts or omissions whatsoever by the Administrative Agent, any Issuing Bank, any Lender, or any other Person. Each Borrower’s liability for the Secured Obligations will not in any manner be impaired or affected by who receives or uses the proceeds of the credit extended hereunder or for what purposes such proceeds are used, and each Borrower waives notice of borrowing requests issued by, and loans or other extensions of credit made to, other Borrowers. Each Borrower hereby agrees not to exercise or enforce any right of exoneration, contribution, reimbursement, recourse, or subrogation available to such Borrower against any party liable for payment under this Agreement and the Loan Documents unless and until the Administrative Agent, each Issuing Bank, and each Lender have been paid in full and all of the Secured Obligations are satisfied and discharged following termination or expiration of all commitments of the Lenders to extend credit to the Borrowers. Each Borrower’s joint and several liability hereunder with respect to the Secured Obligations will, to the fullest extent permitted by applicable law, be the unconditional liability of such Borrower irrespective of
(a) the validity, enforceability, avoidance, or subordination of any of the Secured Obligations or of any other document evidencing all or any part of the Secured Obligations, (b) the absence of any attempt to collect any of the Secured Obligations from any other Loan Party or any Collateral or other security therefor, or the absence of any other action to enforce the same, (c) the amendment, modification, waiver, consent, extension, forbearance, or granting of any indulgence by the Administrative Agent or any Lender with respect to any provision of any instrument executed by any other Loan Party evidencing or securing the payment of any of the Secured

Obligations, or any other agreement now or hereafter executed by any other Loan Party and delivered to the Administrative Agent, (d) the failure by the Administrative Agent or any Lender to take any steps to perfect or maintain the perfected status of its Lien upon, or to preserve its rights to, any of the Collateral or other security for the payment or performance of any of the Secured Obligations or the Administrative Agent’s release of any Collateral or of its Liens upon any Collateral, (e) the release or compromise, in whole or in part, of the liability of any other Loan Party for the payment of any of the Secured Obligations, (f) any increase in the amount of the Secured Obligations beyond any limits imposed herein or in the amount of any interest, fees, or other charges payable in connection therewith, in each case, if consented to by any other Borrower, or any decrease in the same, or (g) any other circumstance that might constitute a legal or equitable discharge or defense of any Loan Party. After the occurrence and during the continuance of any Event of Default, the Administrative Agent may proceed directly and at once, without notice to any Borrower, against any or all of the Loan Parties to collect and recover all or any part of the Secured Obligations, without first proceeding against any other Loan Party or against any Collateral or other security for the payment or performance of any of the Secured Obligations, and each Borrower waives any provision that might otherwise require the Administrative Agent or the Lenders under applicable law to pursue or exhaust remedies against any Collateral or other Loan Party before pursuing such Borrower or its property. Each Borrower consents and agrees that neither the Administrative Agent nor any Lender will be under any obligation to marshal any assets in favor of any Loan Party or against or in payment of any or all of the Secured Obligations. This Section 9.25 will not be effective until such time as there is more than one Borrower party to this Agreement.

ARTICLE 10

Loan Guaranty

Section 10.01 Guaranty. Each Loan Guarantor (other than those that have delivered a separate Guaranty) hereby agrees that it is jointly and severally liable for, and, as a primary obligor and not merely as surety, absolutely, unconditionally, and irrevocably guarantees to the Secured Parties, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses, including all court costs and attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Administrative Agent, the Issuing ~~Bank~~Banks, and the Lenders in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, any Borrower, any Loan Guarantor, or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the “Guaranteed Obligations”; provided that, the definition of “Guaranteed Obligations” does not create any guarantee by any Loan Guarantor of (or grant of security interest by any Loan Guarantor to support, as applicable) any Excluded Swap Obligations of such Loan Guarantor for purposes of determining any obligations of any Loan Guarantor). Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations.

Section 10.02 Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require the Administrative Agent, ~~the~~ any Issuing Bank, or any Lender to sue any Borrower, any Loan Guarantor, any other guarantor of, or any other Person obligated for, all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

Section 10.03 No Discharge or Diminishment of Loan Guaranty.

(1)Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment, or termination for any reason (other than Payment in Full of the Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure, or ownership of any Borrower or any other Obligated Party liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization, or other similar proceeding affecting any Obligated Party or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff, or other rights that any Loan Guarantor may have at any time against any Obligated Party, the Administrative Agent, ~~the~~ any Issuing Bank, any Lender, or any other Person, whether in connection herewith or in any unrelated transactions.

(2)The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(3)Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent, ~~the~~ any Issuing Bank, or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations;
(3)any release, non-perfection, or invalidity of any indirect or direct security for the obligations of any Borrower for all or any part of the Guaranteed Obligations or any obligations of any other Obligated Party liable for any of the Guaranteed Obligations;
(4)any action or failure to act by the Administrative Agent, ~~the~~ any Issuing Bank, or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or
(5)any default, failure, or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission, or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than Payment in Full of the Guaranteed Obligations).

Section 10.04 Defenses Waived. To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of any Borrower or any Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Borrower, any Loan Guarantor, or any other Obligated Party, other than Payment in Full of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest, and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Obligated Party or any other Person. Each Loan Guarantor confirms that it is not a surety under any state law and will not raise any such law as a defense to its obligations hereunder. The Administrative Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been Paid in Full. To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.

Section 10.05 Rights of Subrogation. No Loan Guarantor will assert any right, claim, or cause of action, including a claim of subrogation, contribution, or indemnification, that it has against any Obligated Party or any collateral, until the Loan Parties and the Loan Guarantors have fully performed all their obligations to the Administrative Agent, the Issuing ~~Bank~~Banks, and the Lenders.

Section 10.06 Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations (including a payment effected through exercise of a right of setoff) is rescinded, or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of any Borrower or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment will be reinstated at such time as though the payment had not been made and whether or not the Administrative Agent, the Issuing ~~Bank~~Banks, and the Lenders are in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy, or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations will nonetheless be payable by the Loan Guarantors forthwith on demand by the Administrative Agent.

Section 10.07 Information. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope, and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that none of the Administrative Agent, ~~the~~ any Issuing Bank, or any Lender will have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.

Section 10.08 Termination. Each of the Lenders and the Issuing ~~Bank~~ Banks may continue to make loans or extend credit to the Borrowers based on this Loan Guaranty until five days after such Lender or Issuing Bank receives written notice of termination from any Loan Guarantor. Notwithstanding receipt of any such notice, each Loan Guarantor will continue to be liable to the Lenders for any Guaranteed Obligations created, assumed, or committed to prior to the fifth day after receipt of the notice, and all subsequent renewals, extensions, modifications, and amendments with respect to, or substitutions for, all or any part of such Guaranteed Obligations. Nothing in this Section 10.08 will be deemed to constitute a waiver of, or eliminate, limit, reduce, or otherwise impair any rights or remedies the Administrative Agent or any Lender may have in respect of, any Default or Event of Default that exists under clause (o) of Article 7 as a result of any such notice of termination.

Section 10.09 Taxes. Each payment of the Guaranteed Obligations will be made by each Loan Guarantor without withholding for any Taxes, unless such withholding is required by law. If any Loan Guarantor determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Loan Guarantor may so withhold and will timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by such Loan Guarantor will be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the Administrative Agent, Lender, or Issuing Bank (as the case may be) receives the amount it would have received had no such withholding been made.

Section 10.10 Maximum Liability. Notwithstanding any other provision of this Loan Guaranty, the amount guaranteed by each Loan Guarantor hereunder will be limited to the extent, if any, required so that its obligations hereunder will not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act, Uniform Voidable Transactions Act, or similar statute or common law. In determining the limitations, if any, on the amount of any Loan Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification, or contribution that such Loan Guarantor may have under this Loan Guaranty, any other agreement, or applicable law will be taken into account.

Section 10.11 Contribution.

(a)To the extent that any Loan Guarantor makes a payment under this Loan Guaranty (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by any other Loan Guarantor, exceeds the amount that otherwise would have been paid by or attributable to such Loan Guarantor if each Loan Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Loan Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Loan Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Guarantor Payment and Payment in Full of the Guaranteed Obligations and the termination of this Agreement, such Loan Guarantor will be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Loan Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(b)As of any date of determination, the “Allocable Amount” of any Loan Guarantor will be equal to the excess of the fair saleable value of the property of such Loan Guarantor over the total liabilities of such Loan Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Loan Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Loan Guarantors as of such date in a manner to maximize the amount of such contributions.

(c)This Section 10.11 is intended only to define the relative rights of the Loan Guarantors, and nothing set forth in this Section 10.11 is intended to or will impair the obligations of the Loan Guarantors, jointly and severally, to pay any amounts as and when the same become due and payable in accordance with the terms of this Loan Guaranty.

(d)The parties hereto acknowledge that the rights of contribution and indemnification hereunder constitute assets of the Loan Guarantor or Loan Guarantors to which such contribution and indemnification is owing.

(e)The rights of the indemnifying Loan Guarantors against other Loan Guarantors under this Section 10.11 will be exercisable upon Payment in Full of the Guaranteed Obligations and the termination of this Agreement.

Section 10.12 Liability Cumulative. The liability of each Loan Party as a Loan Guarantor under this Article 10 is in addition to, and is cumulative with, all liabilities of each Loan Party to the Administrative Agent, the Issuing ~~Bank~~Banks, and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

Section 10.13 Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally, and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guarantee in respect of a Swap Obligation (provided that, each Qualified ECP Guarantor will only be liable under this Section 10.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.13 or otherwise under this Loan Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). Except as otherwise provided herein, the obligations of each Qualified ECP Guarantor under this Section 10.13 will remain in full force and effect until the termination of all Swap Obligations. Each Qualified ECP Guarantor intends that this Section 10.13 constitute, and this Section 10.13 will be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE 11

The Borrower Representative

Section 11.01 Appointment; Nature of Relationship. Allbirds is hereby appointed by each of the Borrowers as its contractual representative (herein referred to as the “Borrower

Representative”) hereunder and under each other Loan Document, and each of the Borrowers irrevocably authorizes the Borrower Representative to act as the contractual representative of such Borrower with the rights and duties expressly set forth herein and in the other Loan Documents. The Borrower Representative agrees to act as such contractual representative upon the express conditions contained in this Article 11. Additionally, the Borrowers hereby appoint the Borrower Representative as their agent to receive all of the proceeds of the Loans in the Funding Account(s), at which time the Borrower Representative will promptly disburse such Loans to the appropriate Borrower(s), provided that, in the case of a Revolving Loan, such amount will not exceed Availability. The Administrative Agent and the Lenders, and their respective officers, directors, agents, and employees, will not be liable to the Borrower Representative or any Borrower for any action taken or omitted to be taken by the Borrower Representative or the Borrowers pursuant to this Section 11.01.

Section 11.02 Powers. The Borrower Representative will have and may exercise such powers under the Loan Documents as are specifically delegated to the Borrower Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Borrower Representative will have no implied duties to the Borrowers, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Borrower Representative.

Section 11.03 Employment of Agents. The Borrower Representative may execute any of its duties as the Borrower Representative hereunder and under any other Loan Document by or through authorized officers.

Section 11.04 Notices. Each Borrower will immediately notify the Borrower Representative of the occurrence of any Default hereunder referring to this Agreement describing such Default and stating that such notice is a “notice of default”. In the event that the Borrower Representative receives such a notice, the Borrower Representative will give prompt notice thereof to the Administrative Agent and the Lenders. Any notice provided to the Borrower Representative hereunder will constitute notice to each Borrower on the date received by the Borrower Representative.

Section 11.05 Successor Borrower Representative. Upon the prior written consent of the Administrative Agent, the Borrower Representative may resign at any time, such resignation to be effective upon the appointment of a successor Borrower Representative. The Administrative Agent will give prompt written notice of such resignation to the Lenders.

Section 11.06 Execution of Loan Documents; Borrowing Base Certificate. The Borrowers hereby empower and authorize the Borrower Representative, on behalf of the Borrowers, to execute and deliver to the Administrative Agent and the Lenders the Loan Documents and all related agreements, certificates, documents, or instruments as are necessary or appropriate to effect the purposes of the Loan Documents, including the Borrowing Base Certificates and the Compliance Certificates. Each Borrower agrees that any action taken by the Borrower Representative or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, will be binding upon all of the Borrowers.

Section 11.07 Reporting. Each Borrower hereby agrees that such Borrower will furnish promptly after each fiscal month to the Borrower Representative a copy of its Borrowing Base Certificate and any other certificate or report required hereunder or requested by the Borrower Representative on which the Borrower Representative will rely to prepare the Borrowing Base Certificates and Compliance Certificate required pursuant to the provisions of this Agreement.

Exhibit B
to
First Amendment to Credit Agreement

See Attached.

CREDIT AGREEMENT
dated as of February 20, 2019 among ALLBIRDS, INC.
and its Affiliates Party Hereto

the Lenders Party Hereto and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

JPMORGAN CHASE BANK, N.A.,
as Sole Bookrunner and Sole Lead Arranger

ASSET BASED LENDING

606004034.3

TABLE OF CONTENTS

Page

ARTICLE 1 Definitions    1
Section 1.01    Defined Terms    1
Section 1.02    Classification of Loans and Borrowings    46
Section 1.03    Terms Generally    46
Section 1.04    Accounting Terms; GAAP    47
Section 1.05    Interest Rates; Benchmark Notifications    47
Section 1.06    Status of Obligations    48
Section 1.07    Reserved    48
Section 1.08    Letters of Credit    48
Section 1.09    Divisions    48
ARTICLE 2 The Credits    48
Section 2.01    Commitments    49
Section 2.02    Loans and Borrowings    49
Section 2.03    Requests for Revolving Borrowings    49
Section 2.04    Protective Advances    50
Section 2.05    Swingline Loans and Overadvances    51
Section 2.06    Letters of Credit    53
Section 2.07    Funding of Borrowings    59
Section 2.08    Interest Elections    60
Section 2.09    Termination and Reduction of Commitments; Increase in
Revolving Commitments    61
Section 2.10    Repayment of Loans; Evidence of Debt    63
Section 2.11    Prepayment of Loans    64
Section 2.12    Fees    65
Section 2.13    Interest    66
Section 2.14    Alternate Rate of Interest; Illegality    67
Section 2.15    Increased Costs    70
Section 2.16    Break Funding Payments    71
Section 2.17    Withholding of Taxes; Gross-Up    72
Section 2.18    Payments Generally; Allocation of Proceeds; Sharing of Setoffs    76
Section 2.19    Mitigation Obligations; Replacement of Lenders    79
Section 2.20    Defaulting Lenders    80
Section 2.21    Returned Payments    83
Section 2.22    Banking Services and Swap Agreements    83
ARTICLE 3 Representations and Warranties    83
Section 3.01    Organization; Powers    83
Section 3.02    Authorization; Enforceability    84
Section 3.03    Governmental Approvals; No Conflicts    84
Section 3.04    Financial Condition; No Material Adverse Change    84
Section 3.05    Properties    84
Section 3.06    Litigation and Environmental Matters    85
Section 3.07    Compliance with Laws and Agreements; No Default    85

Credit Agreement – Page 1 606004034.3

Section 3.08    Investment Company Status    85
Section 3.09    Taxes    85
Section 3.10    ERISA    86
Section 3.11    Disclosure    86
Section 3.12    Material Agreements    86
Section 3.13    Solvency    86
Section 3.14    Insurance    87
Section 3.15    Capitalization and Subsidiaries    87
Section 3.16    Security Interest in Collateral    87
Section 3.17    Employment Matters    87
Section 3.18    Margin Regulations    88
Section 3.19    Use of Proceeds    88
Section 3.20    No Burdensome Restrictions    88
Section 3.21    Anti-Corruption Laws and Sanctions    88
Section 3.22    Affiliate Transactions    88
Section 3.23    Common Enterprise    88
Section 3.24    Affected Financial Institutions    89
Section 3.25    Plan Assets; Prohibited Transactions    89
ARTICLE 4 Conditions    89
Section 4.01    Effective Date    89
Section 4.02    Each Credit Event    92
ARTICLE 5 Affirmative Covenants    93
Section 5.01    Financial Statements; Borrowing Base and Other Information    93
Section 5.02    Notices of Material Events    97
Section 5.03    Existence; Conduct of Business    98
Section 5.04    Payment of Obligations    99
Section 5.05    Maintenance of Properties    99
Section 5.06    Books and Records; Inspection Rights    99
Section 5.07    Compliance with Laws and Material Contractual Obligations    100
Section 5.08    Use of Proceeds    100
Section 5.09    Accuracy of Information    101
Section 5.10    Insurance    101
Section 5.11    Casualty and Condemnation    101
Section 5.12    Appraisals    101
Section 5.13    Depository Banks    102
Section 5.14    Additional Collateral; Further Assurances    102
ARTICLE 6 Negative Covenants    103
Section 6.01    Indebtedness    103
Section 6.02    Liens    104
Section 6.03    Fundamental Changes    106
Section 6.04    Investments, Loans, Advances, Guarantees, and Acquisitions    107
Section 6.05    Asset Sales    108
Section 6.06    Sale and Leaseback Transactions    108
Section 6.07    Swap Agreements    109
Section 6.08    Restricted Payments; Certain Payments of Indebtedness    109

Credit Agreement – Page 2 606004034.3

Section 6.09    Transactions with Affiliates    109
Section 6.10    Restrictive Agreements    110
Section 6.11    Amendment of Material Documents    110
Section 6.12    Financial Covenants    110
ARTICLE 7 Events of Default    111
ARTICLE 8 The Administrative Agent    114
Section 8.01    Authorization and Action    114
Section 8.02    Administrative Agent’s Reliance, Indemnification, Etc    116
Section 8.03    Posting of Communications    118
Section 8.04    The Administrative Agent Individually; Reliance    119
Section 8.05    Successor Administrative Agent    120
Section 8.06    Acknowledgements of the Lenders and Issuing Bank    121
Section 8.07    Collateral Matters    123
Section 8.08    Credit Bidding    124
Section 8.09    Certain ERISA Matters    125
Section 8.10    Flood Laws    127
ARTICLE 9 Miscellaneous    127
Section 9.01    Notices    127
Section 9.02    Waivers; Amendments    128
Section 9.03    Expenses; Indemnity; Damage Waiver    131
Section 9.04    Successors and Assigns    134
Section 9.05    Survival    138
Section 9.06    Counterparts; Integration; Effectiveness; Electronic Execution    139
Section 9.07    Severability    140
Section 9.08    Right of Setoff    140
Section 9.09    Governing Law; Jurisdiction; Consent to Service of Process    141
Section 9.10    Waiver of Jury Trial    142
Section 9.11    Headings    142
Section 9.12    Confidentiality    142
Section 9.13    Several Obligations; Nonreliance; Violation of Law    143
Section 9.14    USA PATRIOT Act    143
Section 9.15    Disclosure    143
Section 9.16    Appointment for Perfection    143
Section 9.17    Interest Rate Limitation    143
Section 9.18    Reserved    144
Section 9.19    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    144
Section 9.20    No Fiduciary Duty, Etc    144
Section 9.21    Ranking – NZ    145
Section 9.22    PPSA Provisions    145
Section 9.23    Appointment of Administrative Agent as NZ Security Trustee    146
Section 9.24    Acknowledgement Regarding Any Supported QFCs    149
Section 9.25    Joint and Several    150

Credit Agreement – Page 3 606004034.3

ARTICLE 10 Loan Guaranty    151
Section 10.01 Guaranty    151
Section 10.02 Guaranty of Payment    151
Section 10.03 No Discharge or Diminishment of Loan Guaranty    151
Section 10.04 Defenses Waived    152
Section 10.05 Rights of Subrogation    153
Section 10.06 Reinstatement; Stay of Acceleration    153
Section 10.07 Information    153
Section 10.08 Termination    153
Section 10.09 Taxes    153
Section 10.10 Maximum Liability    154
Section 10.11 Contribution    154
Section 10.12 Liability Cumulative    155
Section 10.13 Keepwell    155
ARTICLE 11 The Borrower Representative    155
Section 11.01 Appointment; Nature of Relationship    155
Section 11.02 Powers    155
Section 11.03 Employment of Agents    156
Section 11.04 Notices    156
Section 11.05 Successor Borrower Representative    156
Section 11.06 Execution of Loan Documents; Borrowing Base Certificate    156
Section 11.07 Reporting    156

SCHEDULES:
Commitment Schedule Schedule 3.05 – Properties
Schedule 3.06 – Disclosed Matters Schedule 3.14 – Insurance
Schedule 3.15 – Capitalization and Subsidiaries Schedule 3.22 – Affiliate Transactions Schedule 6.01 – Existing Indebtedness Schedule 6.02 – Existing Liens
Schedule 6.04 – Existing Investments Schedule 6.10 – Existing Restrictions

EXHIBITS:

Exhibit A – Form of Assignment and Assumption Exhibit B – Form of Opinion of Loan Parties’ Counsel Exhibit C – Form of Borrowing Base Certificate Exhibit D – Form of Compliance Certificate
Exhibit E – Joinder Agreement
Exhibit F-1 – U.S. Tax Certificate (For Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit F-2 – U.S. Tax Certificate (For Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes)

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Exhibit F-3 – U.S. Tax Certificate (For Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit F-4 – U.S. Tax Certificate (For Foreign that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit G – Form of Credit Card Notice

Credit Agreement – Page v

606004034.3

CREDIT AGREEMENT

This Credit Agreement, dated as of February 20, 2019 (as it may be amended or otherwise modified from time to time, together with all Exhibits and Schedules annexed hereto from time to time, each of which is incorporated herein and made a part hereof, this “Agreement”), is by and among Allbirds, Inc., and each other Person at any time party hereto as a Borrower, the other Loan Parties party hereto, the lending institutions party hereto as the Lenders, and JPMorgan Chase Bank, N.A., as the Administrative Agent.

The parties hereto agree as follows:

ARTICLE 1

Definitions

Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account” has the meaning assigned to such term in the Security Agreement and includes any Credit Card Accounts.

“Account Debtor” means any Person obligated on an Account.

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the Effective Date, by which any Loan Party (a) acquires any going business or all or substantially all of the assets of any Person, whether through purchase of assets, merger, or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Equity Interests of a Person that have ordinary voting power for the election of directors or other similar management personnel of a Person (other than Equity Interests having such power only by reason of the happening of a contingency) or a majority of the outstanding Equity Interests of a Person.

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate will be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted REVSOFR30 Rate” (a) means an interest rate per annum equal to (i) the REVSOFR30 Rate plus (ii) 0.00%; provided that (y) if the Adjusted REVSOFR30 Rate as so determined would be less than the Floor, such rate will be deemed to be equal to the Floor for the purposes of this Agreement and (z) if the REVSOFR30 Rate is not available, then the Adjusted REVSOFR30 Rate will be equal to the CB Floating Rate (unless an alternate rate is established in accordance with Section 2.14) and (b) when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted REVSOFR30 Rate.

“Adjusted Term SOFR Rate” means, for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the

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Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate will be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means JPMorgan Chase Bank, N.A. (including its successors and assigns), in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the specified Person.
“Agent Indemnitee” has the meaning assigned to such term in Section 9.03(c). “Aggregate Credit Exposure” means, at any time, the aggregate Credit Exposure of all of the Lenders at such time.

“Aggregate Revolving Commitment” means, at any time, the aggregate of the Revolving Commitments of all of the Lenders, as increased or reduced from time to time pursuant to the terms and conditions hereof. As of the Effective Date, the Aggregate Revolving Commitment is
$40,000,000.

“Aggregate Revolving Exposure” means, at any time, the aggregate Revolving Exposure of all of the Lenders at such time (with the Swingline Exposure of each Lender calculated assuming that all of the Lenders have funded their participations in all Swingline Loans outstanding at such time).

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Credit Agreement.

“Allbirds” means Allbirds, Inc., a Delaware corporation, and its successors and assigns. “Ancillary Document” has the meaning assigned to it in Section 9.06(b).
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Loan Party or any of their Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Parties” has the meaning assigned to it in Section 8.03(c).

“Applicable Percentage” means, with respect to any Lender, (a) with respect to Revolving Loans, LC Exposure, Overadvances, or Swingline Loans, a percentage equal to a fraction the numerator of which is such Lender’s Revolving Commitment and the denominator of which is the Aggregate Revolving Commitment, provided that, if the Revolving Commitments have terminated or expired, the Applicable Percentages will be determined based upon such Lender’s share of the Aggregate Revolving Exposure at that time and (b) with respect to Protective Advances or with

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respect to the Aggregate Credit Exposure, a percentage based upon such Lender’s share of the Aggregate Credit Exposure and the unused Commitments; provided that, in accordance with Section 2.20, so long as any Lender is a Defaulting Lender, such Defaulting Lender’s Commitment will be disregarded in the calculations under clause (a) and clause (b) preceding.

“Applicable Rate” means, for any day, with respect to any Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Revolver CBFR/REVSOFR30 Spread”, “Revolver CBFR/CB Floating Rate Spread”, “Revolver Term Benchmark/RFR Spread”, or “Commitment Fee Rate”, as the case may be, based upon the Average Quarterly Availability during the most recently ended fiscal quarter of Allbirds; provided that the “Applicable Rate” will be the applicable rates per annum set forth below in Category 1 during the period from the Effective Date to, and including, the last day of the fiscal quarter of Allbirds ending on or about March 31, 2019:

Average Quarterly Availability	Revolver Term Benchmark/ RFR Spread	Revolver CBFR/ REVSOFR30 Spread	Revolver CBFR/CB Floating Rate Spread	Commitment Fee Rate
Category 1 Greater than 20.0% of the Aggregate Revolving Commitment	1.25%	1.25%	0.00%	0.20%
Category 2 Less than or equal to 20.0% of the Aggregate Revolving Commitment	1.50%	1.50%	0.00%	0.20%

For purposes of the foregoing, each change in the Applicable Rate resulting from a change in Average Quarterly Availability will be effective during the period commencing on and including the first day of each fiscal quarter of Allbirds and ending on the last day of such fiscal quarter, it being understood and agreed that, for purposes of determining the Applicable Rate on the first day of any fiscal quarter of Allbirds, the Average Quarterly Availability during the most recently ended fiscal quarter of Allbirds will be used. Notwithstanding the foregoing, the Average Quarterly Availability will be deemed to be in Category 2 if the Borrowers fail to deliver any Borrowing Base Certificate or related information required to be delivered by them pursuant to Section 5.01, during the period from the expiration of the time for delivery thereof until five days after each such Borrowing Base Certificate and related information is so delivered.

“Approved Electronic Platform” has the meaning assigned to such term in Section 8.03(a). “Approved Fund” has the meaning assigned to such term in Section 9.04.
“Arranger” means JPMorgan Chase Bank, N.A. in its capacity as sole bookrunner and sole lead arranger hereunder.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other

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form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

“Availability” means, at any time, an amount equal to (a) the lesser of (i) the Aggregate Revolving Commitment or (ii) the Borrowing Base, minus (b) the Aggregate Revolving Exposure.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date or the date of termination of the Commitments.

“Available Revolving Commitment” means, at any time, the Aggregate Revolving Commitment, minus the Aggregate Revolving Exposure.

“Available Tenor” means, as of any date of determination and with respect to the then- current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.14.

“Average Quarterly Availability” means, for any fiscal quarter of Allbirds, an amount equal to the average daily Availability during such fiscal quarter, as determined by the Administrative Agent’s system of records; provided that, in order to determine Availability on any day for purposes of this definition, Borrowing Base for such day will be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01 as of such day.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule, or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation, or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration, or other insolvency proceedings).

“Banking Services” means each and any of the following bank services provided to any Loan Party or its Subsidiaries by JPMCB or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards),
(b) stored value cards, (c) merchant processing services, and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts, cash pooling services, and interstate depository network services).

“Banking Services Obligations” means any and all obligations of the Loan Parties and their Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising,

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evidenced, or acquired (including all renewals, extensions, and modifications thereof and substitutions therefor) in connection with Banking Services.

“Banking Services Reserves” means all Reserves that the Administrative Agent from time to time establishes in its Permitted Discretion for Banking Services then provided or outstanding.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Event” means, with respect to any Person, when such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors, or similar Person charged with the reorganization or liquidation of its business, appointed for it, or, in the determination of the Administrative Agent in its Permitted Discretion, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event will not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the U.S. or any other applicable jurisdiction or from the enforcement of judgments or writs of attachment on such Person’s assets or permits such Person (or such Governmental Authority or instrumentality), to reject, repudiate, disavow, or disaffirm any contracts or agreements made by such Person.

“Benchmark” means, initially, with respect to any (i) RFR Loan, the Daily Simple SOFR,
(2)Adjusted REVSOFR30 Rate Loan, the REVSOFR30 Rate, or (iii) Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Daily Simple SOFR, REVSOFR30 Rate, or Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.14.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a)the Adjusted Daily Simple SOFR;

(b)the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower Representative as the replacement for the then- current Benchmark for the applicable Corresponding Tenor giving due consideration to
(i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the U.S. and (b) the related Benchmark Replacement Adjustment.

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If the Benchmark Replacement as determined pursuant to clause (1) or clause (2) preceding would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower Representative for the applicable Corresponding Tenor giving due consideration to
(i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan or Adjusted REVSOFR30 Rate Loan, any technical, administrative, or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative, or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(i)in the case of clause (1) or clause (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(ii)in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer

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representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or clause (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component), or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, that states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

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“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clause (1) or clause (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrower” or “Borrowers” means, individually or collectively, Allbirds and any other Person at any time a party hereto as a Borrower. As of the Effective Date, Allbirds is the only Borrower.
“Borrower Representative” has the meaning assigned to such term in Section 11.01. “Borrowing” means (a) a Revolving Borrowing, (b) a Swingline Loan, (c) a Protective
Advance, and (c) an Overadvance.

“Borrowing Base” means, at any time, the sum of (a) up to 90.0% of the face amount of the Borrowers’ Eligible Credit Card Accounts at such time, plus (b) up to 85.0% of the face amount of the Borrowers’ Eligible Trade Accounts at such time, plus (c) the lesser of up to (i) 90.0% of the Borrowers’ Eligible Inventory, at such time, valued at the lower of cost or market value, determined on a weighted average moving cost basis and (ii) the product of 90.0%, multiplied by the Net Orderly Liquidation Value percentage identified in the most recent inventory appraisal ordered by the Administrative Agent multiplied by the Borrowers’ Eligible Inventory, valued at the lower of cost or market value, determined on a weighted average moving cost basis, plus
(d) 100% of the Borrowers’ Qualified Cash Balances, minus (e) Reserves.

“Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative, in substantially the form of Exhibit C or another form that is acceptable to the Administrative Agent in its sole discretion.

“Borrowing Request” means a request by the Borrower Representative for a Revolving Borrowing in accordance with Section 2.03.

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“Burdensome Restrictions” means any consensual encumbrance or restriction of the type described in Section 6.10(a) or Section 6.10(b).

“Business Day” means any day (other than a Saturday or a Sunday) on which banks are open for business in New York, New York; provided that, in addition to the foregoing, a Business Day will be (a) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements, or payments of any such RFR Loan, or any other dealings of such RFR Loan, and
(b) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements, or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is only a U.S. Government Securities Business Day.

“Capital Expenditures” means, without duplication, any expenditure or commitment to expend money for any purchase or other acquisition of any asset that would be classified as a fixed or capital asset on a consolidated balance sheet prepared in accordance with GAAP, minus, in the case of the Loan Parties and their subsidiaries, (a) any software development costs to the extent deducted under the definition of EBITDA for any applicable period, (b) expenditures of insurance proceeds to rebuild or replace any asset after a casualty loss, and (c) leasehold improvement expenditures to the extent a Loan Party is reimbursed by the lessor within 180 days of such expenditures.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP, and the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

“CB Floating Rate” means the greater of the Prime Rate or 2.50%. Any change in the CB Floating Rate due to a change in the Prime Rate will be effective from and including the effective date of such change in the Prime Rate.

“CBFR”, when used in reference to: (a) a rate of interest, refers to the Adjusted REVSOFR30 Rate and (b) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Adjusted REVSOFR30 Rate.
“CFC” means a “controlled foreign corporation” as defined in Section 957 of the Code. “Change in Control” means (a) any “person” or “group” (as such terms are used in Sections
13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, become, or obtain rights (whether by means of warrants, options, or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of at least 50.1% of the outstanding voting Equity Interests of Allbirds on a fully diluted basis, (b) occupation at any time of a majority of the seats (other than vacant seats) on the board of directors of Allbirds by Persons who were not (i) directors of Allbirds on the Effective Date or nominated, appointed or approved for consideration by shareholders for election by the board of directors of Allbirds,
(ii) approved by the board of directors of Allbirds as director candidates prior to their election, nor
(3)appointed by directors so nominated, appointed, or approved; or (c) except for transactions

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permitted under this Agreement, Allbirds ceases to own (directly or indirectly), free and clear of all Liens or other encumbrances (other than Permitted Encumbrances), 100% of the outstanding voting Equity Interests of the other Borrowers on a fully diluted basis.

“Change in Law” means the occurrence after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of any of the following: (a) the adoption of or taking effect of any law, rule, regulation, or treaty; (b) any change in any law, rule, regulation, or treaty or in the administration, interpretation, implementation, or application thereof by any Governmental Authority; or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any request, guideline, requirement, or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (y) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements, or directives thereunder or issued in connection therewith or in the implementation thereof and (z) all requests, rules, guidelines, requirements, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), or the U.S. or foreign regulatory authorities, in each case pursuant to Basel III, in each case will be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued, or implemented.

“Charges” has the meaning assigned to such term in Section 9.17.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Swingline Loans, or Protective Advances, or Overadvances.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term SOFR (or a successor administrator).
“Code” means the Internal Revenue Code of 1986, as amended from time to time. “Collateral” means any and all property owned, leased, or operated by a Person covered by the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be, become, or be intended to be, subject to a Lien in favor of the Administrative Agent, on behalf of itself, the Lenders, and the other Secured Parties, to secure the Secured Obligations.

“Collateral Access Agreement” has the meaning assigned to such term in the Security Agreement.

“Collateral Documents” means, collectively, the Security Agreement, the NZ Security Agreement, and any other agreements, instruments, and documents executed in connection with this Agreement that are intended to create, perfect, or evidence Liens to secure the Secured Obligations, including, without limitation, all other security agreements, pledge agreements, mortgages, deeds of trust, loan agreements, notes, guarantees, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements, and all other written matter whether heretofore, now, or hereafter executed by any Loan Party and delivered to the Administrative Agent.

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“Collection Account” has the meaning assigned to such term in the Security Agreement.

“Commercial LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding commercial Letters of Credit, plus (b) the aggregate amount of all LC Disbursements relating to commercial Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers. The Commercial LC Exposure of any Revolving Lender at any time will be its Applicable Percentage of the aggregate Commercial LC Exposure at such time.

“Commitment” means, with respect to each Lender, such Lender’s Revolving Commitment, together with the commitment of such Lender to acquire participations in Protective Advances hereunder. The initial amount of each Lender’s Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) as provided in Section 9.04(b)(ii)(C), pursuant to which such Lender has assumed its Commitment, as applicable.
“Commitment Schedule” means the Schedule attached hereto identified as such. “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communications” has the meaning assigned to such term in Section 8.03(c). “Compliance Certificate” means a certificate of a Financial Officer of the Borrower
Representative in substantially the form of Exhibit D.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract, or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Disbursement Account” means any deposit account of the Borrowers maintained with the Administrative Agent as a cash management account with a unique ABA routing number that effectively limits the number and frequency of daily check presentments pursuant to and under any agreement between a Borrower and the Administrative Agent, as modified and amended from time to time, and through which all, or substantially all, check disbursements of a Borrower, any other Loan Party, and any designated Subsidiary of a Borrower are made and settled on a daily basis with no uninvested balance remaining overnight.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

Credit Agreement – Page 11 606004034.3

“Covered Entity” means any of the following:

(1)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(2)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(3)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to such term in Section 9.24.

“Credit Card Account” means an Account or any “payment intangible” (as defined in the UCC) together with all income, payments, and proceeds thereof, owed by a major credit or debit card issuer (including Visa, MasterCard, American Express, Discover, and such other issuers approved by the Administrative Agent) or any credit card processor or merchant bank providing credit card processing services to a Borrower resulting from charges by a customer of such Borrower on credit or debit cards issued by such issuer or processed by such processor or merchant bank in connection with the sale of goods by such Borrower, or services performed by such Borrower, in each case in the ordinary course of its business.

“Credit Card Notice” means a notice by a Borrower to a credit card issuer or credit card processor that (i) includes a directive to such credit card issuer or credit card processor to remit payments directly to the Collection Account, (ii) includes a requirement that the credit card issuer or credit card processor will not make any payments except as specified in such Credit Card Notice or as specified by the Administrative Agent in writing, and (iii) substantially in the form of Exhibit (G) or is otherwise is in form and substance acceptable to the Administrative Agent.

“Credit Exposure” means, as to any Lender at any time, such Lender’s Revolving Exposure at such time.

“Credit Party” means the Administrative Agent, any Issuing Bank, the Swingline Lender, or any other Lender.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, a “SOFR Determination Date”) that is five U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR will be effective from and including the effective date of such change in SOFR without notice to the Borrowers.

“DDA Access Product” means the bank service provided to any Loan Party by JPMCB in its sole discretion consisting of direct access to schedule payments from the Funding Account by electronic, internet, or other access mechanisms that may be agreed upon from time to time by

Credit Agreement – Page 12 606004034.3

JPMCB and the funding of such payments under the Loan Borrowing Option in the DDA Access Product Agreement.

“DDA Access Product Agreement” means JPMCB’s Treasury Services End of Day Investment & Loan Sweep Service Terms, as in effect on the date of this Agreement, as the same may be amended or otherwise modified from time to time.

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time, or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to such term in, and will be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans, or (iii) pay over to any Credit Party any other amount required to be paid by such Lender hereunder, unless, in the case of clause (i) preceding, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular Default, if any) has not been satisfied, (b) has notified any Borrower or any Credit Party in writing, or has made a public statement, to the effect that such Lender does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular Default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender will cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action.

“Deficiency Funding Date” has the meaning assigned to such term in Section 2.05(a).

“Disclosed Matters” means the actions, suits, proceedings, and environmental matters disclosed in Schedule 3.06.

“Disposition” or “Dispose” means the sale, transfer, license, lease, or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer, or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dividing Person” has the meaning assigned to it in the definition of “Division”.

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“Division” means the division of the assets, liabilities, and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division”, “divisive merger”, or similar arrangement), that may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities, and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person that retains any of its assets, liabilities, and/or obligations after a Division will be deemed a Division Successor upon the occurrence of such Division.

“Document” has the meaning assigned to such term in the Security Agreement. “Dollars”, “dollars”, and “$” refer to lawful money of the U.S.
“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the U.S., but excluding any such Subsidiary that is a FSHCO.

“Dominion Event Date” means (a) the date of the occurrence of any Event of Default resulting from non-compliance by the Loan Parties with the terms of Section 5.01(g), Section 5.01(h), or Section 6.12 (provided that any such Event of Default resulting from a failure to comply with the terms of Section 5.01(g) or Section 5.01(h) will not result in a Dominion Event Date if the Loan Parties deliver the reporting information required by Section 5.01(g) or Section 5.01(h), as the case may be, within five Business Days of notice from the Administrative Agent of the Loan Parties’ failure to comply with Section 5.01(g) or Section 5.01(h)), (b) the date of the occurrence of any Event of Default under clause (a), clause (b), clause (h), clause (i), or clause (j) of Article 7, or (c) any date on which Availability is less than 10.0% of the Aggregate Revolving Commitment.

“Dominion Period” means any period of time beginning on a Dominion Event Date and continuing through a Dominion Termination Date, if any.

“Dominion Termination Date” means, the first day after any period of 30 consecutive days occurring after a Dominion Event Date, during which none of the conditions specified in the definition of Dominion Event Date exist.

“EBITDA” means, for any period, Net Income for such period, plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period, (ii) expense for income taxes paid or accrued, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) any non-cash charges attributable to impairment of goodwill or other intangible assets, impairment of long-lived assets and any extraordinary, unusual, or non-recurring non-cash expenses or losses, (v) non-cash compensation expense arising from the sale or issuance of stock or the granting of stock options,
(vi) fees and expenses directly incurred or paid in connection with (A) the Transactions, (B) any Permitted Acquisition or any other acquisition not prohibited by this Agreement, and (C) to the extent permitted hereunder, issuances or incurrence of Indebtedness, issuances of Equity Interests, or refinancing transactions and modifications of instruments of Indebtedness; provided that the aggregate amount of fees and expenses added back pursuant to this clause (vi) will not exceed 15.0% of EBITDA for any applicable period (prior to giving effect to the addback of such items

Credit Agreement – Page 14 606004034.3

pursuant to this clause (vi)), (vii) any non-recurring charges, costs, losses, fees, and expenses directly incurred or paid directly as a result of discontinued operations or any sale or disposition of any asset of any Loan Party; provided that amounts added back to this clause (vii) will be actual and not projected and will be without duplication of amounts added back pursuant to clause (viii) following, (viii) restructuring charges or reserves, including write-downs and write-offs, including any one-time costs incurred in connection with Permitted Acquisitions or any other acquisitions not prohibited by this Agreement and costs related to the closure, consolidation, and integration of facilities, information technology infrastructure and legal entities, and severance and retention bonuses; provided that amounts added back pursuant to this clause (viii) are actual and not projected, and do not exceed 15.0% of EBITDA for any applicable period (prior to giving effect to the addback of such items pursuant to this clause (viii)), (ix) adjustments relating to purchase price allocation accounting, and (x) net losses (including all fees, expenses, and charges related thereto) on the retirement or extinguishment of indebtedness, (xi) non-cash exchange, translation, or performance losses relating to any hedging transactions or foreign currency fluctuations,
(xii) any extraordinary non-cash charges for such period, and (xiii) any other non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in Net Income in a prior period, and any non-cash charge that relates to the write-down or write-off of inventory), minus (b) without duplication and to the extent included in Net Income, (i) any cash payments made during such period in respect of non-cash charges described in clause (a)(xiii) preceding taken in a prior period, (ii) any software development costs to the extent capitalized during such period, (iii) interest income, (iv) exchange, translation, or performance gains relating to any hedging transactions or foreign currency fluctuations, and (v) any extraordinary gains and any non-cash items of income for such period, all calculated on a consolidated basis in accordance with GAAP.

“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority,
(b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) preceding, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clause (a) or clause (b) preceding and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate, or accept such contract or record.

Credit Agreement – Page 15 606004034.3

“Electronic System” means any electronic system, including e-mail, e-fax, web portal access for such Borrower, and any other Internet or extranet-based site, whether such electronic system is owned, operated, or hosted by the Administrative Agent or any Issuing Bank and any of their respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.
“Eligible Accounts” means Eligible Credit Card Accounts and Eligible Trade Accounts. “Eligible Credit Card Account” means at the time of any determination thereof, any Credit
Card Account that satisfies the following criteria at the time of creation and continues to meet such criteria at the time of such determination: such Credit Card Account (i) is owned by a Borrower;
(ii) has been earned by performance and represents the bona fide amount due to the applicable Borrower from a credit card issuer or credit card processor, and in each case originated in the ordinary course of business of the applicable Borrower; (iii) unless owed by Visa, MasterCard, American Express Company, Discover, or any credit card processor or merchant bank providing credit card processing services to a Borrower acceptable to the Administrative Agent in its Permitted Discretion; and (iv) is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clause (a) through clause (m) following. Without limiting the foregoing, to qualify as an Eligible Credit Card Account, a Credit Card Account must indicate no Person other than a Borrower as payee or remittance party. In determining the amount to be so included, the face amount of a Credit Card Account will be reduced by, without duplication, to the extent not reflected in such face amount or otherwise excluded below, (y) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges, or other allowances (including any amount that the applicable Borrower may be obligated to rebate to a customer, a credit card issuer or a credit card processor pursuant to the terms of any agreement or understanding (written or oral)) and (z) the aggregate amount of all cash received in respect of such Credit Card Account but not yet applied by the applicable Borrower to reduce the amount of such Credit Card Account. Except as otherwise agreed by the Administrative Agent in its Permitted Discretion, a Credit Card Account will not be an Eligible Credit Card Account if:

(1)such Credit Card Account does not constitute an “account” (as defined in the UCC) or “payment intangible” (as defined in the UCC);

(2)such Credit Card Account has been outstanding for more than seven Business Days from the date of the applicable sale to a customer of a Borrower;

(3)a Borrower does not have good, valid, and marketable title, free and clear of any Lien to such Credit Card Account, excluding any rights of offset of a credit card issuer or processor in the ordinary course of business;

(4)such Credit Card Account is not subject to a first priority perfected Lien (excluding any rights of offset of a credit card issuer or processor in the ordinary course of business) in favor of the Administrative Agent, for the benefit of the Lenders (it being the intent that chargebacks in the ordinary course by such processors will not be deemed a violation of this clause (d));

Credit Agreement – Page 16 606004034.3

(5)such Credit Card Account is disputed, is with recourse, or is subject to a claim, counterclaim, offset, or chargeback that has been asserted (to the extent of such claim, counterclaim, offset, or chargeback);

(6)the credit card issuer or the credit card processor with respect to such Credit Card Account has the right under certain circumstances to require the applicable Borrower to repurchase such Credit Card Account from such credit card issuer or credit card processor;

(7)such Credit Card Account is due from a credit card issuer or credit card processor that has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) had possession of all or a material part of its property taken by any receiver, custodian, trustee, or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws, (iv) admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, (vi) ceased operation of its business, or (vii) taken any corporate action, legal proceedings, or other procedure or step is taken in relation to (A) the suspension of payments, a moratorium of any indebtedness, winding up, dissolution, administration, or reorganization (by way of voluntary arrangements, scheme of arrangement, or otherwise), (B) a composition, compromise, assignment, or arrangement with any creditor, (C) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager, or other similar officer in respect of such Account Debtor or any of their assets, or (D) enforcement of any Lien over any assets of such Account Debtor, or any analogous procedure or step is taken in any jurisdiction;

(8)such Credit Card Account is not a valid, legally enforceable obligation of the applicable credit card issuer or credit card processor with respect thereto;

(9)such Credit Card Account does not conform to in all material respects all representations, warranties, or other provisions in the Loan Documents relating to Credit Card Accounts;

(10)such Credit Card Account is due from a credit card issuer or credit card processor that is not located in the U.S. unless the applicable credit card issuer or credit card processor remits payment directly to the Collection Account (as defined in the Security Agreement);

(11)is owed in any currency other than U.S. dollars, unless such Credit Card Account is reported in the applicable Borrowing Base Certificate in a U.S. dollar equivalent amount at the time of submission of the applicable Borrowing Base Certificate;

(12)such Credit Card Account is evidenced by “chattel paper” (as defined in the UCC) or an “instrument” (as defined in the UCC) of any kind unless such chattel paper or instrument is in the possession of the Administrative Agent, and to the extent necessary or appropriate, endorsed to the Administrative Agent; or

Credit Agreement – Page 17 606004034.3

(13)any Credit Card Account due from a credit card issuer or credit card processor that:

a.the Administrative Agent has not received a copy of a Credit Card Notice sent by the Borrower to the applicable credit card issuer or credit card processor; or

b.the Administrative Agent has received a copy of a Credit Card Notice sent to the applicable credit card issuer or credit card processor, but either the Administrative Agent or the Borrower has determined that, notwithstanding the instructions in the applicable Credit Card Notice, such credit card issuer or credit card processor is not following the instructions given in such Credit Card Notice.

The Administrative Agent retains the right, from time to time in its Permitted Discretion, to establish additional standards of eligibility for Credit Card Accounts.

“Eligible Inventory” means, at any time, the Inventory of a Borrower that the Administrative Agent determines in its Permitted Discretion is eligible as the basis for the extension of Revolving Loans and Swingline Loans and the issuance of Letters of Credit. Without limiting the Administrative Agent’s discretion provided herein, Eligible Inventory of a Borrower will not include any Inventory:

(1)that is not subject to a first priority perfected Lien in favor of the Administrative Agent;

(2)that is subject to any Lien other than (i) a Lien in favor of the Administrative Agent and (ii) a Permitted Encumbrance that does not have priority over the Lien in favor of the Administrative Agent;

(3)that is, in the Administrative Agent’s opinion, slow moving, obsolete, unmerchantable, defective, used, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the ordinary course of business, or unacceptable due to age, type, category, and/or quantity;

(4)with respect to which any covenant, representation, or warranty contained in this Agreement or in the Security Agreement has been breached or is not true and that does not conform to all standards imposed by any Governmental Authority;

(5)in which any Person other than such Borrower (i) has any direct or indirect ownership, interest, or title or (ii) is indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;

(6)that is not finished goods or that constitutes work-in-process, raw materials, spare or replacement parts, subassemblies, packaging and shipping material, manufacturing supplies, samples, prototypes, displays or display items, bill-and-hold or ship-in-place goods, goods that are returned or marked for return, repossessed goods, defective or damaged goods, goods held on consignment, or goods that are not of a type held for sale in the ordinary course of business;

Credit Agreement – Page 18 606004034.3

(7)that is not located in the U.S. or New Zealand or is in transit with a common carrier from vendors and suppliers, provided that, up to the greater of $10,000,000 or 25.0% of the Aggregate Revolving Commitment of Inventory in transit from vendors and suppliers may be included as Eligible Inventory despite the foregoing provision of this clause (g) if:

(x)the Administrative Agent has received (A) a true and correct copy of the bill of lading and other shipping documents for such Inventory and
(B) evidence of satisfactory casualty insurance naming the Administrative Agent as lender loss payee and otherwise covering such risks as the Administrative Agent may reasonably request;

(y)for inventory that is in transit within the U.S. or New Zealand, the bill of lading is non-negotiable and the Administrative Agent has received, if requested, a duly executed Collateral Access Agreement, in form and substance satisfactory to the Administrative Agent, from the applicable customs broker, freight forwarder, or carrier for such Inventory;

(z)for inventory that is in transit to a Borrower in the U.S. or New Zealand from outside the U.S. or New Zealand, either

i.the bill of lading is negotiable and the Administrative Agent has received (x) confirmation that the bill is issued in the name of such Borrower and consigned to the order of the Administrative Agent or a third party acceptable to the Administrative Agent (which may be Flexport International LLC or another customs broker acceptable to the Administrative Agent; such third party being referred to hereinafter as a “transit agent”), and an acceptable agreement among the Borrowers, the Administrative Agent, and the transit agent has been executed and delivered, in which the transit agent agrees, in part, that it holds the negotiable bill of lading and other shipping documents and all Inventory represented thereby as agent for the Administrative Agent and has granted the Administrative Agent access to such Inventory, (y) confirmation that such Borrower has paid for the goods, and (z) an estimate from such Borrower of the customs duties, customs fees and all other amounts due to the transit agent associated with the Inventory in order to establish an appropriate Reserve; or

ii.the bill of lading is non-negotiable and, the Administrative Agent has received (x) confirmation that the bill is issued in the name of such Borrower or a transit agent, and an acceptable agreement among the Borrowers, the Administrative Agent, and the transit agent has been executed and delivered, in which the transit agent agrees, in part, that it holds the non-negotiable bill of lading and other shipping documents and all Inventory represented thereby as agent for the Administrative Agent and has granted the Administrative Agent access to such Inventory,
(aa)confirmation that such Borrower has paid for the goods, and (z) an estimate from such Borrower of the customs duties, customs fees and all

Credit Agreement – Page 19 606004034.3

other amounts due to the transit agent associated with the Inventory in order to establish an appropriate Reserve,

(4)the common carrier is not an Affiliate of the applicable vendor or supplier or any Loan Party, and

(5)the transit agent (as described in clause (iii) preceding) is not an Affiliate of any Loan Party;

(8)that is located in any location leased by such Borrower (i) unless (A) the lessor has delivered to the Administrative Agent a Collateral Access Agreement or (B) a Reserve for rent, charges, and other amounts due or to become due with respect to such facility has been established by the Administrative Agent in its Permitted Discretion or
(2)where less than $100,000 of Inventory of the Borrowers is located at such location;

a.that is located in any third party warehouse or is in the possession of a bailee (other than a third party processor) and is not evidenced by a Document (other than bills of lading to the extent permitted pursuant to clause (g) preceding) (i) unless (A) such warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may require or
(B) an appropriate Reserve has been established by the Administrative Agent in its Permitted Discretion or (ii) where less than $100,000 of Inventory of the Borrowers is located;

(10)[reserved]

(11)that is a discontinued product or component thereof;

(12)that is the subject of a consignment by such Borrower as consignor;

(13)that is perishable;

(14)that contains or bears any intellectual property rights licensed to such Borrower unless the Administrative Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;

(15)that is not reflected in a current perpetual inventory report of such Borrower (unless such Inventory is reflected in a report to the Administrative Agent as “in transit” Inventory);

(16)for which reclamation rights have been asserted by the seller; or

(17)that has been acquired from a Sanctioned Person.

The Administrative Agent retains the right, from time to time in its Permitted Discretion, to establish additional standards of eligibility for Inventory.

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“Eligible Trade Accounts” means, at any time, the Accounts, excluding any Credit Card Accounts, of a Borrower that the Administrative Agent determines in its Permitted Discretion are eligible as the basis for the extension of Revolving Loans and Swingline Loans and the issuance of Letters of Credit. Without limiting the Administrative Agent’s discretion provided herein, Eligible Trade Accounts will not include any Account of a Borrower:

(1)that is not subject to a first priority perfected security interest in favor of the Administrative Agent;

(2)that is subject to any Lien other than (i) a Lien in favor of the Administrative Agent and (ii) a Permitted Encumbrance that does not have priority over the Lien in favor of the Administrative Agent;

(3)(i) that is unpaid more than 90 days after the date of the original invoice therefor or more than 60 days after the original due date therefor, or (ii) that has been written off the books of such Borrower or otherwise designated as uncollectible;

(4)that is owing by an Account Debtor for which more than 50.0% of the Accounts owing from such Account Debtor and its Affiliates are ineligible pursuant to clause (c) preceding;

(5)[reserved]

(6)with respect to which any covenant, representation, or warranty contained in this Agreement or in the Security Agreement has been breached or is not true;

(7)that (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation satisfactory to the Administrative Agent that has been sent to the Account Debtor,
(3)represents a progress billing or is contingent upon such Borrower’s completion of any further performance; provided that such Accounts will not be ineligible solely as a result of the customer having a right to return goods purchased in the ordinary course of business (whether contractual or common law), (iv) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery, or any other repurchase or return basis, or (v) relates to payments of interest;

(8)for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by such Borrower or if such Account was invoiced more than once (excluding “reminder notices” and other normal follow-up correspondence and billing matters with respect to previous invoices);

(9)with respect to which any check or other instrument of payment has been returned uncollected for any reason;

(10)that is owed by an Account Debtor that has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets,
(ii) had possession of all or a material part of its property taken by any receiver, custodian, trustee, or liquidator, (iii) filed, or had filed against it, any request or petition for

Credit Agreement – Page 21 606004034.3

liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws,
(4)admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business;

(11)that is owed by any Account Debtor that has sold all or substantially all of its assets;

(12)that, unless otherwise agreed to in writing by the Administrative Agent in its Permitted Discretion, is owed by an Account Debtor that (i) does not maintain its chief executive office in the U.S., Canada, or New Zealand or (ii) is not organized under applicable law of the U.S., any state of the U.S., or the District of Columbia, Canada, or any province of Canada, or New Zealand unless, in any such case, such Account is backed by a Letter of Credit acceptable to the Administrative Agent that is in the possession of, and is directly drawable by, the Administrative Agent;

(13)that is owed in any currency other than U.S. dollars or any other currency agreed to in writing by the Administrative Agent in its Permitted Discretion;

(14)that is owed by (i) any government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the U.S. unless such Account is backed by a Letter of Credit acceptable to the Administrative Agent that is in the possession of, and is directly drawable by, the Administrative Agent or (ii) any government of the U.S., or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect the Lien of the Administrative Agent in such Account have been complied with to the Administrative Agent’s satisfaction;

(15)that is owed by any Affiliate of any Loan Party or any employee, officer, director, agent, or stockholder of any Loan Party or any of its Affiliates;

(16)[reserved]

(17)that is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, but only to the extent of such indebtedness, or is subject to any security, deposit, progress payment, retainage, or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;

(18)that is subject to any counterclaim, deduction, defense, setoff, or dispute but only to the extent of any such counterclaim, deduction, defense, setoff, or dispute;

(19)that is evidenced by any promissory note, chattel paper, or instrument;

(20)that is owed by an Account Debtor that is a Sanctioned Person;

(21)with respect to which such Borrower has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business but only to the extent of any such reduction, or any Account

Credit Agreement – Page 22 606004034.3

that was partially paid and such Borrower created a new receivable for the unpaid portion of such Account;

(22)that does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state, or local, including the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act, and Regulation Z;

(23)that is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than such Borrower has or has had an ownership interest in such goods, or that indicates any party other than such Borrower as payee or remittance party; or

(24)that was created on cash on delivery terms.

In determining the amount of an Eligible Trade Account of a Borrower, the face amount of an Account may, in the Administrative Agent’s Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits, or credits pending, promotional program allowances, price adjustments, finance charges, or other allowances (including any amount that such Borrower may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by such Borrower to reduce the amount of such Account. The Administrative Agent retains the right, from time to time in its Permitted Discretion, to establish additional standards of eligibility for Accounts.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to (a) the environment, (b) preservation or reclamation of natural resources, (c) the management, Release, or threatened Release of any Hazardous Material, or (d) health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties, or indemnities), of any Borrower or Subsidiary directly or indirectly resulting from or based upon (a) any violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, or disposal of any Hazardous Materials, (c) any exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment, or (e) any contract, agreement, or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust, or other equity ownership interests in a Person, and any warrants, options, or other rights entitling the holder thereof to purchase or acquire any of the foregoing, but excluding any debt securities convertible into any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

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“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by any Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan, (e) the receipt by any Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the incurrence by any Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal of any Borrower or any ERISA Affiliate from any Plan or Multiemployer Plan, or (g) the receipt by any Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower or any ERISA Affiliate of any notice, concerning the imposition upon any Borrower or any ERISA Affiliate of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, in critical status, or in reorganization, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Article 7.

“Excess Availability” means, at any time, an amount equal to the result of (a) Availability, minus (b) the aggregate amount of all outstanding accounts payable that have been unpaid for more than 60 days after the due date therefor (other than accounts payable being contested or disputed in good faith).

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an ECP at the time the Guarantee of such Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion will apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the

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jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) in the case of a Lender, withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit, or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit, or Commitment (other than pursuant to an assignment request by the Borrowers under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit, or Commitment or to such Lender immediately before it changed its lending office; (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f); and (d) any withholding Taxes imposed under FATCA.

“Extenuating Circumstance” means any period during which the Administrative Agent has determined in its sole discretion (a) that due to unforeseen and/or nonrecurring circumstances, it is impractical and/or not feasible to submit or receive a Borrowing Request or Interest Election Request by email or fax or through Electronic System and (b) to accept a Borrowing Request or Interest Election Request telephonically.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules, or practices adopted pursuant to any intergovernmental agreement, treaty, or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that, if the Federal Funds Effective Rate as so determined would be less than 0.00%, such rate will be deemed to be 0.00% for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the U.S.

“Financial Officer” means the chief financial officer, vice president of finance, head of finance, principal accounting officer, treasurer, or controller of a Borrower.

“Fixed Charge Coverage Ratio” means, as of any date, the ratio of (a) EBITDA, minus Unfinanced Capital Expenditures, divided by (b) Fixed Charges.

“Fixed Charges” means, for any period, without duplication, cash Interest Expense, plus scheduled principal payments on Indebtedness (excluding with respect to the Loan Parties the Revolving Loans) actually made, plus expenses for taxes paid in cash, plus Restricted Payments paid in cash, plus Capital Lease Obligation payments.

“Flood Laws” has the meaning assigned to such term in Section 8.10.

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“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment, or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate, Adjusted REVSOFR30 Rate, or the Adjusted Daily Simple SOFR, as applicable. For the avoidance of doubt, the initial Floor for each of the Adjusted Term SOFR Rate, Adjusted REVSOFR30 Rate, or the Adjusted Daily Simple SOFR will be 0.00%.

“Foreign Lender” means (a) if a Borrower is a U.S. Person, a Lender, with respect to such Borrower, that is not a U.S. Person and (b) if a Borrower is not a U.S. Person, a Lender, with respect to such Borrower, that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FSHCO” means a Subsidiary that owns no assets other than Equity Interests of, and Indebtedness from, one or more CFCs.

“Funding Account” has the meaning assigned to such term in Section 4.01(h). “GAAP” means generally accepted accounting principles in the U.S.
“Governmental Authority” means the government of the U.S., any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities, or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof,
(c) to maintain working capital, equity capital, or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee does not include endorsements for collection or deposit in the ordinary course of business.
“Guaranteed Obligations” has the meaning assigned to such term in Section 10.01. “Guarantors” means all Loan Guarantors and any non-Loan Parties (if any) that have delivered an Obligation Guaranty, and the term “Guarantor” means each or any one of them individually.

“Hazardous Materials” means: (a) any substance, material, or waste that is included within the definitions of “hazardous substances,” “hazardous materials,” “hazardous waste,” “toxic substances,” “toxic materials,” “toxic waste,” or words of similar import in any Environmental

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Law; (b) those substances listed as hazardous substances by the U.S. Department of Transportation (or any successor agency) (49 C.F.R. 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) (40 C.F.R. Part 302 and amendments thereto); and
(c) any substance, material, or waste that is petroleum, petroleum-related, or a petroleum by- product, asbestos or asbestos-containing material, polychlorinated biphenyls, flammable, explosive, radioactive, freon gas, radon, or a pesticide, herbicide, or any other agricultural chemical.

“IFRS” means the body of pronouncements issued by the International Accounting Standards Board (IASB), including International Financial Reporting Standards and interpretations approved by the IASB, International Accounting Standards and Standing Interpretations Committee interpretations approved by the predecessor International Accounting Standards Committee and adapted for use in the European Union.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes, or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person,
(e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) obligations under any earn-out (which for all purposes of this Agreement will be valued at the maximum potential amount payable with respect to such earn-out), (l) any other Off- Balance Sheet Liability and (m) obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced, or acquired (including all renewals, extensions, and modifications thereof and substitutions therefor), under (i) any and all Swap Agreements and
(ii) any and all cancellations, buy backs, reversals, terminations, or assignments of any Swap Agreement transaction. The Indebtedness of any Person includes the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by, or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) preceding, Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b). “Ineligible Institution” has the meaning assigned to such term in Section 9.04(b). “Information” has the meaning assigned to such term in Section 9.12.

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“Interest Election Request” means a request by the Borrower Representative to convert or continue a Revolving Borrowing in accordance with Section 2.08.

“Interest Expense” means, for any period, total interest expense (including that attributable to Capital Lease Obligations) for such period with respect to all outstanding Indebtedness (including all commissions, discounts, and other fees and charges owed with respect to letters of credit and bankers’ acceptances and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), calculated on a consolidated basis for such period in accordance with GAAP.

“Interest Payment Date” means (a) with respect to any CBFR Loan, the first Business Day of each calendar month and the Maturity Date, (b) with respect to any RFR Loan, (i) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) (ii) the Maturity Date, and (c) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part (and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months duration, each day prior to the last day of such Interest Period that occurs at intervals of three months duration after the first day of such Interest Period) and the Maturity Date.

“Interest Period” means, with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three, or six months thereafter, or with the consent of each Lender, twelve months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as the Borrower Representative may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period will be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period will end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) will end on the last Business Day of the last calendar month of such Interest Period, and (c) no tenor that has been removed from this definition pursuant to Section 2.14(e) will be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially will be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter will be the effective date of the most recent conversion or continuation of such Borrowing.

“Inventory” has the meaning assigned to such term in the Security Agreement. “Investment” has the meaning assigned to such term in Section 6.04.
“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means, individually and collectively, each of JPMCB and any other Revolving Lender from time to time designated by the Borrower Representative as an Issuing Bank (in each case, through itself or through one of its designated affiliates or branch offices), with the consent of such Revolving Lender and the Administrative Agent, each in its capacity as the issuer of Letters of Credit hereunder, and its respective successors in such capacity as provided in Section 2.06(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit

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to be issued by its Affiliates, in which case the term “Issuing Bank” will include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank will, or will cause such Affiliate to, comply with the requirements of Section 2.06 with respect to such Letters of Credit). At any time there is more than one Issuing Bank, all singular references to the Issuing Bank will mean any Issuing Bank, either Issuing Bank, each Issuing Bank, the Issuing Bank that has issued the applicable Letter of Credit, or both (or all) Issuing Banks, as the context may require.

“Issuing Bank Sublimit” means, as of the Effective Date, (i) $20,000,000, in the case of JPMCB and (ii) such amount as is designated to the Administrative Agent and the Borrower Representative in writing by an Issuing Bank; provided that any Issuing Bank will be permitted at any time to increase or reduce its Issuing Bank Sublimit upon providing five Business Days prior written notice thereof to the Administrative Agent and the Borrower Representative.
“Joinder Agreement” means a Joinder Agreement in substantially the form of Exhibit E. “JPMCB” means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.

“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).

“LC Disbursement” means any payment made by an Issuing Bank pursuant to a Letter of
Credit.

“LC Exposure” means, at any time, the sum of the Commercial LC Exposure and the
Standby LC Exposure at such time. The LC Exposure of any Revolving Lender at any time will be its Applicable Percentage of the aggregate LC Exposure at such time.

“Lenders” means the Persons listed on the Commitment Schedule and any other Person that has become a Lender hereunder pursuant to Section 2.09 or an Assignment and Assumption or otherwise, other than any such Person that ceases to be a Lender hereunder pursuant to an Assignment and Assumption or otherwise. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and each Issuing Bank.
“Letter of Credit Agreement” has the meaning assigned to such term in Section 2.06(b). “Letters of Credit” means the letters of credit issued pursuant to this Agreement, and the term “Letter of Credit” means any one of them or each of them singularly, as the context may require.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge, or security interest (including a security interest as defined in section 17(1)(a) of the PPSA) in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease, or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, and (c) in the case of securities, any purchase option, call, or similar right of a third party with respect to such securities.

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“Loan Borrowing Option” has the meaning assigned to such term in the DDA Access Product Agreement.

“Loan Documents” means, collectively, this Agreement, any promissory notes issued pursuant to this Agreement, any Letter of Credit Agreement, the Collateral Documents, the Loan Guaranty, any Obligation Guaranty, and all other agreements, instruments, documents, and certificates identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent or any Lender and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements, letter of credit applications, and any agreements between the Borrower Representative and an Issuing Bank regarding such Issuing Bank’s Issuing Bank Sublimit or the respective rights and obligations between the applicable Borrower and an Issuing Bank in connection with the issuance by such Issuing Bank of Letters of Credit, and all other written matter whether heretofore, now, or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to the Administrative Agent or any Lender in connection with this Agreement or the transactions contemplated hereby. Any reference in this Agreement or any other Loan Document to a Loan Document will include all appendices, exhibits, or schedules thereto, and all amendments, restatements, supplements, or other modifications thereto, and will refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Guarantor” means (a) each Borrower at any time party hereto with respect to the Secured Obligations of the other Borrowers and (b) any other Loan Party at any time party hereto that is not a Borrower.

“Loan Guaranty” means Article 10 of this Agreement.

“Loan Parties” means, collectively, the Borrowers, the Loan Guarantors, any other Person that becomes a party to this Agreement pursuant to a Joinder Agreement, and their respective successors and assigns, and the term “Loan Party” means any one of them or all of them individually, as the context may require.

“Loans” means the loans and advances made by the Lenders pursuant to this Agreement, including Swingline Loans, Overadvances, and Protective Advances.

“Margin Stock” means margin stock within the meaning of Regulation T, Regulation U, and Regulation X, as applicable.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, or financial condition, of the Loan Parties taken as a whole, (b) the ability of any Loan Party to perform any of its Obligations, (c) the Collateral, or the Administrative Agent’s Liens (on behalf of itself and other Secured Parties) on the Collateral, or the priority of such Liens, or (d) the rights of, or benefits available to, the Administrative Agent, the Issuing Banks, or the Lenders under any of the Loan Documents.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Loan Parties in an outstanding principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Loan Parties in respect of any Swap Agreement at any time will be the maximum aggregate amount (giving effect to any netting

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agreements) that such Loan Party would be required to pay if such Swap Agreement were terminated at such time.

“Maturity Date” means February 20, 2024 or any earlier date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

“Maximum Rate” has the meaning assigned to such term in Section 9.17. “Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Income” means, for any Person (the “subject Person”) for any period, the consolidated net income (or loss), determined on a consolidated basis for the subject Person in accordance with GAAP; provided that the following will be excluded from the determination of Net Income (a) the income (or deficit) of any Person accrued prior to the date it becomes a subsidiary of the subject Person or is merged into or consolidated with the subject Person, (b) the income (or deficit) of any Person (other than a subsidiary of the subject Person) in which the subject Person has an ownership interest, except to the extent that any such income is actually received by the subject Person in the form of dividends or similar distributions, and (c) the undistributed earnings of any subsidiary of the subject Person to the extent that the declaration or payment of dividends or similar distributions by such subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

“Net Orderly Liquidation Value” means, with respect to Inventory of any Person, the orderly liquidation value thereof as determined in a manner acceptable to the Administrative Agent by an appraiser acceptable to the Administrative Agent, net of all costs of liquidation thereof.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds, and
(iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer, or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer of the Borrower Representative).

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d). “NYFRB” means the Federal Reserve Bank of New York.

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“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day(or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by the Administrative Agent; provided, further, that if any of the aforesaid rates as so determined would be less than 0.00%, such rate will be deemed to be 0.00% for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“NZ Security Agreement” means that certain General Security Deed, dated on or about the Effective Date, as such agreement may be amended, restated, or otherwise modified from time to time.

“Obligated Party” has the meaning assigned to such term in Section 10.02.

“Obligation Guaranty” means any Guarantee of all or any portion of the Secured Obligations executed and delivered to the Administrative Agent for the benefit of the Secured Parties by a guarantor that is not a Loan Party.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities, and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership, or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Loan Parties to any of the Lenders, the Administrative Agent, any Issuing Bank, or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law, or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement or other obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof.

“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability, or obligation under any so-called “synthetic lease” transaction entered into by such Person, and (c) any indebtedness, liability, or obligation arising with respect to any other transaction that is the functional equivalent of or takes the place of borrowing but that does not constitute a liability on the balance sheet of such Person (other than operating leases).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit, or any Loan Document).

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“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing, or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement, or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Overadvance” has the meaning assigned to such term in Section 2.05(b).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions (as such composite rate is determined by the NYFRB as set forth on the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Paid in Full” or “Payment in Full” means, (a) the payment in full in cash of all outstanding Loans and LC Disbursements, together with accrued and unpaid interest thereon, (b) the termination, expiration, or cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Administrative Agent of a cash deposit, or at the discretion of the Administrative Agent a backup standby letter of credit satisfactory to the Administrative Agent and the applicable Issuing Bank, in an amount equal to 105% of the LC Exposure as of the date of such payment), (c) the payment in full in cash of the accrued and unpaid fees, including the applicable Prepayment Fee, if any, (d) the payment in full in cash of all reimbursable expenses and other Secured Obligations (other than Unliquidated Obligations for which no claim has been made and other obligations expressly stated to survive such payment and termination of this Agreement), together with accrued and unpaid interest thereon, (e) the termination of all Commitments, and (f) the termination of the Swap Agreement Obligations and the Banking Services Obligations or entering into other arrangements satisfactory to the Secured Parties counterparties thereto.

“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Participant” has the meaning assigned to such term in Section 9.04(c). “Participant Register” has the meaning assigned to such term in Section 9.04(c).
“Payment Condition” is deemed to be satisfied in connection with a Restricted Payment or Investment if:

(1)no Event of Default has occurred and is continuing or would result immediately after giving effect to such Restricted Payment or Investment; and

(2)any one of the following circumstances then exist:

a.no Credit Exposure is outstanding;

b.if any Credit Exposure is outstanding, immediately after giving effect to such Restricted Payment or Investment, the Borrowers have Excess

Credit Agreement – Page 33 606004034.3

Availability calculated on a pro forma basis after giving effect to such Restricted Payment or Investment of not less than the greater of (A) 15.0% of the Aggregate Revolving Commitment or (B) $6,000,000; or

c.if any Credit Exposure is outstanding, (A) immediately after giving effect to such Restricted Payment or Investment, the Borrowers have Excess Availability calculated on a pro forma basis after giving effect to such Restricted Payment or Investment of not less than the greater of (y) 10.0% of the Aggregate Revolving Commitment or (z) $4,000,000 and (B) the Fixed Charge Coverage Ratio of the Loan Parties calculated on a pro forma and consolidated basis for the immediately preceding twelve calendar months is not less than 1.10 to 1.00; and

with respect to clause (ii) and clause (iii) preceding, the Borrower Representative has delivered to the Administrative Agent a written certification with respect thereto and attaching calculations therefor, as applicable.

“Payment Notice” has the meaning assigned to such term in Section 8.06(d)(ii).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means any Acquisition by any Loan Party in a transaction that satisfies each of the following requirements:

(1)no Event of Default has occurred and is continuing or would result immediately after giving effect to such Restricted Payment or Investment;

(2)such Acquisition is not a hostile or contested acquisition;

(3)the business acquired in connection with such Acquisition is (i) located in the U.S., (ii) organized under applicable U.S. and state laws, and (iii) not engaged, directly or indirectly, in any line of business other than the businesses in which the Loan Parties are engaged on the Effective Date and any business activities that are substantially similar, related, or incidental thereto;

(4)[reserved]

(5)as soon as available, but not less than 30 days prior to such Acquisition, the Borrower Representative has provided the Administrative Agent (i) notice of such Acquisition and (ii) a copy of all business and financial information reasonably requested by the Administrative Agent, including pro forma financial statements, statements of cash flow, and Availability projections;

(6)if the Accounts and Inventory acquired in connection with such Acquisition are proposed to be included in the determination of the Borrowing Base, the Administrative Agent has conducted an audit and field examination of such Accounts and Inventory, the results of which must be satisfactory to the Administrative Agent in its Permitted Discretion;

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(7)the total cash consideration and Indebtedness assumed or incurred in connection with such Acquisition does not exceed $10,000,000;

(8)if such Acquisition is an acquisition of the Equity Interests of a Person, such Acquisition is structured so that the acquired Person becomes a Wholly-Owned Subsidiary of a Borrower and a Loan Party pursuant to the terms of this Agreement;

(9)if such Acquisition is an acquisition of assets, such Acquisition is structured so that a Loan Party acquires such assets;

(10)if such Acquisition is an acquisition of Equity Interests, such Acquisition will not result in any violation of Regulation U;

(11)if such Acquisition involves a merger or a consolidation involving a Loan Party, such Loan Party is the surviving entity;

(12)no Loan Party, as a result of or in connection with any such Acquisition, assumes or incurs any direct or contingent liabilities (whether relating to environmental, tax, litigation, or other matters) that could have a Material Adverse Effect;

(13)in connection with an Acquisition of the Equity Interests of any Person, all Liens on property of such Person that constitute Collateral are terminated unless the Administrative Agent and the Lenders in their sole discretion consent otherwise, and in connection with an Acquisition of the assets of any Person, all Liens on such assets are terminated;

(14)[reserved]

(15)[reserved]

(16)[reserved]

(17)all actions required to be taken with respect to any newly acquired or formed Wholly-Owned Subsidiary of a Loan Party required under Section 5.14 have been taken; and

(18)the Borrower Representative has delivered to the Administrative Agent the final executed material documentation relating to such Acquisition within 15 days following the consummation thereof.

“Permitted Discretion” means a determination made in good faith in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Encumbrances” means:

(1)Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;

(2)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, and other like Liens imposed by law, arising in the ordinary course of business and securing

Credit Agreement – Page 35 606004034.3

obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

(3)pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance, and other social security laws or regulations;

(4)(i) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds, and other obligations of a like nature, in each case in the ordinary course of business and (ii) rights of offset of a credit card issuer or processor in the ordinary course of business;

(5)judgment Liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article 7; and

(6)easements, zoning restrictions, rights-of-way, and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Borrower or any Subsidiary;

provided that the term “Permitted Encumbrances” does not include any Lien securing Indebtedness, except with respect to clause (d)(i) preceding.

“Permitted Holders” means any combination of one or more of (a) Tiger Global Investment Partners X, L.P., (b) Timothy Oliver Brown, and (c) Maveron Equity Partners V, L.P.

“Permitted Investments” means:

(1)direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the U.S. (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the U.S.), in each case maturing within one year from the date of acquisition thereof;

(2)investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(3)investments in certificates of deposit, bankers’ acceptances, and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the U.S. or any state thereof that has a combined capital and surplus and undivided profits of not less than
$500,000,000;

(4)fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) preceding and entered into with a financial institution satisfying the criteria described in clause (c) preceding;

Credit Agreement – Page 36 606004034.3

(5)money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s, and (iii) have portfolio assets of at least
$500,000,000; and

(6)any other investments in cash, cash equivalents, or for which there is a ready and liquid marketplace (including, mutual funds and marketable securities) for buying and selling such investments and that are permitted pursuant to an investment policy approved by the board of directors of Allbirds and provided to the Administrative Agent.

“Permitted Liens” means Permitted Encumbrances and Liens permitted under Section 6.02.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority, or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“PPSA” means the New Zealand Personal Property Securities Act 1999. “Prepayment Event” means:
(1)during any Dominion Period, Disposition of any Collateral;

(2)during any Dominion Period, any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any Collateral; and

(3)the incurrence by any Loan Party of any Indebtedness, other than Indebtedness permitted under Section 6.01.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15
(519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate will be effective from and including the date such change is publicly announced or quoted as being effective.

“Projections” has the meaning assigned to such term in Section 5.01(f). “Protective Advance” has the meaning assigned to such term in Section 2.04.

Credit Agreement – Page 37 606004034.3

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and will be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to such term in Section 9.24.

“Qualified Cash Balance” means, at any time, the aggregate collected balance in deposit accounts (as defined in the UCC) and securities accounts (as defined in Section 8-501 of the UCC) of the Borrowers maintained with the Administrative Agent that are designated by the Borrowers and the Administrative Agent to hold “qualified cash” and that are subject to a Deposit Account Control Agreement (as defined in the Security Agreement); provided that any such securities accounts only hold investments of cash and other Permitted Investments included in clause (a) through clause (e) of the definition thereof with maturities of less than 90 days from the date of acquisition.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Loan Guaranty or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender, and
(4)any Issuing Bank, or any combination thereof (as the context requires).

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago, Illinois time) on the day that is two
U.S. Government Securities Business Days preceding the date of such setting, (b) if the RFR for such Benchmark is Daily Simple SOFR, then four Business Days prior to such setting, or (c) if such Benchmark is not the Term SOFR Rate or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is the Term SOFR Rate or REVSOFR30 Rate, 5:00 a.m. (Chicago, Illinois time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting or (b) if such Benchmark is not the Term SOFR Rate or REVSOFR30 Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Refinance Indebtedness” has the meaning assigned to such term in Section 6.01(f). “Register” has the meaning assigned to such term in Section 9.04(b).
“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

Credit Agreement – Page 38 606004034.3

“Regulation T” means Regulation T of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation Z” means Regulation Z of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives, and advisors of such Person and such Person’s Affiliates.

“Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing, or dumping of any substance into the environment.

“Relevant Governmental Body” means the Federal Reserve Board, the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB or, in each case, any successor thereto.

“Relevant Rate” means (a) with respect to any Term Benchmark Borrowing, the Adjusted Term SOFR Rate, (b) with respect to any Adjusted REVSOFR30 Rate Borrowing, the Adjusted REVSOFR30 Rate, or (c) with respect to any RFR Borrowing, the Adjusted Daily Simple SOFR, as applicable.

“Report” means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations, or audits pertaining to the assets of the Loan Parties from information furnished by or on behalf of the Borrowers, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent.

“Reporting Frequency Change Period” means any period occurring between (a) the date three Business Days after the earlier to occur of (i) any Event of Default or (ii) Availability being less than 12.5% of the Aggregate Revolving Commitment and (b) the date that for a period of 30 consecutive days Availability has been equal to or greater than 12.5% of the Aggregate Revolving Commitment and no Event of Default has been in existence.

“Required Lenders” means, subject to Section 2.20, at any time, Lenders having Credit Exposure and unused Commitments representing at least 51.0% of the sum of the Aggregate Credit Exposure and unused Commitments at such time; provided that, as long as there are only two Lenders, Required Lenders will mean both Lenders.

“Requirement of Law” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation, and bylaws or operating, management, or partnership agreement, or other organizational or governing documents of such Person and (b) any statute, law

Credit Agreement – Page 39 606004034.3

(including common law), treaty, rule, regulation, code, ordinance, order, decree, writ, judgment, injunction, or determination of any arbitrator or court or other Governmental Authority (including Environmental Laws), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserves” means any and all reserves that the Administrative Agent deems necessary, in its Permitted Discretion, to maintain (including reserves for accrued and unpaid interest on the Secured Obligations, Banking Services Reserves, volatility reserves, reserves for rent at locations leased by any Loan Party and for consignee’s, warehousemen’s, and bailee’s charges, reserves for dilution of Accounts (including Credit Card Accounts), reserves for Inventory shrinkage, reserves for customs charges and shipping charges related to any Inventory in transit, reserves for Swap Agreement Obligations, reserves for uninsured losses of any Loan Party, reserves for uninsured, underinsured, un-indemnified or under-indemnified liabilities or potential liabilities with respect to any litigation, and reserves for taxes, fees, assessments, and other governmental charges) with respect to the Collateral or any Loan Party.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to any Loan Party, the president, Financial Officer, or other executive officer of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities, or other property) with respect to any Equity Interests of Allbirds or any Subsidiary, or any payment (whether in cash, securities, or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation, or termination of any such Equity Interests or any option, warrant, or other right to acquire any such Equity Interests.

“Revolving Borrowing” means Revolving Loans of the same Type, made, converted, or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.

“Revolving Commitment” means, with respect to each Lender, the amount set forth on the Commitment Schedule opposite such Lender’s name, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) as provided in Section 9.04(b)(ii)(C) pursuant to which such Lender has assumed its Revolving Commitment, as applicable, as such Revolving Commitment may be reduced or increased from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such Lender pursuant to Section 9.04; provided that at no time will the Revolving Exposure of any Lender exceed its Revolving Commitment. The initial aggregate amount of the Lenders’ Revolving Commitments is $40,000,000.

“Revolving Exposure” means, with respect to any Lender at any time, the sum of (a) the outstanding principal amount of such Lender’s Revolving Loans, its LC Exposure, and its Swingline Exposure at such time, plus (b) an amount equal to its Applicable Percentage of the aggregate principal amount of Protective Advances outstanding at such time, plus (c) an amount equal to its Applicable Percentage of the aggregate principal amount of Overadvances outstanding at such time.

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“Revolving Lender” means, as of any date of determination, a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

“Revolving Loan” means a Loan made pursuant to Section 2.01(a).

“REVSOFR30 Rate” means the Term SOFR Reference Rate for a one month period, as such rate is published by the CME Term SOFR Administrator, at approximately 5:00 a.m., Chicago, Illinois time, two U.S. Government Securities Business Days prior to the first Business Day of each month, adjusted monthly on the first Business Day of each month. Any change in the REVSOFR30 Rate will be effective from and include the effective date of such change.

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple
SOFR.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services
LLC business.

“Sale and Leaseback Transaction” has the meaning assigned to such term in Section 6.06.

“Sanctioned Country” means, at any time, a country, region, or territory that is itself the subject or target of any Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea, and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state, His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority, (b) any Person operating, organized, or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in clause (a) or clause (b) preceding, or (d) any Person otherwise the subject of any Sanctions.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered, or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission of the U.S.

“Secured Obligations” means all Obligations, together with all (a) Banking Services Obligations and (b) Swap Agreement Obligations owing to one or more Lenders or their respective Affiliates; provided that the definition of “Secured Obligations” will not create any guarantee by any Guarantor of (or grant of security interest by any Guarantor to support, as applicable) any

Credit Agreement – Page 41 606004034.3

Excluded Swap Obligations of such Guarantor for purposes of determining any obligations of any Guarantor.

“Secured Parties” means (a) the Administrative Agent, (b) the Lenders, (c) each Issuing Bank, (d) each provider of Banking Services, to the extent the Banking Services Obligations in respect thereof constitute Secured Obligations, (e) each counterparty to any Swap Agreement, to the extent the obligations thereunder constitute Secured Obligations, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, and (g) the successors and assigns of each of the foregoing.

“Security Agreement” means that certain Pledge and Security Agreement (including any and all supplements thereto), dated as of the date hereof, among the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, and any other pledge or security agreement entered into, after the date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document) or any other Person for the benefit of the Administrative Agent and the other Secured Parties, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Settlement” has the meaning assigned to such term in Section 2.05(d). “Settlement Date” has the meaning assigned to such term in Section 2.05(d).
“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.
“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”. “Standby LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all standby Letters of Credit outstanding at such time, plus (b) the aggregate amount of all LC Disbursements relating to standby Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time. The Standby LC Exposure of any Revolving Lender at any time will be its Applicable Percentage of the aggregate Standby LC Exposure at such time.

“Statements” has the meaning assigned to such term in Section 2.18(f).

“Subordinated Indebtedness” of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Secured Obligations to the written satisfaction of the Administrative Agent.

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“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association, or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association, or other entity (a) of which securities or other ownership interests representing more than 50.0% of the equity or more than 50.0% of the ordinary voting power or, in the case of a partnership, more than 50.0% of the general partnership interests are, as of such date, owned, controlled, or held or (b) that is, as of such date, otherwise Controlled, by the parent and/or one or more subsidiaries of the parent.

“Subsidiary” means any direct or indirect subsidiary of Allbirds or another Loan Party, as applicable.

“Supported QFC” has the meaning assigned to such term in Section 9.24.

“Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default, or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees, or consultants of the Loan Parties or the Subsidiaries will be a Swap Agreement.

“Swap Agreement Obligations” means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced, or acquired (including all renewals, extensions, and modifications thereof and substitutions therefor), under
(a) any and all Swap Agreements permitted hereunder with a Lender or an Affiliate of a Lender and (b) any and all cancellations, buy backs, reversals, terminations, or assignments of any Swap Agreement transaction permitted hereunder with a Lender or an Affiliate of a Lender.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time will be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means JPMCB, in its capacity as lender of Swingline Loans hereunder. Any consent required of the Administrative Agent or an Issuing Bank will be deemed to be required of the Swingline Lender and any consent given by JPMCB in its capacity as the Administrative Agent or Issuing Bank will be deemed given by JPMCB in its capacity as the Swingline Lender.

“Swingline Loan” has the meaning assigned to such term in Section 2.05(a).

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“Target Balance” has the meaning assigned to such term in the DDA Access Product Agreement.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings, (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees, or other charges imposed by any Governmental Authority, including any interest, additions to tax, or penalties applicable thereto.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“Term SOFR Determination Day” has the meaning assigned to such term in the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago, Illinois time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m. (New York, New York time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Transactions” means the execution, delivery, and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof, and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate, the Adjusted Daily Simple SOFR, or the CBFR.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of California or in any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential

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Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfinanced Capital Expenditures” means, for any period, Capital Expenditures made during such period that are not financed from the proceeds of any Indebtedness (other than the Revolving Loans; it being understood and agreed that, to the extent any Capital Expenditures are financed with Revolving Loans, such Capital Expenditures will be deemed Unfinanced Capital Expenditures); provided that, with respect to the Loan Parties, Unfinanced Capital Expenditures will not include any Capital Expenditures made prior to January 1, 2020.

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is (a) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it, (b) any other obligation (including any guarantee) that is contingent in nature at such time, or (c) an obligation to provide collateral to secure any of the foregoing types of obligations.

“U.S.” means the United States of America.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday, or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regime” has the meaning assigned to such term in Section 9.24. “U.S. Tax Compliance Certificate” has the meaning assigned to such term in
Section 2.17(f)(ii)(B)(3).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to

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time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify, or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities, or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term Benchmark Loan”, an “RFR Loan” or “an Adjusted REVSOFR30 Rate Loan”) or by Class and Type (e.g., a “Term Benchmark Revolving Loan”, an “ RFR Revolving Loan” or “an Adjusted REVSOFR30 Rate Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing”, an “RFR Borrowing” or “an Adjusted REVSOFR30 Rate Borrowing”) or by Class and Type (e.g., a “Term Benchmark Revolving Borrowing”, an “RFR Revolving Borrowing” or “an Adjusted REVSOFR30 Rate Revolving Borrowing”).

Section 1.03 Terms Generally. The definitions of terms herein will apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine, and neuter forms. The words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation”. The word “law” will be construed as referring to all statutes, rules, regulations, codes, and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply) and all judgments, orders, and decrees of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument, or other document herein will be construed as referring to such agreement, instrument, or other document as from time to time amended, restated, supplemented, or otherwise modified (subject to any restrictions on such amendments, restatements, supplements, or modifications set forth herein), (b) any definition of or reference to any statute, rule, or regulation will be construed as referring thereto as from time to time amended, supplemented, or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person will be construed to include such Person’s successors and assigns (subject to any restrictions on assignments set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that has succeeded to any or all functions thereof, (d) the words “herein”, “hereof”, and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits, and Schedules will be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (f) any reference in any definition to the phrase “at any time” or “for any period” will refer to the same time or period for all calculations or determinations within such definition, and (g) the words “asset” and “property” will be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights.

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Section 1.04    Accounting Terms; GAAP.

(1)Except as otherwise expressly provided herein, all terms of an accounting or financial nature will be construed in accordance with GAAP, as in effect from time to time; provided that, if after the date hereof the Loan Parties migrate to IFRS or there occurs any change in GAAP or in the application thereof on the operation of any provision hereof and the Borrower Representative notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of such migration to IFRS or change in GAAP or in the application thereof (or if the Administrative Agent notifies the Borrower Representative that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such migration to IFRS or change in GAAP or in the application thereof, then such provision will be interpreted on the basis of GAAP as in effect and applied immediately before such migration or change has become effective until such notice has been withdrawn or such provision amended in accordance herewith.

(2)Notwithstanding anything to the contrary contained in Section 1.04(a) or in the definition of “Capital Lease Obligations,” in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that such leases were in existence on the date hereof) that would constitute capital leases in conformity with GAAP on the date hereof will be considered capital leases, and all calculations and deliverables under this Agreement or any other Loan Document will be made or delivered, as applicable, in accordance therewith.

Section 1.05 Interest Rates; Benchmark Notifications. The interest rate on a Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and will not have any liability with respect to, the administration, submission, performance, or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including whether the composition or characteristics of any such alternative, successor, or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor, or replacement rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and will have no liability to the Borrowers, any Lender, or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental, or consequential damages, costs, losses, or expenses (whether in tort, contract, or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

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Section 1.06 Status of Obligations. In the event that any Loan Party at any time issues or has outstanding any Subordinated Indebtedness, such Loan Party will take, and will cause each other Loan Party to take, all such actions as are necessary to cause the Secured Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Administrative Agent and the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Secured Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as are required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.

Section 1.07    Reserved.

Section 1.08 Letters of Credit. Unless otherwise specified herein, the amount of a Letter of Credit at any time will be deemed to be the stated amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit will be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms in the governing rules or law or of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit will be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrowers and each Lender will remain in full force and effect until the Issuing Banks and the Lenders have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

Section 1.09 Divisions. For all purposes under the Loan Documents, in connection with any Division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation, or liability of any Person becomes the asset, right, obligation, or liability of a different Person, then it will be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person will be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE 2

The Credits

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Section 2.01 Commitments. Subject to the terms and conditions set forth herein, each Lender severally (and not jointly) agrees to make Revolving Loans in dollars to the Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment or (b) the Aggregate Revolving Exposure exceeding the lesser of (i) the Aggregate Revolving Commitment, minus Reserves or (ii) the Borrowing Base, subject to the Administrative Agent’s authority, in its sole discretion, to make Protective Advances and Overadvances pursuant to the terms of Section 2.04 and Section 2.05. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay, and reborrow Revolving Loans.

Section 2.02    Loans and Borrowings.

(1)Each Loan (other than a Swingline Loan) will be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it will not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender will be responsible for any other Lender’s failure to make Loans as required. Any Protective Advance, any Overadvance, and any Swingline Loan will be made in accordance with the procedures set forth in Section 2.04 and Section 2.05.

(2)Subject to Section 2.14, each Revolving Borrowing will be comprised entirely of CBFR Loans or Term Benchmark Loans as the Borrower Representative may request in accordance herewith, provided that all Borrowings made on the Effective Date must be made as CBFR Borrowings but may be converted into Term Benchmark Borrowings in accordance with Section 2.08. Each Swingline Loan will be a CBFR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Section 2.14, Section 2.15, Section 2.16, and Section 2.17 will apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option will not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

(3)At the commencement of each Interest Period for any Term Benchmark Revolving Borrowing, such Borrowing must be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. CBFR Revolving Borrowings may be in any amount. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there will not at any time be more than a total of five Term Benchmark Borrowings outstanding.

(4)Notwithstanding any other provision of this Agreement, the Borrower Representative will not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.03 Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower Representative must notify the Administrative Agent of such request either in writing (delivered by hand or fax) by delivering a Borrowing Request signed by a Responsible Officer of the Borrower Representative or through Electronic System if arrangements for doing so have been

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approved by the Administrative Agent (or if an Extenuating Circumstance exists, by telephone) not later than (y) in the case of a Term Benchmark Borrowing, 10:00 a.m., Chicago, Illinois time, three U.S. Government Securities Business Days before the date of the proposed Borrowing or
(z) in the case of a CBFR Borrowing, 12:00 noon, Chicago, Illinois time, on the date of the proposed Borrowing; provided that any such notice of a CBFR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 9:00 a.m., Chicago, Illinois time, on the date of such proposed Borrowing. Each such Borrowing Request will be irrevocable and each such telephonic Borrowing Request, if permitted, must be confirmed immediately upon the cessation of the Extenuating Circumstance by hand delivery, facsimile, or a communication through Electronic System to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by a Responsible Officer of the Borrower Representative. Each such written (or if permitted, telephonic) Borrowing Request must specify the following information:

(1)the name of the applicable Borrower(s);

(2)the aggregate amount of the requested Revolving Borrowing and a breakdown of the separate wires comprising such Borrowing;

(3)the date of such Revolving Borrowing, which must be a Business Day;

(4)whether such Revolving Borrowing is to be a CBFR Borrowing or a Term Benchmark Borrowing; and

(5)in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which must be a period contemplated by the definition of the term “Interest Period.”

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing will be a CBFR Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Revolving Borrowing, then the applicable Borrower(s) will be deemed to have selected an Interest Period of one month duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent will advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04    Protective Advances.

(1)Subject to the limitations set forth below, the Administrative Agent is authorized by the Borrowers and the Lenders, from time to time in the Administrative Agent’s sole discretion (but will have absolutely no obligation to), to make Loans to the Borrowers, on behalf of all Lenders, that the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by the Borrowers pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents (any of such Loans are herein referred to as “Protective Advances”); provided that the aggregate amount of Protective Advances

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outstanding at any time will not at any time exceed 10.0% of the Revolving Commitment; provided, further, that the Aggregate Revolving Exposure after giving effect to the Protective Advances being made will not exceed the Aggregate Revolving Commitment. Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied. The Protective Advances will be secured by the Liens in favor of the Administrative Agent in and to the Collateral and will constitute Obligations hereunder. All Protective Advances will be CBFR Borrowings. The making of a Protective Advance on any one occasion will not obligate the Administrative Agent to make any Protective Advance on any other occasion. The Administrative Agent’s authorization to make Protective Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and will become effective prospectively upon the Administrative Agent’s receipt thereof. At any time that there is sufficient Availability and the conditions precedent set forth in Section 4.02 have been satisfied, the Administrative Agent may request the Revolving Lenders to make a Revolving Loan to repay a Protective Advance. At any other time the Administrative Agent may require the Lenders to fund their risk participations described in Section 2.04(b).

(2)Upon the making of a Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default), each Lender will be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent, without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to such Lender’s Applicable Percentage. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder, the Administrative Agent will promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance.

Section 2.05 Swingline Loans and Overadvances.

(1)The Administrative Agent, the Swingline Lender, and the Revolving Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents, promptly after the Borrower Representative requests a CBFR Borrowing, at any time there are two or more Revolving Lenders, the Swingline Lender may elect to have the terms of this Section 2.05(a) apply to such Borrowing Request by advancing, on behalf of the Revolving Lenders and in the amount requested, same day funds to the Borrowers, on the date of the applicable Borrowing to the Funding Account (each such Loan made solely by the Swingline Lender pursuant to this Section 2.05(a) is referred to in this Agreement as a “Swingline Loan”), with settlement among them as to the Swingline Loans to take place on a periodic basis as set forth in Section 2.05(d). Each Swingline Loan will be subject to all the terms and conditions applicable to other CBFR Loans funded by the Revolving Lenders, except that all payments thereon will be payable to the Swingline Lender solely for its own account. In addition, the Borrowers hereby authorize the Swingline Lender to, and the Swingline Lender may, subject to the terms and conditions set forth herein (but without any further written notice required), not later than 1:00 p.m., Chicago, Illinois time, on each Business Day, make available to the Borrowers by means of a credit to the Funding Account(s), the proceeds of a Swingline Loan to the extent necessary to pay items to be drawn on any Controlled Disbursement Account that

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Business Day subject to the Administrative Agent’s standard procedures for calculating clearing totals each morning; provided that, if on any Business Day there is insufficient borrowing capacity to permit the Swingline Lender to make available to the Borrowers a Swingline Loan in the amount necessary to pay all items to be so drawn on any such Controlled Disbursement Account on such Business Day, then the Borrowers will be deemed to have requested a CBFR Borrowing pursuant to Section 2.03 in the amount of such deficiency to be made on such Business Day. In addition, the Borrowers hereby authorize the Swingline Lender to, and the Swingline Lender will, subject to the terms and conditions set forth herein (but without any further written notice required), to the extent that from time to time on any Business Day funds are required under the DDA Access Product to reach the Target Balance (a “Deficiency Funding Date”), make available to the applicable Borrower the proceeds of a Swingline Loan in the amount of such deficiency up to the Target Balance, by means of a credit to the applicable Funding Account on or before the start of business on the next succeeding Business Day, and such Swingline Loan will be deemed made on such Deficiency Funding Date. The aggregate amount of Swingline Loans outstanding at any time will not exceed 10.0% of the Revolving Commitment. The Swingline Lender will not make any Swingline Loan if the requested Swingline Loan exceeds Availability (before or after giving effect to such Swingline Loan). All Swingline Loans will be CBFR Borrowings.

(2)Any provision of this Agreement to the contrary notwithstanding, at the request of the Borrower Representative, the Administrative Agent may in its sole discretion (but with absolutely no obligation) on behalf of the Revolving Lenders, (y) make Revolving Loans to the Borrowers in amounts that exceed Availability (any such excess Revolving Loans are herein referred to collectively as “Overadvances”) or (z) deem the amount of Revolving Loans outstanding to the Borrowers that are in excess of Availability to be Overadvances; provided that no Overadvance will result in a Default due to the Borrowers’ failure to comply with Section 2.01 for so long as such Overadvance remains outstanding in accordance with the terms of this clause (b), but solely with respect to the amount of such Overadvance. In addition, Overadvances may be made even if the condition precedent set forth in Section 4.02(c) has not been satisfied. All Overadvances will constitute CBFR Borrowings. The making of an Overadvance on any one occasion will not obligate the Administrative Agent to make any Overadvance on any other occasion. The authority of the Administrative Agent to make Overadvances is limited to an aggregate amount not to exceed 10.0% of the Revolving Commitment at any time, no Overadvance may remain outstanding for more than 30 days, and no Overadvance will cause any Revolving Lender’s Revolving Exposure to exceed its Revolving Commitment; provided that, the Required Lenders may at any time revoke the Administrative Agent’s authorization to make Overadvances. Any such revocation must be in writing and will become effective prospectively upon the Administrative Agent’s receipt thereof.

(3)Upon the making of a Swingline Loan or an Overadvance (whether before or after the occurrence of a Default and regardless of whether a Settlement has been requested with respect to such Swingline Loan or Overadvance), each Revolving Lender will be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Swingline Lender or the Administrative Agent, as the case may be, without recourse or warranty, an undivided interest and participation in such Swingline Loan or Overadvance in proportion to its Applicable Percentage of the

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Aggregate Revolving Commitment. The Swingline Lender or the Administrative Agent may, at any time, require the Revolving Lenders to fund their participations. From and after the date, if any, on which any Revolving Lender is required to fund its participation in any Swingline Loan or Overadvance purchased hereunder, the Administrative Agent will promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Swingline Loan or Overadvance.

(4)The Administrative Agent, on behalf of the Swingline Lender, will request settlement (a “Settlement”) with the Revolving Lenders on at least a weekly basis or on any date that the Administrative Agent elects, by notifying the Revolving Lenders of such requested Settlement by facsimile, telephone, or e-mail no later than 12:00 noon Chicago, Illinois time on the date of such requested Settlement (the “Settlement Date”). Each Revolving Lender (other than the Swingline Lender, in the case of the Swingline Loans) will transfer the amount of such Revolving Lender’s Applicable Percentage of the outstanding principal amount of the applicable Loan with respect to which Settlement is requested to the Administrative Agent, to such account of the Administrative Agent as the Administrative Agent may designate, not later than 2:00 p.m., Chicago, Illinois time, on such Settlement Date. Settlements may occur during the existence of a Default and whether or not the applicable conditions precedent set forth in Section 4.02 have then been satisfied. Such amounts transferred to the Administrative Agent will be applied against the amounts of the Swingline Lender’s Swingline Loans and, together with the Swingline Lender’s Applicable Percentage of such Swingline Loan, will constitute Revolving Loans of such Revolving Lenders, respectively. If any such amount is not transferred to the Administrative Agent by any Revolving Lender on such Settlement Date, the Swingline Lender will be entitled to recover from such Lender on demand such amount, together with interest thereon, as specified in Section 2.07.

Section 2.06 Letters of Credit.

(1)General. Subject to the terms and conditions set forth herein, the Borrower Representative may request any Issuing Bank to issue Letters of Credit for the Borrower Representative’s own account or for the account of another Loan Party denominated in dollars as the applicant thereof for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to such Issuing Bank, at any time and from time to time during the Availability Period. In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Agreement, the terms and conditions of this Agreement will control. Notwithstanding anything herein to the contrary, such Issuing Bank will have no obligation hereunder to issue, and will not issue, any Letter of Credit (i) the proceeds of which would be made available to any Person (A) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (B) in any manner that would result in a violation of any Sanctions by any party to this Agreement,
(ii) if any order, judgment, or decree of any Governmental Authority or arbitrator by its terms purports to enjoin or restrain such Issuing Bank from issuing, amending, or extending such Letter of Credit, or requests that such Issuing Bank refrain from issuing, amending, or extending such Letter of Credit, or any Requirement of Law relating to such Issuing Bank or any request or directive (whether or not having the force of law) from any

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Governmental Authority with jurisdiction over such Issuing Bank prohibits the issuance, amendment, or extension of letters of credit generally or such Letter of Credit in particular or any such order, judgment or decree, or law imposes upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve, or capital or liquidity requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or imposes upon such Issuing Bank any unreimbursed loss, cost, or expense that was not applicable on the Effective Date and that such Issuing Bank in good faith deems material to it, or (iii) if the issuance, amendment, or extension of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements, or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the U.S. or foreign regulatory authorities, in each case pursuant to Basel III, will in each case be deemed not to be in effect on the Effective Date for purposes of clause (ii) preceding, regardless of the date enacted, adopted, issued, or implemented.

(2)Notice of Issuance, Amendment, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment or extension of an outstanding Letter of Credit), the Borrower Representative must deliver by hand or facsimile (or transmit through Electronic System, if arrangements for doing so have been approved by the respective Issuing Bank) to an Issuing Bank selected by the Borrower Representative and to the Administrative Agent (reasonably in advance of, but in any event no less than three Business Days prior to the requested date of issuance, amendment, or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment, or extension (that must be a Business Day), the date on which such Letter of Credit is to expire (that must comply with Section 2.06(c)), the amount of such Letter of Credit, the name and address of the beneficiary thereof, and such other information as is necessary to prepare, amend, or extend such Letter of Credit. In addition, as a condition to any such Letter of Credit issuance, the applicable Borrower must have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or must submit a letter of credit application, in each case, as required by the respective Issuing Bank and using such Issuing Bank’s standard form (each, a “Letter of Credit Agreement”). A Letter of Credit will be issued, amended, or extended only if (and upon issuance, amendment, or extension of each Letter of Credit the Borrowers will be deemed to represent and warrant that), after giving effect to such issuance, amendment, or extension (i) the aggregate LC Exposure will not exceed $20,000,000, (ii) the aggregate Standby LC Exposure will not exceed
$20,000,000, (iii) the aggregate Commercial LC Exposure will not exceed $20,000,000,
(iv) no Revolving Lender’s Revolving Exposure will exceed its Revolving Commitment, and (v) the Aggregate Revolving Exposure will not exceed the lesser of (A) the Aggregate Revolving Commitment, minus Reserves or (B) the Borrowing Base. Notwithstanding the foregoing or anything to the contrary contained herein, no Issuing Bank will be obligated to issue or modify any Letter of Credit if, immediately after giving effect thereto, the outstanding LC Exposure in respect of all Letters of Credit issued by such Person and its Affiliates would exceed such Issuing Bank’s Issuing Bank Sublimit. Without limiting the

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foregoing and without affecting the limitations contained herein, it is understood and agreed that the Borrower Representative may from time to time request that an Issuing Bank issue Letters of Credit in excess of its individual Issuing Bank Sublimit in effect at the time of such request, and each Issuing Bank agrees to consider any such request in good faith. Any Letter of Credit so issued by an Issuing Bank in excess of its individual Issuing Bank Sublimit then in effect will nonetheless constitute a Letter of Credit for all purposes of this Agreement, and will not affect the Issuing Bank Sublimit of any other Issuing Bank, subject to the limitations on the aggregate LC Exposure set forth in clause (i) of this Section 2.06(b).

(3)Expiration Date. Each Letter of Credit will expire (or be subject to termination or non-renewal by notice from the applicable Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration thereof, including, without limitation, any automatic renewal provision, one year after such extension) and (ii) the date that is five Business Days prior to the Maturity Date.

(4)Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the term thereof) and without any further action on the part of the applicable Issuing Bank or the Revolving Lenders, such Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the respective Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrowers on the date due as provided in Section 2.06(e), or of any reimbursement payment required to be refunded to the Borrowers for any reason, including after the Maturity Date. Each such payment must be made without any offset, abatement, withholding, or reduction whatsoever. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this clause (d) in respect of Letters of Credit is absolute and unconditional and will not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments.

(5)Reimbursement. If the Issuing Bank makes any LC Disbursement in respect of a Letter of Credit, the Borrowers will reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 11:00 a.m., Chicago, Illinois time, on (i) the Business Day that the Borrower Representative receives notice of such LC Disbursement, if such notice is received prior to 9:00 a.m., Chicago, Illinois time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower Representative receives such notice, if such notice is received after 9:00 a.m., Chicago, Illinois time, on the day of receipt; provided that the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or Section 2.05 that such payment be financed with a CBFR Revolving Borrowing or a Swingline Loan in an equivalent amount and, to the extent so financed, the Borrowers’ obligation to make such payment will be discharged and replaced by the resulting CBFR

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Revolving Borrowing or Swingline Loan. If the Borrowers fail to make such payment when due, the Administrative Agent will notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrowers in respect thereof, and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender will pay to the Administrative Agent such Lender’s Applicable Percentage of the payment then due from the Borrowers, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 will apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent will promptly pay to the respective Issuing Bank the amounts so received by the Administrative Agent from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this clause (e), the Administrative Agent will distribute such payment to the respective Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this clause (e) to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this clause (e) to reimburse an Issuing Bank for any LC Disbursement (other than the funding of CBFR Revolving Loans or a Swingline Loan as contemplated above) will not constitute a Loan and will not relieve the Borrowers of their obligation to reimburse such LC Disbursement.

(6)Obligations Absolute. The Borrowers’ joint and several obligation to reimburse LC Disbursements as provided in Section 2.06(e) will be absolute, unconditional, and irrevocable, and will be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement, or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) any payment by the respective Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or
(iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder. None of the Administrative Agent, the Revolving Lenders, any Issuing Bank, or any of their Related Parties, will have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss, or delay in transmission or delivery of any draft, document, notice, or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation, or any consequence arising from causes beyond the control of an Issuing Bank; provided that, the foregoing will not be construed to excuse an Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to special, indirect, consequential, or punitive damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by any Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in

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the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank will be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(7)Disbursement Procedures. The Issuing Bank for any Letter of Credit will, within the time allowed by applicable law or the specific terms of the Letter of Credit, following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such Issuing Bank will promptly after such examination notify the Administrative Agent and the applicable Borrower by telephone (confirmed by fax or through Electronic Systems) of such demand for payment if such Issuing Bank has made or will make an LC Disbursement thereunder; provided that such notice need not be given prior to payment by the Issuing Bank and any failure to give or delay in giving such notice will not relieve the Borrowers of their obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(8)Interim Interest. If the Issuing Bank for any Letter of Credit makes any LC Disbursement, then, unless the Borrowers reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof will bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the rate per annum then applicable to CBFR Revolving Loans and such interest will be due and payable on the date when such reimbursement is payable; provided that, if the Borrowers fail to reimburse such LC Disbursement when due pursuant to Section 2.06(e), then Section 2.13(d) will apply. Interest accrued pursuant to this clause (h) will be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to Section 2.06(e) to reimburse such Issuing Bank for such LC Disbursement will be for the account of such Lender to the extent of such payment.

(9)Replacement and Resignation of an Issuing Bank.

a.An Issuing Bank may be replaced at any time by written agreement among the Borrower Representative, the Administrative Agent, the replaced Issuing Bank, and the successor Issuing Bank. The Administrative Agent will notify the Revolving Lenders of any such replacement of an Issuing Bank. At the time any such replacement becomes effective, the Borrowers will pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (A) the successor Issuing Bank will have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (B) references herein to the term “Issuing Bank” will be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context requires. After the replacement of an Issuing

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Bank hereunder, the replaced Issuing Bank will remain a party hereto and will continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but will not be required to issue additional Letters of Credit or extend or otherwise amend any existing Letter of Credit.

b.Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon 30 days prior written notice to the Administrative Agent, the Borrower Representative, and the Lenders, in which case, such resigning Issuing Bank will be replaced in accordance with Section 2.06(i)(i).

(10)Cash Collateralization. If any Event of Default occurs and is continuing, on the Business Day that the Borrower Representative receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50.0% of the aggregate LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers must deposit in an account or accounts with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “LC Collateral Account”), an amount in cash equal to 105% of the amount of the LC Exposure as of such date, plus accrued and unpaid interest thereon; provided that, the obligation to deposit such cash collateral will become effective immediately, and such deposit will become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or clause (i) of Article 7. Such Borrower also will deposit cash collateral in accordance with this clause as and to the extent required by Section 2.10(b), Section 2.11(b), or Section 2.20. Each such deposit will be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations. The Administrative Agent will have exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collateral Account and the Borrowers hereby grant the Administrative Agent a security interest in the LC Collateral Account and all money or other assets on deposit therein or credited thereto. Other than any interest earned on the investment of such deposits, which investments will be made at the option and sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits will not bear interest. Interest or profits, if any, on such investments will accumulate in the LC Collateral Account. Moneys in the LC Collateral Account will be applied by the Administrative Agent to reimburse each Issuing Bank for LC Disbursements for which it has not been reimbursed, together with related fees, costs, and customary processing charges, and, to the extent not so applied, will be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50.0% of the aggregate LC Exposure), be applied to satisfy other Secured Obligations. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of one or more Events of Default, such amount (to the extent not applied as aforesaid) will be returned to the Borrowers within three Business Days after all such Events of Default have been waived (as confirmed in writing by the Administrative Agent).

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(11)Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank will, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent
(i) periodic activity (for such period or recurrent periods as may be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, and amendments, all expirations and cancellations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends, or extends any Letter of Credit, the date of such issuance, amendment, or extension, and the stated amount of the Letters of Credit issued, amended, or extended by it and outstanding after giving effect to such issuance, amendment, or extension (and whether the amounts thereof have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iv) on any Business Day on which any Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement, and (v) on any other Business Day, such other information as the Administrative Agent may reasonably request as to the Letters of Credit issued by such Issuing Bank.

(12)Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party,” “applicant”, “customer”, “instructing party”, or the like of or for such Letter of Credit, and without derogating from any rights of the Issuing Bank (whether arising by contract, at law, in equity, or otherwise) against such Subsidiary in respect of such Letter of Credit, the Borrowers (i) will reimburse, indemnify, and compensate the Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of a Borrower and (ii) irrevocably waive any and all defenses that might otherwise be available to any of them as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. Each Borrower hereby acknowledges that the issuance of such Letters of Credit for any of their Subsidiaries inures to the benefit of the Borrowers, and that each Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

Section 2.07    Funding of Borrowings.

(1)Each Lender will make each Loan to be made by such Lender hereunder on the proposed date thereof solely by wire transfer of immediately available funds by 2:00 p.m., Chicago, Illinois time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Applicable Percentage; provided that, Swingline Loans will be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the Borrower Representative by promptly crediting the funds so received in the aforesaid account of the Administrative Agent to the Funding Account(s); provided that CBFR Revolving Loans made to finance the reimbursement of (i) an LC Disbursement as provided in Section 2.06(e) will be remitted by the Administrative Agent to the applicable Issuing Bank and (ii) a Protective Advance or an Overadvance will be retained by the Administrative Agent.

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(2)Unless the Administrative Agent has received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.07(a) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers each severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to CBFR Loans. If such Lender pays such amount to the Administrative Agent, then such amount will constitute such Lender’s Loan included in such Borrowing, provided that any interest received from a Borrower by the Administrative Agent during the period beginning when the Administrative Agent funded the Borrowing until such Lender pays such amount will be solely for the account of the Administrative Agent.

Section 2.08    Interest Elections.

(1)Each Borrowing initially will be of the Type specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, will have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower Representative may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower Representative may elect different options with respect to different portions of the affected Borrowing, in which case each such portion will be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion will be considered a separate Borrowing. This Section will not apply to Swingline Borrowings, Overadvances, or Protective Advances, which may not be converted or continued.

(2)To make an election pursuant to this Section, the Borrower Representative must notify the Administrative Agent of such election either in writing (delivered by hand or fax) by delivering an Interest Election Request signed by a Responsible Officer of the Borrower Representative or through Electronic System if arrangements for doing so have been approved by the Administrative Agent (or if an Extenuating Circumstance exists, by telephone) by the time that a Borrowing Request would be required under Section 2.03 if the Borrowers were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request will be irrevocable and each such telephonic Interest Election Request, if permitted, must be confirmed immediately upon the cessation of the Extenuating Circumstance by hand delivery, Electronic System, or fax to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by a Responsible Officer of the Borrower Representative.

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(3)Each written (or if permitted, telephonic) Interest Election Request (including requests submitted through Electronic System) will specify the following information in compliance with Section 2.02:

a.the name of the applicable Borrower and the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clause (iii) and clause (iv) following will be specified for each resulting Borrowing);

b.the effective date of the election made pursuant to such Interest Election Request, which must be a Business Day;

c.whether the resulting Borrowing is to be a CBFR Borrowing or a Term Benchmark Borrowing; and

d.if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which must a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the Borrowers will be deemed to have selected an Interest Period of one month duration.

(4)Promptly following receipt of an Interest Election Request, the Administrative Agent will advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(5)If the Borrower Representative fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing will be converted to a CBFR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower Representative, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing or an RFR Borrowing and (ii) unless repaid, each Term Benchmark Borrowing and each RFR Borrowing will be converted to a CBFR Borrowing at the end of the Interest Period or Interest Payment Date applicable thereto.

Section 2.09    Termination and Reduction of Commitments; Increase in Revolving Commitments.

(1)Unless previously terminated, the Revolving Commitments will terminate on the Maturity Date.

(2)The Borrowers may at any time terminate the Revolving Commitments upon Payment in Full of the Secured Obligations.

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(3)The Borrowers may from time to time reduce the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments will be in an amount that is an integral multiple of $500,000 and not less than $5,000,000 and (ii) the Borrowers will not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the Aggregate Revolving Exposure would exceed the lesser of (A) the Aggregate Revolving Commitment or (B) the Borrowing Base.

(4)The Borrower Representative will notify the Administrative Agent of any election to terminate or reduce the Commitments under Section 2.09(b) or Section 2.09(c) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent will advise the Lenders of the contents thereof. Each notice delivered by the Borrower Representative pursuant to this Section will be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower Representative may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower Representative (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments will be permanent. Each reduction of the Commitments will be made ratably among the Lenders in accordance with their respective Commitments.

(5)The Borrowers will have the right to increase the Aggregate Revolving Commitment by obtaining additional Revolving Commitments, either from one or more of the Lenders or another lending institution provided that (i) any such request for an increase must be in a minimum amount of $5,000,000, (ii) the Borrower Representative, on behalf of the Borrowers, may make a maximum of three such requests, (iii) after giving effect thereto, the sum of the total of the additional Commitments will not exceed $35,000,000,
(iv) the Administrative Agent and each Issuing Bank have approved the identity of any such new Lender, such approvals not to be unreasonably withheld, (v) any such new Lender assumes all of the rights and obligations of a “Lender” hereunder, and (vi) the procedures described in Section 2.09(f) have been satisfied. Nothing contained in this Section 2.09 constitutes, or may otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder at any time.

(6)Any amendment hereto for such an increase or addition must be in form and substance satisfactory to the Administrative Agent and will only require the written signatures of the Administrative Agent, the Borrowers, and each Lender being added or increasing its Commitment, subject only to the approval of all Lenders if any such increase or addition would cause the Aggregate Revolving Commitment to exceed $75,000,000. As a condition precedent to such an increase or addition, the Borrowers must deliver to the Administrative Agent (i) a certificate of each Loan Party signed by an authorized officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase and (B) in the case of the Borrowers, certifying that, before and after giving effect to such increase or addition, (1) the representations and warranties contained in Article 3 and the other Loan Documents are true and correct, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date and (2) no Default exists and

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(ii) legal opinions and documents consistent with those delivered on the Effective Date, to the extent requested by the Administrative Agent.

(7)On the effective date of any such increase or addition, (i) any Lender increasing (or, in the case of any newly added Lender, extending) its Revolving Commitment will make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent determines, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase or addition and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its revised Applicable Percentage of such outstanding Revolving Loans, and the Administrative Agent will make such other adjustments among the Lenders with respect to the Revolving Loans then outstanding and amounts of principal, interest, commitment fees, and other amounts paid or payable with respect thereto as are necessary, in the opinion of the Administrative Agent, in order to effect such reallocation and (ii) the Borrowers will be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase (or addition) in the Aggregate Revolving Commitment (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower Representative, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence must be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Term Benchmark Loan, will be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods. Within a reasonable time after the effective date of any increase or addition, the Administrative Agent will, and is hereby authorized and directed to, revise the Commitment Schedule to reflect such increase or addition and will distribute such revised Commitment Schedule to each of the Lenders and the Borrower Representative, whereupon such revised Commitment Schedule will replace the previous Commitment Schedule and become part of this Agreement.

Section 2.10    Repayment of Loans; Evidence of Debt.

(1)The Borrowers hereby unconditionally promise to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date, (ii) to the Administrative Agent the then unpaid amount of each Protective Advance on the earlier of the Maturity Date or demand by the Administrative Agent, and (iii) to the Administrative Agent the then unpaid principal amount of each Overadvance on the earlier of the Maturity Date or demand by the Administrative Agent.

(2)At all times during a Dominion Period, on each Business Day, the Administrative Agent will apply all funds credited to the Collection Account on the immediately preceding Business Day (at the discretion of the Administrative Agent, whether or not immediately available), first to prepay any Protective Advances and Overadvances that may be outstanding, pro rata, and second to prepay the Revolving Loans (including Swingline Loans) and to cash collateralize outstanding LC Exposure. Notwithstanding the foregoing, to the extent any funds credited to the Collection Account constitute Net Proceeds, the application of such Net Proceeds will be subject to

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Section 2.11(c). If no Dominion Period is in effect, upon request of the Borrower Representative, any collected funds in the Collection Account will be transferred to the Funding Account.

(3)Each Lender will maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(4)The Administrative Agent will maintain accounts in which it will record
(i) the amount of each Loan made hereunder, the Class and Type thereof, and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(5)The entries made in the accounts maintained pursuant to Section 2.10(c) or Section 2.10(d) will be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that, the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein will not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(6)Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers will prepare, execute, and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon will at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form.

Section 2.11 Prepayment of Loans.

(1)The Borrowers will have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section 2.11(f) of this Section and, if applicable, payment of any break funding expenses under Section 2.16.

(2)Except for Overadvances permitted under Section 2.05, in the event and on such occasion that the Aggregate Revolving Exposure exceeds the lesser of (i) the Aggregate Revolving Commitment or (ii) the Borrowing Base, the Borrowers will prepay the Revolving Loans, LC Exposure, and/or Swingline Loans or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable, in an aggregate amount equal to such excess. In addition, except for Overadvances permitted under Section 2.05.

(3)In the event and on each occasion that any Net Proceeds are received by or on behalf of any Loan Party in respect of any Prepayment Event, if such Prepayment Event occurs during the existence of a Dominion Period, the Borrowers will, immediately after

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such Net Proceeds are received by such Loan Party, prepay the Obligations and cash collateralize the LC Exposure as set forth in Section 2.11(e) below in an aggregate amount equal to 100% of such Net Proceeds.

(4)[reserved]

(5)All amounts required to be prepaid pursuant to Section 2.11(c) will be applied, first to prepay any Protective Advances and Overadvances that may be outstanding, pro rata, and second to prepay the Revolving Loans (including Swingline Loans) without a corresponding reduction in the Revolving Commitments and to cash collateralize outstanding LC Exposure.

(6)The Borrower Representative must notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by fax) or through Electronic System, if arrangements for doing so have been approved by the Administrative Agent, of any prepayment hereunder not later than
(i) 10:00 a.m., Chicago, Illinois time, (A) in the case of prepayment of a Term Benchmark Revolving Borrowing, three Business Days before the date of prepayment or (B) in the case of prepayment of a CBFR Revolving Borrowing, on the date of prepayment. Each such notice will be irrevocable and must specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent will advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing must be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing will be applied ratably to the Revolving Loans included in the prepaid Borrowing. Prepayments must be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments pursuant to Section 2.16.

Section 2.12 Fees.

(1)The Borrowers agree to pay to the Administrative Agent for the account of each Lender a commitment fee, that will accrue at the Applicable Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the Revolving Commitments terminate. Accrued commitment fees will be payable in arrears on the first Business Day of each calendar month and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Effective Date. All commitment fees will be computed on the basis of a year of 360 days and will be payable for the actual number of days elapsed, (including the first day but excluding the last day).

(2)The Borrowers agree to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in each outstanding Letter of Credit, that will accrue at the same Applicable Rate used to determine

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the interest rate applicable to Term Benchmark Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to each Issuing Bank for its own account a fronting fee with respect to each Letter of Credit issued by such Issuing Bank, that will accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by such Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure with respect to Letters of Credit issued by such Issuing Bank, as well as such Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, or extension of any Letter of Credit and other processing fees and other standard costs and charges, of such Issuing Bank relating to Letters of Credit as from time to time in effect. Participation fees and fronting fees accrued through and including the last day of each calendar month will be payable on the first Business Day of each calendar month following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees will be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate will be payable on demand. Any other fees payable to an Issuing Bank pursuant to this Section 2.12(b) will be payable within ten days after demand. All participation fees and fronting fees will be computed on the basis of a year of 360 days and will be payable for the actual number of days elapsed (including the first day but excluding the last day).

(3)The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent.

(4)[reserved]

(5)All fees payable hereunder must be paid on the dates due, in dollars in immediately available funds, to the Administrative Agent (or to an Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid will not be refundable under any circumstances.

Section 2.13 Interest.

(1)The Loans comprising CBFR Borrowings (including Swingline Loans) will bear interest at the CBFR, plus the Applicable Rate.

(2)The Loans comprising each Term Benchmark Borrowing will bear interest at the Adjusted Term SOFR Rate for the Interest Period in effect for such Borrowing, plus the Applicable Rate. Each RFR Loan will bear interest at a rate per annum equal to the Adjusted Daily Simple SOFR, plus the Applicable Rate.

(3)Each Protective Advance and each Overadvance will bear interest at the CBFR, plus the Applicable Rate for Revolving Loans, plus 2.00% per annum.

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(4)Notwithstanding the foregoing, during the existence of an Event of Default, the Administrative Agent or the Required Lenders may, at their option, by notice to the Borrower Representative (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 requiring the consent of “each Lender affected thereby” for reductions in interest rates), declare that (i) all Loans will bear interest at 2.00% per annum, plus the rate otherwise applicable to such Loans as provided in this Section or (ii) in the case of any other amount outstanding hereunder, such amount will accrue at 2.00% per annum, plus the rate applicable to such fee or other obligation as provided hereunder.

(5)Accrued interest on each Loan (for CBFR Loans, accrued through the last day of the prior calendar month) will be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that, (i) interest accrued pursuant to Section 2.13(d) will be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a CBFR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid will be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan will be payable on the effective date of such conversion.

(6)Interest computed by reference to the Term SOFR Rate, Daily Simple SOFR or REVSOFR30 Rate will be computed on the basis of a year of 360 days. Interest computed by reference to the CB Floating Rate will be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case interest will be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan will be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. A determination of the applicable CB Floating Rate, Adjusted Daily Simple SOFR, Daily Simple SOFR, Adjusted REVSOFR30 Rate, REVSOFR30 Rate, Adjusted Term SOFR Rate, or Term SOFR Rate will be determined by the Administrative Agent, and such determination will be conclusive absent manifest error.

Section 2.14    Alternate Rate of Interest; Illegality.

(1)Subject to clause (b), clause (c), clause (d), clause (e), and clause (f) of this Section 2.14, if:

a.the Administrative Agent determines (which determination will be conclusive and binding absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the Adjusted REVSOFR30 Rate (including because the Term SOFR Reference Rate is not available or published on a current basis); or

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b.the Administrative Agent is advised by the Required Lenders that
(A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time the Adjusted REVSOFR30 Rate will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing;

then the Administrative Agent will give notice thereof to the Borrower Representative and the Lenders through Electronic System as provided in Section 9.01 as promptly as practicable thereafter and, until (y) the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (z) the Borrowers deliver a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (1) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing will instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (y) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or Section 2.14(a)(ii) or (z) a CBFR Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 2.14(a)(i) or Section 2.14(a)(i) and (2) any Borrowing Request that requests an RFR Borrowing will instead be deemed to be a Borrowing Request, as applicable, for a CBFR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower Representative’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (y) the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (z) the Borrowers deliver a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (1) any Term Benchmark Loan will on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and will constitute, (y) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or Section 2.14(a)(ii), on such day, or
(z) a CBFR Loan if the Adjusted Daily Simple SOFR also is the subject of Section 2.14(a)(i) or Section 2.14(a)(ii), on such day, and (2) any RFR Loan will on and from such day be converted by the Administrative Agent to, and will constitute a CBFR Loan.

(2)Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (y) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all

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purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (z) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York, New York time) on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(3)Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(4)The Administrative Agent will promptly notify the Borrower Representative and the Lenders of (i) any occurrence of a Benchmark Transition Event,
(ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) following, and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision, or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate, or adjustment or of the occurrence or non-occurrence of an event, circumstance, or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

(5)Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate or REVSOFR30 Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) preceding either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to

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an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(6)Upon the Borrower Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any request for a Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted (1) any such request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to (A) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) a CBFR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event or (2) any such request for an RFR Borrowing into a request for a CBFR Borrowing. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.14, (1) any Term Benchmark Loan will on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and will constitute,
(x) an RFR Loan so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event, on such day or (y) a CBFR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan will on and from such day be converted by the Administrative Agent to, and shall constitute a CBFR Loan.

Section 2.15 Increased Costs.

(1)If any Change in Law:

a.imposes, modifies, or deems applicable any reserve, special deposit, liquidity, or similar requirement (including any compulsory loan requirement, insurance charge, or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender or Issuing Bank;

b.imposes on any Lender or Issuing Bank or the applicable offshore interbank market any other condition, cost, or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

c.subjects any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clause (b) through clause (d) of the definition of Excluded Taxes, and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities, or capital attributable thereto;

and the result of any of the foregoing is to increase the cost to such Lender, Issuing Bank, or other Recipient of making, continuing, converting into, or maintaining any Loan (or of

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maintaining its obligation to make any such Loan) or to increase the cost to such Lender, Issuing Bank, or other Recipient of participating in, issuing, or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank, or other Recipient hereunder (whether of principal, interest, or otherwise), then the Borrowers will pay to such Lender, Issuing Bank, or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank, or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(2)If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of, or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

(3)A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in Section 2.15(a) or Section 2.15(b) will be delivered to the Borrower Representative and will be conclusive absent manifest error. The Borrowers will pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten days after receipt thereof.

(4)Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section will not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that, the Borrowers will not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above will be extended to include the period of retroactive effect thereof.

Section 2.16 Break Funding Payments.

(1)With respect to Loans that are not RFR Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default an optional or mandatory prepayment of Loans), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue, or prepay any Term Benchmark Loan on the date specified in any notice

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delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(f) and is revoked in accordance therewith), or (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower Representative pursuant to Section 2.19 or Section 9.02(d), then, in any such event, the Borrowers will compensate each Lender for the loss, cost, and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section will be delivered to the Borrower Representative and will be conclusive absent manifest error. The Borrowers will pay such Lender the amount shown as due on any such certificate within ten days after receipt thereof.

(2)With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11 and is revoked in accordance therewith), or (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrowers pursuant to Section 2.18 or Section 9.02(d), then, in any such event, the Borrowers will compensate each Lender for the loss, cost, and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section will be delivered to the Borrower Representative and will be conclusive absent manifest error. The Borrowers will pay such Lender the amount shown as due on any such certificate within ten days after receipt thereof.

Section 2.17 Withholding of Taxes; Gross-Up.

(1)Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document will be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent will be entitled to make such deduction or withholding and will timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party will be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(2)Payment of Other Taxes by the Loan Parties. The Loan Parties will timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(3)Evidence of Payment. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party will deliver to the Administrative Agent the original or a certified copy of a receipt

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issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment, or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(4)Indemnification by the Loan Parties. The Loan Parties will jointly and severally indemnify each Recipient, within ten days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Loan Party by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, will be conclusive absent manifest error.

(5)Indemnification by the Lenders. Each Lender will severally indemnify the Administrative Agent, within ten days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent will be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this Section 2.17(e).

(6)Status of Lenders.

a.Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document will deliver to the Borrower Representative and the Administrative Agent, at the time or times reasonably requested by the Borrower Representative or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower Representative or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower Representative or the Administrative Agent, will deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower Representative or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution, and

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submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), Section 2.17(f)(ii)(B), and Section 2.17(f)(ii)(D)) will not be required if in the Lender’s reasonable judgment such completion, execution, or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

b.Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person,

i.any Lender that is a U.S. Person, and the Administrative Agent if it is a U.S. Person, will deliver to the Borrower Representative and the Administrative Agent (as applicable) on or prior to the date on which such Lender becomes a Lender, or such Person becomes the Administrative Agent, under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), an executed copy of IRS Form W-9 certifying that such Lender or Administrative Agent is exempt from U.S. federal backup withholding tax;

ii.any Foreign Lender and any Person that is not a U.S. Person that becomes the Administrative Agent (each a “Foreign Credit Party”) will, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies as are requested by the recipient) on or prior to the date on which such Foreign Credit Party becomes a Foreign Credit Party under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), whichever of the following is applicable:

1.in the case of a Foreign Credit Party claiming the benefits of an income tax treaty to which the United States is a party
(y) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (z) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

2.in the case of a Foreign Credit Party claiming that its extension of credit will generate U.S. effectively connected income, an executed copy of IRS Form W-8ECI;

3.in the case of a Foreign Credit Party claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (y) a certificate substantially in the form of Exhibit C- 1 to the effect that such Foreign Credit Party is not a “bank” within

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the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (z) an executed copy of IRS Form W- 8BEN or IRS Form W-8BEN-E, as applicable; or

4.to the extent a Foreign Credit Party is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Credit Party is a partnership and one or more direct or indirect partners of such Foreign Credit Party are claiming the portfolio interest exemption, such Foreign Credit Party may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;

iii.any Foreign Credit Party will, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies as are requested by the recipient) on or prior to the date on which such Foreign Credit Party becomes a Credit Party under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

iv.if a payment made to a Credit Party any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Credit Party were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Credit Party will deliver to the Borrower Representative and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Representative or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Representative or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Credit Party has complied with such Credit Party’s obligations under FATCA or to determine the amount to deduct and withhold from such

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payment. Solely for purposes of this clause (D), “FATCA” will include any amendments made to FATCA after the date of this Agreement.

Each Lender and the Administrative Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it will update such form or certification or promptly notify the Borrower Representative and, if applicable, the Administrative Agent in writing of its legal inability to do so.

(7)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it will pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, will repay to such indemnified party the amount paid over pursuant to this clause (g) (plus any penalties, interest, or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause 2.17(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld, or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This clause (g) will not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(8)Survival. Each party’s obligations under this Section will survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments, and the repayment, satisfaction, or discharge of all obligations under any Loan Document (including the Payment in Full of the Secured Obligations).

(9)Defined Terms. For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

Section 2.18 Payments Generally; Allocation of Proceeds; Sharing of Setoffs.

(1)The Borrowers will make each payment required to be made by them hereunder (whether of principal, interest, fees, or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, Section 2.16, Section 2.17, or otherwise) prior to 2:00 p.m., Chicago, Illinois time, on the date when due, in immediately available funds, without setoff, recoupment, or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments will be made to the Administrative Agent at its offices at 10 South Dearborn

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Street, Floor L2, Chicago, Illinois, except payments to be made directly to an Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Section 2.15, Section 2.16, Section 2.17, and Section 9.03 must be made directly to the Persons entitled thereto. The Administrative Agent will distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Unless otherwise provided for herein, if any payment hereunder is due on a day that is not a Business Day, the date for payment will be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon will be payable for the period of such extension. All payments hereunder will be made in dollars.

(2)Any proceeds of Collateral received by the Administrative Agent (i) not constituting either (A) a specific payment of principal, interest, fees, or other sum payable under the Loan Documents (that will be applied as specified by the Borrowers), (B) a mandatory prepayment (that will be applied in accordance with Section 2.11) or
(C) amounts to be applied from the Collection Account when full cash dominion is in effect (that will be applied in accordance with Section 2.10(b)) or (ii) during the existence of an Event of Default if the Administrative Agent so elects or the Required Lenders so direct, will be applied ratably, first, to pay any fees, indemnities, or expense reimbursements then due to the Administrative Agent and the Issuing Banks from the Borrowers (other than in connection with Banking Services Obligations or Swap Agreement Obligations), second, to pay any fees, indemnities, or expense reimbursements then due to the Lenders from the Borrowers (other than in connection with Banking Services Obligations or Swap Agreement Obligations), third, to pay interest due in respect of the Overadvances and Protective Advances, fourth, to pay the principal of the Overadvances and Protective Advances, fifth, to pay interest then due and payable on the Loans (other than the Overadvances and Protective Advances) ratably, sixth, to prepay principal on the Loans (other than the Overadvances and Protective Advances) and unreimbursed LC Disbursements and to pay any amounts owing in respect of Swap Agreement Obligations up to and including the amount most recently provided to the Administrative Agent pursuant to Section 2.22, for which Reserves have been established ratably, seventh, to pay an amount to the Administrative Agent equal to 105% of the aggregate LC Exposure, to be held as cash collateral for such Obligations, eighth, to pay any amounts owing in respect of Banking Services Obligations and Swap Agreement Obligations up to and including the amount most recently provided to the Administrative Agent pursuant to Section 2.22 and to the extent not paid pursuant to clause “sixth” above, and ninth, to pay any other Secured Obligation due to the Administrative Agent or any Lender by the Borrowers. Notwithstanding the foregoing, amounts received from any Loan Party will not be applied to any Excluded Swap Obligation of such Loan Party. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower Representative, or unless a Default is in existence, neither the Administrative Agent nor any Lender will apply any payment that it receives to any Term Benchmark Loan of a Class, except (y) on the expiration date of the Interest Period applicable thereto or (z) in the event, and only to the extent, that there are no outstanding CBFR Loans of the same Class and, in any such event, the Borrowers will pay the break funding payment required in accordance with Section 2.16. The Administrative Agent and the Lenders will have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.

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(3)At the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including all reimbursement for fees, costs, and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Borrower Representative pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of any Borrower maintained with the Administrative Agent. The Borrowers hereby irrevocably authorize (i) the Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest, and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged will constitute Loans (including Swingline Loans and Overadvances, but such a Borrowing may only constitute a Protective Advance if it is to reimburse costs, fees, and expenses as described in Section 9.03) and that all such Borrowings will be deemed to have been requested pursuant to Section 2.03, Section 2.04, or Section 2.05, as applicable, and (ii) the Administrative Agent to charge any deposit account of any Borrower maintained with the Administrative Agent for each payment of principal, interest, and fees as it becomes due hereunder or any other amount due under the Loan Documents.

(4)If, except as otherwise expressly provided herein, any Lender, by exercising any right of setoff or counterclaim or otherwise, obtains payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion will purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments will be shared by all such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations will be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 2.18(d) will not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 2.18(d) will apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(5)Unless the Administrative Agent has received prior to any date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks pursuant to the terms hereof or any other Loan Document (including any date that is fixed for prepayment by notice from the Borrower Representative to the

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Administrative Agent pursuant to Section 2.11(f)), notice from the Borrower Representative that the Borrowers will not make such payment or prepayment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the NYFRB Rate.

(6)The Administrative Agent may from time to time provide the Borrowers with account statements or invoices with respect to any of the Secured Obligations (the “Statements”). The Administrative Agent is under no duty or obligation to provide Statements, that, if provided, will be solely for the Borrowers’ convenience. Statements may contain estimates of the amounts owed during the relevant billing period, whether of principal, interest, fees, or other Secured Obligations. If the Borrowers pay the full amount indicated on a Statement on or before the due date indicated on such Statement, the Borrowers will not be in default of payment with respect to the billing period indicated on such Statement; provided that, acceptance by the Administrative Agent, on behalf of the Lenders, of any payment that is less than the total amount actually due at that time (including any past due amounts) will not constitute a waiver of the Administrative Agent’s or the Lenders’ right to receive payment in full at another time.

Section 2.19 Mitigation Obligations; Replacement of Lenders.

(1)If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender will use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches, or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or Section 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(2)If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender becomes a Defaulting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or Section 2.17), and obligations under this Agreement and other Loan Documents to an assignee that will assume such obligations (which assignee may be

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another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers will have received the prior written consent of the Administrative Agent (and in circumstances where its consent would be required under Section 9.04, the Issuing Banks and the Swingline Lender), which consent will not unreasonably be withheld, (ii) such Lender will have received payment of an amount equal to the outstanding principal of its Loans, participations in LC Disbursements, and Swingline Loans, accrued interest thereon, accrued fees, and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal, accrued interest, and fees) or the Borrowers (in the case of all other amounts), and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender will not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. Each party hereto agrees that (y) an assignment required pursuant to this clause may be effected pursuant to an Assignment and Assumption executed by the Borrower Representative, the Administrative Agent, and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants) and (z) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and will be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided, further, that any such documents will be without recourse to or warranty by the parties thereto.

Section 2.20 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions will apply for so long as such Lender is a Defaulting Lender:

(1)fees will cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(2)any payment of principal, interest, fees, or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 2.18(b), or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 will be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or the Swingline Lender hereunder; third, to cash collateralize the Issuing Banks’ LC Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the Borrower Representative may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower Representative, to be held in a deposit account and released pro

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rata in order to (i) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (ii) cash collateralize the Issuing Banks’ future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks, or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks, or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by any Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (y) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share and (z) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment will be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (d) following. Any payments, prepayments, or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section will be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;

(3)such Defaulting Lender will not have the right to vote on any issue on which voting is required (other than to the extent expressly provided in Section 9.02(b)) and the Commitment and Revolving Exposure of such Defaulting Lender will not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver, or other modification pursuant to Section 9.02) or under any other Loan Document; provided, that, except as otherwise provided in Section 9.02, this Section 2.20(c) will not apply to the vote of a Defaulting Lender in the case of an amendment, waiver, or other modification requiring the consent of such Lender or each Lender directly affected thereby;

(4)if any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then:

a.all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender will be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that such reallocation does not, as to any non-Defaulting Lender, cause such non- Defaulting Lender’s Revolving Exposure to exceed its Revolving Commitment;

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b.if the reallocation described in clause (i) preceding cannot, or can only partially, be effected, the Borrowers will within one Business Day following notice by the Administrative Agent (y) first, prepay such Swingline Exposure and
(z) second, cash collateralize, for the benefit of the Issuing Banks, the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) preceding) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

c.if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) preceding, the Borrowers will not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

d.if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) preceding, then the fees payable to the Lenders pursuant to Sections 2.12(a) and Section 2.12(b) will be adjusted in accordance with such non-
Defaulting Lenders’ Applicable Percentages; and

e.if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or clause (ii) preceding, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure will be payable to the Issuing Banks until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(5)so long as such Lender is a Defaulting Lender, no Issuing Bank will be required to issue, amend, renew, extend, or increase any Letter of Credit, unless it is satisfied that such Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.20(d), and LC Exposure related to any newly issued or increased Letter of Credit will be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(d)(i) (and such Defaulting Lender will not participate therein).

If (y) a Bankruptcy Event or a Bail-In Action with respect to the Parent of any Lender occurs following the date hereof and for so long as such event continues or (z) the Swingline Lender or any Issuing Bank has a reasonable belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender will not be required to fund any Swingline Loan and no Issuing Bank will be required to issue, amend, or increase any Letter of Credit, unless the Swingline Lender or such Issuing Bank, as the case may be, has entered into arrangements with the Borrowers or such Lender, satisfactory to the Swingline Lender or such Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that each of the Administrative Agent, the Borrower, the Swingline Lender, and each Issuing Bank agrees that a Defaulting Lender has adequately remedied all matters that caused such

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Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders will be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on the date of such readjustment such Lender will purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent determines may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

Section 2.21 Returned Payments. If after receipt of any payment that is applied to the payment of all or any part of the Obligations (including a payment effected through exercise of a right of setoff), the Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion), then the Obligations or part thereof intended to be satisfied will be revived and continued and this Agreement will continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender. The provisions of this Section 2.21 will be and remain effective notwithstanding any contrary action that may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.21 will survive the termination of this Agreement.

Section 2.22 Banking Services and Swap Agreements. Each Lender or Affiliate thereof providing Banking Services for, or having Swap Agreements with, any Loan Party will deliver to the Administrative Agent, promptly after entering into such Banking Services or Swap Agreements, written notice setting forth the aggregate amount of all Banking Services Obligations and Swap Agreement Obligations of such Loan Party to such Lender or Affiliate (whether matured or unmatured, absolute or contingent). In addition, each such Lender or Affiliate thereof will deliver to the Administrative Agent, following the end of each calendar month and upon a request therefor, a summary of the amounts due or to become due in respect of such Banking Services Obligations and Swap Agreement Obligations. The most recent information provided to the Administrative Agent will be used in determining the amounts to be applied in respect of such Banking Services Obligations and/or Swap Agreement Obligations pursuant to Section 2.18(b) and which tier of the waterfall, contained in Section 2.18(b), such Banking Services Obligations and/or Swap Agreement Obligations will be placed.

ARTICLE 3

Representations and Warranties

Each Loan Party represents and warrants to the Lenders that:

Section 3.01 Organization; Powers. Each Loan Party is duly organized or formed, validly existing, and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted, and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required.

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Section 3.02 Authorization; Enforceability. The Transactions are within each Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational actions and, if required, actions by equity holders. Each Loan Document to which each Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid, and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents,
(b) will not violate any Requirement of Law applicable to any Loan Party, (c) will not violate or result in a default under any indenture, agreement, or other instrument binding upon any Loan Party or the assets of any Loan Party, or give rise to a right thereunder to require any payment to be made by any Loan Party, and (d) will not result in the creation or imposition of, or the requirement to create, any Lien on any asset of any Loan Party, except Liens created pursuant to the Loan Documents.

Section 3.04    Financial Condition; No Material Adverse Change.

(1)Allbirds has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity, and cash flows (i) as of and for the fiscal year ended December 31, 2017, reported on by Deloitte & Touche LLP, independent public accountants, and (ii) as of and for the fiscal month and the portion of the fiscal year ended September 30, 2018, certified by a Financial Officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Allbirds and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to normal year-end audit adjustments (all of which, when taken as a whole, would not be materially adverse) and the absence of footnotes in the case of the statements referred to in clause (ii) preceding.

(2)No event, change, or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect, since December 31, 2017.

Section 3.05    Properties.

(1)As of the date of this Agreement, Schedule 3.05 sets forth the address of each parcel of real property that is owned or leased by any Loan Party. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and, to the Loan Parties’ knowledge, no default by any party to any such lease or sublease exists. Each of the Loan Parties has good and indefeasible title to, or valid leasehold interests in, all of its real and personal property, free of all Liens other than those permitted by Section 6.02.

(2)Each Loan Party owns, or is licensed to use, all material trademarks, tradenames, copyrights, patents, and other intellectual property necessary to its business as currently conducted, a materially correct and complete list of which, as of the date of this

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Agreement, is set forth on Schedule 3.05, and the use thereof by each Loan Party does not infringe in any material respect upon the rights of any other Person, and each Loan Party’s rights thereto are not subject to any licensing agreement or similar arrangement.

Section 3.06 Litigation and Environmental Matters.

(1)There are no actions, suits, or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened against or affecting any Loan Party (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any Loan Document or the Transactions.

(2)Except for the Disclosed Matters (i) no Loan Party has received notice of any claim with respect to any Environmental Liability or knows of any basis for any Environmental Liability and (ii) and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Loan Party (A) has failed to comply with any Environmental Law or to obtain, maintain, or comply with any permit, license, or other approval required under any Environmental Law, (B) has become subject to any Environmental Liability, (C) has received notice of any claim with respect to any Environmental Liability, or (D) knows of any basis for any Environmental Liability.

(3)Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

Section 3.07 Compliance with Laws and Agreements; No Default. Except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, each Loan Party is in compliance with (i) all Requirements of Law applicable to it or its property and (ii) all indentures, agreements, and other instruments binding upon it or its property. No Default has occurred and is continuing.

Section 3.08 Investment Company Status. No Loan Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.09 Taxes.

(1)As of the Effective Date, each Loan Party has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not be expected to result in a Material Adverse Effect. As of the Effective Date, no tax liens have been filed and no claims are being asserted with respect to any such taxes.

(2)Neither this Agreement nor any other agreement, certificate, document, or instrument executed or delivered in connection therewith by any Loan Party or any other Person (other than the Credit Parties), were executed or delivered in the state of Florida,

Credit Agreement – Page 85 606004034.3

no Loan Party is a Florida organization or has its executive offices or headquarters in Florida, no officer or employee of any Loan Party has engaged in any execution, delivery, negotiations, or other related activities with respect to this Agreement while in the state of Florida, and there are no stamp, documentary, mortgage, or intangibles taxes due in the state of Florida as a result of any Loan Party entering into this Agreement.

Section 3.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan.

Section 3.11 Disclosure.

(1)The Loan Parties have disclosed to the Lenders all agreements, instruments, and corporate or other restrictions to which any Loan Party is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates, or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document (as modified or supplemented by other information so furnished) contains any misstatement of fact or omits to state any fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading except to the extent that any such error or omission could not reasonably be expected to have a Material Adverse Effect; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Effective Date, as of the Effective Date.

(2)As of the Effective Date, to the best knowledge of any Loan Party, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all respects.

Section 3.12 Material Agreements. No Loan Party is in default in any material respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in (a) any material agreement to which it is a party or (b) any agreement or instrument evidencing or governing Material Indebtedness.

Section 3.13 Solvency.

(1)Immediately after the consummation of the Transactions to occur on the Effective Date, (i) the fair value of the assets of the Loan Parties, taken as a whole at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise,
(ii) the present fair saleable value of the property of the Loan Parties taken as a whole will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other

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liabilities become absolute and matured, (iii) the Loan Parties taken as a whole will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (iv) the Loan Parties taken as a whole will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted after the Effective Date.

(2)No Loan Party intends to, nor will it permit any other Loan Party to, and no Loan Party believes that it or any other Loan Party will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Loan Party and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such other Loan Party.

Section 3.14 Insurance. Schedule 3.14 sets forth a description of all insurance maintained by or on behalf of the Loan Parties as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance have been paid. Each Loan Party maintains, with financially sound and reputable insurance companies, insurance on all their real and personal property in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as are adequate and customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

Section 3.15 Capitalization and Subsidiaries. Schedule 3.15 sets forth, as of the Effective Date for each Loan Party, (a) such Person’s name, (b) the name of each of its Subsidiaries, (c) a true and complete listing of each class of its authorized Equity Interests, all of which issued Equity Interests are validly issued, outstanding, fully paid, and non-assessable, and owned beneficially and of record by the Persons identified on Schedule 3.15, and (d) the type of entity of such Person. All of the issued and outstanding Equity Interests owned by any Loan Party have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable. There are no outstanding commitments or other obligations of any Loan Party to issue, and no options, warrants, or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Loan Party.

Section 3.16 Security Interest in Collateral. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all of the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, and such Liens, upon completion of any necessary registration of filing requirements, constitute perfected and continuing Liens on the Collateral, securing the Secured Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except in the case of
(a) Permitted Encumbrances, to the extent any such Permitted Encumbrances would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law or agreement and (b) Liens perfected only by possession (including possession of any certificate of title) to the extent the Administrative Agent has not obtained or does not maintain possession of such Collateral.

Section 3.17 Employment Matters. The hours worked by and payments made to employees of the Loan Parties have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local, or foreign law dealing with such matters in any material respect. All payments due from any Loan Party, or for which any claim may be made against any

Credit Agreement – Page 87 606004034.3

Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Loan Party.

Section 3.18 Margin Regulations. No Loan Party is engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Borrowing or Letter of Credit hereunder will be used to buy or carry any Margin Stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25.0% of the value of the assets (either of any Loan Party only or of the Loan Parties and their Subsidiaries on a consolidated basis) will be Margin Stock.

Section 3.19 Use of Proceeds. The proceeds of the Loans have been used and will be used, whether directly or indirectly as set forth in Section 5.08.

Section 3.20 No Burdensome Restrictions. No Loan Party is subject to any Burdensome Restrictions except Burdensome Restrictions permitted under Section 6.10.

Section 3.21 Anti-Corruption Laws and Sanctions. Each Loan Party has implemented and maintains in effect practices and procedures designed to ensure compliance by such Loan Party, its Subsidiaries, and their respective directors, officers, employees, and agents with Anti- Corruption Laws and applicable Sanctions, and such Loan Party, its Subsidiaries, and their respective officers and directors and, to the knowledge of such Loan Party, its and its Subsidiaries’ employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) any Loan Party, any Subsidiary, or any of their respective directors, officers, or, to the knowledge of any such Loan Party, employees or (b) to the knowledge of any such Loan Party, any agent of such Loan Party or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds, Transaction, or other transaction contemplated by this Agreement or the other Loan Documents will violate Anti-Corruption Laws or applicable Sanctions.

Section 3.22 Affiliate Transactions. Except as set forth on Schedule 3.22, as of the Effective Date, there are no existing or proposed agreements, arrangements, understandings, or transactions between any Loan Party and any of the officers, members, managers, directors, stockholders, parents, holders of other Equity Interests, employees, or Affiliates (other than Subsidiaries) of any Loan Party or any members of their respective immediate families, other than each of the Allbirds Long-Term Incentive Programs and transactions entered into that comply with the terms of Section 6.09, and none of the foregoing Persons are directly or indirectly indebted to or have any direct or indirect ownership, partnership, or voting interest in any Affiliate of any Loan Party or any Person with which any Loan Party has a business relationship or that competes with any Loan Party (except that any such Persons may own Equity Interests in (but not exceeding 2.0% of the outstanding Equity Interests of) any publicly traded company that may compete with a Loan Party).

Section 3.23 Common Enterprise. The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party. Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may

Credit Agreement – Page 88 606004034.3

reasonably be expected to derive benefit), directly and indirectly, from (a) successful operations of each of the other Loan Parties and (b) the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, in furtherance of its direct and/or indirect business interests, will be of direct and/or indirect benefit to such Loan Party, and is in its best interest.

Section 3.24 Affected Financial Institutions. No Loan Party is an Affected Financial Institution.

Section 3.25 Plan Assets; Prohibited Transactions. No Loan Party or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery, nor performance of the transactions contemplated under this Agreement, including the making of any Loan and the issuance of any Letter of Credit hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

ARTICLE 4

Conditions

Section 4.01 Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder will not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(1)Credit Agreement and Other Loan Documents. The Administrative Agent (or its counsel) has received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (that may include facsimile or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement, (ii) either (A) a counterpart of each other Loan Document signed on behalf of each party thereto or (B) written evidence satisfactory to the Administrative Agent (that may include facsimile or other electronic transmission of a signed signature page thereof) that each such party has signed a counterpart of such Loan Document, and (iii) such other certificates, documents, instruments, and agreements as the Administrative Agent reasonably requests in connection with the transactions contemplated by this Agreement and the other Loan Documents, including any promissory notes requested by a Lender pursuant to Section 2.10 payable to the order of each such requesting Lender and a written opinion of the Loan Parties’ counsel, addressed to the Administrative Agent, the Issuing Banks, and the Lenders in the form of Exhibit B (together with any other real estate related opinions separately described herein), all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(2)Financial Statements and Projections. The Lenders have received
(i) audited consolidated financial statements of Allbirds for the fiscal years ended December 31, 2016 and December 31, 2017, (ii) unaudited interim consolidated financial statements of Allbirds for each fiscal month ended after the date of the latest applicable

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financial statements delivered pursuant to clause (i) preceding as to which such financial statements are available, and such financial statements do not, in the reasonable judgment of the Administrative Agent, reflect any material adverse change in the consolidated financial condition of Allbirds, as reflected in the audited, consolidated financial statements described in clause (i) preceding, and (iii) satisfactory projections through Allbirds’ fiscal year ending December 31, 2021.

(3)Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent has received (i) a certificate of each Loan Party, dated the Effective Date and executed by its Secretary or Assistant Secretary, that
(A) certifies the resolutions of its Board of Directors, members, or other body authorizing the execution, delivery, and performance of the Loan Documents to which such Loan Party is a party, (B) identifies by name and title and bears the signatures of the officers of such Loan Party authorized to sign the Loan Documents to which it is a party and, in the case of any Borrower, its Financial Officers, and (C) contains appropriate attachments, including the certificate or articles of incorporation or organization of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its bylaws or operating, management, or partnership agreement, or other organizational or governing documents, and (ii) a good standing certificate for each Loan Party from its jurisdiction of organization or the substantive equivalent available in the jurisdiction of organization for each Loan Party from the appropriate governmental officer in such jurisdiction.

(4)No Default Certificate. The Administrative Agent has received a certificate, signed by a Financial Officer of each Loan Party, dated as of the Effective Date (i) stating that no Default has occurred and is continuing, (ii) stating that the representations and warranties contained in the Loan Documents are true and correct as of such date, and
(iii) certifying as to any other factual matters as may be reasonably requested by the Administrative Agent.

(5)Fees. The Lenders and the Administrative Agent have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Effective Date. All such amounts will be paid with proceeds of Loans made on the Effective Date and will be reflected in the funding instructions given by the Borrower Representative to the Administrative Agent on or before the Effective Date.

(6)Lien Searches. The Administrative Agent has received the results of a recent lien search in each jurisdiction where the Loan Parties are organized and where the assets of the Loan Parties are located, and such search reveals no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 6.02 or discharged on or prior to the Effective Date pursuant to a pay-off letter or other documentation satisfactory to the Administrative Agent.

(7)[reserved]

(8)Funding Account. The Administrative Agent has received a notice setting forth the deposit account(s) of the Borrowers (the “Funding Account”) to which the

Credit Agreement – Page 90 606004034.3

Administrative Agent is authorized by the Borrowers to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement.

(9)[reserved]

(10)Collateral Access and Control Agreements. The Administrative Agent has received (i) each Collateral Access Agreement required to be provided pursuant to Section 4.13 of the Security Agreement and (ii) each Deposit Account Control Agreement required to be provided pursuant to Section 4.14 of the Security Agreement; provided that, the parties hereto agree that such agreements may be delivered any time within 60 days of the Effective Date and the Administrative Agent may in its sole discretion extend such time period for delivery upon written notice to the Borrower Representative.

(11)Solvency. The Administrative Agent has received a solvency certificate signed by a Financial Officer of each Loan Party dated the Effective Date.

(12)Borrowing Base Certificate. The Administrative Agent has received a Borrowing Base Certificate that calculates the Borrowing Base as of the end of the week immediately preceding the Effective Date.

(13)Closing Availability. After giving effect to all Borrowings to be made on the Effective Date, the issuance of any Letters of Credit on the Effective Date, and the payment of all fees and expenses due hereunder, and with all of the Loan Parties’ indebtedness, liabilities, and obligations current, the Excess Availability is not less than
$19,000,000.

(14)Filings, Registrations, and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered, or recorded in order to create in favor of the Administrative Agent, for the benefit of itself, the Lenders, and the other Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), must be in proper form for filing, registration, or recordation and the Administrative Agent must have received written confirmation of such filing, registration, or recordation from the applicable Governmental Authority.

(15)Insurance. The Administrative Agent has received evidence of insurance coverage in form, scope, and substance reasonably satisfactory to the Administrative Agent and otherwise in compliance with the terms of Section 5.10 hereof and Section 4.12 of the Security Agreement.

(16)Letter of Credit Application. If a Letter of Credit is requested to be issued on the Effective Date, the Administrative Agent has received a properly completed letter of credit application (whether standalone or pursuant to a master agreement, as applicable) and such other documentation as the Issuing Bank may reasonably request. If requested by the Issuing Bank, the Borrowers have executed the applicable Issuing Bank’s master agreement for the issuance of commercial Letters of Credit.

Credit Agreement – Page 91 606004034.3

(17)Tax Withholding. The Administrative Agent has received a properly completed and signed IRS Form W-8 or W-9, as applicable, for each Loan Party.

(18)[reserved]

(19)Field Examination. The Administrative Agent or its designee has conducted a field examination of the Borrowers’ Accounts, Inventory, and related working capital matters and of the Borrowers’ related data processing and other systems, the results of which are satisfactory to the Administrative Agent in its sole discretion.

(20)[reserved]

(21)[reserved]

(22)USA PATRIOT Act, Etc.

a.The Administrative Agent must have received, at least five days prior to the Effective Date, all documentation and other information regarding the Loan Parties requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and

b.to the extent any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Effective Date, any Lender that has requested, in a written notice to the Loan Parties at least ten days prior to the Effective Date, a Beneficial Ownership Certification in relation to each Loan Party must have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) will be deemed to be satisfied).

(23)Other Documents. The Administrative Agent has received such other documents as the Administrative Agent, any Issuing Bank, any Lender, or their respective counsel may have reasonably requested.

The Administrative Agent will notify the Borrowers, the Lenders, and the Issuing Banks of the Effective Date, and such notice will be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder will not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 2:00 p.m., Chicago time, on February 20, 2019 (and, in the event such conditions are not so satisfied or waived, the Commitments will terminate at such time).

Section 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(1)The representations and warranties of the Loan Parties set forth in the Loan Documents must be true and correct in all material respects with the same effect as though made on and as of the date of such Borrowing or the date of issuance, amendment, or extension of such Letter of Credit, as applicable (it being understood and agreed that any

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representation or warranty that by its terms is made as of a specified date will be required to be true and correct only as of such specified date, and that any representation or warranty that is subject to any materiality qualifier will be required to be true and correct in all respects).

(2)At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, or extension of such Letter of Credit, as applicable, (i) no Default may have occurred and be continuing and (ii) no Protective Advance may be outstanding.

(3)After giving effect to any Borrowing or the issuance, amendment, or extension of any Letter of Credit, Availability is not less than zero ($0.00).

(4)No event may occurred and no condition may exist that has or could be reasonably expected to have a Material Adverse Effect.

Each Borrowing and each issuance, amendment, or extension of a Letter of Credit will be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in this Section.

Notwithstanding the failure to satisfy the conditions precedent set forth in Section 4.02(a) or Section 4.02(b), unless otherwise directed by the Required Lenders, the Administrative Agent may, but will have no obligation to, continue to make Loans and an Issuing Bank may, but will have no obligation to, issue, amend, or extend, or cause to be issued, amended, or extended, any Letter of Credit for the ratable account and risk of the Lenders from time to time if the Administrative Agent believes that making such Loans or issuing, amending, or extending, or causing the issuance, amendment, or extension of, any such Letter of Credit is in the best interests of the Lenders.

ARTICLE 5

Affirmative Covenants

Until all of the Secured Obligations have been Paid in Full each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lenders that:

Section 5.01 Financial Statements; Borrowing Base and Other Information. The Borrower Representative will furnish to the Administrative Agent and each Lender:

(1)within 180 days after the end of each fiscal year of Allbirds, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification, commentary, or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Allbirds and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

Credit Agreement – Page 93 606004034.3

(2)[reserved]

(3)within 30 days after the end of each fiscal month of Allbirds, its consolidated (and for any fiscal month end that is also the end of a fiscal quarter, accompanied by managerial reporting on a segment-by-segment basis) balance sheet and related statement of operations, as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of the Borrower Representative as presenting fairly in all material respects the financial condition and results of operations of Allbirds and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(4)concurrently with any delivery of financial statements under Section 5.01(a) or Section 5.01(c), a certificate of a Financial Officer of the Borrower Representative in substantially the form of Exhibit D (i) certifying, in the case of the financial statements delivered under Section 5.01(c), as presenting fairly in all material respects the financial condition and results of operations of Allbirds and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year- end audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.12, and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(5)[reserved]

(6)as soon as available but in any event no later than 60 days after the first day of each fiscal year of Allbirds, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement, and cash flow statement) of Allbirds for each month of the upcoming fiscal year (the “Projections”) in form reasonably satisfactory to the Administrative Agent;

(7)at each of the times specified in the following table, and at such other times as may be necessary to re-determine Availability, as of the period then ended, a Borrowing Base Certificate and supporting information in connection therewith (including, in respect of any Borrowing Base Certificate delivered for the last day of any month that is also the end of any fiscal quarter of Allbirds, a calculation of Average Quarterly Availability for such quarter then ended, and an indication of what the Applicable Rate is as a result of such Average Quarterly Availability), together with any additional reports with respect to the Borrowing Base as the Administrative Agent may reasonably request:

Credit Agreement – Page 94 606004034.3

Trigger Date/Event	Reporting Requirement
no Credit Exposure is outstanding, a Reporting Frequency Change Period does not exist, and neither the Borrower Representative nor any Borrower has requested any Revolving Loan or issuance of any Letter of Credit within 30 days of the end of each fiscal quarter, as of the period then ended no Credit Exposure is outstanding, a Reporting Frequency Change Period does not exist, and the Borrower Representative or any Borrower requests any Revolving Loan or issuance of any Letter of Credit concurrently with such request for such Revolving Loan or issuance of such Letter of Credit as of the last day of the fiscal month most recently ended at least 30 days prior to the date of such request no Credit Exposure is outstanding, a Reporting Frequency Change Period is in existence, and the Borrower Representative or any Borrower requests any Revolving Loan or issuance of any Letter of Credit concurrently with such request for such Revolving Loan or issuance of such Letter of Credit as of the last day of the calendar week most recently ended at least three Business Days prior to the date of such request

any Credit Exposure is outstanding and a Reporting Frequency Change Period does not exists	within 30 days of the end of each fiscal month, as of the period then ended
any Credit Exposure is outstanding and a Reporting Frequency Change Period exists	on or before the third Business Day of each calendar week, as of the calendar week then ended
during the existence of any Event of Default	promptly upon the request of the Administrative Agent and continuing thereafter as requested

(8)concurrently with delivery of any Borrowing Base Certificate pursuant to clause (g) preceding, as of the period then ended, all delivered electronically in a text formatted file acceptable to the Administrative Agent;

(9)a detailed aging of the Borrowers’ Accounts (including a listing, as of the end of the applicable period, by account debtor of all outstanding Accounts and all payments and collections thereon, and a reconciliation of sales and collections with respect thereto), prepared in a manner reasonably acceptable to the Administrative Agent, together with a summary specifying the name and

Credit Agreement – Page 95 606004034.3

balance due for each Account Debtor of any Account, and, if requested by the Administrative Agent, the address for each such Account Debtor;

(2)a schedule detailing the Borrowers’ Inventory, in form satisfactory to the Administrative Agent, (A) by location (showing Inventory in transit, any Inventory located with a third party under any consignment, bailee arrangement, or

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warehouse agreement), by class (raw material, work-in-process, and finished goods), by product type, and by volume on hand, which Inventory will be valued at the lower of cost (determined on a weighted average moving cost basis) or market and adjusted for Reserves as the Administrative Agent has previously indicated to the Borrower Representative are deemed by the Administrative Agent to be appropriate, and (B) including a report of any variances or other results of Inventory counts performed by the Borrowers since the last Inventory schedule (including information regarding sales or other reductions, additions, returns, credits issued by the Borrowers, and complaints and claims made against the Borrowers);

(3)a worksheet of calculations prepared by the Borrowers to determine Eligible Accounts and Eligible Inventory, such worksheets detailing the Accounts and Inventory excluded from Eligible Accounts and Eligible Inventory and the reason for such exclusion;

(4)a reconciliation of the Borrowers’ Accounts and Inventory between
(A) the amounts shown in the Borrowers’ general ledger and financial statements and the reports delivered pursuant to clause (i) and clause (ii) of this Section 5.01(h) and (B) the amounts and dates shown in the reports delivered pursuant to clause (i) and clause (ii) of this Section 5.01(h) and the Borrowing Base Certificate delivered pursuant to Section 5.01(g) as of such date;

(5)a reconciliation of the loan balance per the Borrowers’ general ledger to the loan balance under this Agreement; and

(6)a schedule, in form reasonably satisfactory to the Administrative Agent, showing a reconciliation with respect to Credit Card Accounts of payments deposited to the Borrowers’ Deposit Accounts, amounts scheduled for payment by credit card processors to the Borrowers, and activity statements received from credit card processors;

i.concurrently with delivery of any Borrowing Base Certificate pursuant to clause (g) preceding for any period that is the last day of a fiscal month, as of the fiscal month then ended, and at such other times as may be reasonably requested by the Administrative Agent, a schedule of the Borrowers’ accounts payable, delivered electronically in a text formatted file acceptable to the Administrative Agent;

j.promptly upon the Administrative Agent’s request, as frequently as may be reasonably requested, but in any event not more often than upon delivery of any Borrowing Base Certificate:

i.copies of invoices or other similar statements issued by the Borrowers to any credit card issuer or credit card processor in connection with any Credit Card Accounts, credit memos, shipping and delivery documents, and other information related thereto;

ii.copies of purchase orders, invoices, and shipping and delivery documents in connection with any Inventory purchased by any Loan Party; and

Credit Agreement – Page 97 606004034.3

iii.a schedule detailing the balance of all intercompany accounts of the Loan Parties;

k.promptly upon request from the Administrative Agent, as frequently as may be reasonably requested, but in any event not more often than upon delivery of any Borrowing Base Certificate, as of the period then ended, the Borrowers’ sales journal, cash receipts journal (identifying trade and non-trade cash receipts) and debit memo/credit memo journal;

l.[reserved]

m.[reserved]

n.[reserved]

o.promptly after the same become publicly available, copies of all periodic and other reports, proxy statements, and other materials filed by any Loan Party or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, as the case may be;

p.promptly after any request therefor by the Administrative Agent or any Lender, copies of (i) any documents described in Section 101(k)(1) of ERISA that any Borrower or any ERISA Affiliate may request with respect to any Multiemployer Plan and
(ii) any notices described in Section 101(l)(1) of ERISA that any Borrower or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if a Borrower or any ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the applicable Borrower or the applicable ERISA Affiliate will promptly make a request for such documents and notices from such administrator or sponsor and will provide copies of such documents and notices promptly after receipt thereof; and

q.promptly following any request therefor, (y) such other information regarding the operations, material changes in ownership of Equity Interests, business affairs and financial condition of any Loan Party or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request and (z) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation.

Section 5.02 Notices of Material Events. The Borrower Representative will furnish to the Administrative Agent and each Lender prompt (but in any event within any time period that may be specified below) written notice of the following:

(1)the occurrence of any Default;

(2)receipt of any notice of any investigation, litigation, or proceeding by a Governmental Authority commenced against any Loan Party that (i) seeks damages in excess of $5,000,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any

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Plan, its fiduciaries or its assets, (iv) alleges criminal misconduct by any Loan Party,
(v) alleges the violation of, or seeks to impose remedies under, any Environmental Law or related Requirement of Law, or seeks to impose Environmental Liability, (vi) asserts liability on the part of any Loan Party in excess of $5,000,000 in respect of any tax, fee, assessment, or other governmental charge, or (vii) involves any product recall;

(3)receipt of any notice of any litigation or proceeding commenced by any Person that is not a Governmental Authority against any Loan Party that (i) seeks damages in excess of $5,000,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets, (iv) alleges the violation of, or seeks to impose remedies under, any Environmental Law or related Requirement of Law, or seeks to impose Environmental Liability, or (v) involves any product recall and, in each case could reasonably be expected to result in a material Adverse Effect;

(4)any Lien (other than Permitted Encumbrances) or claim made or asserted against any of the Collateral;

(5)any loss, damage, or destruction to the Collateral in the amount of
$2,000,000 or more, whether or not covered by insurance;

(6)within two Business Days of receipt thereof, any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located;

(7)within two Business Days after the occurrence thereof, any Loan Party entering into a Swap Agreement or an amendment thereto, together with copies of all agreements evidencing such Swap Agreement or amendment;

(8)the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Loan Parties and their Subsidiaries in an aggregate amount exceeding $1,000,000;

(9)any material change in accounting or financial reporting practices by any Loan Party;

(10)any other development that results, or could reasonably be expected to result, in a Material Adverse Effect; and

(11)any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.

Each notice delivered under this Section must be accompanied by a statement of a Financial Officer or other executive officer of the Borrower Representative setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03    Existence; Conduct of Business. Each Loan Party will (a) do or cause to be done all things necessary to preserve, renew, and keep in full force and effect its legal existence

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and the rights, qualifications, licenses, permits, franchises, governmental authorizations, and intellectual property rights material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, provided that, the foregoing will not prohibit any merger, consolidation, liquidation, or dissolution permitted under Section 6.03 and (b) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted.

Section 5.04 Payment of Obligations. Each Loan Party will pay or discharge all Material Indebtedness and all other material liabilities and obligations, including Taxes, before the same become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (c) any such liabilities are not in excess of $5,000,000 and none of the Collateral would become subject to forfeiture or loss as a result of the contest; provided that, each Loan Party will remit withholding taxes and other payroll taxes to appropriate Governmental Authorities as and when claimed to be due, notwithstanding the foregoing exceptions.

Section 5.05 Maintenance of Properties. Each Loan Party will keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

Section 5.06    Books and Records; Inspection Rights.

(1)Each Loan Party will keep proper books of record and account in which full, true, and correct entries are made of all dealings and transactions in relation to its business and activities.

(2)Each Loan Party will permit any representatives designated by the Administrative Agent or any Lender (including employees of the Administrative Agent or any Lender), upon reasonable prior notice, during business hours, at such reasonable times, and as often as reasonably requested, to visit and discuss with such Loan Party’s Financial Officers and other executive management such Loan Party’s affairs, finances, and condition.

(3)Each Loan Party will permit any representatives designated by the Administrative Agent or any Lender (including employees of the Administrative Agent, any Lender, or any consultants, accountants, lawyers, agents, and appraisers retained by the Administrative Agent), upon reasonable prior notice and during business hours, to visit and inspect such Loan Party’s properties, to conduct at such Loan Party’s premises, and at the times specified below, field examinations of such Loan Party’s assets, liabilities, books and records, including examining and making extracts from its books and records, and to discuss its affairs, finances, and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested (all such activities described herein constituting a “field examination” for the purposes of this clause (c)). Each Loan Party acknowledges that the Administrative Agent, after exercising its rights of inspection and examination, may prepare and distribute to the Lenders certain Reports pertaining to such Loan Party’s assets for internal use by the Administrative Agent and the Lenders. Notwithstanding any of the foregoing, the Administrative Agent may, in its Permitted Discretion, perform field examinations pursuant to this Section as follows:

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a.the field examination specified in Section 4.01(s);

b.if any Event of Default is in existence, the Administrative Agent may conduct, at the Borrowers’ expense, any field examinations requested by the Administrative Agent at such time;

c.so long as Availability at all times during the preceding twelve month period has remained equal to or greater than 12.5% of the Aggregate Revolving Commitment, the Administrative Agent may conduct one field examination during such twelve month period (in addition to the field examination specified in clause (a) preceding); and

d.if Availability at any time during the preceding twelve month period has been less than 12.5% of the Aggregate Revolving Commitment the Administrative Agent may conduct two field examinations during such twelve month period (in addition to the field examination specified in clause (a) preceding).

The Loan Parties will be responsible for the costs and expenses of all field examinations conducted pursuant to this clause (c).

Section 5.07 Compliance with Laws and Material Contractual Obligations. Each Loan Party will, and will cause each Subsidiary to, (i) comply with each Requirement of Law applicable to it or its property (including Environmental Laws) and (ii) perform in all material respects its obligations under material agreements to which it is a party, except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each Loan Party will maintain in effect and enforce policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees, and agents with Anti-Corruption Laws and applicable Sanctions.

Section 5.08    Use of Proceeds.

(1)The proceeds of the Loans and the Letters of Credit will be used only (i) for working capital and general corporate purposes of the Borrowers and their Domestic Subsidiaries, (ii) for Investments permitted under Section 6.04, and (iii) to pay fees and expenses incurred by the Loan Parties in connection with entering into the Transactions. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, (y) for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulation T, Regulation U, and Regulation X or (z) to make any Acquisition other than, subject to clause (y) preceding, any Permitted Acquisition.

(2)No Borrower will request any Borrowing or Letter of Credit, and no Borrower will use, and each Borrower will provide that its Subsidiaries and its and their respective directors, officers, employees, and agents will not use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing, or facilitating any activities, business, or transaction of or with any Sanctioned Person, or in

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any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 5.09 Accuracy of Information. The Loan Parties will ensure that any information, including financial statements or other documents, furnished to the Administrative Agent or the Lenders in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the furnishing of such information will be deemed to be a representation and warranty by the Borrowers on the date thereof as to the matters specified in this Section; provided that, with respect to projected financial information, the Loan Parties will only ensure that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 5.10 Insurance. Each Loan Party will maintain with financially sound and reputable carriers having a financial strength rating of at least A- by A.M. Best Company
(a) insurance in such amounts (with no greater risk retention) and against such risks (including: loss or damage by fire and loss in transit; theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; business interruption; and general liability) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required pursuant to the Collateral Documents. The Borrowers will furnish to the Lenders information in reasonable detail as to the insurance so maintained (y) upon request of the Administrative Agent (not more frequently than annually) and (z) promptly after any material change in insurer or coverage amounts.

Section 5.11 Casualty and Condemnation. The Borrowers will (a) furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards, or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Collateral Documents.

Section 5.12 Appraisals. Subject to the other terms of this Section, at any time that the Administrative Agent requests, each Borrower will, and will cause each other Loan Party to, provide the Administrative Agent with appraisals or updates thereof of its Inventory from an appraiser selected and engaged by the Administrative Agent, and prepared on a basis satisfactory to the Administrative Agent, such appraisals and updates to include information required by any applicable Requirement of Law. The Administrative Agent may, in its Permitted Discretion, require an appraisal pursuant to this Section as follows:

(1)if any Event of Default is in existence, the Administrative Agent may request an appraisal of the Borrower’s Inventory;

(2)so long as Availability at all times during the preceding twelve month period has remained equal to or greater than 12.5% of the Aggregate Revolving Commitment, the

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Administrative Agent may request one appraisal of the Borrowers’ Inventory during such twelve month period; and

(3)if Availability at any time during the preceding twelve month period has been less than 12.5% of the Aggregate Revolving Commitment the Administrative Agent may request two appraisals of the Borrowers’ Inventory during such twelve month period.

The Loan Parties will be responsible for the costs and expenses of all appraisals requested by the Administrative Agent pursuant to this Section.

Section 5.13 Depository Banks. Within five months of the Effective Date, or such later date as may be agreed to by the Administrative Agent in its sole discretion, each Loan Party will maintain the Administrative Agent as its principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of its business (other than in the case of any jurisdiction in which the Administrative Agent or its Affiliates do not offer services reasonably convenient to any location of a Loan Party); provided that, notwithstanding anything in this Agreement or the Security Agreement to the contrary, the Loan Parties will establish and maintain (a) a Collateral Deposit Account (as defined in the Security Agreement) with the Administrative Agent and (b) require that all Credit Card Accounts paid to any Borrower by a credit card issuer, processor, or servicer are directed by the applicable credit card issuer, processor, or servicer to be directly sent to a Collateral Deposit Account (and if such Collateral Deposit Account is not maintained with the Administrative Agent it is subject to a Deposit Account Control Agreement).

Section 5.14    Additional Collateral; Further Assurances.

(1)Subject to any applicable Requirement of Law, each Loan Party will cause each Domestic Subsidiary formed or acquired after the date of this Agreement, including any limited liability company formed pursuant to any Division, to become a Loan Party by executing a Joinder Agreement. In connection therewith, the Administrative Agent must have received all documentation and other information regarding such newly formed or acquired Subsidiaries as may be required to comply with the applicable “know your customer” rules and regulations, including the USA Patriot Act. Upon execution and delivery thereof, each such Person (i) will automatically become a Loan Guarantor hereunder and thereupon will have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will grant Liens to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, in any property of such Loan Party that constitutes Collateral.

(2)Without limiting the foregoing, each Loan Party will execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements, and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), that may be required by any Requirement of Law or that the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all in form and

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substance reasonably satisfactory to the Administrative Agent and all at the expense of the Borrowers.

ARTICLE 6

Negative Covenants

Until all of the Secured Obligations have been Paid in Full, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lenders that:

Section 6.01 Indebtedness. No Loan Party will create, incur, assume, or suffer to exist any Indebtedness, except:

(1)the Secured Obligations;

(2)Indebtedness existing on the date hereof and set forth in Schedule 6.01 and any extensions, renewals, refinancings, and replacements of any such Indebtedness in accordance with clause (f) following;

(3)Indebtedness of any Loan Party to any Subsidiary and of any Subsidiary to any Loan Party, provided that (i) Indebtedness of any Subsidiary that is not a Loan Party to any Loan Party will be subject to Section 6.04 and (ii) Indebtedness of any Loan Party to any Subsidiary that is not a Loan Party will be subordinated to the Secured Obligations on terms reasonably satisfactory to the Administrative Agent;

(4)Guarantees by any Loan Party of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of any Loan Party, provided that (i) the Indebtedness so Guaranteed is permitted by this Section 6.01, (ii) Guarantees by any Loan Party of Indebtedness of any Subsidiary that is not a Loan Party will be subject to Section 6.04, and
(iii) Guarantees permitted under this clause (d) will be subordinated to the Secured Obligations on the same terms as the Indebtedness so Guaranteed is subordinated to the Secured Obligations;

(5)Indebtedness of any Loan Party incurred to finance the acquisition, construction, or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals, and replacements of any such Indebtedness in accordance with clause (f) following; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) together with any Refinance Indebtedness in respect thereof permitted by clause (f) following, does not exceed $2,500,000 at any time outstanding;

(6)Indebtedness that represents extensions, renewals, refinancings, or replacements (such Indebtedness being so extended, renewed, refinanced, or replaced being referred to herein as the “Refinance Indebtedness”) of any of the Indebtedness

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described in clause (b) and clause (e) preceding and clause (i), clause (j), and clause (k) following (such Indebtedness being referred to herein as the “Original Indebtedness”); provided that (i) such Refinance Indebtedness does not increase the principal amount or interest rate of the Original Indebtedness, (ii) any Liens securing such Refinance Indebtedness are not extended to any additional property of any Loan Party, (iii) no Loan Party that is not originally obligated with respect to repayment of such Original Indebtedness is required to become obligated with respect to such Refinance Indebtedness,
(iv) such Refinance Indebtedness does not result in a shortening of the average weighted maturity of such Original Indebtedness, (v) the terms of such Refinance Indebtedness are not materially less favorable to the obligor thereunder than under the original terms of such Original Indebtedness, and (vi) if such Original Indebtedness was subordinated in right of payment to the Secured Obligations, then the terms and conditions of such Refinance Indebtedness must include subordination terms and conditions that are at least as favorable to the Administrative Agent and the Lenders as those that were applicable to such Original Indebtedness;

(7)Indebtedness owed to any Person providing workers’ compensation, health, disability, or other employee benefits or property, casualty, or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(8)Indebtedness of any Loan Party in respect of performance bonds, bid bonds, appeal bonds, surety bonds, and similar obligations, in each case provided in the ordinary course of business;

(9)Indebtedness of any Person that becomes a Loan Party after the Effective Date; provided that (i) such Indebtedness exists at the time such Person becomes a Loan Party and is not created in contemplation of or in connection with such Person becoming a Loan Party and (ii) the aggregate principal amount of Indebtedness permitted by this clause (i), together with any Refinance Indebtedness in respect thereof permitted by clause (f) preceding, does not exceed $1,000,000 at any time outstanding;

(10)other unsecured Indebtedness in an aggregate principal amount not exceeding $2,500,000 at any time outstanding;

(11)subject to the terms of Section 6.02(i), other secured Indebtedness in an aggregate principal amount not exceeding $2,500,000 at any time outstanding;

(12)unsecured Indebtedness consisting of the financing of insurance premiums;
and

(13)Subordinated Indebtedness in an aggregate principal amount not exceeding
$2,500,000 at any time outstanding.

Section 6.02 Liens. No Loan Party will create, incur, assume, or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including Accounts) or rights in respect of any thereof, except:

(1)Liens created pursuant to any Loan Document;

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(2)Permitted Encumbrances;

(3)any Lien on any property or asset of any Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien does not apply to any other property or asset of such Borrower or Subsidiary or any other Borrower or Subsidiary and (ii) such Lien secures only those obligations that it secures on the Effective Date, and extensions, renewals, and replacements thereof that do not increase the outstanding principal amount thereof;

(4)Liens on fixed or capital assets acquired, constructed, or improved by any Borrower or any Subsidiary; provided that (i) such Liens secure Indebtedness permitted by Section 6.01(e), (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing, or improving such fixed or capital assets, and (iv) such Liens do not apply to any other property or assets of such Borrower or Subsidiary or any other Borrower or Subsidiary;

(5)any Lien existing on any property or asset (other than Accounts and Inventory) prior to the acquisition thereof by any Borrower or any Subsidiary or existing on any property or asset (other than Accounts and Inventory) of any Person that becomes a Loan Party after the date hereof prior to the time such Person becomes a Loan Party; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Loan Party, as the case may be, (ii) such Lien does not apply to any other property or assets of the Loan Party, and (iii) such Lien secures only those obligations that it secures on the date of such acquisition or the date such Person becomes a Loan Party, as the case may be, and extensions, renewals, and replacements thereof that do not increase the outstanding principal amount thereof;

(6)Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the UCC in effect in the relevant jurisdiction covering only the items being collected upon;

(7)Liens arising out of Sale and Leaseback Transactions permitted by Section 6.06;

(8)Liens granted by a Subsidiary that is not a Loan Party in favor of any Borrower or another Loan Party in respect of Indebtedness owed by such Subsidiary;

(9)Liens not otherwise permitted under clause (a) through clause (g) preceding securing obligations permitted under Section 6.01(k); provided that none of the Collateral may be subject to any Lien permitted under this clause (i) and

(10)Liens that constitute a “security interest” for the purposes of section 17(1)(b) of the PPSA which do not, in substance, secure payment or performance of an obligation.

Notwithstanding the foregoing, none of the Liens permitted pursuant to this Section 6.02 may at any time attach to any Loan Party’s (y) Accounts, other than those permitted under clause (a) and

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clause (d)(ii) of the definition of Permitted Encumbrances and clause (a) preceding and
(z) Inventory, other than those permitted under clause (a) and clause (b) of the definition of Permitted Encumbrances and clause (a) preceding.

Section 6.03    Fundamental Changes.

(1)No Loan Party will merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or otherwise Dispose of all or any substantial part of its assets, or all or any substantial part of the Equity Interests of any of its Domestic Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default has occurred and is continuing (i) any Subsidiary of any Borrower may merge into a Borrower in a transaction in which such Borrower is the surviving entity, (ii) any Loan Party (other than a Borrower) may merge into any other Loan Party in a transaction in which the surviving entity is a Loan Party, and (iii) any Subsidiary that is not a Loan Party may liquidate, dissolve, or enter into a Division if the Loan Party that owns such Subsidiary determines in good faith that such liquidation, dissolution, or Division is in the best interests of such Loan Party and is not materially disadvantageous to the Lenders; provided that, any such merger involving a Person that is not a wholly owned Domestic Subsidiary immediately prior to such merger will not be permitted unless also permitted by Section 6.04.

(2)No Loan Party will engage to any material extent in any business other than businesses of the type conducted by the Loan Parties on the date hereof and businesses reasonably related or incidental thereto.

(3)No Loan Party will change the basis of determining the last day of its fiscal year from the basis in effect on the Effective Date.

(4)No Loan Party will change (i) its methodology for determining the cost basis of Inventory until (A) the Borrower representative has given prior written notice to the Administrative Agent of such change, (B) notwithstanding any limitation in Section 5.12, the Administrative Agent has received a new appraisal of the Borrowers’ Inventory, and (C) the Borrowers and the Credit Parties have agreed to any changes reasonably necessary to the determination of the Borrowing Base arising from such change or (ii) the accounting basis upon which its financial statements are prepared.

(5)No Loan Party will change the tax filing elections it has made under the
Code.

(6)No Loan Party will consummate a Division as the Dividing Person, without the prior written consent of the Administrative Agent. Without limiting the foregoing, if any Loan Party that is a limited liability company consummates a Division (with or without the prior consent of the Administrative Agent as required above), each Division Successor will be required to comply with the obligations set forth in Section 5.14 and the other further assurances obligations set forth in the Loan Documents and become a Loan Party under this Agreement and the other Loan Documents.

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Section 6.04 Investments, Loans, Advances, Guarantees, and Acquisitions. No Loan Party will (x) purchase, hold, or acquire (including pursuant to any merger with any Person that was not a Loan Party and a wholly owned Subsidiary prior to such merger) any evidences of Indebtedness or Equity Interests or other securities (including any option, warrant, or other right to acquire any of the foregoing), (y) make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or (z) purchase or otherwise acquire (in one transaction or a series of transactions and whether through purchase of assets, merger, or otherwise) any assets of any other Person constituting a business unit (each of the activities described in clause (x) through clause (z) preceding being an “Investment”), except:

(1)Permitted Investments;

(2)investments in existence on the date hereof and described in Schedule 6.04;

(3)investments by the Loan Parties in Equity Interests in their respective Subsidiaries, provided that, at any time that the Payment Conditions are not met, the Loan Parties will not make any new investment under this clause (c);

(4)loans or advances made by any Loan Party to any Subsidiary, provided that, at any time that the Payment Conditions are not met, the Loan Parties will not make any new loans or advances under this clause (d);

(5)Guarantees constituting Indebtedness permitted by Section 6.01, provided that, at any time that the Payment Conditions are not met, the Loan Parties will not make any new Guarantee of Indebtedness under this clause (e);

(6)loans or advances made by a Loan Party to its employees, officers, or directors for travel and entertainment expenses, relocation costs, and other purposes up to a maximum of $100,000 in the aggregate at any one time outstanding;

(7)loans or advances made by a Loan Party to its employees, officers, or directors in connection with the granting or exercise of options and any payment of tax liabilities related thereto in connection with any employee benefit plans or stock option plans approved by the board of directors of Allbirds;

(8)notes payable, or stock or other securities issued by Account Debtors to a Loan Party pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business, consistent with past practices;

(9)investments in the form of Swap Agreements permitted by Section 6.07;

(10)investments of any Person existing at the time such Person becomes a Subsidiary of a Loan Party or consolidates or merges with a Loan Party (including in connection with a Permitted Acquisition) so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such merger;

(11)investments received in connection with Dispositions permitted by Section 6.05;

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(12)investments constituting deposits described in clause (c) and clause (d)(i) of the definition of the term “Permitted Encumbrances”;

(13)subject to the Payment Conditions being met, Permitted Acquisitions; and

(14)subject to the Payment Conditions being met, other Investments approved by the board of directors of Allbirds, subject to the Loan Parties’ compliance with the USA PATRIOT Act, the Beneficial Ownership Regulations, and the terms of Section 5.01(q) and Section 5.02(k).

Section 6.05 Asset Sales. No Loan Party will Dispose of any asset, including any Equity Interest owned by it, nor will any Borrower permit any Subsidiary to issue any additional Equity Interest in such Subsidiary (other than to another Borrower or another Subsidiary in compliance with Section 6.04), except:

(1)Dispositions of (i) Inventory for fair value and in the ordinary course of business and (ii) used, obsolete, worn out, or surplus equipment or property in the ordinary course of business;

(2)Dispositions of assets to any Borrower or any Subsidiary, provided that any such Dispositions involving a Subsidiary that is not a Loan Party must be made in compliance with Section 6.09;

(3)Dispositions of Accounts in connection with the compromise, settlement, or collection thereof;

(4)Dispositions of Permitted Investments and other investments, other than Equity Interests of Domestic Subsidiaries, permitted by Section 6.04;

(5)Sale and Leaseback Transactions permitted by Section 6.06;

(6)Dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Borrower or any Subsidiary; and

(7)Dispositions of assets (other than Equity Interests in a Domestic Subsidiary unless all Equity Interests in such Domestic Subsidiary are sold) that are not permitted by any other clause of this Section, provided that the aggregate fair market value of all assets Disposed of in reliance upon this clause (g) do not exceed $5,000,000 during any fiscal year of Allbirds.

Section 6.06 Sale and Leaseback Transactions. No Loan Party will enter into any arrangement, directly or indirectly, whereby it sells or transfers any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (a “Sale and Leaseback Transaction”), except for any such sale of any fixed or capital assets by any Loan Party that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and that is consummated within 90 days after such Loan Party acquires or completes the construction of such fixed or capital asset.

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Section 6.07 Swap Agreements. No Loan Party will enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which any Loan Party has actual exposure (other than those in respect of Equity Interests of any Loan Party) and (b) Swap Agreements entered into in order to effectively cap, collar, or exchange interest rates (from floating to fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of any Loan Party.

Section 6.08    Restricted Payments; Certain Payments of Indebtedness.

(1)No Loan Party will declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) Allbirds may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, and, with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its common stock, (ii) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, and (iii) Allbirds may make other Restricted Payments subject to the satisfaction of the Payment Conditions.

(2)No Loan Party will make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities, or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities, or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation, or termination of any Indebtedness, except:

a.payment of Indebtedness created under the Loan Documents;

b.payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness permitted under Section 6.01;

c.refinancings of Indebtedness to the extent permitted by Section 6.01;

d.payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; and

e.subject to satisfaction of the Payment Conditions (including on a pro forma basis after giving effect thereto), payment of other Indebtedness not otherwise permitted under this Section 6.08(b).

Section 6.09 Transactions with Affiliates. No Loan Party will sell, lease, or otherwise transfer any property or assets to, or purchase, lease, or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except
(a) transactions that (i) are in the ordinary course of business and (ii) are at prices and on terms and conditions not less favorable to such Loan Party than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among any Loan Parties not involving any other Affiliate, (c) any investment permitted by Section 6.04(c), Section 6.04(d), or Section 6.04(e), (d) any Indebtedness permitted under Section 6.01(c), (e) any Restricted Payment permitted by Section 6.08, (f) loans or advances to employees permitted under Section 6.04,

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(3)the payment of reasonable fees to directors of any Loan Party who are not employees of such Loan Party, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers, and employees of the Loan Parties in the ordinary course of business, and (h) any issuances of securities or other payments, awards, or grants in cash, securities, or otherwise pursuant to, or the funding of, employment agreements, stock options, and stock ownership plans approved by a Loan Party’s board of directors.

Section 6.10 Restrictive Agreements. No Loan Party will, nor will it permit any Subsidiary to, directly or indirectly, enter into, incur, or permit to exist any agreement or other arrangement that prohibits, restricts, or imposes any condition upon (a) the ability of such Loan Party or any Subsidiary to create, incur, or permit to exist any Lien upon any of its property or assets or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to any Loan Party or any other Subsidiary or to Guarantee Indebtedness of any Loan Party or any other Subsidiary; provided that
(i) the foregoing will not apply to restrictions and conditions imposed by any Requirement of Law or by any Loan Document, (ii) the foregoing will not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but will apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing will not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that, such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) preceding will not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, and (v) clause (a) preceding will not apply to customary provisions in leases and other contracts restricting the assignment thereof.

Section 6.11 Amendment of Material Documents. No Loan Party will, nor will it permit any Subsidiary to, amend, modify, or waive any of its rights under its charter, articles, or certificate of incorporation or organization, by-laws, operating, management or partnership agreement, or other organizational or governing documents to the extent any such amendment, modification, or waiver would be adverse to the Lenders.

Section 6.12    Financial Covenants.

a.[reserved]

b.Fixed Charge Coverage Ratio. The Loan Parties will not permit the Fixed Charge Coverage Ratio determined for the Loan Parties (excluding any Subsidiary that is not a Loan Party) on a consolidated basis, for the twelve month period ended as of the last day of any fiscal month of Allbirds during any applicable testing period, to be less than
1.00 to 1.00. As used in this Section 6.13(b), “applicable testing period” means the period
(i) beginning on the last day of the fiscal month ended immediately prior to the date (A) of the occurrence of any Event of Default or (B) that Availability is less than 10.0% of the Aggregate Revolving Commitment and (ii) continuing through and including the last day of the fiscal month following the date that Availability has been greater than (or equal to) 10.0% of the Aggregate Revolving Commitment and no Event of Default has existed, in each case for a period of 30 consecutive days.

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ARTICLE 7

Events of Default

If any of the following events (“Events of Default”) occur:

(1)the Borrowers fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same becomes due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(2)the Borrowers fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same becomes due and payable, and such failure continues unremedied for a period of five Business Days;

(3)any representation or warranty made or deemed made by or on behalf of any Loan Party in, or in connection with, this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement, or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, proves to have been materially incorrect when made or deemed made;

(4)any Loan Party fails to observe or perform any covenant, condition, or agreement contained in Section 5.02(a), Section 5.03 (with respect to a Loan Party’s existence), or Section 5.08 or in Article 6;

(5)any Loan Party fails to observe or perform any covenant, condition, or agreement contained in this Agreement (other than those that constitute a default under another Section of this Article), and such failure continues unremedied for a period of
(i) five days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of Section 5.01, Section 5.02 (other than Section 5.02(a)), Section 5.03 through Section 5.07, Section 5.10, Section 5.11, or Section 5.13 or (ii) fifteen days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of any other Section of this Agreement;

(6)any Loan Party fails to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same becomes due and payable;

(7)any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption, or

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defeasance thereof, prior to its scheduled maturity; provided that, this clause (g) will not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to the extent such sale or transfer is permitted by Section 6.05;

(8)an involuntary proceeding is commenced or an involuntary petition is filed seeking (i) liquidation, reorganization, or other relief in respect of a Loan Party or its debts, or of a substantial part of its assets, under any federal, state, or foreign bankruptcy, insolvency, receivership, or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, or similar official for any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition continues undismissed for 60 days or an order or decree approving or ordering any of the foregoing is entered;

(9)any Loan Party (i) voluntarily commences any proceeding or files any petition seeking liquidation, reorganization, or other relief under any Federal, state, or foreign bankruptcy, insolvency, receivership, or similar law now or hereafter in effect,
(ii) consents to the institution of, or fails to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) applies for or consents to the appointment of a receiver, trustee, custodian, sequestrator, conservator, or similar official for such Loan Party or for a substantial part of its assets, (iv) files an answer admitting the material allegations of a petition filed against it in any such proceeding,
(v) makes a general assignment for the benefit of creditors, or (vi) takes any action for the purpose of effecting any of the foregoing;

(10)any Loan Party becomes unable, admits in writing its inability, or publicly declares its intention not to, or fails generally to pay its debts as they become due;

(11)(i) one or more judgments for the payment of money, to the extent not covered by insurance or that the applicable insurance carrier has denied coverage or liability, in an aggregate amount in excess of $10,000,000 are rendered against any Loan Party and the same remain undischarged for a period of 30 consecutive days during which execution is not effectively stayed, or any action is legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party to enforce any such judgment or (ii) any Loan Party fails within 30 days to discharge one or more non-monetary judgments or orders that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;

(12)an ERISA Event occurs that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect or liability of the Loan Parties in an aggregate amount exceeding $1,000,000;

(13)a Change in Control occurs;

(14)the occurrence of any default or event of default, as specified in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of

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any Loan Document (other than this Agreement), which default, event of default, or breach continues beyond any period of grace therein provided;

(15)the Loan Guaranty fails to remain in full force or effect or any action is taken to discontinue or to assert the invalidity or unenforceability of the Loan Guaranty, or any Guarantor fails to comply with any of the terms or provisions of the Loan Guaranty to which it is a party, or any Guarantor denies that it has any further liability under the Loan Guaranty to which it is a party, or gives notice to such effect, including notice of termination delivered pursuant to Section 10.08;

(16)except as permitted by the terms of any Collateral Document, (i) any Collateral Document for any reason fails to create a valid security interest in any Collateral purported to be covered thereby or (ii) any Lien securing any Secured Obligation ceases to be a perfected, first priority (subject to the terms of this Agreement and the Security Agreement) Lien;

(17)this Agreement or any Collateral Document fails to remain in full force or effect or any action is taken to discontinue or to assert the invalidity or unenforceability of this Agreement or any Collateral Document; or

(18)any material provision of any Loan Document for any reason ceases to be valid, binding, and enforceable in accordance with its terms (or any Loan Party challenges the enforceability of any Loan Document or asserts in writing, or engages in any action or inaction that evidences its assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding, and enforceable in accordance with its terms);

then, and in every such event (other than an event with respect to any Loan Party described in clause (h) or clause (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders will, by notice to the Borrower Representative, take any or all of the following actions, at the same or different times:
(i) terminate the Commitments (including the Swingline Commitment), whereupon the Commitments will terminate immediately; (ii) declare the Loans then outstanding to be due and payable in whole (or in part, but ratably as among the Classes of Loans and the Loans of each Class at the time outstanding, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees (including any break funding payments) and other obligations of the Loan Parties accrued hereunder, will become due and payable immediately, in each case without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by the Loan Parties; and (iii) require cash collateral for the LC Exposure in accordance with Section 2.06(j); and in the case of any event with respect to any Loan Party in clause (h) or clause (i) of this Article, the Commitments (including the Swingline Commitment) will automatically terminate and the principal of the Loans then outstanding and the cash collateral for the LC Exposure, together with accrued interest thereon and all fees (including any break funding payments) and other obligations of the Loan Parties accrued hereunder, will automatically become due and payable, in each case without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by the Loan Parties. During the existence of an Event of Default, the Administrative Agent may, and at the request of the

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Required Lenders will, increase the rate of interest applicable to the Loans and other Obligations as set forth in this Agreement and exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

ARTICLE 8

The Administrative Agent

Section 8.01    Authorization and Action.

(1)Each Lender, on behalf of itself and any of its Affiliates that are Secured Parties, and each Issuing Bank hereby irrevocably appoints the entity named as the Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent and collateral agent under the Loan Documents and each Lender and each Issuing Bank authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than within the U.S., each Lender and each Issuing Bank hereby grants to the Administrative Agent any required powers of attorney to execute and enforce any Collateral Document governed by the laws of such jurisdiction on such Lender’s or such Issuing Bank’s behalf. Without limiting the foregoing, each Lender and each Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, to exercise all rights, powers, and remedies that the Administrative Agent may have under such Loan Documents.

(2)As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent will not be required to exercise any discretion or take any action, but will be required to act or to refrain from acting (and will be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as may be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions will be binding upon each Lender and each Issuing Bank; provided that the Administrative Agent will not be required to take any action that (i) the Administrative Agent reasonably believes exposes it to liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders and the Issuing Banks with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization, or relief of debtors or that may effect a forfeiture, modification, or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization, or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent will not have any duty to disclose, and will not

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be liable for the failure to disclose, any information relating to any Loan Party or any Affiliate of any Loan Party that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement will require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(3)In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and the Administrative Agent’s duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:

a.the Administrative Agent does not assume and will not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary, or trustee of or for any Lender, any Issuing Bank, or any other Secured Party or holder of any other obligation other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and the transactions contemplated hereby; and

b.nothing in this Agreement or any Loan Document will require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account.

(4)The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article will apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and will apply to their respective activities pursuant to this Agreement. The Administrative Agent will not be responsible for the negligence or misconduct of any sub agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

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(5)Other than the Administrative Agent, no other “syndication agent”, “documentation agent”, or any “arranger” (or any other similar title granted to any Lender) will have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and will incur no liability hereunder or thereunder in such capacity, but all such persons will have the benefit of the indemnities provided for hereunder.

(6)In case of the pendency of any proceeding with respect to any Loan Party under any federal, state, or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any reimbursement obligation in respect of any LC Disbursement is then due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent has made any demand on any Borrower) will be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

a.to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks, and the Administrative Agent (including any claim under Section 2.12, Section 2.13, Section 2.15, Section 2.17, and Section 9.03) allowed in such judicial proceeding; and

b.to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator, or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank, and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent consents to the making of such payments directly to the Lenders, the Issuing Banks, or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein will be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment, or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

(7)The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders, and the Issuing Banks, and, except solely to the extent of the Loan Parties’ right to consent pursuant to and subject to the conditions set forth in this Article, no Loan Party nor any of their respective Affiliates, will have any rights as a third party beneficiary under any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.

Section 8.02 Administrative Agent’s Reliance, Indemnification, Etc.

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(1)Neither the Administrative Agent nor any of its Related Parties will be
(1)liable for any action taken or omitted to be taken by it under or in connection with this Agreement or the other Loan Documents (y) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as may be necessary, or as the Administrative Agent may reasonably believe to be necessary, under the circumstances as provided in the Loan Documents) or (z) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment) or
(2)responsible in any manner to any of the Lenders for any recitals, statements, representations, or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement, or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of this Agreement or any other Loan Document (including in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by facsimile, emailed pdf., or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party to perform its obligations hereunder or thereunder.

(2)The Administrative Agent will be deemed not to have knowledge of any
(i) notice of any of the events or circumstances set forth or described in Section 5.02 unless and until written notice thereof stating that it is a “notice under Section 5.02” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by the Borrower Representative or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by the Borrower Representative, a Lender, or an Issuing Bank. Further, the Administrative Agent will not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty, or representation made in or in connection with any Loan Document, (B) the contents of any certificate, report, or other document delivered thereunder or in connection therewith,
(C) the performance or observance of any of the covenants, agreements, or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (D) the sufficiency, validity, enforceability, effectiveness, or genuineness of any Loan Document or any other agreement, instrument, or document, (E) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent, or (F) the creation, perfection, or priority of Liens on the Collateral.

(3)Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Borrowers), independent public accountants and other experts selected by it, and will not be liable for any action taken or omitted to be taken reasonably by it in accordance with the advice of such counsel, accountants, or experts, (iv) makes no warranty or representation to any Lender or Issuing Bank and will not be responsible to any Lender or Issuing Bank for any

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statements, warranties, or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent has received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit, and (vi) will be entitled to rely on, and will incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate, or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting, or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

Section 8.03 Posting of Communications.

(1)The Loan Parties agree that the Administrative Agent may, but will not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar, or any other electronic system chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(2)Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each Issuing Bank, and each Loan Party acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there are confidentiality and other risks associated with such distribution. Each of the Lenders, each Issuing Bank, and each Loan Party hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(3)THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM

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VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT WILL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY DOCUMENTATION AGENT, SYNDICATION AGENT, OR ANY OF THEIR RESPECTIVE RELATED PARTIES (INCLUDING ANY OTHER TITLE THAT MAY BE GIVEN TO ANY SECURED PARTY HERETO, COLLECTIVELY, THE “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK, OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, LOSSES, OR EXPENSES (WHETHER IN TORT, CONTRACT, OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

“Communications” means, collectively, any notice, demand, communication, information, document, or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein that is distributed by the Administrative Agent, any Lender, or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

(4)Each Lender and Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform will constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(5)Each of the Lenders, each Issuing Bank, and each Loan Party agrees that the Administrative Agent may, but (except as may be required by applicable law) will not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(6)Nothing herein will prejudice the right of the Administrative Agent, any Lender, or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

Section 8.04 The Administrative Agent Individually; Reliance. With respect to its Commitment, Loans, and Letters of Credit, the Person serving as the Administrative Agent will have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Bank, as the case may be. The terms “Issuing Bank”, “Lenders”, “Required Lenders”, and any similar terms will, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Bank, or as one of the Required Lenders, as applicable. The Person

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serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, or other business with, any Loan Party, any Subsidiary, or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Banks.

Section 8.05    Successor Administrative Agent.

(1)The Administrative Agent may resign at any time by giving 30 days prior written notice thereof to the Lenders, the Issuing Banks, and the Borrower Representative, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders will have the right, to appoint a successor Administrative Agent. If no successor Administrative Agent has been so appointed by the Required Lenders and has accepted such appointment within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent that must be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment will be subject to the prior written approval of the Borrower Representative (which approval may not be unreasonably withheld and will not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent will succeed to and become vested with, all the rights, powers, privileges, and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent will be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent will take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.

(2)Notwithstanding clause (a) preceding, in the event no successor Administrative Agent has been so appointed and has accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks, and the Borrowers, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent will be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Collateral Document for the benefit of the Secured Parties, the retiring Administrative Agent will continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and continue to be entitled to the rights set forth in such Collateral Document and Loan Document, and, in the case of any Collateral in the possession of the Administrative Agent, will continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Administrative Agent will have no duty or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest), and (ii) the Required Lenders will succeed to and become

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vested with all the rights, powers, privileges, and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent must be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent must be given or made directly to each Lender and Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article, Section 2.17(d), and Section 9.03, as well as any exculpatory, reimbursement, and indemnification provisions set forth in any other Loan Document, will continue in effect for the benefit of such retiring Administrative Agent, its sub agents, and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (a) preceding.

Section 8.06 Acknowledgements of the Lenders and Issuing Bank.

(1)Each Lender and each Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring, or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring, or holding any other type of financial instrument (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, any Co- Documentation Agent, or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire, or hold Loans hereunder, and (iv) it is sophisticated with respect to decisions to make, acquire, and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire, and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring, or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent any Arranger, any Syndication Agent, any Co- Documentation Agent, or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the U.S. securities laws concerning the Loan Parties and their Affiliates) as it may from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, or any related agreement or any document furnished hereunder or thereunder.

(2)Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it becomes a Lender hereunder, will be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to,

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the Administrative Agent or the Lenders on the Effective Date or the effective date of any such Assignment and Assumption or any other Loan Document pursuant to which it may have become a Lender hereunder.

(3)Each Lender hereby agrees that: (i) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent; (ii) the Administrative Agent
(A) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (B) will not be liable for any information contained in any Report; (iii) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Administrative Agent undertakes no obligation to update, correct, or supplement the Reports; (iv) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement; and (v) without limiting the generality of any other indemnification provision contained in this Agreement, (A) it will hold the Administrative Agent and any such other Person preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any extension of credit that the indemnifying Lender has made or may make to a Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Loan or Loans; and (B) it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorneys’ fees) incurred by the Administrative Agent or any such other Person as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

(4)

a.Each Lender hereby agrees that (y) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment, or repayment of principal, interest, fees, or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender will promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect and (z) to the extent permitted by applicable law, such Lender will not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense, or right of set-off or

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recoupment with respect to any demand, claim, or counterclaim by the Administrative Agent for the return of any Payments received, including any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.06(d) will be conclusive, absent manifest error.

b.Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (y) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (z) that was not preceded or accompanied by a Payment Notice, such Lender will be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender will promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, such Lender will promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

c.Each Borrower and each other Loan Party hereby agrees that (y) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent will be subrogated to all the rights of such Lender with respect to such amount and (z) an erroneous Payment will not pay, prepay, repay, discharge, or otherwise satisfy any Obligations owed by any Borrower or any other Loan Party.

d.Each party’s obligations under this Section 8.06(d) will survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments, or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

Section 8.07    Collateral Matters.

(1)Except with respect to the exercise of setoff rights in accordance with Section 9.08 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party will have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights, and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof. In its capacity, the Administrative Agent is a

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“representative” of the Secured Parties within the meaning of the term “secured party” as defined in the UCC. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Secured Parties.

(2)In furtherance of the foregoing and not in limitation thereof, no arrangements in respect of Banking Services the obligations under which constitute Secured Obligations and no Swap Agreement the obligations under which constitute Secured Obligations, will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such arrangement in respect of Banking Services or Swap Agreement, as applicable, will be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this clause (b).

(3)The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(b). The Administrative Agent will not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value, or collectability of the Collateral, the existence, priority, or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor will the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.

Section 8.08 Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure, or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties will be entitled to be, and will be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that will vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the

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Administrative Agent will be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations that were credit bid will be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent will be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, will be governed, directly or indirectly, by, and the governing documents will provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles will be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests, or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations will automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations will automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) preceding, each Secured Party will execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party that will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid, or the consummation of the transactions contemplated by such credit bid.

Section 8.09    Certain ERISA Matters.

(1)Each Lender (y) represents and warrants, as of the date such Person became a Lender party hereto, to, and (z) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true:

a.such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments;

b.the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent

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qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds), or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of, and performance of the Loans, the Letters of Credit, the Commitments, and this Agreement;

c.(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14),
(B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer, and perform the Loans, the Letters of Credit, the Commitments, and this Agreement, (C) the entrance into, participation in, administration of, and performance of the Loans, the Letters of Credit, the Commitments, and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14, and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84- 14 are satisfied with respect to such Lender’s entrance into, participation in, administration of, and performance of the Loans, the Letters of Credit, the Commitments, and this Agreement; or

d.such other representation, warranty, and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(2)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty, and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (y) as of the date such Person became a Lender party hereto, represents and warrants to and (z) from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, covenants, in each case for the benefit of the Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that none of the Administrative Agent, any Arranger, any Syndication Agent, any Co-Documentation Agent, or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document, or any documents related to hereto or thereto).

(3)The Administrative Agent and each Arranger, Syndication Agent, and Co- Documentation Agent hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement, and any other Loan Documents, (ii) may recognize a gain if it extended the Loans, the Letters of Credit, or the Commitments for an amount less than

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the amount being paid for an interest in the Loans, the Letters of Credit, or the Commitments by such Lender, or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents, or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees, or fees similar to the foregoing.

Section 8.10 Flood Laws. JPMCB has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and related legislation (the “Flood Laws”). JPMCB, as administrative agent or collateral agent on a syndicated facility, will post on the applicable electronic platform (or otherwise distribute to each Lender in the syndicate) documents that it receives in connection with the Flood Laws. However, JPMCB reminds each Lender and Participant in the facility that, pursuant to the Flood Laws, each federally regulated Lender (whether acting as a Lender or Participant in the facility) is responsible for assuring its own compliance with the flood insurance requirements.

ARTICLE 9

Miscellaneous

Section 9.01    Notices.

(1)Except in the case of notices and other communications expressly permitted to be given by telephone or Electronic Systems (and subject in each case to clause (b) following), all notices and other communications provided for herein must be in writing and be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:
•if to any Loan Party, to the Borrower Representative at: Allbirds, Inc.
730 Montgomery Street
San Francisco, California 94111 Attention: Joey Zwillinger Email: joey@allbirds.com

•if to the Administrative Agent, JPMCB in its capacity as an Issuing Bank, or the Swingline Lender, to JPMorgan Chase Bank, N.A. at:

JPMorgan Chase Bank, N.A. 3 Park Plaza, Suite 900
Irvine, California 92614
Attention: Portfolio Manager – Allbirds Facsimile No: (949) 833-4524

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•if to any other Lender or Issuing Bank, to it at its address or facsimile number set forth in its Administrative Questionnaire.

All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, will be deemed to have been given when received,
(ii) sent by facsimile will be deemed to have been given when sent, provided that, if not given during normal business hours of the recipient, such notice or communication will be deemed to have been given at the opening of business on the next Business Day of the recipient, or (iii) delivered through Electronic Systems or Approved Electronic Platforms, as applicable, to the extent provided in clause (b) following will be effective as provided in such clause.

(2)Notices and other communications to any Borrower, any Loan Party, the Lenders, and the Issuing Banks hereunder may be delivered or furnished by using Electronic Systems or Approved Electronic Platforms, as applicable, or pursuant to procedures approved by the Administrative Agent; provided that the foregoing will not apply to notices pursuant to Article 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent and the Borrower Representative (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by Electronic Systems or Approved Electronic Platforms, as applicable, pursuant to procedures approved by it; provided that, approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise proscribes, all such notices and other communications
(i) sent to an e-mail address will be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail, or other written acknowledgement), provided that, if not given during the normal business hours of the recipient, such notice or communication will be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website will be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clause (i) and clause (ii) preceding, if such notice, e-mail, or other communication is not sent during the normal business hours of the recipient, such notice or communication will be deemed to have been sent at the opening of business on the next Business Day of the recipient.

(3)Any party hereto may change its address, facsimile number, or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

Section 9.02 Waivers; Amendments.

(1)No failure or delay by the Administrative Agent, any Issuing Bank, or any Lender in exercising any right or power hereunder or under any other Loan Document will operate as a waiver thereof, nor will any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks, and the Lenders

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hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom will in any event be effective unless the same is permitted by Section 9.02(b), and then such waiver or consent will be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit will not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender, or any Issuing Bank may have had notice or knowledge of such Default at the time.

(2)Except as provided in the first sentence of Section 2.09(f) (with respect to any commitment increase) and subject to Section 2.14(c), Section 2.14(d), Section 2.14(e), and Section 9.02(e), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended, or modified except (x) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or (y) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that, no such agreement will (i) increase the Commitment of any Lender without the written consent of such Lender (including any such Lender that is a Defaulting Lender), (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby (provided that any amendment or modification of the financial covenants in this Agreement (or any defined term used therein) will not constitute a reduction in the rate of interest or fees for purposes of this clause (ii)), (iii) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees, or other Obligations payable hereunder, or reduce the amount of, waive, or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby, (iv) change Section 2.09(d), Section 2.18(b), or Section 2.18(d) in a manner that would alter the ratable reduction of Commitments or the manner in which payments are shared, without the written consent of each Lender (other than any Defaulting Lender), (v) increase the advance rates set forth in the definition of Borrowing Base or add new categories of eligible assets, without the written consent of each Lender (other than any Defaulting Lender), (vi) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend, or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (other than any Defaulting Lender) directly affected thereby, (vii) change Section 2.20 without the consent of each Lender (other than any Defaulting Lender), (viii) release any Loan Guarantor from its obligation under its Loan Guaranty or any other guarantor (if any) under any Obligation Guaranty (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender (other than any Defaulting Lender), or (ix) except as provided in clause (c) of this Section or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender (other than any Defaulting Lender);

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provided, further, that no such agreement will amend, modify, or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank, or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank, or the Swingline Lender, as the case may be (it being understood that any amendment to Section 2.20 will require the consent of the Administrative Agent, the Issuing Bank, and the Swingline Lender); provided, further, that no such agreement will amend or modify the provisions of Section 2.06 or any letter of credit application and any bilateral agreement between the Borrower Representative and each Issuing Bank regarding such Issuing Bank’s Issuing Bank Sublimit or the respective rights and obligations between the Borrower and such Issuing Bank in connection with the issuance of Letters of Credit without the prior written consent of the Administrative Agent and the Issuing Banks, respectively. The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04. Any amendment, waiver, or other modification of this Agreement or any other Loan Document that by its terms affects the rights or duties under this Agreement of the Lenders of one or more Classes (but not the Lenders of any other Class), may be effected by an agreement or agreements in writing entered into by the Borrowers and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time.

(3)The Lenders and the Issuing Banks hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (i) upon Payment in Full of all Secured Obligations and cash collateralization of all Unliquidated Obligations in a manner satisfactory to each affected Lender, (ii) constituting property being Disposed of if the Loan Party Disposing of such property certifies to the Administrative Agent that the Disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), and to the extent that the property being Disposed of constitutes 100% of the Equity Interests of a Subsidiary, the Administrative Agent is authorized to release any Loan Guaranty provided by such Subsidiary, (iii) constituting property leased to a Loan Party under a lease that has expired or been terminated in a transaction permitted under this Agreement, or (iv) as required to effect any Disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article 7. Except as provided in the preceding sentence, the Administrative Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders; provided that, the Administrative Agent may in its discretion, release its Liens on Collateral valued in the aggregate not in excess of 10.0% of the Revolving Commitment during any calendar year without the prior written authorization of the Required Lenders(it being agreed that the Administrative Agent may rely conclusively on one or more certificates of the Borrowers as to the value of any Collateral to be so released, without further inquiry). Any such release will not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any Disposition, all of which will continue to constitute part of the Collateral. Any execution and delivery by the Administrative Agent of documents in connection with any such release will be without recourse to or warranty by the Administrative Agent.

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(4)If, in connection with any proposed amendment, waiver, or consent requiring the consent of “each Lender” or “each Lender affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but has not been obtained being referred to herein as a “Non-Consenting Lender”), then the Borrowers may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity that is reasonably satisfactory to the Borrowers, the Administrative Agent, and the Issuing Banks agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrowers will pay to such Non-Consenting Lender in same day funds on the day of such replacement (A) all interest, fees, and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrowers hereunder to and including the date of termination, including payments due to such Non-Consenting Lender under Section 2.15 and Section 2.17, and (B) an amount, if any, equal to the payment that would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender. Each party hereto agrees that (y) an assignment required pursuant to this clause may be effected pursuant to an Assignment and Assumption executed by the Borrower Representative, the Administrative Agent, and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants) and (z) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and will be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided, further, that any such documents will be without recourse to or warranty by the parties thereto.

(5)Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrower Representative only, amend, modify, or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect, or inconsistency.

Section 9.03    Expenses; Indemnity; Damage Waiver.

(1)The Loan Parties will, jointly and severally, pay all (x) reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges, and disbursements of counsel for the Administrative Agent, in connection with the syndication and distribution (including via the internet or through any Electronic System or Approved Electronic Platform) of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications, or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby are consummated), (y) reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance,

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amendment, renewal, or extension of any Letter of Credit or any demand for payment thereunder, and (z) out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank, or any Lender, including the fees, charges, and disbursements of any counsel or other advisors or other professionals for the Administrative Agent, any Issuing Bank, or any Lender, in connection with the enforcement, collection, or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring, or negotiations in respect of such Loans or Letters of Credit. Expenses being reimbursed by the Loan Parties under this Section include, without limiting the generality of the foregoing, fees, costs, and expenses incurred in connection with:

a.appraisals and insurance reviews;

b.field examinations and the preparation of Reports based on the fees charged by a third party retained by the Administrative Agent or the internally allocated fees for each Person employed by the Administrative Agent with respect to each field examination;

c.background checks regarding senior management and/or key investors, as deemed necessary or appropriate in the sole discretion of the Administrative Agent;

d.Taxes, fees, and other charges for (A) lien and title searches,
(B) title insurance, (C) recording the Mortgages, (D) filing financing statements and continuations, and (E) other actions to perfect, protect, and continue the Administrative Agent’s Liens;

e.sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; and

f.forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral.

All of the foregoing fees, costs, and expenses may be charged to the Borrowers as Revolving Loans or to another deposit account, all as described in Section 2.18(c).

(2)The Loan Parties will, jointly and severally, indemnify the Administrative Agent, each Arranger, the Issuing Bank, and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, incremental taxes, liabilities, and related expenses, including the fees, charges, and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand

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for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by a Loan Party or a Subsidiary, or any Environmental Liability related in any way to a Loan Party or a Subsidiary, (iv) the failure of a Loan Party to deliver to the Administrative Agent the required receipts or other required documentary evidence with respect to a payment made by a Loan Party for Taxes pursuant to Section 2.17, or (v) any actual or prospective claim, litigation, investigation, arbitration, or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation, arbitration, or proceeding is brought by any Loan Party or their respective equity holders, Affiliates, creditors, or any other third Person and whether based on contract, tort, or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity will not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities, or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. This Section 9.03(b) will not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

(3)Each Lender severally agrees to pay any amount required to be paid by any Loan Party under clause (a) or clause (b) of this Section 9.03 to the Administrative Agent, each Issuing Bank, and the Swingline Lender, and each Related Party of any of the foregoing Persons (each, an “Agent Indemnitee”) (to the extent not reimbursed by a Loan Party and without limiting the obligation of any Loan Party to do so), ratably according to their respective Applicable Percentage in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments have terminated and the Loans have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), from and against any and all losses, claims, damages, liabilities, and related expenses, including the fees, charges, and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that the unreimbursed expense or indemnified loss, claim, damage, liability, or related expense, as the case may be, was incurred by or asserted against such Agent Indemnitee in its capacity as such; provided, further, that no Lender will be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence or willful misconduct. The agreements in this Section will survive the termination of this Agreement and the Payment in Full of the Secured Obligations.

(4)To the extent permitted by applicable law, no Loan Party will assert, and each Loan Party hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) or (ii) on any theory of liability, for special, indirect, consequential, or punitive

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damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit, or the use of the proceeds thereof; provided that, nothing in this Section 9.03(d) will relieve any Loan Party of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential, or punitive damages asserted against such Indemnitee by a third party.

(5)All amounts due under this Section will be payable not later than five Business Days after written demand therefor.

Section 9.04 Successors and Assigns.

(1)The provisions of this Agreement are binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent will be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, will be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in Section 9.03(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks, and the Lenders) any legal or equitable right, remedy, or claim under or by reason of this Agreement.

(2)

a.Subject to the conditions set forth in Section 9.04(b)(ii), any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, participations in Letters of Credit, and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

i.the Borrower Representative, provided that the Borrower Representative will be deemed to have consented to any such assignment of all or a portion of the Revolving Loans and Commitments unless it objects thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof and provided, further, that no consent of the Borrower Representative will be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

ii.the Administrative Agent;

iii.each Issuing Bank; and

iv.the Swingline Lender.

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b.Assignments will be subject to the following additional conditions:

i.except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) will not be less than $5,000,000 unless each of the Borrower Representative and the Administrative Agent otherwise consents, provided that no such consent of the Borrower Representative will be required if an Event of Default exists;

ii.each partial assignment will be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

iii.the parties to each assignment will execute and deliver to the Administrative Agent (y) an Assignment and Assumption or (z) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500; and

iv.the assignee, if it is not a Lender, will deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (that may contain material non-public information about the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

For the purposes of this Section 9.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding, or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (x) a Lender, (y) an Affiliate of a Lender, or (z) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means a (w) natural person, (x) a Defaulting Lender or its Parent, (y) company, investment vehicle, or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, with respect to this clause (y), such company, investment vehicle, or trust will not constitute an Ineligible Institution if it (1) has not been established for the primary purpose of acquiring any Loans or Commitments, (2) is managed by a professional

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advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (3) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business; provided that upon the occurrence and during the continuance of an Event of Default, any Person (other than a Lender) will be an Ineligible Institution if after giving effect to any proposed assignment to such Person, such Person would hold more than 25.0% of the then outstanding Aggregate Credit Exposure or Commitments, as the case may be, or (z) a Loan Party or a Subsidiary or other Affiliate of a Loan Party.

c.Subject to acceptance and recording thereof pursuant to Section 9.04(b)(iv), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder will be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder will, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender will cease to be a party hereto but will continue to be entitled to the benefits of Section 2.15, Section 2.16, Section 2.17, and Section 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section will be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.04(c).

d.The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, will maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register will be conclusive, and the Borrowers, the Administrative Agent, the Issuing Banks, and the Lenders will treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register will be available for inspection by the Borrowers, any Issuing Bank, and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

e.Upon its receipt of (y) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (z) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee is already a Lender hereunder), the processing and recordation fee referred to in Section 9.04(b) and any written consent to such assignment required by Section 9.04(b), the Administrative Agent will accept such Assignment and

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Assumption and record the information contained therein in the Register; provided that, if either the assigning Lender or the assignee fails to make any payment required to be made by it pursuant to Section 2.05, Section 2.06(d), Section 2.06(e), Section 2.07(b), Section 2.18(d), or Section 9.03(c), the Administrative Agent will have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment has been made in full, together with all accrued interest thereon. No assignment will be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this clause (v).

(3)Any Lender may, without the consent of, or notice to, the Borrowers, the Administrative Agent, the Issuing Banks, or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) other than an Ineligible Institution in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that, (i) such Lender’s obligations under this Agreement will remain unchanged, (ii) such Lender will remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrowers, the Administrative Agent, the Issuing Banks, and the other Lenders will continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation will provide that such Lender will retain the sole right to enforce this Agreement and to approve any amendment, modification, or waiver of any provision of this Agreement; provided that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification, or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrowers agree that each Participant will be entitled to the benefits of Section 2.15, Section 2.16, and Section 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) and Section 2.17(g) (it being understood that the documentation required under Section 2.17(f) will be delivered to the participating Lender and the information and documentation required under Section 2.17(g) will be delivered to the Borrowers and the Administrative Agent)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.04(b); provided that, such Participant
(y) agrees to be subject to the provisions of Section 2.18 and Section 2.19 as if it were an assignee under Section 9.04(b) and (z) will not be entitled to receive any greater payment under Section 2.15 or Section 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also will be entitled to the benefits of Section 9.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation will, acting solely for this purpose as a non- fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each

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Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender will have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register will be conclusive absent manifest error, and such Lender will treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) will have no responsibility for maintaining a Participant Register.

(4)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section will not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest will release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.05 Survival.

(1)All covenants, agreements, representations, and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document will be considered to have been relied upon by the other parties hereto and will survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank, or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and will continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 2.15, Section 2.16, Section 2.17, and Section 9.03 and Article 8 will survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments, or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

(2)If at any time any payment of any portion of the Secured Obligations (including a payment effected through exercise of a right of setoff) is rescinded, or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of any Loan Party or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), each Loan Party’s obligations under this Agreement with respect to that payment will be reinstated at such time as though the payment had not been made and all of the terms and conditions of this Agreement and the other Loan Documents

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will be reinstated in full until such time as any Secured Obligations rescinded or otherwise restored have been Paid in Full.

Section 9.06    Counterparts; Integration; Effectiveness; Electronic Execution.

(1)This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which will constitute an original, but all of which when taken together will constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent and (ii) increases or reductions of the Issuing Bank Sublimit of any Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement will become effective when it has been executed by the Administrative Agent and when the Administrative Agent has received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(2)Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document, and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure, or authorization related to this Agreement, any other Loan Document, and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by facsimile, emailed pdf., or any other electronic means that reproduces an image of an actual executed signature page will be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document, or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document, and/or any Ancillary Document will be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by facsimile, emailed pdf., or any other electronic means that reproduces an image of an actual executed signature page), each of which will be of the same legal effect, validity, or enforceability as a manually executed signature, physical delivery thereof, or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein will require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders will be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature will be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Borrower and each other Loan Party hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings, or litigation among the Administrative Agent, the Lenders, the Borrowers, and the other Loan Parties, Electronic Signatures

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transmitted by facsimile, emailed pdf., or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document, and/or any Ancillary Document will have the same legal effect, validity, and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document, and/or any Ancillary Document in the form of an imaged electronic record in any format, that will be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records will be considered an original for all purposes and will have the same legal effect, validity, and enforceability as a paper record), (C) waives any argument, defense, or right to contest the legal effect, validity, or enforceability of this Agreement, any other Loan Document, and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document, and/or such Ancillary Document, respectively, including with respect to any signature pages thereto, and (D) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by facsimile, emailed pdf., or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of any Borrower and/or any other Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Section 9.07 Severability. Any provision of any Loan Document held to be invalid, illegal, or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability without affecting the validity, legality, and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction will not invalidate such provision in any other jurisdiction.

Section 9.08 Right of Setoff. If an Event of Default has occurred and is continuing, each Lender, each Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other obligations at any time owing, by such Lender, the Issuing Bank, or any such Affiliate, to or for the credit or the account of any Loan Party against any and all of the Secured Obligations held by such Lender, such Issuing Bank, or their respective Affiliates, irrespective of whether or not such Lender, such Issuing Bank, or their respective Affiliates have made any demand under the Loan Documents and although such obligations may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or such Issuing Bank different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender exercises any such right of setoff, (y) all amounts so set off must be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, will be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders and (z) the Defaulting Lender must provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The applicable Lender, the applicable Issuing Bank, or such Affiliate will notify the Borrower Representative and the Administrative Agent of such setoff or application, provided that any failure to give or any delay in giving such notice will

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not affect the validity of any such setoff or application under this Section. The rights of each Lender, the Issuing Bank, and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank, or their respective Affiliates may have.

Section 9.09    Governing Law; Jurisdiction; Consent to Service of Process.

(1)The Loan Documents (other than those containing a contrary express choice of law provision) will be governed by and construed in accordance with the internal laws of the State of California, but giving effect to federal laws applicable to national banks.

(2)Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent by any Secured Party relating to this Agreement, any other Loan Document, the Collateral, or the consummation or administration of the transactions contemplated hereby or thereby will be construed in accordance with and governed by the law of the State of California.

(3)Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any U.S. federal or California state court sitting in Orange County, California, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Documents, the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims, or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such California state or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document will affect any right that the Administrative Agent, the Issuing Bank, or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(4)Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action, or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 9.09(c). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(5)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

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Section 9.10 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE OR OTHER AGENT (INCLUDING ANY ATTORNEY) OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND
(b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and will not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12 Confidentiality. Each of the Administrative Agent, the Issuing Banks, and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates’ and its and their respective directors, officers, employees, and agents, including accountants, legal counsel, and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by any Requirement of Law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action, or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or
(ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) with the consent of the Borrower Representative, (h) to holders of Equity Interests in any Loan Party, (i) to any Person providing a Guarantee of all or any portion of the Secured Obligations, or (j) to the extent such Information
(i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank, or any Lender on a non-confidential basis from a source other than the Loan Parties. For the purposes of this Section, “Information” means all information received from the Borrowers relating to the Borrowers or their business, other than any such information that is available to the Administrative Agent, any Issuing Bank, or any Lender on a non-confidential basis prior to disclosure by the Borrowers and other than information pertaining to this Agreement provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrowers after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section will be considered to have complied with its obligation to do so if such

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Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.13 Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder will not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U) for the repayment of the Borrowings provided for herein. Anything contained in this Agreement to the contrary notwithstanding, neither any Issuing Bank nor any Lender will be obligated to extend credit to the Borrowers in violation of any Requirement of Law.

Section 9.14 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify, and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the USA PATRIOT Act.

Section 9.15 Disclosure. Each Loan Party, each Lender, and each Issuing Bank hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to, or have other relationships with any of the Loan Parties and their respective Affiliates.

Section 9.16 Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the other Secured Parties, in assets that, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession or control. Should any Lender (other than the Administrative Agent) obtain possession or control of any such Collateral, such Lender will notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor will deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

Section 9.17 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges, and other amounts that are treated as interest on such Loan under applicable law (collectively the “Charges”), exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received, or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, will be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section will be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods will be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, will have been received by such Lender.

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Section 9.18    Reserved.

Section 9.19 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(1)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and

(2)the effects of any Bail-In Action on any such liability, including, if applicable:

a.a reduction in full or in part or cancellation of any such liability;

b.a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

c.the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 9.20 No Fiduciary Duty, Etc.. Each Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to each Borrower with respect to the Loan Documents and the transaction contemplated therein and not as a financial advisor or a fiduciary to, or an agent of, any Borrower or any other Person. Each Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, each Borrower acknowledges and agrees that no Credit Party is advising any Borrower as to any legal, tax, investment, accounting, regulatory, or any other matters in any jurisdiction. Each Borrower will consult with its own advisors concerning such matters and will be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Credit Parties will have no responsibility or liability to any Borrower with respect thereto. Each Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold, or sell, for its own accounts and the accounts of customers, equity, debt, and other securities and financial instruments (including bank loans and other obligations) of, any

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Borrower and other companies with which any Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion. In addition, each Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its Affiliates may be providing debt financing, equity capital, or other services (including financial advisory services) to other companies in respect of which a Borrower may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from any Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with such Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. Each Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to any Borrower, confidential information obtained from other companies.

Section 9.21 Ranking – NZ. Except for Permitted Encumbrances and Liens described in Section 6.02(j), the NZ Security Agreement has or will have the ranking in priority that it is expressed to have in the NZ Security Agreement and it is not subject to any prior ranking or pari passu ranking Liens.

Section 9.22    PPSA Provisions.

(1)Where the Administrative Agent has a security interest (as defined in the PPSA) under any Loan Document, to the extent the law permits each Loan Party (as applicable):

a.has no rights under, or by reference to, sections 114(1)(a), 133 and 134 of the PPSA; and

b.waives its rights to:

i.not have goods damaged if the Administrative Agent removes an accession under section 125 of the PPSA;

ii.receive notice of the removal of an accession under section 129 of the PPSA;

iii.apply to the applicable court for an order concerning the removal of an accession under section 131 of the PPSA;

iv.receive a statement of account under section 116 of the
PPSA;

v.receive notice of any proposal of the Administrative Agent to retain collateral under section 120(2) of the PPSA; and

vi.object to any proposal of the Administrative Agent to retain collateral under section 121 of the PPSA;

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c.waives its right under section 148 of the PPSA to receive a copy of a verification statement in respect of any financing statement or financing change statement registered by the Administrative Agent.

(2)If the Administrative Agent exercises a right, power, or remedy in connection with it, that exercise is taken not to be an exercise of a right, power, or remedy under the PPSA unless the Administrative Agent states otherwise at the time of exercise. However, this clause does not apply to a right, power, or remedy that can only be exercised under the PPSA.

(3)This Section does not affect any rights a Person has or would have other than by reason of the PPSA and applies despite any other clause in any Loan Document.

Section 9.23 Appointment of Administrative Agent as NZ Security Trustee. For the purposes of any Liens or Collateral created under the NZ Security Agreement, the following additional provisions will apply.
(1)In this Section, the following terms have the following meanings: “Appointee” means any receiver, receiver and manager, voluntary administrator, or other insolvency officer appointed in respect of any Loan Party or its assets.

“Charged Property” means the assets of the Loan Parties subject to a security interest under the NZ Security Agreement.

“Delegate” means any delegate, agent, attorney, or co-trustee appointed by the Administrative Agent (in its capacity as security trustee).

(2)The Secured Parties appoint the Administrative Agent to hold the security interests constituted by the NZ Security Agreement on trust for the Secured Parties on the terms of the Loan Documents and the Administrative Agent accepts that appointment.

(3)The Administrative Agent and its subsidiaries and associated companies may each retain for its own account and benefit any fee, remuneration, and profits paid to it in connection with (i) its activities under the Loan Documents and (ii) its engagement in any kind of banking or other business with any Loan Party.

(4)Nothing in this Agreement constitutes the Administrative Agent as a trustee or fiduciary of, nor will the Administrative Agent have any duty or responsibility to, any Loan Party.

(5)The Administrative Agent will have no duties or obligations to any other Person except for those that are expressly specified in the Loan Documents or mandatorily required by applicable law.

(6)The Administrative Agent may appoint one or more Delegates on such terms (that may include the power to sub-delegate) and subject to such conditions as the Administrative Agent thinks fit, to exercise and perform all or any of the duties, rights,

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powers, and discretions vested in it by the NZ Security Agreements and will not be obliged to supervise any Delegate or be responsible to any Person for any loss incurred by reason of any act, omission, misconduct, or default on the part of any Delegate, except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such Delegate.

(7)The Administrative Agent may (whether for the purpose of complying with any law or regulation of any overseas jurisdiction, or for any other reason) appoint (and subsequently remove) any Person to act jointly with the Administrative Agent either as a separate trustee or as a co-trustee on such terms and subject to such conditions as the Administrative Agent thinks fit and with such of the duties, rights, powers, and discretions vested in the Administrative Agent by the NZ Security Agreement as may be conferred by the instrument of appointment of that Person.

(8)The Administrative Agent will notify the Lenders of the appointment of each Appointee (other than a Delegate).

(9)The Administrative Agent may pay reasonable remuneration to any Delegate or Appointee, together with any costs and expenses (including legal fees) reasonably incurred by the Delegate or Appointee in connection with its appointment. All such remuneration, costs, and expenses will be treated, for the purposes of this Agreement, as paid or incurred by the Administrative Agent.

(10)Each Delegate and each Appointee will have every benefit, right, power, and discretion and the benefit of every exculpation (together “Rights”) of the Administrative Agent (in its capacity as security trustee) under the NZ Security Agreement, and each reference to the Administrative Agent (where the context requires that such reference is to the Administrative Agent in its capacity as security trustee) in the provisions of the NZ Security Agreement which confer Rights will be deemed to include a reference to each Delegate and each Appointee.

(11)Each Secured Party confirms its approval of the NZ Security Agreement and authorizes and instructs the Administrative Agent: (i) to execute and deliver the NZ Security Agreement; (ii) to exercise the rights, powers, and discretions given to the Administrative Agent (in its capacity as security trustee) under or in connection with the NZ Security Agreement together with any other incidental rights, powers, and discretions; and (iii) to give any authorizations and confirmations to be given by the Administrative Agent (in its capacity as security trustee) on behalf of the Secured Parties under the NZ Security Agreement.

(12)The Administrative Agent may accept without inquiry the title (if any) which any Person may have to the Charged Property.

(13)Each other Secured Party confirms that it does not wish to be registered as a joint proprietor of any security interest constituted by the NZ Security Agreement and accordingly authorizes: (i) the Administrative Agent to hold such security interest in its sole name (or in the name of any Delegate) as trustee for the Secured Parties; and (ii) Land

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Information NZ (or other relevant registry) to register the Administrative Agent (or any Delegate or Appointee) as a sole proprietor of such security interest.

(14)Except to the extent that the NZ Security Agreement otherwise requires, any moneys that the Administrative Agent receives under or pursuant to the NZ Security Agreement may be: (i) invested in any investments that the Administrative Agent selects and that are authorized by applicable law; or (ii) placed on deposit at any bank or institution (including the Administrative Agent) on terms that the Administrative Agent thinks fit, in each case in the name or under the control of the Administrative Agent, and the Administrative Agent will hold those moneys, together with any accrued income (net of any applicable Tax) to the order of the Lenders, and will pay them to the Lenders on demand.

(15)On a disposal of any of the Charged Property that is permitted under the Loan Documents, the Administrative Agent will (at the cost of the Loan Parties) execute any release of the NZ Security Agreement or other claim over that Charged Property that may be required or take any other action that the Administrative Agent considers desirable.

(16)The Administrative Agent will not be liable for:

a.any defect in or failure of the title (if any) that any Person may have to any assets over which security is intended to be created by the NZ Security Agreement;

b.any loss resulting from the investment or deposit at any bank of moneys which it invests or deposits in a manner permitted by a NZ Security Agreement;

c.the exercise of, or the failure to exercise, any right, power, or discretion given to it by or in connection with any Loan Document or any other agreement, arrangement, or document entered into, or executed in anticipation of, under or in connection with, any Loan Document; or

d.any shortfall that arises upon enforcing the NZ Security Agreement.

(17)The Administrative Agent will not be obligated to:

a.obtain any authorization or environmental permit in respect of any of the Charged Property or the NZ Security Agreement;

b.hold in its own possession the NZ Security Agreement, title deed or other document relating to the Charged Property or the NZ Security Agreement;

c.perfect, protect, register, make any filing, or give any notice in respect of a NZ Security Agreement (or the order of ranking of the NZ Security Agreement), unless that failure arises directly from its own gross negligence or willful misconduct; or

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d.require any further assurances in relation to the NZ Security Agreement.

(18)In respect of the NZ Security Agreement, the Administrative Agent will not be obligated to: (i) insure, or require any other Person to insure, the Charged Property; or
(2)make any enquiry or conduct any investigation into the legality, validity, effectiveness, adequacy, or enforceability of any insurance existing over such Charged Property.

(19)In respect of the NZ Security Agreement, the Administrative Agent will not have any obligation or duty to any Person for any loss suffered as a result of: (i) the lack or inadequacy of any insurance; or (ii) the failure of the Administrative Agent to notify the insurers of any material fact relating to the risk assumed by them, or of any other information of any kind, unless the Required Lenders have requested the Administrative Agent do so in writing and the Administrative Agent has failed to do so within fourteen days after receipt of that request.

(20)Every appointment of a successor Administrative Agent under the NZ Security Agreement will be by deed.

(21)In the case of any conflict between the provisions of this Agreement and those of the Trustee Act 1956 (NZ), the provisions of this Agreement will prevail to the extent allowed by law.

(22)The perpetuity period under the rule against perpetuities if applicable to this Agreement and the NZ Security Agreement will be 80 years from the Effective Date.

Section 9.24 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of California and/or of the U.S. or any other state of the U.S.).

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation, and rights in property) were governed by the laws of the U.S. or a state of the U.S. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under

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the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the U.S. or a state of the U.S. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender will in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 9.25 Joint and Several. Each Borrower hereby unconditionally and irrevocably agrees it is jointly and severally liable to the Administrative Agent, the Issuing Banks, and the Lenders for the Secured Obligations. In furtherance thereof, each Borrower agrees that wherever in this Agreement it is provided that a Borrower is liable for a payment, such obligation is the joint and several obligation of each Borrower. Each Borrower acknowledges and agrees that its joint and several liability under this Agreement and the Loan Documents is absolute and unconditional and will not in any manner be affected or impaired by any acts or omissions whatsoever by the Administrative Agent, any Issuing Bank, any Lender, or any other Person. Each Borrower’s liability for the Secured Obligations will not in any manner be impaired or affected by who receives or uses the proceeds of the credit extended hereunder or for what purposes such proceeds are used, and each Borrower waives notice of borrowing requests issued by, and loans or other extensions of credit made to, other Borrowers. Each Borrower hereby agrees not to exercise or enforce any right of exoneration, contribution, reimbursement, recourse, or subrogation available to such Borrower against any party liable for payment under this Agreement and the Loan Documents unless and until the Administrative Agent, each Issuing Bank, and each Lender have been paid in full and all of the Secured Obligations are satisfied and discharged following termination or expiration of all commitments of the Lenders to extend credit to the Borrowers. Each Borrower’s joint and several liability hereunder with respect to the Secured Obligations will, to the fullest extent permitted by applicable law, be the unconditional liability of such Borrower irrespective of
(a) the validity, enforceability, avoidance, or subordination of any of the Secured Obligations or of any other document evidencing all or any part of the Secured Obligations, (b) the absence of any attempt to collect any of the Secured Obligations from any other Loan Party or any Collateral or other security therefor, or the absence of any other action to enforce the same, (c) the amendment, modification, waiver, consent, extension, forbearance, or granting of any indulgence by the Administrative Agent or any Lender with respect to any provision of any instrument executed by any other Loan Party evidencing or securing the payment of any of the Secured Obligations, or any other agreement now or hereafter executed by any other Loan Party and delivered to the Administrative Agent, (d) the failure by the Administrative Agent or any Lender to take any steps to perfect or maintain the perfected status of its Lien upon, or to preserve its rights to, any of the Collateral or other security for the payment or performance of any of the Secured Obligations or the Administrative Agent’s release of any Collateral or of its Liens upon any Collateral, (e) the release or compromise, in whole or in part, of the liability of any other Loan Party for the payment of any of the Secured Obligations, (f) any increase in the amount of the Secured Obligations beyond any limits imposed herein or in the amount of any interest, fees, or other charges payable in connection therewith, in each case, if consented to by any other Borrower, or any decrease in the same, or (g) any other circumstance that might constitute a legal or equitable discharge or defense of any Loan Party. After the occurrence and during the continuance of any Event of Default, the Administrative Agent may proceed directly and at once, without notice to any Borrower, against any or all of the Loan Parties to collect and recover all or any part of the Secured Obligations, without first proceeding against any other Loan Party or against any Collateral or other security for the payment or performance of any of the Secured Obligations, and each Borrower waives any provision that might otherwise require the Administrative Agent or the

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Lenders under applicable law to pursue or exhaust remedies against any Collateral or other Loan Party before pursuing such Borrower or its property. Each Borrower consents and agrees that neither the Administrative Agent nor any Lender will be under any obligation to marshal any assets in favor of any Loan Party or against or in payment of any or all of the Secured Obligations. This Section 9.25 will not be effective until such time as there is more than one Borrower party to this Agreement.

ARTICLE 10

Loan Guaranty

Section 10.01 Guaranty. Each Loan Guarantor (other than those that have delivered a separate Guaranty) hereby agrees that it is jointly and severally liable for, and, as a primary obligor and not merely as surety, absolutely, unconditionally, and irrevocably guarantees to the Secured Parties, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses, including all court costs and attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Administrative Agent, the Issuing Banks, and the Lenders in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, any Borrower, any Loan Guarantor, or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the “Guaranteed Obligations”; provided that, the definition of “Guaranteed Obligations” does not create any guarantee by any Loan Guarantor of (or grant of security interest by any Loan Guarantor to support, as applicable) any Excluded Swap Obligations of such Loan Guarantor for purposes of determining any obligations of any Loan Guarantor). Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations.

Section 10.02 Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require the Administrative Agent, any Issuing Bank, or any Lender to sue any Borrower, any Loan Guarantor, any other guarantor of, or any other Person obligated for, all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

Section 10.03 No Discharge or Diminishment of Loan Guaranty.

(1)Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment, or termination for any reason (other than Payment in Full of the Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure, or ownership of any Borrower or any other Obligated Party liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization, or other similar proceeding

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affecting any Obligated Party or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff, or other rights that any Loan Guarantor may have at any time against any Obligated Party, the Administrative Agent, any Issuing Bank, any Lender, or any other Person, whether in connection herewith or in any unrelated transactions.

(2)The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(3)Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent, any Issuing Bank, or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations;
(3)any release, non-perfection, or invalidity of any indirect or direct security for the obligations of any Borrower for all or any part of the Guaranteed Obligations or any obligations of any other Obligated Party liable for any of the Guaranteed Obligations;
(4)any action or failure to act by the Administrative Agent, any Issuing Bank, or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or
(5)any default, failure, or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission, or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than Payment in Full of the Guaranteed Obligations).

Section 10.04 Defenses Waived. To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of any Borrower or any Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Borrower, any Loan Guarantor, or any other Obligated Party, other than Payment in Full of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest, and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Obligated Party or any other Person. Each Loan Guarantor confirms that it is not a surety under any state law and will not raise any such law as a defense to its obligations hereunder. The Administrative Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been Paid in Full. To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to

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applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.

Section 10.05 Rights of Subrogation. No Loan Guarantor will assert any right, claim, or cause of action, including a claim of subrogation, contribution, or indemnification, that it has against any Obligated Party or any collateral, until the Loan Parties and the Loan Guarantors have fully performed all their obligations to the Administrative Agent, the Issuing Banks, and the Lenders.

Section 10.06 Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations (including a payment effected through exercise of a right of setoff) is rescinded, or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of any Borrower or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment will be reinstated at such time as though the payment had not been made and whether or not the Administrative Agent, the Issuing Banks, and the Lenders are in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy, or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations will nonetheless be payable by the Loan Guarantors forthwith on demand by the Administrative Agent.

Section 10.07 Information. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope, and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that none of the Administrative Agent, any Issuing Bank, or any Lender will have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.

Section 10.08 Termination. Each of the Lenders and the Issuing Banks may continue to make loans or extend credit to the Borrowers based on this Loan Guaranty until five days after such Lender or Issuing Bank receives written notice of termination from any Loan Guarantor. Notwithstanding receipt of any such notice, each Loan Guarantor will continue to be liable to the Lenders for any Guaranteed Obligations created, assumed, or committed to prior to the fifth day after receipt of the notice, and all subsequent renewals, extensions, modifications, and amendments with respect to, or substitutions for, all or any part of such Guaranteed Obligations. Nothing in this Section 10.08 will be deemed to constitute a waiver of, or eliminate, limit, reduce, or otherwise impair any rights or remedies the Administrative Agent or any Lender may have in respect of, any Default or Event of Default that exists under clause (o) of Article 7 as a result of any such notice of termination.

Section 10.09 Taxes. Each payment of the Guaranteed Obligations will be made by each Loan Guarantor without withholding for any Taxes, unless such withholding is required by law. If any Loan Guarantor determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Loan Guarantor may so withhold and will timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by such Loan Guarantor will be

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increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the Administrative Agent, Lender, or Issuing Bank (as the case may be) receives the amount it would have received had no such withholding been made.

Section 10.10 Maximum Liability. Notwithstanding any other provision of this Loan Guaranty, the amount guaranteed by each Loan Guarantor hereunder will be limited to the extent, if any, required so that its obligations hereunder will not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act, Uniform Voidable Transactions Act, or similar statute or common law. In determining the limitations, if any, on the amount of any Loan Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification, or contribution that such Loan Guarantor may have under this Loan Guaranty, any other agreement, or applicable law will be taken into account.

Section 10.11 Contribution.

(a)To the extent that any Loan Guarantor makes a payment under this Loan Guaranty (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by any other Loan Guarantor, exceeds the amount that otherwise would have been paid by or attributable to such Loan Guarantor if each Loan Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Loan Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Loan Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Guarantor Payment and Payment in Full of the Guaranteed Obligations and the termination of this Agreement, such Loan Guarantor will be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Loan Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(b)As of any date of determination, the “Allocable Amount” of any Loan Guarantor will be equal to the excess of the fair saleable value of the property of such Loan Guarantor over the total liabilities of such Loan Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Loan Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Loan Guarantors as of such date in a manner to maximize the amount of such contributions.

(c)This Section 10.11 is intended only to define the relative rights of the Loan Guarantors, and nothing set forth in this Section 10.11 is intended to or will impair the obligations of the Loan Guarantors, jointly and severally, to pay any amounts as and when the same become due and payable in accordance with the terms of this Loan Guaranty.

(d)The parties hereto acknowledge that the rights of contribution and indemnification hereunder constitute assets of the Loan Guarantor or Loan Guarantors to which such contribution and indemnification is owing.

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(e)The rights of the indemnifying Loan Guarantors against other Loan Guarantors under this Section 10.11 will be exercisable upon Payment in Full of the Guaranteed Obligations and the termination of this Agreement.

Section 10.12 Liability Cumulative. The liability of each Loan Party as a Loan Guarantor under this Article 10 is in addition to, and is cumulative with, all liabilities of each Loan Party to the Administrative Agent, the Issuing Banks, and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

Section 10.13 Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally, and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guarantee in respect of a Swap Obligation (provided that, each Qualified ECP Guarantor will only be liable under this Section 10.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.13 or otherwise under this Loan Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). Except as otherwise provided herein, the obligations of each Qualified ECP Guarantor under this Section 10.13 will remain in full force and effect until the termination of all Swap Obligations. Each Qualified ECP Guarantor intends that this Section 10.13 constitute, and this Section 10.13 will be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE 11

The Borrower Representative

Section 11.01 Appointment; Nature of Relationship. Allbirds is hereby appointed by each of the Borrowers as its contractual representative (herein referred to as the “Borrower Representative”) hereunder and under each other Loan Document, and each of the Borrowers irrevocably authorizes the Borrower Representative to act as the contractual representative of such Borrower with the rights and duties expressly set forth herein and in the other Loan Documents. The Borrower Representative agrees to act as such contractual representative upon the express conditions contained in this Article 11. Additionally, the Borrowers hereby appoint the Borrower Representative as their agent to receive all of the proceeds of the Loans in the Funding Account(s), at which time the Borrower Representative will promptly disburse such Loans to the appropriate Borrower(s), provided that, in the case of a Revolving Loan, such amount will not exceed Availability. The Administrative Agent and the Lenders, and their respective officers, directors, agents, and employees, will not be liable to the Borrower Representative or any Borrower for any action taken or omitted to be taken by the Borrower Representative or the Borrowers pursuant to this Section 11.01.

Section 11.02 Powers. The Borrower Representative will have and may exercise such powers under the Loan Documents as are specifically delegated to the Borrower Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Borrower Representative will have no implied duties to the Borrowers, or any obligation to the

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Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Borrower Representative.

Section 11.03 Employment of Agents. The Borrower Representative may execute any of its duties as the Borrower Representative hereunder and under any other Loan Document by or through authorized officers.

Section 11.04 Notices. Each Borrower will immediately notify the Borrower Representative of the occurrence of any Default hereunder referring to this Agreement describing such Default and stating that such notice is a “notice of default”. In the event that the Borrower Representative receives such a notice, the Borrower Representative will give prompt notice thereof to the Administrative Agent and the Lenders. Any notice provided to the Borrower Representative hereunder will constitute notice to each Borrower on the date received by the Borrower Representative.

Section 11.05 Successor Borrower Representative. Upon the prior written consent of the Administrative Agent, the Borrower Representative may resign at any time, such resignation to be effective upon the appointment of a successor Borrower Representative. The Administrative Agent will give prompt written notice of such resignation to the Lenders.

Section 11.06 Execution of Loan Documents; Borrowing Base Certificate. The Borrowers hereby empower and authorize the Borrower Representative, on behalf of the Borrowers, to execute and deliver to the Administrative Agent and the Lenders the Loan Documents and all related agreements, certificates, documents, or instruments as are necessary or appropriate to effect the purposes of the Loan Documents, including the Borrowing Base Certificates and the Compliance Certificates. Each Borrower agrees that any action taken by the Borrower Representative or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, will be binding upon all of the Borrowers.

Section 11.07 Reporting. Each Borrower hereby agrees that such Borrower will furnish promptly after each fiscal month to the Borrower Representative a copy of its Borrowing Base Certificate and any other certificate or report required hereunder or requested by the Borrower Representative on which the Borrower Representative will rely to prepare the Borrowing Base Certificates and Compliance Certificate required pursuant to the provisions of this Agreement.

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